UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Farmer Bros. Co.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 27, 2026
Dear Farmer Bros. Stockholder:
Farmer Bros. Co. (“Farmer Bros.,” “we,” “us” or “our”) has entered into an agreement to be acquired by way of a merger. If the proposed merger is completed, Farmer Bros. will become a wholly-owned subsidiary of Royal Cup, Inc., and each share of Farmer Bros. common stock will be converted (unless you have properly exercised your appraisal rights) into the right to receive $1.29 in cash without interest. Royal Cup, Inc. is an affiliate of Braemont Capital Management LLC, which we refer to as “Braemont”, a relationship-driven investment firm focused on partnering with founders, families and ownership-minded leaders to help companies achieve their next phase of growth.
Our board of directors unanimously approved the merger agreement and has called a special meeting of our stockholders at which stockholders will have the opportunity to consider and vote upon a proposal to adopt the merger agreement. Stockholder approval is one of several conditions to the proposed merger. Our board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered at the special meeting, including adoption of the merger agreement. The attached notice of special meeting includes further details about the special meeting, which will be held on May 1, 2026 at 11:00 a.m. Central Time. The special meeting will be held in a virtual format only with no physical location. The special meeting will be accessible via live webcast at www.virtualshareholdermeeting.com/FARM2026SM.
You’re invited to attend the special meeting virtually but, whether or not you plan to attend, please vote your shares as promptly as possible. Depending on how you hold your shares, you’ll find voting instructions beginning on page 18 of the enclosed proxy statement and on the enclosed proxy or voting instruction card. Your vote is very important, because the merger cannot be completed unless holders of a majority of the outstanding shares of our common stock vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of our common stock on the proposal to adopt the merger agreement will have the same effect as a vote against the proposal.
The attached proxy statement provides you with detailed information about the special meeting, the merger agreement, and the merger. A copy of the merger agreement is attached to the enclosed proxy statement as Appendix A. I encourage you to read the proxy statement, including its appendices, carefully and in its entirety.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Morrow Sodali, by telephone at (800) 662-5200 (within the U.S.) or by email at FARM@morrowsodali.com.
Thank you for your continued support.
Sincerely,
John E. Moore III President and Chief Executive Officer	David A. Pace Chairman of the Board of Directors
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.
This proxy statement is dated March 27, 2026, and is first being mailed to stockholders on or about March 27, 2026.

FARMER BROS. CO.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2026

TO THE STOCKHOLDERS OF FARMER BROS. CO.:
You are cordially invited to attend a special meeting of stockholders, to be held virtually at www.virtualshareholdermeeting.com/FARM2026SM on May 1, 2026 at 11:00 a.m. Central Time. The purpose of the special meeting is to consider and vote upon the following proposals:
1.
Merger Proposal.   To adopt the Agreement and Plan of Merger, dated as of March 3, 2026 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Farmer Bros. Co., Royal Cup, Inc., and BP I Brew Merger Sub Inc., pursuant to which Farmer Bros. would be acquired by way of a merger and become a wholly-owned subsidiary of Royal Cup, Inc., which we refer to as the “merger.”

2.
Advisory Compensation Proposal.   To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger.

3.
Adjournment Proposal.   To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Our board of directors unanimously recommends that our stockholders vote “FOR” each of these proposals.
Enclosed with this notice of special meeting of stockholders is a proxy statement, which describes these proposals in more detail, and a form of proxy, which allows you to vote on these proposals. The proxy statement includes a summary of the merger agreement, and a copy of the merger agreement is attached thereto as Appendix A. Please carefully review these materials, including the appendices to the proxy statement.
We welcome you to attend the meeting virtually, but whether or not you plan to attend, please submit your completed proxy via phone, mail, or internet as soon as possible. Proxies are revocable and will not affect your right to vote in person (virtually) in the event you revoke the proxy and attend the meeting. Instructions on how to vote are found in the section titled “The Special Meeting — How to Cast your Vote” beginning on page 18.
Your vote is very important, regardless of the number of shares of Farmer Bros. common stock that you own. The failure of any stockholder of record to vote in person (virtually) at the special meeting or to submit a completed proxy via phone, mail, or internet before the special meeting or of any beneficial owner to direct your broker, bank, or other nominee on how to vote your shares on your behalf, will have the same effect as a vote “AGAINST” the merger proposal.
If you are a participant in the Farmer Bros. Co. 401(k) Plan (the “401(k)”), you should follow the instructions provided by the 401(k) trustee, Principal Financial Group (the “401(k) Trustee”), with respect to having the shares owned by you in the 401(k) voted at the special meeting. If you are a 401(k) participant, although you may virtually attend the special meeting, you will not be able to cast a vote at the special meeting with respect to any shares you hold through the 401(k).
Stockholders and beneficial owners who do not vote in favor of the merger proposal and who otherwise meet the requirements of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) have the right to seek appraisal of the fair value of their shares of Farmer Bros. common stock, subject to and as determined in accordance with Section 262 of the DGCL. In addition to not voting in favor of the merger proposal, any stockholder or beneficial owner (as defined in Section 262 of the DGCL) wishing to exercise its appraisal rights must deliver a written demand for appraisal to Farmer Bros. before the vote on the merger proposal at the special meeting and must comply in all respects with the requirements of Section 262 of the DGCL, the text of which is attached as Appendix D to the enclosed proxy statement.
Only stockholders of record at the close of business on March 19, 2026, will be entitled to vote at the special meeting. Each stockholder is entitled to one vote per share of our common stock on all matters to be voted on at the meeting. Other than the proposals set forth above, no other business will be conducted at the special meeting.
BY ORDER OF THE BOARD OF DIRECTORS,
Dated: March 27, 2026 Fort Worth, Texas	Jared Vitemb Vice President, General Counsel, Chief Compliance Officer and Secretary

Farmer Bros. Co.
PROXY STATEMENT FOR SPECIAL
MEETING OF STOCKHOLDERS TO BE HELD
ON MAY 1, 2026
The date of this Proxy Statement is March 27, 2026

i

PREFACE
ABOUT THIS PROXY STATEMENT
This document is being sent by Farmer Bros. Co., a Delaware corporation, which we refer to as “we,” “us,” “our,” “Farmer Bros.,” or the “company,” and our board of directors to solicit proxies from our stockholders to vote their shares of common stock, par value $1.00 per share, of the company (the “common stock”) at the special meeting of our stockholders to be held on May 1, 2026. At the special meeting, our stockholders will be asked, among other things, to adopt the Agreement and Plan of Merger, which, as it may be amended from time to time, we refer to as the “merger agreement,” entered into on March 3, 2026, by and among Farmer Bros., Royal Cup, Inc., which we refer to as “Royal Cup” or “Parent,” and BP I Brew Merger Sub Inc., which we refer to as “Merger Sub.” Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Farmer Bros., with Farmer Bros. continuing as the surviving corporation and becoming a wholly-owned subsidiary of Royal Cup, which we refer to as the “merger.”
For a description of the company and the other parties involved in the transactions described in this proxy statement, see “Parties” beginning on page 21.
ADDITIONAL INFORMATION
References to this proxy statement are meant to include not only the main body of this proxy statement, but also the accompanying notice of special meeting and proxy card and each of the appendices. We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission, which we refer to as the “SEC.” Because these documents contain important information and may subsequently supplement or amend this proxy statement, you should monitor and review our SEC filings until the special meeting is completed. See “Where You Can Find More Information” beginning on page 106.
We have not authorized anyone to provide any information other than what is contained in this proxy statement and take no responsibility for any information others may give you. See “Miscellaneous — Legal and Cautionary Disclosures — Other Information Not Authorized by Farmer Bros.” beginning on page 103.
This proxy statement contains a variety of forward-looking statements, which are subject to a number of risks and uncertainties. We caution you not to place undue reliance on forward-looking statements. See “Miscellaneous — Forward- Looking Statements” beginning on page 104.
DATE OF MAILING
We expect that this proxy statement, the related form of proxy, and notice of special meeting will first be mailed to stockholders on or about March 27, 2026.

PROXY STATEMENT SUMMARY
Below is a brief summary of the information included in this proxy statement. This summary does not address all of the material topics covered by this proxy statement, nor does it include all of the material information provided by this proxy statement on any topic. Please refer to the complete proxy statement for additional information before you vote.
THE SPECIAL MEETING
Time:	11:00 a.m. Central Time
Date:	May 1, 2026
Place:	Via live webcast at www.virtualshareholdermeeting.com/FARM2026SM.
Record Date:	March 19, 2026
Voting Eligibility:	Stockholders of record as of the close of business on the record date are entitled to vote, and each share of our common stock is entitled to one vote on all matters to be voted on. As of the close of business on the record date for the special meeting, there were 21,944,882 shares of our common stock outstanding and entitled to vote at the special meeting. There are no other securities outstanding and entitled to vote at the special meeting.
Attendance:	Attendance at the special meeting will be limited to stockholders of record and beneficial owners who provide a legal proxy and proof of ownership as of the record date (such as an account statement, a copy of the voting instruction card provided by a broker, bank or other nominee, or other similar evidence of ownership). If you are a participant in the 401(k), you may attend the special meeting if you can provide proof that you are a 401(k) participant. Each 401(k) participant has the right to direct the 401(k) Trustee on how to vote the shares of common stock held in his or her account under the 401(k), but participants will not be able to cast a vote at the special meeting with respect to any shares they hold through the 401(k).
PROPOSALS UNDER CONSIDERATION
The following table summarizes each of the proposals to be considered and voted upon at the special meeting, including for each the vote required for approval, the voting recommendation of our board of directors, and the page number in this proxy statement where you can find more information.
No.	Proposal	Voting Requirement	Voting Recommendation	Effect of Abstentions and Broker Non-Votes	See Page
1	Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of March 3, 2026, by and among Farmer Bros. Co., Royal Cup, Inc., and BP I Brew Merger Sub Inc., pursuant to which Farmer Bros. would be acquired by way of a merger and become a wholly-owned subsidiary of Royal Cup, which we refer to as the “merger proposal.”	The affirmative vote of a majority of the outstanding common stock.	FOR	Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.	94

No.	Proposal	Voting Requirement	Voting Recommendation	Effect of Abstentions and Broker Non-Votes	See Page
2	Advisory Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger, which we refer to as the “advisory compensation proposal.”	The affirmative vote of a majority of the votes cast on the subject matter.	FOR	Abstentions and broker non-votes will not have an effect on this proposal.	95
3	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”	(1) If a quorum is present, a majority of the votes cast on the subject matter and (2) if a quorum is not present, the affirmative vote of the holders of a majority of the shares present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereat.	FOR	(1) If a quorum is present, abstentions and broker non-votes will not have an effect on this proposal and (2) if a quorum is not present, abstentions will have the same effect as a vote “AGAINST” this proposal and broker non-votes will not have an effect on this proposal.	96
THE PARTIES
Farmer Bros. Co.   (referred to in this proxy statement as “we,” “us,” “our,” “Farmer Bros.” or the “company”) is a Delaware corporation. Farmer Bros. is a leading coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and other allied products.
Royal Cup, Inc.   (referred to in this proxy statement as “Royal Cup” or “Parent”) is a Delaware corporation. Royal Cup is a nearly 130-year-old company that has built a strong business roasting and distributing specialty and premium coffees, teas, and beverage solutions across the country. Since 1986, Royal Cup’s reach extends throughout the United States, Mexico and the Caribbean, serving customers in the food service, office, and specialty coffee markets.
BP I Brew Merger Sub Inc.   (referred to in this proxy statement as “Merger Sub”) is a Delaware corporation and a wholly-owned subsidiary of Royal Cup formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement.
For more information about these parties, see “Parties” beginning on page 21.
THE MERGER PROPOSAL
We are asking you to approve a proposal to adopt the merger agreement. The merger agreement provides, among other things, that at the effective time of the merger, which we refer to as the “effective time,” Merger Sub will be merged with and into Farmer Bros. Farmer Bros. will continue as the surviving corporation in the merger. As a result of the merger, Farmer Bros. would delist from Nasdaq Global Select Market, which we refer to as “Nasdaq,” and deregister its common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and would become a wholly-owned subsidiary of Royal Cup. See “The Merger — The Merger and Its Effects” beginning on page 23, and “The Merger Agreement — Structure and Corporate Effects of the Merger” beginning on page 71.
A copy of the merger agreement is attached as Appendix A. For a discussion of certain terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 71.

For a discussion of certain other considerations related to the merger, see the section entitled “The Merger” beginning on page 23. For a discussion of the merger proposal see “The Merger Proposal (Proposal #1)” beginning on page 94. The following subsections of this summary highlight certain information contained in these sections.
THE MERGER
Effects of the Merger on our Common Stock; Per Share Merger Consideration
As a result of the merger, each share of our common stock that is issued and outstanding immediately prior to the effective time will be automatically canceled and (other than shares of common stock that are (1) owned or held in treasury by Farmer Bros., (2) owned by Parent or Merger Sub (or any of their respective affiliates), or (3) owned by stockholders who have properly exercised appraisal rights for such shares in accordance with Section 262 of the Delaware General Corporate Law, as amended, or “DGCL”) converted into the right to receive $1.29 in cash without interest, which we refer to as the “per share merger consideration.” See “The Merger — The Merger and Its Effects” beginning on page 23 and “The Merger Agreement — Effect of the Merger on Our Common Stock” beginning on page 71.
Payment for Common Stock in the Merger
Promptly after the effective time, Royal Cup will cause a paying agent to mail to each holder of record of shares of our common stock whose shares were converted into the right to receive the per share merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the per share merger consideration. Upon (1) surrender of certificates to the paying agent together with duly completed and validly executed letters of transmittal, or (2) in the case of a book-entry transfer of shares of our common stock, receipt of a customary “agent’s message” by the paying agent, and in each case, such other documents as may reasonably be requested by the paying agent, the holder of such certificates or book-entry shares will be entitled to receive the per share merger consideration for all such shares. Do not send in your certificates or other evidence of ownership now. See “The Merger Agreement — Payment for Common Stock in the Merger” beginning on page 72.
Farmer Bros. Without the Merger
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, and our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, and market conditions.
Our board of directors, in consultation with its financial advisor, does not believe that the long-term continued operation of Farmer Bros. is feasible without seeking alternative financing. Therefore, if the merger agreement is not adopted, Farmer Bros. may need to pursue additional capital through alternative strategies, including the offering of Farmer Bros. securities, diluting the existing stockholders of Farmer Bros., as the company is unlikely to have sufficient cash to satisfy its obligations and fund operating activities during fiscal year 2027. See “The Merger — Opinion of our Financial Advisor” beginning on page 44. In addition, if the merger agreement is terminated because our stockholders do not approve the merger proposal at the special meeting, we are required to reimburse Royal Cup and its affiliates up to $842,000 for their reasonable and documented out-of-pocket fees and expenses incurred and paid to unaffiliated third parties in connection with the merger agreement and pay our expenses related to the strategic alternatives process and may, in certain circumstances, be required to pay a termination fee of $1,684,000 (less any expenses already reimbursed, if applicable), all of which would worsen the company’s liquidity issues. See “The Merger — Termination Fees” beginning on page 91. Even if Farmer Bros. can obtain financing, Farmer Bros. may need to evaluate other strategic alternatives, including the sale of our assets, delisting from Nasdaq, or otherwise liquidating, any of which may result in a price per share to shareholders less than the per share merger consideration. See “The Merger — Farmer Bros. Without the Merger” beginning on page 23.
Material United States Federal Income Tax Consequences
The exchange of our common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders (as defined under “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 64) for United States federal income tax purposes. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 64.
TIMING OF THE MERGER AND RELATED CONTINGENCIES
Timing of the Merger
The closing of the merger is to take place no later than three business days after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement, provided that the closing of the merger may not occur before May 2, 2026 without the prior written consent of Parent. We currently expect to complete the merger in the company’s fiscal fourth quarter ending June 30, 2026. However, we cannot predict the exact timing of completion of the merger. The date on which the closing occurs is sometimes referred to as the “closing date.” See “The Merger Agreement — Timing of the Merger” beginning on page 71.
Conditions to Completion of the Merger
The respective obligations of the company, Royal Cup, and Merger Sub to complete the merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver of certain mutual customary conditions, including (1) obtaining the affirmative vote of a majority of the outstanding shares of our common stock, voting as a single class, or the “company stockholder approval,” and (2) the absence of an order or law prohibiting the merger or making consummation of the merger illegal or otherwise prohibited. Each party’s obligation to consummate the merger is subject to other conditions, including the accuracy of the other party’s merger agreement representations and warranties (subject to certain materiality qualifiers) as of the date of the merger agreement and as of the closing date, and the other party’s compliance with its merger agreement covenants and agreements in all material respects. In addition, the obligation of Parent and Merger Sub to complete the merger is subject to the absence, since the date of the merger agreement, of a material adverse effect (as defined under “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 89) and the sum of all outstanding indebtedness under the company’s credit facility (as defined under “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 89), together with the transaction expenses (as defined under “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 89) and net of unrestricted cash of the company, not exceeding $32.6 million immediately prior to the closing. For a description of these conditions, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 89.
OUR BOARD’S RECOMMENDATION AND RELATED CONSIDERATIONS
Board Recommendation
Our board of directors unanimously recommends that you vote “FOR” the merger proposal, which we refer to as the “board recommendation.” In making the board recommendation, our board of directors considered a number of factors potentially weighing in favor of the merger, and also considered and balanced against these factors a number of uncertainties, risks, restrictions, and other factors potentially weighing against the merger. For a summary of the reasons for our board of directors’ recommendation in favor of the merger, see “The Merger — Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 37.
Additional information about the process leading to our board of directors’ approval of the merger and the execution of the merger agreement can be found under “The Merger — Background of the Merger” beginning on page 24.

Opinion of Our Financial Advisor
North Point Mergers and Acquisitions, Inc., which we refer to as “North Point,” issued its oral opinion to our board of directors and later confirmed in a written opinion of the same date, that, as of March 3, 2026, based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the written opinion and based upon such other factors as North Point considered relevant, the per share merger consideration to be received by holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such stockholders.
The full text of the written opinion of North Point, dated March 3, 2026, which sets forth assumptions made, procedures followed, factors considered, and qualifications and limitations on scope of review undertaken in connection with the opinion, is attached as Appendix B. North Point provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The North Point opinion is not a recommendation as to how any holder of shares of our common stock should act or vote with respect to the merger or any other matter.
Pursuant to an engagement letter between us and North Point, we have agreed to pay North Point for its financial advisory services in connection with the merger an aggregate fee based upon a percentage of the transaction value of the merger, which is estimated to be approximately $1.5 million, of which $250,000 became payable on March 3, 2026. The remainder of this fee is payable to North Point contingent upon the closing of the merger. In addition, we agreed to reimburse North Point for expenses, including fees and expenses of counsel, incurred in connection with North Point’s engagement, with such reimbursable expenses not to exceed an estimated $32,703 without our prior consent, and to indemnify North Point and related parties against liabilities arising out of or in connection with its engagement.
See “The Merger — Opinion of Our Financial Advisor” beginning on page 44.
Change in Board Recommendation
The merger agreement provides that, except in limited circumstances, our board of directors may not, among other things, change, withhold, withdraw, modify or qualify in any manner adverse to Royal Cup or Merger Sub, or resolve to or publicly propose or announce its intention to change, withhold, withdraw, modify or qualify in a manner adverse to Royal Cup or Merger Sub, the board recommendation; approve, adopt or recommend or resolve to or publicly propose or announce its intention to approve, adopt or recommend or otherwise declare advisable any acquisition proposal (as defined under “The Merger Agreement — No Solicitation” beginning on page 79) or any inquiry (as defined under “The Merger Agreement — No Solicitation” beginning on page 79); approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit us or our subsidiaries to enter into, any alternative acquisition agreement (as defined under “The Merger Agreement — No Solicitation” beginning on page 79), other than acceptable confidentiality agreements (as defined under “The Merger Agreement — No Solicitation” beginning on page 79); or publicly propose or announce an intention to take any of the foregoing actions. Notwithstanding the foregoing, but subject to certain conditions (including Royal Cup’s matching right described under “The Merger Agreement — Change in Board Recommendation” beginning on page 81), at any time prior to obtaining the company stockholder approval, our board of directors may, (x) make an adverse recommendation change in response to an intervening event (as defined under “The Merger Agreement — Change in Board Recommendation” beginning on page 81) or (y) make an adverse recommendation change and/or terminate the merger agreement in response to a superior proposal (as defined under “The Merger Agreement — No Solicitation” beginning on page 79) that did not result from a breach of the no-solicitation restrictions. See “The Merger Agreement — Change in Board Recommendation” beginning on page 81.
Voting Agreements
Concurrently with the execution of the Merger Agreement, each of 22NW, LP, JDB Investment Consulting, LLC and JCP Investment Management, LLC, who we refer to collectively as the “supporting stockholders”, entered into separate voting agreements, which we refer to collectively as the “voting agreements”, with Parent pursuant to which the supporting stockholders have agreed, among other things and subject to the terms and conditions of the voting agreements, to vote the shares of our common stock owned by them in favor of the merger proposal, the adjournment proposal and the approval of any other proposal considered and voted upon by the company’s stockholders necessary for the consummation of the merger and the other transactions contemplated by the merger agreement. The supporting stockholders own approximately 22.1% of the outstanding shares of our common stock as of the record date. See “The Voting Agreements” beginning on page 99.
Interests of our Directors and Executive Officers in the Merger
In considering the recommendation of our board of directors that you vote “FOR” the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests are summarized under “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 57. Our board of directors was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of the company. The compensation that may be paid or become payable to our named executive officers in connection with the merger is subject to a non-binding, advisory vote of the company’s stockholders, as described in “The Advisory Compensation Proposal (Proposal #2)” beginning on page 95. We currently expect that each of our directors and officers will vote their respective shares of common stock in favor of the merger proposal, the advisory compensation proposal, and the adjournment proposal, although they have no obligation to do so.
CERTAIN OTHER TERMS OF THE MERGER AGREEMENT
The merger agreement contains a number of representations, warranties and covenants of Farmer Bros., Royal Cup, and Merger Sub. Certain of these terms are summarized below, and additional detail is provided in the section entitled “The Merger Agreement” beginning on page 71. A copy of the merger agreement is attached as Appendix A. We encourage you to read the merger agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
No Solicitation
The merger agreement provides that until the earlier of the termination of the merger agreement and the effective time, we are not permitted to (1) solicit, initiate, encourage or facilitate any acquisition proposal or inquiry, including by providing information (including non-public information and data) relating to the company or any of its subsidiaries or affording access to the business, properties, assets, books, records or personnel of the company or its subsidiaries to any third party (or such third party’s representatives), (2) engage in, enter into or otherwise participate in any discussions or negotiations with any third party (or such third party’s representatives) with respect to an acquisition proposal or inquiry, (3) approve or recommend an acquisition proposal or inquiry, (4) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (other than an acceptable confidential agreement) relating to an acquisition proposal or requiring the company to abandon, terminate or fail to consummate the merger, (5) fail to enforce, or grant any waiver or amendment or release under, any standstill or similar provision that prohibits a proposal being made to the company unless (and only to the extent) the board of directors has determined in good faith, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, or (6) propose or agree to do any of the foregoing.
Notwithstanding these restrictions, we may, under certain circumstances prior to obtaining the company stockholder approval, (1) furnish information (including non-public information and data) to and (2) participate in discussions or negotiations with a third party with respect to an unsolicited written bona fide acquisition proposal that did not result from a breach of the no solicitation restrictions (other than a de minimis breach) that our board of directors has determined in good faith (based on the information then available after consultation with the its independent financial advisors and outside legal counsel) constitutes or is reasonably expected to result in a superior proposal, and that failing to do so would be inconsistent with our board of directors’ fiduciary duties under applicable law.

For more information on these restrictions, see “The Merger Agreement — No Solicitation” beginning on page 79.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the merger proposal by our stockholders by the mutual written consent of us and Royal Cup. Subject to certain conditions and exceptions, the merger agreement may also be terminated at any time prior to the effective time as follows:
•
by either us or Royal Cup, if:

•
the merger is not completed on or before March 3, 2027 (the “end date”);

•
any court of competent jurisdiction or other governmental authority has issued a final non-appealable order or other final action permanently enjoining, restraining, or otherwise prohibiting the consummation of the merger; or

•
our stockholders do not approve the merger proposal at the special meeting.

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by us, if:

•
there is a breach by Royal Cup or Merger Sub of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the thirtieth calendar day following our written notice describing such breach to Royal Cup;

•
prior to obtaining the company stockholder approval, the board of directors has effected an adverse recommendation change in order to enter into an alternative acquisition agreement providing for a superior proposal, and we pay Royal Cup a termination fee; or

•
all conditions to closing have been satisfied or waived on the date closing should have occurred under the merger agreement, Royal Cup or Merger Sub has failed to consummate the merger by the time the closing is required to occur under the merger agreement, we have given irrevocable written notice to Royal Cup confirming that we are ready, willing and able to consummate the closing and Royal Cup does not effect the closing within three business days following receipt of such notice.

•
by Royal Cup, if:

•
there is a breach by us of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the thirtieth calendar day following Royal Cup’s written notice describing such breach to us; or

•
the board of directors has effected an adverse recommendation change, provided that the exercise of such termination right by Royal Cup must occur prior to receipt of the company stockholder approval.

For more information on the circumstances in which the merger agreement may be terminated, and the effects of any such termination, see “The Merger Agreement — Termination” beginning on page 90.
Termination Fees
We have agreed to pay Royal Cup a termination fee, which we refer to as the “termination fee”, of $1,684,000 (less any expenses already reimbursed to Royal Cup, if applicable) if:
•
prior to obtaining the company stockholder approval, we terminate the merger agreement to enter into an agreement providing for a superior proposal;

•
prior to obtaining the company stockholder approval, Royal Cup terminates the merger agreement because of an adverse recommendation change or we or Royal Cup terminate the merger agreement because our stockholders do not approve the merger proposal at the special meeting and at the time of termination Royal Cup would have been entitled to terminate the merger agreement because of an adverse recommendation change; or
•
(A)(i) the merger agreement is terminated by us or Royal Cup because the transactions contemplated by the merger agreement were not completed on or before the end date (an “end date termination”), (ii) Royal Cup terminates the merger agreement because we breached any representation, warranty, covenant or agreement in the merger agreement and did not timely cure such breach (a “company breach termination”), or (iii) the merger agreement is terminated by us or Royal Cup because our stockholders do not approve the merger proposal at the special meeting (a “failure to obtain stockholder termination”), (B) prior to (i) termination in the case of an end date termination or a company breach termination or (ii) the special meeting in the case of a failure to obtain stockholder approval termination, any acquisition proposal has been made publicly or to the board of directors, and (C) within twelve months of the date that the merger agreement is terminated we (1) enter into a definitive agreement with respect to any acquisition proposal which is subsequently consummated (whether or not such consummation occurs during such twelve-month period) or (2) consummate an acquisition proposal.

Additionally, if a failure to obtain stockholder approval termination occurs under circumstances in which the termination fee is not then payable, the company will reimburse Royal Cup and its affiliates up to $842,000 for their reasonable and documented out-of-pocket fees and expenses incurred and paid to unaffiliated third parties in connection with the merger agreement.
Royal Cup has agreed to pay us a termination fee, which we refer to as the “reverse termination fee”, of $5,000,000 if:
•
we terminate the merger agreement because Royal Cup or Merger Sub breached any representation, warranty, covenant or agreement in the merger agreement and did not timely cure such breach; or

•
we terminate the merger agreement because Royal Cup or Merger Sub fails to consummate the transactions contemplated by the merger agreement within three business days after all conditions to closing have been satisfied or waived and the company has delivered to Parent written notice that it is ready, willing and able to consummate the transactions contemplated by the merger agreement.

Limited Guarantee
Concurrently with the execution of the merger agreement, Royal Cup has delivered to the company a limited guarantee, which we refer to as the “limited guarantee”, from Braemont Partners I LP, Braemont Partners I (Offshore) LP and Braemont Partners I (Anchor Parallel) LP, which we refer to collectively in such capacities as the “guarantors”, in favor of the company pursuant to which, subject to the conditions contained in the limited guarantee, the guarantors are guaranteeing certain payment obligations of Parent and Merger Sub under the merger agreement, including payment of the reverse termination fee. See “The Merger Agreement — Financing; Financing Cooperation” beginning on page 85.
Equity Commitment Letter
Concurrently with the execution of the merger agreement, Royal Cup has delivered to the company an equity commitment letter, which we refer to as the “equity commitment letter”, from Braemont Partners I LP, Braemont Partners I (Offshore) LP and Braemont Partners I (Anchor Parallel) LP, which we refer to collectively in such capacities as the “funds”, pursuant to which, subject to the conditions contained therein, the funds have committed to invest in Parent, directly or indirectly, cash in the aggregate amount of approximately $2.8 million to enable Parent to consummate the merger, which we refer to as the “equity financing”. Parent may also incur debt financing under the Parent credit facility (as defined in “The Merger Agreement — Financing; Financing Cooperation” beginning on page 85), which has, subject to the satisfaction or waiver of certain customary terms and conditions, a committed aggregate amount of $65 million available to enable Parent to consummate the merger, or otherwise, in connection with the transactions contemplated in the merger agreement, which we refer to as the “debt financing”. See “The Merger Agreement — Financing; Financing Cooperation” beginning on page 85.

ADVISORY COMPENSATION PROPOSAL
In addition to the merger proposal, stockholders will be asked to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger. We refer to this as the advisory compensation proposal. The inclusion of this proposal is required by the SEC rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by stockholders and is not binding on Farmer Bros. or Royal Cup. If the merger agreement is adopted by our stockholders and the merger is completed as anticipated, any merger-related compensation will be paid to the company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if our stockholders do not approve this proposal. For more information on the advisory compensation proposal, see “The Advisory Compensation Proposal (Proposal #2)” beginning on page 95. For more information on the payments that our named executive officers may receive or be eligible to receive in connection with the merger, see “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 57.
APPRAISAL RIGHTS
Notwithstanding anything to the contrary in the merger agreement, shares of common stock that are outstanding immediately prior to the effective time and that are held by a stockholder who has neither voted in favor of the merger nor consented to the merger in writing and who has demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL, which we refer to collectively as the “dissenting shares,” will not be converted into, or represent the right to receive, the per share merger consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. At the effective time, all dissenting shares will no longer be outstanding and will automatically be canceled and will cease to exist, and, except as otherwise provided by applicable laws, each holder of dissenting shares will cease to have any rights with respect to the dissenting shares, other than such rights as are granted under Section 262 of the DGCL. Such stockholders will be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all dissenting shares held by a stockholder who fails to perfect, withdraws or who otherwise loses the right to appraisal of such shares under such Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the effective time, the right to receive the per share merger consideration, without any interest thereon, in the manner provided in the merger agreement.

QUESTIONS AND ANSWERS
Below are brief answers to some of the key questions that stockholders may have. These questions do not address all of the material topics covered by this proxy statement, nor do the answers include all of the material information provided by this proxy statement. Please refer to the complete proxy statement for additional information and before you vote.
Q:
Why am I receiving this document?

A:
On March 3, 2026, Farmer Bros. entered into a merger agreement providing for Farmer Bros. to be acquired by way of a merger. If the proposed merger is completed, Farmer Bros. will become a wholly-owned subsidiary of Royal Cup. You are receiving this document in connection with the solicitation of proxies by our board of directors in favor of the proposal to adopt the merger agreement, which we refer to as the merger proposal, and related proposals to be voted on at the special meeting. In addition, this document is our formal notice to you of your appraisal rights under Delaware law.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “form of proxy” or “proxy card.” Our board of directors has designated each of John E. Moore III, Vance Fisher, and Jared Vitemb, and each of them with full power of substitution, as proxies for the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will be held on May 1, 2026, at 11:00 a.m. Central Time. The special meeting will be held in a virtual meeting format only with no physical location. The special meeting will be accessible live via the internet by logging in at www.virtualshareholdermeeting.com/FARM2026SM. If you plan to attend the special meeting virtually, you should review the details below under the section “Who can attend the special meeting?”

In certain circumstances, the special meeting could be adjourned to another time or place. All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.
Stockholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person special meeting. In particular, stockholders may submit questions in advance of, or live during, the special meeting by following the instructions and rules of conduct on the special meeting website. During the special meeting, the company intends to answer questions that are pertinent to the company and the official business of the special meeting, subject to time constraints.
Q:
Who can attend the special meeting?

A:
Admission to the special meeting website is limited to stockholders and their duly-appointed proxy holders as of the close of business on March 19, 2026, the record date for the special meeting. Stockholders may attend virtually at www.virtualshareholdermeeting.com/FARM2026SM. To attend the virtual special meeting, you will need to enter the 16-digit control number included on your proxy card or voting instruction form.

If your shares are held through a broker, bank, or other nominee, you may need to obtain a control number from your broker, bank or other nominee to access the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.
Q:
Who can vote at the special meeting?

A:
Only holders of record of our common stock as of the close of business on March 19, 2026, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. As of the close of business on the record date, there were 21,944,882 shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.
Each 401(k) participant has the right to direct the 401(k) Trustee on how to vote the shares of common stock held in his or her account under the 401(k), but participants will not be able to cast a vote at the special meeting with respect to any shares they hold through the 401(k).
Q:
What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A:
If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, we have sent this proxy statement and your proxy card to you directly.

If your shares are held through a broker, bank, or other nominee, you are considered the “beneficial owner” of the shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares on your behalf at the special meeting, or you may contact your broker, bank, or other nominee to obtain a “legal proxy” to authorize you to vote your shares in person (virtually) at the special meeting.
Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

1.
to adopt the merger agreement (which we describe in greater detail beginning on page 94);

2.
to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger (which we describe in greater detail beginning on page 95); and

3.
to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting (which we describe in greater detail beginning on page 96).

Q:
What is the proposed merger and what effects will it have on Farmer Bros.?

A:
The proposed merger is the acquisition of Farmer Bros. by Royal Cup pursuant to the merger agreement. If the merger proposal is approved by the holders of our common stock and the other closing conditions under the merger agreement are satisfied or (to the extent permitted by applicable law) waived, Merger Sub will merge with and into Farmer Bros., with Farmer Bros. continuing as the surviving corporation. As a result of the merger, Farmer Bros. will become a wholly-owned subsidiary of Royal Cup. We would delist our common stock from Nasdaq and deregister our common stock under the Exchange Act as soon as reasonably practicable following the effective time, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Our board of directors, in consultation with North Point, does not believe that the long-term continued operation of Farmer Bros. is feasible without seeking alternative financing. Therefore, if the merger agreement is not adopted, Farmer Bros. may need to pursue additional capital through alternative strategies, including the offering of Farmer Bros. securities, diluting the existing stockholders of Farmer Bros., as the company is unlikely to have sufficient cash to satisfy its obligations and fund operating activities during fiscal year 2027. See “The Merger — Opinion of our Financial Advisor” beginning on page 44. In addition, if the merger agreement is terminated because our stockholders do not approve the merger proposal at the special meeting, we are required to reimburse Royal Cup and its affiliates up to $842,000 for their reasonable and documented out-of-pocket fees and expenses incurred and paid to unaffiliated third parties in connection with the merger agreement and pay our expenses related to the strategic alternatives process and may, in certain circumstances, be required to pay a termination fee of $1,684,000 (less any expenses already reimbursed, if applicable), all of which would worsen the company’s liquidity issues. See “The Merger — Termination Fees” beginning on page 91. Even if Farmer Bros. can obtain financing, Farmer Bros. may need to evaluate other strategic alternatives, including the sale of our assets, delisting from Nasdaq, or otherwise liquidating, any of which may result in a price per share to shareholders less than the per share merger consideration. See “The Merger —  Farmer Bros. Without the Merger” beginning on page 23.
Q:
What will I receive in the event that the merger is not completed and Farmer Bros. is unable to satisfy its ongoing obligations and fund operating activities?

A:
It is not possible to give an exact amount, if any, which would be received by the stockholders in the event Farmer Bros. is unable to satisfy its ongoing obligations and fund operating activities, including being unable to find capital through alternative sources, pursuing other strategic alternatives, such as a sale of our assets, delisting from Nasdaq or otherwise liquidating. It is highly unlikely that any of the foregoing would result in the stockholders receiving monetary distributions in an amount greater than the per share merger consideration.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $1.29 in cash without interest for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $129 in cash in exchange for your shares of our common stock, less any applicable withholding taxes. Following the merger, you will not own shares in the surviving corporation.

Q:
What will the holders of Farmer Bros. equity awards, such as options and restricted stock units, receive in the merger?

A:
Until the effective time, equity awards will continue to be subject to vesting, exercise, or forfeiture in accordance with their terms. At the effective time, all of our then-outstanding equity awards will be treated as summarized below and as described in more detail under “The Merger Agreement — Treatment of Farmer Bros. Equity Awards” beginning on page 72.

Stock Options.   Immediately prior to the effective time, except as may otherwise be agreed in writing by Parent, the company and the holder thereof, by virtue of the merger and without any action on the part of the Parent, the company or the holders thereof, each option, whether or not vested and exercisable, that is then outstanding and unexercised, will be automatically converted solely into the right to receive from Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of $1.29 over the per share exercise price of such option by (2) the aggregate number of shares of our common stock that were issuable upon exercise of such option immediately prior to the effective time, less any applicable withholding taxes.
Restricted Stock Units.   At the effective time, except as may otherwise be agreed in writing by Parent, the company and the holder thereof, by virtue of the merger and without any action on the part of the holders thereof, each restricted stock unit (each, an “RSU”) and each cash-settled restricted stock unit (each, a “CSRSU”) then outstanding will be cancelled and terminated and converted into the contingent right to receive from the surviving corporation a payment amount in cash (without interest) equal to the product obtained by multiplying (1) the number of shares of our common stock subject to such RSU or CSRSU, as applicable, by (2) $1.29, plus any dividend equivalent rights accrued and unpaid thereon, less any applicable withholding taxes. Following the effective time, the converted RSU and CSRSU awards will be subject to the same terms and conditions applicable to the corresponding RSU and CSRSU award, including time-based vesting conditions and terms related to the treatment of the award upon a termination of employment.
Performance-Based Restricted Stock Units.   At the effective time, except as may otherwise be agreed in writing by Parent, the company and the holder thereof, by virtue of the merger and without any action on the part of the holders thereof, each performance-based restricted stock unit (each, a “PBRSU”), will be cancelled and terminated and converted into the contingent right to receive from the surviving corporation a payment amount in cash (without interest) equal to the product obtained by multiplying (1) the number of shares of our common stock subject to such PBRSU, as determined assuming that the applicable performance metrics have been achieved at the greater of the target level or actual performance, by (2) $1.29, plus any dividend equivalent rights accrued and unpaid thereon, less any applicable withholding taxes. Following the effective time, the converted awards will no longer be subject to performance-based vesting conditions and will instead be subject solely to time-based vesting conditions, consistent with the remaining time-based vesting terms in effect immediately prior to the conversion. All other terms of the converted awards will remain substantially the same as applied to the corresponding PBRSU award immediately prior to the effective time, including terms related to the treatment of the award upon a termination of employment.
Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as soon as possible after the date of the special meeting, and currently expect to complete the merger during the company’s fiscal fourth quarter ending June 30, 2026. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to certain conditions, including approval of the merger proposal by our stockholders. See “The Merger Agreement — Timing of the Merger” beginning on page 71, and “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 89.

Q:
Am I entitled to appraisal or dissenters’ rights under Delaware law?

A:
Yes. As a holder of our common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. See “The Merger — Appraisal Rights” beginning on page 65.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Farmer Bros. common stock for cash pursuant to the merger?

A:
Generally, yes, if you are a U.S. holder. The exchange of our common stock for cash pursuant to the merger generally will require a U.S. holder to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder pursuant to the merger plus the amount withheld (if any) to satisfy any applicable withholding taxes and (2) such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. Backup withholding may apply to the cash payment made pursuant to the merger unless the U.S. holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger —  Material U.S. Federal Income Tax Consequences” beginning on page 64.

This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. In addition, because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under any U.S.

federal tax laws other than those pertaining to the U.S. federal income tax and state, local, or non-U.S. tax laws or tax treaties.
Q:
What vote of Farmer Bros. stockholders is required to approve the merger proposal?

A:
Approval of the merger proposal requires the affirmative vote of a majority of the outstanding common stock. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote “AGAINST” the merger proposal. If your shares are held in “street name” by your broker, bank, or other nominee and you do not instruct such broker, bank, or other nominee how to vote your shares, such failure to instruct your broker, bank, or other nominee will have the same effect as a vote “AGAINST” the merger proposal.

Pursuant to the voting agreement, the supporting stockholders, who beneficially own approximately 22.1% of the outstanding shares of our common stock as of the record date, have agreed, among other things and subject to the terms and conditions of the voting agreements, to vote the shares of our common stock owned by them, in favor of the merger proposal, any proposal to adjourn a meeting of the stockholders of the company to solicit additional proxies in favor of the approval of the merger agreement and the approval of any other proposal considered and voted upon by the company’s stockholders necessary for the consummation of the merger and the other transactions contemplated by the merger agreement.
Q:
How does the Farmer Bros. board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that our stockholders vote “FOR” each of the proposals.

For a discussion of the factors that our board of directors considered in determining to recommend the adoption of the merger agreement, see “The Merger — Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 37. In addition, in considering the recommendations of our board of directors, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. For a discussion of these interests, see the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 57.
Q:
How do the Farmer Bros. directors and officers intend to vote?

A:
We currently expect that each of our directors and officers will vote their respective shares of common stock in favor of the merger proposal, the advisory compensation proposal, and the adjournment proposal, although they have no obligation to do so.

Q:
Why am I being asked to cast a non-binding, advisory vote to approve certain merger-related compensation that may be paid or become payable to the company’s named executive officers in connection with the merger?

A:
The inclusion of this proposal is required by the SEC rules and is referred to as “golden parachute” compensation under such rules. However, the approval of this proposal is not a condition to the completion of the merger, and the vote on this proposal is an advisory vote by stockholders and is not binding on Farmer Bros. or Royal Cup. If the merger agreement is adopted by our stockholders and the merger is completed as anticipated, any merger-related compensation will be paid to the company’s named executive officers in accordance with the terms of their compensation agreements and arrangements, even if our stockholders do not approve this proposal. See the section entitled “The Advisory Compensation Proposal (Proposal #2)” beginning on page 95.

Q:
What do I need to do now? How do I vote my shares of Farmer Bros. common stock?

A:
We urge you to read this entire document carefully, including its appendices, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of our common stock you own. You’ll find voting instructions beginning on page 18 of this proxy statement or on the enclosed proxy card. You can vote your shares in person (virtually) or by proxy over the internet, by telephone, or by mail.

Q:
How do I vote if I am a 401(k) participant?

A:
Each 401(k) participant has the right to direct the 401(k) Trustee on how to vote the shares of common stock held in his or her 401(k) account. The 401(k) Trustee will vote all of the shares for which no voting directions are timely received by the 401(k) Trustee, in its independent fiduciary discretion. Voting instructions must be received no later than 11:59 p.m. Eastern Time on April 28, 2026 in order to be timely received by the 401(k) Trustee. If you are a 401(k) participant and want to revoke any prior voting instructions you provided to the 401(k) Trustee in respect of the special meeting, you must contact the 401(k) Trustee.

If you are a participant in the 401(k), although you may attend the virtual special meeting, you will not be able to cast a vote at the special meeting with respect to any shares you hold through the 401(k).
Q:
Can I revoke my proxy?

A:
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must (1) submit a new proxy by internet or telephone no later than 11:59 p.m. Eastern Time on April 30, 2026; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a stockholder of record (or a beneficial owner with a legal proxy from the stockholder of record), attend the meeting in person (virtually) and deliver a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person (virtually), please revoke your prior proxy in the same way you initially submitted it — that is, by internet, telephone, or mail. For information on how 401(k) participants can revoke their prior voting instructions, see “How do I vote if I am a 401(k) participant?” above.

Q:
Will my shares of Farmer Bros. common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of our common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your bank, broker, or other nominee) than any shares of our common stock you hold of record, any shares of our common stock held in “street name” will not be combined for voting purposes with shares of our common stock you hold of record. Similarly, if you own shares of our common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of our common stock because they are held in a different form of record ownership. Shares of our common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of our common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of our common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of our common stock are voted.

Q:
What happens if I sell my shares of Farmer Bros. common stock before completion of the merger?

A:
In order to receive the per share merger consideration, you must hold your shares of our common stock through completion of the merger. Consequently, if you transfer your shares of our common stock before completion of the merger, you will have transferred your right to receive the per share merger consideration.

The record date for stockholders entitled to vote at the special meeting is earlier than the completion of the merger. If you transfer your shares of our common stock after the record date but before the completion of the merger, you will have the right to vote at the special meeting but not the right to receive the per share merger consideration. We urge you to vote even if you have subsequently transferred your shares.
Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. If the merger is completed, the paying agent will send information to our stockholders of record explaining how to exchange shares of our common stock for the per share merger consideration. You should not send in your Farmer Bros. stock certificates or other evidence of ownership before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank, or other nominee, you may receive instructions from your broker, bank, or other nominee as to what action, if any, you need to take to receive the per share merger consideration. Do not send in your certificates or other evidence of ownership now.

Q:
Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 106.

Q:
Where can I find more information about Farmer Bros.?

A:
You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 106.

Q:
What if I have trouble accessing the special meeting?

A:
The special meeting platform is fully supported across browsers (e.g., MS Edge, Firefox, Chrome, and Safari) and devices (including computers, tablets, and cellphones) running the most updated version of applicable software and plugins. Please note that Internet Explorer is not currently supported. Participants in the special meeting should ensure that they have a reliable Internet connection whenever they intend to participate in the special meeting. Participants in the special meeting should allow time to log in and ensure that they can hear streaming audio prior to the start of the special meeting. We encourage you to access the special meeting prior to the start time. A link on the special meeting page will provide further assistance should you need it.

The special meeting will begin promptly at 11:00 a.m. Central Time. We encourage you to access the special meeting prior to the start time leaving ample time for the check-in process. If you have difficulty accessing the special meeting, or if any technical difficulties arise during the special meeting, please call the number included in the email you will receive one hour prior to the start of the special meeting with your login information. On May 1, 2026, there will be technicians available to assist you beginning at 10:45 a.m. Central Time, with any difficulties.
In the event technical issues or other events delay or disrupt our ability to convene the special meeting for longer than 30 minutes, we will make an announcement on our website at www.farmerbros.com regarding a date and/or time for reconvening the special meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the special meeting, the chair of the special meeting may adjourn, recess, or expedite the special meeting, or take such other action as the chair determines is appropriate in light of the circumstances.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor, Sodali & Co., which we refer to as “Sodali”:

470 West Avenue
Stamford, Connecticut 06092
Stockholders Call Toll Free: (800) 662-5200 (within the U.S.)
Banks and Brokers Call Collect: (203) 658-9400
FARM@morrowsodali.com

THE SPECIAL MEETING
THE SPECIAL MEETING
Date, Time, Place
We will hold a virtual special meeting of stockholders on May 1, 2026 at 11:00 a.m. Central Time.
Purpose
The purpose of the special meeting is to consider and vote upon the following proposals:
1.
Merger Proposal.   To adopt the Agreement and Plan of Merger, dated as of March 3, 2026 (as it may be amended from time to time), by and among Farmer Bros., Royal Cup, and Merger Sub, pursuant to which Farmer Bros. would be acquired by way of a merger and become a wholly-owned subsidiary of Royal Cup. For more information on this proposal, see “The Merger Proposal (Proposal #1)” beginning on page 94.

2.
Advisory Compensation Proposal.   To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger. For more information on this proposal, see “The Advisory Compensation Proposal (Proposal #2)” beginning on page 95.

3.
Adjournment Proposal.   To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. For more information on this proposal, see “The Adjournment Proposal (Proposal #3)” beginning on page 96.

Our board of directors unanimously recommends our stockholders vote “FOR” each of these proposals.
Other Business
Our management knows of no other matters to be presented at the special meeting. Applicable Delaware law and our bylaws prohibit the transaction at the special meeting of any business that is not stated in the notice of special meeting.
Adjournment
Although it is not currently expected, we may adjourn the special meeting one or more times, including if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.
RECORD DATE — WHO CAN VOTE — SHARES OUTSTANDING
Our board of directors has fixed March 19, 2026, as the record date for the special meeting. Stockholders of record, as shown on our books at the close of business on the record date, will be entitled to vote at the special meeting. Persons who were not stockholders on the record date will not be eligible to vote.
At the close of business on the record date, there were 21,944,882 shares of our common stock issued and outstanding. The common stock is our only outstanding class of capital stock.
HOW TO CAST YOUR VOTE
Your vote is important! Please cast your vote as soon as possible, using the instructions on the enclosed proxy card. The Farmer Bros. board of directors unanimously recommends that you vote “FOR” each of the proposals. Instructions for voting your shares depend on how you hold them and whether you wish to vote in-person or by proxy:
•
Stockholders of record, who hold shares registered in their own name, can vote by signing, dating, and returning the enclosed proxy card in the postage-paid return envelope, by telephone, or by internet, following the instructions shown on the enclosed proxy card.

•
Beneficial owners, who own shares through a bank, broker, or other nominee, can vote by following the instructions for voting as provided by their bank, broker, or other nominee.

•
401(k) participants, who hold shares through the 401(k), can direct the 401(k) Trustee on how to vote such shares of common stock held under the 401(k) by following the instructions provided by the 401(k) Trustee.

If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person (virtually) at the special meeting. Even if you plan to attend the special meeting in person (virtually), please cast your vote as soon as possible by using the proxy card. If you are a 401(k) participant, although you may attend the special meeting, you will not be able to cast a vote at the special meeting with respect to any shares you hold through the 401(k).
If you have any questions or need assistance voting, please contact Sodali, our proxy solicitor assisting us in connection with the special meeting, toll-free at (800) 662-5200 or by email at FARM@morrowsodali.com.
Proxies will be voted as directed therein. If you sign and return the enclosed proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted:
•
“FOR” the merger proposal,

•
“FOR” the advisory compensation proposal, and

•
“FOR” the adjournment proposal.

REVOKING YOUR PROXY
Any stockholder giving a proxy may revoke its proxy and change its vote before its proxy is voted. To revoke a proxy, a stockholder must (1) submit a new proxy by internet or telephone no later than 11:59 p.m. Eastern Time on April 30, 2026; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a stockholder of record (or a beneficial owner with a legal proxy from the stockholder of record), attend the meeting virtually and deliver a proper written notice of revocation of your proxy. 401(k) participants must contact the 401(k) Trustee directly to revoke any prior voting restrictions.
Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person (virtually), please revoke your prior proxy in the same way you initially submitted it — that is, by internet, telephone, or mail.
VOTING INTENTIONS OF OUR DIRECTORS AND OFFICERS AND CERTAIN STOCKHOLDERS
Pursuant to the voting agreements, the supporting stockholders, who beneficially own approximately 22.1% of the outstanding shares of our common stock as of the record date, have agreed, among other things and subject to the terms and conditions of the voting agreements, to vote the shares of our common stock owned by them, in favor of the merger proposal, any proposal to adjourn a meeting of the stockholders of the company to solicit additional proxies in favor of the approval of the merger agreement and the approval of any other proposal considered and voted upon by the company’s stockholders necessary for the consummation of the merger and the other transactions contemplated by the merger agreement.

We currently expect that each of our directors and executive officers will vote their respective shares in favor of the merger proposal, the advisory compensation proposal, and the adjournment proposal, although they have no obligation to do so.
VOTING PROCEDURES AND TECHNICALITIES
One Vote per Share
Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Holders of our common stock are not entitled to cumulative voting rights.
Quorum
A “quorum” is the minimum number of stockholders who must be present at the special meeting for business to be conducted. The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting will be a quorum for the special meeting.
Abstentions
If a stockholder indicates on their proxy that they wish to abstain from voting, including banks, brokers or other nominees holding their customers’ shares who cause abstentions to be recorded, these shares are considered present and entitled to vote at the special meeting and those shares will count toward determining whether or not a quorum is present at the meeting. An abstention will have the same effect as a vote against the merger proposal. An abstention will not have an effect on the advisory compensation proposal or the adjournment proposal (assuming a quorum is present). If a quorum is not present, an abstention will have the same effect as a vote against the adjournment proposal.
Broker Non-Votes
If a stockholder who holds their shares through a bank, broker, or other nominee does not give instructions to the bank, broker, or other nominee as to how to vote the shares, the bank, broker, or other nominee has authority under applicable stock exchange rules to vote those shares for or against “routine” proposals. However, banks, brokers and other nominees without discretionary authority cannot vote on their customers’ behalf on “non-routine” proposals, which we refer to as a “broker non-vote.” All of the proposals to be considered at the special meeting are “non-routine” proposals.
Because the vote required to adopt the merger agreement is based on the total number of the outstanding shares of our common stock as of the record date, and not just the shares that are entitled to vote or are actually voted at the special meeting, if you hold your shares through a broker, bank, or other nominee and do not instruct them how to vote, it will have the same effect as voting against the merger proposal.
For the advisory compensation proposal and the adjournment proposal, if you hold your shares through a broker, bank, or other nominee and you do not instruct them how to vote, it will not have an effect on the advisory compensation proposal or the adjournment proposal.
SOLICITATION OF PROXIES
Our board of directors is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.
We have retained Sodali, a proxy solicitation firm, to assist our board of directors in the solicitation of proxies for the special meeting, and we expect to pay Sodali $20,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or over the internet by Sodali or, without additional compensation, by certain of our directors, officers, and employees.

PARTIES
FARMER BROS.
Farmer Bros. Co. (referred to in this proxy statement as “we,” “us,” “our,” “Farmer Bros.,” or the “company”) is a Delaware corporation. This entity was incorporated in 1923, but our Farmer Bros. brand was originally founded in California in 1912 and reincorporated in Delaware in 2004.
We are a leading coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and other allied products. We serve a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurants, department and convenience store retailers, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand and consumer-branded coffee and tea products, and foodservice distributors.
Our product categories consist of a robust line of roast and ground coffee, including organic, Direct Trade, Project D.I.R.E.C.T.®, Fair Trade Certified™® and other sustainably-produced offerings; frozen liquid coffee; flavored and unflavored iced and hot teas; including organic and Rainforest Alliance Certified™; culinary products including premium spices, pancake and biscuit mixes, gravy and sauce mixes, soup bases, dressings, syrups and sauces, and coffee-related products such as coffee filters, cups, sugar and creamers; and other beverages including cappuccino, cocoa, granitas, and other blender-based beverages and concentrated and ready-to-drink cold brew and iced coffee. We offer a comprehensive approach to our customers by providing not only a breadth of high-quality products, but also value added services such as market insight, beverage planning, and equipment placement and service.
The members of our board of directors are:
•
David A. Pace, Chairman

•
John Moore

•
Bradley Radoff

•
Shaun Mara

•
Terence O’Brien

•
Waheed Zaman

Our current executive officers are:
•
John Moore, President and Chief Executive Officer

•
Vance Fisher, Chief Financial Officer

•
Jared Vitemb, Vice President, General Counsel and Chief Compliance Officer

•
Brian Miller, Vice President — Sales

Our principal executive offices are located at 14501 N Fwy, Fort Worth, Texas 76177, and our telephone number is (682) 589-6600. Our website is www.farmerbros.com. The information contained on, or accessible through, our website is not incorporated into this proxy statement. More information about the company, our board of directors, and our executive officers is available as described under “Where You Can Find More Information” beginning on page 106.
ROYAL CUP
Royal Cup, Inc. (referred to in this proxy statement as “Royal Cup” or “Parent”) is a is a Delaware corporation. Royal Cup is a nearly 130-year-old company that has built a strong business roasting and distributing specialty and premium coffees, teas, and beverage solutions across the country. Since 1986, Royal Cup’s reach extends throughout the United States, Mexico and the Caribbean, serving customers in the food service, office, and specialty coffee markets.
Royal Cup’s principal executive offices are located at 160 Cleage Dr, Birmingham, Alabama 35217, and its telephone number is (800) 366-5836.

MERGER SUB
BP I Brew Merger Sub Inc. (referred to in this proxy statement as “Merger Sub”) is a Delaware corporation and a wholly-owned subsidiary of Royal Cup. Merger Sub was formed on February 25, 2026, solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, and it currently has no other business or operations. Upon completion of the merger, Merger Sub will be merged with and into Farmer Bros. and cease to exist, and Farmer Bros. will continue as the surviving corporation.
Merger Sub’s principal executive offices are located at 160 Cleage Dr, Birmingham, Alabama 35217, and its telephone number is (800) 366-5836.

THE MERGER
THE MERGER AND ITS EFFECTS
If the merger agreement is adopted by our stockholders and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Merger Sub will be merged with and into Farmer Bros., and the separate corporate existence of Merger Sub will cease to exist. Farmer Bros. will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a wholly-owned subsidiary of Royal Cup.
Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of our common stock issued and outstanding immediately before the effective time will be automatically canceled and (other than shares of common stock that are (1) owned or held in treasury by the company, (2) owned by Parent or Merger Sub (or any of their respective affiliates) or (3) owned by stockholders who have properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL) converted into the right to receive $1.29 in cash without interest. At the effective time, our current stockholders will cease to have ownership interests in the company or rights as its stockholders. Therefore, our current stockholders will not participate in any potential future earnings or growth and will not benefit from any potential appreciation in our value, if applicable.
Our shares of common stock are currently registered under the Exchange Act and traded on Nasdaq under the symbol “FARM.” As a result of the merger, Farmer Bros. will cease to be a publicly traded company and will be a wholly-owned subsidiary of Royal Cup. Following the completion of the merger, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Farmer Bros. will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules, and regulations.
The merger is expected to be accounted for as a “purchase transaction” for financial accounting purposes.
FARMER BROS. WITHOUT THE MERGER
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock.
Our board of directors, in consultation with North Point, does not believe that the long-term continued operation of Farmer Bros. is feasible without seeking alternative financing. Therefore, if the merger agreement is not adopted, Farmer Bros. may need to pursue additional capital through alternative strategies, including the offering of Farmer Bros. securities, diluting the existing stockholders of Farmer Bros., as the company is unlikely to have sufficient cash to satisfy its obligations and fund operating activities during fiscal year 2027. See “The Merger — Opinion of our Financial Advisor” beginning on page 44. In addition, if the merger agreement is terminated because our stockholders do not adopt the merger proposal at the special meeting, we are required to reimburse Royal Cup and its affiliates up to $842,000 for their reasonable and documented out-of-pocket fees and expenses incurred and paid to unaffiliated third parties in connection with the merger agreement and pay our expenses related to the strategic alternatives process and may, in certain circumstances, be required to pay a termination fee of $1,684,000 (less any expenses already reimbursed, if applicable), all of which would worsen the company’s liquidity issues. See “The Merger — Termination Fees” beginning on page 91. Even if Farmer Bros. can obtain financing, Farmer Bros. may need to evaluate other strategic alternatives, including the sale of our assets, delisting from Nasdaq or otherwise liquidating, any of which may result in a price per share to shareholders less than the per share merger consideration.

BACKGROUND OF THE MERGER
The following chronology summarizes certain key events and contacts that led to the execution of the merger agreement on March 3, 2026. This summary does not purport to describe every conversation among members of the board of directors, members of the company’s management or the company’s representatives, or every contact with other parties that may have occurred in connection with the strategic review process or the merger. For additional information regarding the board’s recommendation in favor of the merger, see the section entitled “Reasons for Our Board’s Recommendation in Favor of the Merger.”
During the past several years, as part of the company’s ongoing strategic planning process, the board of directors and management have regularly reviewed and assessed, among other things, the company’s long-term strategic goals and opportunities, competitive environment, and short- and long-term performance in light of the company’s strategic plan, all with the goal of enhancing stockholder value. As part of this process, the board and management from time to time considered a range of strategic alternatives, including potential business combinations, asset dispositions and other transactions, as well as the company’s prospects on a standalone basis.
In late October 2022, the company entered into a cooperation agreement with JCP Investment Management, LLC, 22NW Fund, LP and certain of their affiliates. Pursuant to that agreement, the company agreed to form a new committee of the board of directors (the “Special Committee”) consisting of newly appointed directors Brad Radoff and David Pace, tasked with assisting the board in reviewing strategic alternatives and capital allocation initiatives.
Around that time, in connection with its consideration of potential strategic opportunities, Mr. Radoff informed senior management that Royal Cup had engaged investment bank Stephens Inc. (“Stephens”) as its financial advisor in connection with a possible sale process. On December 13, 2022, Jared Vitemb, the company’s General Counsel, contacted representatives of Stephens to express the company’s interest in exploring a potential strategic combination with Royal Cup. Shortly thereafter, on December 17, 2022, the company executed a non-disclosure agreement with Royal Cup, and, on December 19, 2022, Royal Cup executed a reciprocal non-disclosure agreement with the company, to facilitate the exchange of confidential information. The non-disclosure agreements each had a two-year term; Royal Cup’s agreement included a one-year standstill provision restricting Royal Cup from certain actions with respect to the company’s securities, while the company’s agreement contained no standstill or similar restriction with respect to Royal Cup.
Between December 2022 and February 2023, members of the company’s senior management — including Deverl Maserang, then the Chief Executive Officer, Scott Drake, then the Chief Financial Officer, and Mr. Vitemb — held multiple meetings with Chip Wann, Royal Cup’s Chief Executive Officer, and representatives of Stephens to discuss the companies’ respective businesses and the potential benefits and considerations of a strategic combination. These interactions included an in-person meeting among the parties in Atlanta, Georgia on January 17, 2023.
On February 23, 2023, senior management presented the Special Committee with several potential strategic transactions, including a possible acquisition of Royal Cup by the company and a potential asset sale by the company to a third party. After reviewing these alternatives and the company’s leverage profile, the Special Committee determined that the company should focus, at that time, on pursuing an asset sale in order to reduce the company’s leverage before exploring any broader business combination. Following that meeting, Mr. Maserang informed Mr. Wann of the Special Committee’s decision not to proceed with merger discussions at that time. Over the next six months, until Mr. Maserang stepped down as Chief Executive Officer of the company, Messrs. Maserang and Wann kept in periodic contact via informal telephone conversations regarding industry developments and the general economic environment, but they did not discuss any potential transaction between the companies during that period.
On June 30, 2023, the company completed the sale of its direct ship business, including its Northlake, Texas facility, to a third party for approximately $100 million, subject to customary purchase price adjustments. Following completion of the asset sale, the board determined that a standing committee was no longer necessary and the Special Committee was dissolved in November 2023.
On February 6, 2024, John Moore — who had been serving as Interim Chief Executive Officer since October 1, 2023 — was appointed as the company’s Chief Executive Officer. Additionally, on May 22, 2024, Vance Fisher was appointed as the company’s Chief Financial Officer.

In September 2024, Mr. Moore contacted Mr. Wann to introduce himself and to discuss a potential co-manufacturing opportunity at the company’s Portland facility. On September 25, 2024, Messrs. Moore and Wann held an introductory call in which they discussed the companies’ respective businesses, industry conditions and the general economic environment, and the potential co-manufacturing opportunity. During this call, Mr. Wann reiterated that Royal Cup remained interested in exploring a strategic combination with the company. Mr. Moore briefed the board of directors on this discussion. The board of directors was willing to learn more but expressed concern about the company’s financial position and the relative risks and benefits of a combination the company could face in the event of a cashless merger without a financial sponsor.
Throughout October 2024, the company and Royal Cup exchanged certain due diligence information pursuant to the reciprocal non-disclosure agreements, and Messrs. Moore and Vitemb met with Mr. Wann to discuss a possible strategic combination. On October 16, 2024, Messrs. Moore and Vitemb met with Mr. Wann in Dallas, Texas to discuss potential synergies that might result from a combination of the two companies. Later that day, Mr. Moore and Mr. Pace (the board chairman) joined Mr. Wann for a dinner meeting to continue discussing a potential transaction. On October 18, 2024, the company’s board of directors convened to review the company’s strategic plan, which discussion included consideration of a possible business combination with Royal Cup and its potential strategic and financial implications.
On November 6, 2024, the board of directors met in executive session, along with Messrs. Moore and Fisher, to evaluate the prospect of a cashless combination with Royal Cup in which the company’s stockholders would receive an approximately 30% ownership interest in the combined company. The board considered, among other things, Royal Cup’s debt profile, the company’s financial position, governance considerations as a minority holder, the lack of a financial sponsor and the relative risks and benefits of a combination. After careful deliberation, the board determined that pursuing further discussions with Royal Cup at that time about a potential combination was not in the company’s or its stockholders’ best interest. Mr. Moore subsequently informed Mr. Wann of the board’s decision.
On February 5, 2025, the board of directors held a regularly scheduled meeting at which it reviewed, among other things, the challenging economic environment facing the company, the company’s historical stock price performance, and the company’s anticipated future prospects as a standalone business. In light of these factors, the board decided to formally evaluate strategic alternatives available to the company to maximize stockholder value. To that end, the board approved the formation of a strategy committee of the board of directors (the “Strategy Committee”) consisting of Mr. Radoff, Mr. Pace and Shaun Mara to assist the board in reviewing and assessing the range of potentially available strategic alternatives. Following the meeting, the chairman of the board of directors contacted several financial advisors and based on North Point’s qualifications and industry experience requested they present to the board of directors.
On March 5, 2025, the board of directors held a meeting with representatives of North Point and representatives of Winston & Strawn LLP (“Winston”), the company’s outside legal counsel. During the meeting, representatives of North Point described North Point’s qualifications to act as financial advisor in connection with the strategic alternatives review, including its relevant expertise and experience in the food and beverage industry, and provided an industry overview, including how the current state of the industry might affect the company’s review of strategic alternatives. The board and representatives of Winston and North Point also discussed potential advisor conflicts of interest, and North Point confirmed that it had no conflicts of interest for purposes of advising the company. After due deliberation, the board approved North Point’s engagement as financial advisor. In addition, at this meeting, representatives of Winston provided the board with an overview of the directors’ fiduciary duties in the context of considering strategic alternatives and a potential sale transaction.
Following the March 5 meeting, North Point, on behalf of the company, commenced outreach to potential strategic and financial counterparties. From March 2025 through September 2025, the Strategy Committee (assisted by Messrs. Moore, Fisher and Vitemb), along with representatives of North Point and Winston, held standing weekly meetings to direct and monitor the progress of this strategic review process. These meetings included updates on outreach (both inbound interest and outbound contacts), the status of confidentiality agreements, management discussions, diligence activities and other process considerations with various parties. The Strategy Committee and senior management provided regular updates to the full board of directors throughout this period, and the full board continued to oversee the process and retained responsibility for evaluating and approving any transaction.
On April 3, 2025, the company engaged Alvarez & Marsal, an independent consulting firm (“A&M”), to conduct a quality of earnings analysis of the company’s business, which was intended to facilitate diligence and provide interested parties with a more comprehensive and verified picture of the company’s financial performance.
On June 3, 2025, the Strategy Committee held a meeting with Messrs. Moore, Fisher and Vitemb, as well as representatives of North Point and Winston, to discuss the status of the process. At this meeting, the Strategy Committee approved the company entering into a confidentiality agreement with one potential counterparty that included limited participation rights tailored to that counterparty’s circumstances but was otherwise on the company’s standard form confidentiality agreement, including containing a two-year standstill provision. The Strategy Committee also considered, with input from its advisors, whether publicly announcing the strategic alternatives process at that time would be more likely to enhance or impair stockholder value. After weighing the potential benefits of public disclosure (such as generating additional bidder interest) against the risks (such as potential adverse reactions from customers and business partners), the Strategy Committee determined not to publicly announce the process at that time.
On June 11, 2025, North Point, on behalf of the company, reached out to Mr. Wann (Royal Cup’s Chief Executive Officer) to express the company’s renewed interest in a cashless merger to combine the two companies. On June 17, 2025, Mr. Moore called Mr. Wann to further discuss a potential cashless merger transaction and Mr. Wann expressed that Royal Cup would need to see the company’s quality of earnings analysis before engaging in discussions.
In July 2025, A&M completed its quality of earnings review through May of 2025. At a subsequent weekly meeting, the Strategy Committee reviewed A&M’s findings with North Point and Winston and revisited the discussion of a public announcement. With the quality of earnings analysis complete and the company positioned to share verified financial information with prospective counterparties, the Strategy Committee, in consultation with its advisors, determined that public disclosure was likely to broaden participation and improve the market check and that those benefits now outweighed the associated risks.
Accordingly, on July 21, 2025 (after market close), the company issued a public announcement that it was evaluating strategic alternatives to maximize stockholder value. The announcement disclosed that the board had established the Strategy Committee to oversee this process and that North Point had been engaged as the company’s financial advisor and Winston as legal counsel. The closing price of the company’s common stock on July 21, 2025, immediately prior to this announcement, was $1.36 per share; the following day, July 22, 2025, the company’s common stock closed at $1.65 per share.
Between March 18, 2025 and September 9, 2025, North Point, on behalf of the company, conducted a broad outreach to potential acquirers designed to maximize the competitive dynamics of the process and identify both strategic and financial alternatives. In total, the company (through North Point) contacted or entertained interest from 50 parties (31 potential strategic buyers and 19 financial buyers). Out of these, 29 parties — including Royal Cup, Braemont and three other parties referred to as “Party A” (a financial buyer), “Party B” (a strategic buyer) and “Party C” (a financial buyer) — signed customary confidentiality agreements with the company in order to participate in the process. While the company’s standard form confidentiality agreement contained a two-year standstill provision prohibiting the counterparty from acquiring or proposing to acquire the company without board approval, Royal Cup’s confidentiality agreement had a one-year standstill, consistent with the prior confidentiality agreement between the company and Royal Cup, and two other counterparties were granted one-year and eighteen-month standstills, respectively. During this phase, the company provided limited non-public information about its business to the 29 parties that signed confidentiality agreements, and conducted 23 preliminary management discussions or diligence calls with those parties.
On August 13, 2025, representatives of Braemont informed North Point that Braemont had signed a letter of intent to acquire Royal Cup. Braemont indicated that, following the closing of its Royal Cup acquisition, it would be interested in pursuing a potential transaction with the company.

As of September 9, 2025, North Point had received initial non-binding indications of interest from two parties — Party A and Party B — in an acquisition of 100% of the company’s outstanding common stock. Party A’s indication of interest proposed an enterprise value range of approximately $50 million to $70 million (on a cash-free, debt-free basis). Party B’s indication of interest proposed an enterprise value range of approximately $20 million to $40 million (on a cash-free, debt-free basis).
On September 10, 2025, the board of directors met, with senior management as well as North Point and Winston in attendance, to review the status of the process and the indications of interest received to date. Representatives of North Point summarized the outreach efforts and results: in total, approximately 50 potential counterparties had been contacted (31 strategic buyers and 19 financial buyers), 29 had executed confidentiality agreements (12 strategic buyers and 17 financial buyers), and two written indications of interest had been submitted (by Party A and Party B), which North Point likewise summarized. They also noted that two other parties — Braemont and Party C — had expressed interest in the process and were continuing to evaluate the opportunity (though neither had yet submitted a formal indication by that date). North Point also summarized some of the reasons given by parties that determined not to proceed in the process, including the company’s declining financial profile, negative operating cash flow dynamics and capital expenditures needed and competitive industry dynamics. The board and its advisors discussed next steps for engaging with interested parties, including organizing management presentations and setting a timetable for final bids. The board directed North Point to proceed as discussed and to move the most promising parties into the next phase of the process.
Following the September 10 meeting, the company opened a virtual data room with additional due diligence materials to which Party A and Party B were granted access. Throughout the remainder of September 2025 and into the fourth quarter of 2025, the Strategy Committee (with participation from senior management, North Point and Winston) continued to hold regular (generally weekly) meetings to monitor the progress of discussions and due diligence with the interested counterparties. The Strategy Committee and management periodically updated the full board on significant developments during this period.
On September 11, 2025, after market close, the company announced its financial results for the fourth fiscal quarter and fiscal year ended June 30, 2025. The following day, the company’s stock price was $1.83, a decline of 21.5% from the prior day’s closing price of $2.33 per share.
On September 17, 2025, North Point received an initial indication of interest from Party C, indicating a potential enterprise value in the range of approximately $40 million to $55 million. Party C was subsequently invited into the process, and, on September 24, 2025, given access to the virtual data room to conduct due diligence.
During October 2025, the company’s management conducted in-depth management presentations for each of the four parties then actively in the process: Braemont, Party A, Party B and Party C. These sessions allowed the interested parties to meet the management team and learn more about the company’s operations and financial performance. On October 8, 2025, Mr. Moore, along with the company’s Vice President of Field Operations and representatives of North Point, hosted Party B’s team for an on-site visit at one of the company’s branch facilities in Portland to give Party B a first-hand view of the company’s operations. Later on October 8, 2025, the evening before Party A’s presentation, representatives of the company (including Messrs. Moore and Fisher) met informally with representatives of Party A and North Point for dinner. Following Party A’s management presentation, Party A’s team held a follow-up call with North Point to discuss indicative timing, deal structure considerations, valuation expectations and next steps in the process. During the management presentations, representatives of North Point requested each party submit binding final written proposals (accompanied by mark-ups or an issues list commenting on the draft merger agreement) by no later than November 20, 2025.
On October 6, 2025, the board of directors met with management, North Point and Winston to discuss preparatory steps for a potential transaction. At this meeting, Winston presented an initial draft of a merger agreement for the board’s review, including customary provisions regarding the treatment of outstanding equity awards, termination rights, termination fees and other customary protections designed to balance deal certainty with the board’s ability to discharge its fiduciary duties. North Point also discussed the expected timeline and sequencing for the next phase of the process. The board authorized making the draft merger agreement available to the bidders for review and comment so that legal terms, in addition to price, could be evaluated on a more comparable basis. Accordingly, on October 13, 2025, North Point distributed the draft merger agreement to Party A, Party B and Party C via the virtual data room.
On October 28, 2025, Braemont (which had been completing its acquisition of Royal Cup) submitted its initial indication of interest to acquire the company, offering $1.89 per share in cash (reflecting a cash-free, debt-free enterprise value of approximately $55.6 million). Braemont’s indication reflected assumed synergies of approximately $34.2 million to $57.2 million. Following receipt of Braemont’s indication, on October 31, 2025, the company provided Braemont with access to the virtual data room (including the draft merger agreement) to enable Braemont to conduct further due diligence.
On November 5, 2025, North Point sent a process letter to each of Braemont, Party A, Party B and Party C, formally requesting that they submit binding final written proposals (accompanied by mark-ups or an issues list commenting on the draft merger agreement) by no later than November 20, 2025. During the week of November 10, 2025, in response to process developments and to allow all interested parties sufficient time to complete their diligence and submit the most competitive proposals possible, the company (through North Point) notified the remaining interested parties that the deadline for submitting final bids would be extended from November 20, 2025 to December 4, 2025.
On November 6, 2025, after market close, the company announced its financial results for the first fiscal quarter ended September 30, 2025. The next trading day, the company’s stock price was $1.45 per share, a decline of 15.7% from the prior day’s close of $1.72 per share.
Throughout November 2025, Party A engaged in extensive due diligence meetings with the company. On November 7, 2025, representatives of North Point and Winston met with representatives of Party A and its legal counsel to discuss the logistical and legal framework for a potential transaction. On November 13, 2025, representatives of North Point and A&M met with representatives of Party A and its financial advisor to review detailed findings from the quality-of-earnings analysis — covering topics such as the scope of the review, key adjustments made in the analysis, facilities and operational metrics, and normalization of certain expenses. On November 17, 2025, Mr. Fisher, together with the company’s Controller and representatives of North Point, met with representatives of Party A to examine cost structure, customer density, route-level pricing and service economics, and opportunities to optimize operational margins. The following day, November 18, 2025, Mr. Moore, along with the company’s Vice President of Field Operations and representatives of North Point, hosted Party A’s team for an on-site visit at one of the company’s distribution centers in New Jersey to give Party A a first-hand view of the company’s operations.
Braemont and its affiliates (including Royal Cup) were also actively involved in due diligence during this period. On November 19, 2025, Messrs. Moore and Fisher — joined by the company’s Vice President of Sales, the company’s Vice President of Operations, and a North Point representative — met in person in Dallas, Texas with Mr. Wann (Royal Cup’s Chief Executive Officer), as well as representatives of Braemont and Stephens. This full-day session included discussions of the company’s core competencies, its strategic fit with Royal Cup/Braemont, and its performance outlook and potential growth opportunities (covering topics such as route density, capacity utilization, and other potential synergies). Following these discussions, members of the company’s team and Braemont’s team continued informal discussions over dinner that evening. Braemont’s diligence efforts continued over the following weeks. On November 30, 2025, Braemont and the company executed a clean team agreement addendum to the existing confidentiality agreement providing certain representatives of Braemont and its advisors access to confidentially sensitive information. On December 2, 2025, Messrs. Moore and Fisher, together with the company’s Vice President of Sales, the company’s Vice President of Field Operations, and North Point, met with Mr. Wann and representatives of Braemont and Stephens to review detailed financial and operational information about the company — including channel-level revenue and margin trends, customer dynamics by end market, branch- and route-level profitability actions, and key cost drivers (such as freight expenses) and capital expenditure requirements affecting the near- and medium-term financial outlook.
Party B, which had participated in limited management meetings during the diligence process but reviewed the data room and submitted follow-up questions to North Point, delivered its final proposal on November 20, 2025. Party B’s proposal indicated a total enterprise value of approximately $22.5 million, which implied an equity value of roughly $1 million for all of the company’s outstanding common stock

(given the company’s existing debt obligations). Party B’s valuation reflected its assessment of, among other things, the significant capital investment required to execute a turnaround of the company’s business and the challenging operating environment, including elevated green coffee prices.
On November 14, 2025, the financial advisor of another interested party, designated “Party D” (a strategic buyer), contacted representatives of North Point requesting that Party D be included in the strategic alternatives process. Notwithstanding the advanced stage of the process, and in an effort not to foreclose a potentially value-maximizing alternative, on November 24, 2025, with the Strategy Committee’s approval, the company entered into a confidentiality agreement with Party D on the company’s standard form confidentiality agreement that contained a two-year standstill provision, allowing Party D to formally join the process and commence due diligence and North Point sent a process letter to Party D requesting that it submit a binding final written proposal (accompanied by mark-ups or an issues list commenting on the draft merger agreement) by no later than December 4, 2025.
On November 24, 2025, Mr. Fisher and representatives of North Point met with representatives of Party A to review the company’s pricing governance and cost pass-through mechanisms, including contract-based pricing review processes and pricing strategies for non-contract customers.
Several significant events took place on November 26, 2025. First, Mr. Vitemb and representatives of North Point and Winston met with Braemont’s team (including Stephens, and Braemont’s outside legal counsel, Kirkland & Ellis LLP (“Kirkland”)) to discuss bid mechanics and ensure that all bidders were basing their offers on consistent assumptions and equivalent treatment of key deal terms (particularly those specific to a public-company target). Second, that same day, Mr. Moore and North Point representatives met with Party A and its transaction advisors to review the company’s shipping programs and rate structures, volume-based discount arrangements with suppliers, and decision frameworks for selecting service providers — all as part of Party A’s continued diligence on the company’s operations and cost structure. Finally, on November 26, 2025, Braemont completed its acquisition of Royal Cup, thereby formally bringing Royal Cup under Braemont’s ownership.
Party A’s diligence efforts continued into early December 2025. On December 1, 2025, Mr. Moore, Mr. Fisher and the company’s Vice President of Field Operations, together with North Point, met with Party A to review route-level profitability analyses, the company’s branch footprint and regional logistics strategy, and the infrastructure for servicing the company’s equipment (such as maintenance facilities and procedures). The next day, Messrs. Moore and Fisher, joined by the company’s Controller, the company’s Vice President of Sales and North Point representatives, met with Party A to review the company’s recent business performance and outlook — including the results for the first fiscal quarter of 2026 (the quarter ended September 30, 2025) compared to budget, updates on fiscal year 2026 forecasts, and trends in key business drivers (such as coffee volume and pricing, working capital changes, and sales of allied products). These discussions continued on December 3, 2025, with company management and North Point further addressing the company’s near-term financial outlook, ongoing operating initiatives, and customer-level volume and shipment trends.
By December 4, 2025, the strategic review process had yielded concrete proposals from multiple parties. On that date, North Point received letters of intent from Braemont (now including Royal Cup as an affiliate) and from Party A, as well as a new indication of interest from Party D. Braemont’s letter of intent offered a price of $2.00 per share in cash (before transaction expenses, which would reduce the per share price dollar-for-dollar), implying an enterprise value of approximately $73.9 million; this represented approximately a 6% increase over Braemont’s prior price indication of $1.89 per share. Party A’s letter of intent proposed an enterprise value of approximately $60.0 million for the company (approximately $1.44 per share before transaction expenses, which would reduce the per share price dollar-for-dollar). Party D’s communication was a non-binding indication of interest suggesting an enterprise value of around $100 million (approximately $3.05 per share before transaction expenses, which would reduce the per share price dollar-for-dollar). Braemont’s and Party A’s letters of intent each included an issues list outlining proposed changes to the draft merger agreement. Party D, having not yet engaged in detailed diligence, did not provide an issues list at this stage. Party C did not submit a final bid. Party C indicated that, following its evaluation, it had determined that it did not possess the operational expertise required to execute the company’s turnaround plan and therefore elected not to proceed. On December 4, 2025, the closing price of the company’s common stock was $1.54 per share.

On December 8, 2025, the board of directors met with senior management and the company’s advisors to evaluate the proposals and the process results. North Point reported that, in total, 52 potential counterparties had been contacted, 31 parties had signed confidentiality agreements, and 42 management or diligence sessions with interested parties had been conducted. North Point then summarized the three proposals received: Braemont and Party A had each submitted letters of intent and had been deeply engaged in the process (including Party A conducting site visits and both parties involving legal and financial advisors in their due diligence), whereas Party B had conducted only limited diligence (beyond a single management presentation) and had submitted the lowest valuation (and no accompanying merger agreement issues list). The board noted that Party B was unlikely to be a competitive bidder under the circumstances and thus focused its discussion on the other parties.
The board next considered the relative merits of the Braemont, Party A and Party D proposals. North Point reviewed key differences and conditions, including that both Braemont’s and Party A’s offers would require that the company’s transaction expenses be paid out of the merger proceeds (reducing the net amount available to stockholders), and that Party A’s offer was based on a fixed enterprise value that would decrease if the company’s debt increased before closing (which the company anticipated would happen given its financial projections). Additionally, Party D’s indication of interest carried the highest nominal price, but North Point reiterated that its proposal was non-binding and preliminary — Party D had neither performed significant due diligence nor received internal approval to make a firm offer. After discussing these and other factors with its advisors, the board concluded that, while Party D’s higher indicated price was potentially attractive, the proposal involved substantial execution risk and likely delay. The board determined that any eventual merger agreement should include a fiduciary out provision permitting the board to consider a superior proposal (such as one from Party D) should one materialize, and instructed North Point to continue to urge Party D to expedite its process and submit a formal, actionable offer as soon as possible. In the meantime, the board determined that it was prudent to continue advancing negotiations with the more committed and further-along bidders, Braemont and Party A, so as not to risk losing those actionable proposals while waiting for an uncertain alternative.
In weighing Braemont’s offer against Party A’s offer, the board considered Braemont’s proposal to be superior on several dimensions, including that Braemont’s per-share price was higher than Party A’s implied per-share price. Still, the board sought to increase the value of the Braemont proposal, directing North Point to ask Braemont to improve its offer by (i) covering all of the company’s expected transaction expenses (such that those expenses would not reduce the cash consideration paid to stockholders) and (ii) increasing the purchase price to reflect the full market value of the company’s real estate assets (which was higher than the book values of those assets reflected on the company’s balance sheet due to accumulated depreciation).
North Point relayed the board’s request on December 9, 2025, in response to which Braemont sought additional information — namely, more current data on the company’s monthly cash flows and debt levels — in order to evaluate the board’s request for a price increase.
Also on December 9, 2025, the company’s legal counsel (Winston) and Braemont’s counsel (Kirkland) held a conference call to discuss Braemont’s proposed revisions to the merger agreement. Among the points discussed were Braemont’s proposed removal of a full specific performance remedy (which would have allowed the company to legally compel Braemont to close under certain conditions) and its proposed inclusion of a reverse termination fee (by which Braemont would agree to pay a monetary penalty should it fail to consummate the transaction under certain circumstances). The respective legal teams negotiated and narrowed differences on these and other contractual terms in preparation for a potential definitive agreement.
On December 11, 2025, North Point contacted Party D’s representatives to follow up on Party D’s progress. Party D indicated that it was still completing diligence and internal discussions and that it would need at least several more weeks before it could commit to even a timeline for submitting a final proposal.
On December 12, 2025, Braemont (together with Royal Cup) delivered a revised letter of intent to the company. This draft maintained Braemont’s offered price of $2.00 per share (before transaction expenses, which would reduce the per share price dollar-for-dollar) and included an exclusivity agreement that would prohibit the company from soliciting or engaging in alternative transactions for an initial period of 45 days, with two automatic 15-day extensions if the parties were continuing to negotiate in good faith toward a definitive agreement.

Later on December 12, 2025, the board of directors convened to review the situation in light of Braemont’s latest proposal and the status of discussions with other parties. North Point informed the board that, after reviewing the company’s updated financial information, Braemont was unwilling to raise its price above $2.00 per share, largely because Braemont’s analysis indicated that the company’s net indebtedness at closing would likely be higher than previously estimated. North Point also compared the effective value of the two binding offers, taking into account estimated transaction expenses: Braemont’s $2.00 per share offer would equate to roughly $1.80 per share in net cash to stockholders, whereas Party A’s offer (at its indicated $60 million enterprise value) would equate to approximately $1.18 per share net to stockholders (due in part to the company’s anticipated debt levels at closing). North Point further noted that Party D had not yet provided any actionable proposal and would require additional time and diligence before potentially doing so.
The directors discussed the available alternatives at length, among themselves and with their advisors. In evaluating whether to enter into exclusivity with Braemont, the board considered, among other things, the breadth and thoroughness of the sale process that had been conducted to date (including outreach to more than 50 potential counterparties), the significant gap between Braemont’s effective per-share value and Party A’s effective per-share value, the preliminary and uncertain nature of Party D’s indication, the company’s recent operating performance (including the company’s negative operating cash flow) and the risk that further delay could erode the value available to stockholders, and the duration and terms of the proposed exclusivity arrangement. In light of these considerations, the board determined that entering into exclusivity with Braemont was reasonably likely to maximize value for stockholders and therefore authorized the company to execute Braemont’s letter of intent. At the same time, the board instructed North Point to notify Party D that the company was moving forward with a different party under an exclusivity agreement, while remaining mindful that Party D’s standstill agreement did not bar it from making an unsolicited proposal to the board of directors. In determining to move forward with Braemont, the board was also cognizant that the draft merger agreement with Braemont contained a customary fiduciary out, which would permit the board to consider a superior proposal, if one emerged, after signing the merger agreement.
Following the board’s decision, later in the day on December 12, 2025, the company executed the letter of intent with Braemont. North Point notified Party A, Party B and Party D that the company was entering exclusivity with a different party and removed each party’s access to the virtual data room. That day, the company’s common stock closed at $1.50 per share.
From the execution of the Braemont letter of intent until the signing of the merger agreement on March 3, 2026, the Strategy Committee, together with Messrs. Moore, Fisher and Vitemb and representatives of North Point and Winston, held update meetings approximately every other week to track the progress of confirmatory due diligence and the negotiation of definitive agreements with Braemont. Throughout this period, the Strategy Committee and management frequently updated the full board of directors to ensure that the board could effectively oversee the final stages of the transaction process.
During December 2025 and January 2026, the company’s management and its advisors (including North Point and A&M) engaged in extensive confirmatory due diligence sessions with Braemont and its affiliates (including Royal Cup). These discussions were comprehensive, covering, among other topics: potential cost savings and revenue synergies from a combination; the company’s operations and business model (including its customer mix, revenue drivers, cost structure and competitive position); human resources and administrative functions; material legal matters (such as significant contracts, pending litigation, regulatory compliance issues and identified legal risks); and detailed financial matters (including historical financial performance, profit margin analysis, key accounting policies, cash flow projections and working capital dynamics).
The due diligence review also encompassed the company’s information technology and cybersecurity systems; sales and marketing (including an evaluation of trends identified in the quality-of-earnings analysis) and tax matters; operational matters such as the company’s procurement processes and its maintenance, repair and overhaul programs for equipment and facilities; the status and plans for the company’s fleet and equipment (including refurbishment programs and capital expenditure requirements); and the company’s logistics and freight operations. Representatives of Braemont’s deal team and its consultants (including its independent quality-of-earnings advisors) participated in many of these meetings alongside the company’s representatives. A separate group at A&M was also engaged by Braemont to perform a synergy analysis in connection with Braemont’s evaluation of the transaction, which Braemont disclosed in its initial indication of interest in October 2025. At that point, A&M’s prior quality-of-earnings engagement for the company was complete and A&M was no longer providing any ongoing advisory services to the company. Additionally, A&M’s advisory work for Braemont was different in scope from the services A&M had previously provided to the company, was performed by a separate A&M group within A&M and a different team than the A&M team that completed the quality of earnings for the company as neither A&M group works on the same types of engagements. Based on these circumstances, the company’s management determined that A&M’s subsequent engagement by Braemont did not present a conflict of interest requiring further action.
On January 6, 2026, the company’s counsel (Winston) sent Braemont’s counsel (Kirkland) a written response to Braemont’s merger agreement issues list. In it, the company agreed to remove a post-signing “go-shop” provision in light of the broad pre-signing market check that had been conducted and the board’s view, after consultation with its advisors, that a post-signing go-shop was not necessary under the circumstances. The company also indicated its willingness to limit the remedy of specific performance, as requested by Braemont, in exchange for Braemont agreeing to pay a negotiated reverse termination fee, with the exact amount of such fee to be finalized in the definitive agreement.
Later on January 6, 2026, the company provided Braemont with a draft company disclosure letter to the merger agreement, setting forth detailed exceptions and disclosures related to the company’s representations and warranties. Until the execution of the merger agreement on March 3, 2026, representatives of Winston and Kirkland continued to negotiate the terms of the company disclosure letter and exchanged revised drafts.
On January 9, 2026, representatives of Winston and Kirkland held a telephonic meeting to discuss the company’s responses to Braemont’s issues list, during which many of the open points were resolved or substantially narrowed.
On January 26, 2026, Braemont (together with Royal Cup) delivered a revised letter of intent to the company, reducing its proposed purchase price to $1.65 per share (before transaction expenses, which would reduce the per share price dollar-for-dollar) in cash (implying an equity value of approximately $41.5 million). Braemont indicated that the purchase price reduction was based on information it obtained in confirmatory diligence and its reassessment of the company’s standalone value and potential synergies. The closing price of the company’s common stock on January 26, 2026 was $1.71 per share.
On January 27, 2026, the board of directors met to consider Braemont’s revised offer. North Point outlined Braemont’s rationale for the lower valuation, including diligence findings following Braemont’s review of non-publicly available information such as certain recent cost-cutting measures by the company that Braemont believed were not sustainable long term, an increased pension liability deficit, potential sales tax and unclaimed property liability exposure, the expectation that the company’s debt would continue to rise before closing, and some significant turnover in the company’s personnel. The board, together with North Point and Winston, discussed the company’s prospects in the absence of a transaction — including the company’s preliminary second quarter fiscal 2026 results (for the quarter ended December 31, 2025), the likely need for additional financing if the company were to continue on a standalone basis due to the company’s negative operating cash flow, and the risk that the company’s financial condition could deteriorate further during an extended negotiation or renewed marketing process. The board also recognized that Braemont’s diligence was substantially complete and that Braemont appeared prepared to proceed to definitive agreements, which increased transaction certainty relative to other alternatives.
After deliberation, and with guidance from North Point and Winston, the board decided to make a counteroffer to Braemont in an effort to improve the deal economics for stockholders while maintaining Braemont’s willingness to proceed. The board instructed North Point to inform Braemont that the company was prepared to move forward with a transaction at $1.70 per share in cash (before deducting transaction expenses). Based on the company’s estimates, a price of $1.70 per share would likely result in approximately $1.50 per share of net proceeds to stockholders after accounting for expected transaction-related expenses.
Following the board meeting on January 27, 2026, North Point conveyed the board’s counterproposal of a $1.70 per share price (before transaction expenses, which would reduce the per share price dollar-for-dollar) to Braemont’s representatives. Later that day, Braemont agreed to increase its offer. Braemont (together with Royal Cup) submitted a revised letter of intent reflecting a price of $1.70 per share (before transaction expenses, which would reduce the per share price dollar-for-dollar) in cash (implying an equity value of approximately $42.8 million), and providing for a short additional exclusivity period of 15 days (with an automatic extension of an additional 15 days if the parties were continuing to negotiate in good faith). On January 27, 2026, the company countersigned the revised letter of intent with Braemont, thereby extending the exclusivity period on the agreed terms and solidifying the agreed-upon price.
On January 30, 2026, representatives of North Point and Braemont (along with Stephens) held a teleconference to plan the remaining timeline and requirements to reach a definitive merger agreement, including the expected timing for completing any remaining confirmatory due diligence and finalizing legal documentation. That same day, representatives of Winston and Kirkland discussed the drafting of a form of voting agreement to be executed by certain of the company’s stockholders at signing, approaches to stockholder outreach regarding the transaction, the status of Braemont’s final legal due diligence review, and the anticipated timing for circulating a revised draft of the merger agreement.
On February 1, 2026, Braemont’s counsel (Kirkland) delivered an initial legal due diligence request list to the company (through North Point). The company initially responded to these requests on February 3, 2026, providing additional documents and information to Braemont’s team. The legal diligence process, which included numerous calls with company management and the review of diligence information and documents, continued until the execution of the merger agreement on March 3, 2026.
On February 3, 2026, Winston sent Kirkland an initial draft of the voting agreement to be executed by certain of the company’s stockholders at signing.
On February 6, 2026, Kirkland sent Winston a revised draft of the merger agreement, reflecting the agreements reached on certain key issues, including removal of the go-shop provision and addition of debt and equity commitments to finance the transaction. The revised draft also: (i) made Parent’s closing obligation contingent on the company’s outstanding debt not exceeding $27 million and the transaction expenses (including all liabilities related to the strategic alternatives process whether or not previously paid) not exceeding $5.4 million; (ii) provided that outstanding company RSUs, CSRSUs and PBRSUs would be replaced with cash-based awards instead of being deemed fully vested and entitled to cash at closing; imposed a reverse termination fee of 8.0% of equity value; (iii) required expense reimbursement of $5 million if the company’s stockholders did not approve the transaction; and (iv) added a minimum interim period of 60 days to allow Braemont and its affiliates to coordinate financing.
On February 10, 2026, Mr. Vitemb and representatives of Braemont, Winston and Kirkland discussed the voting agreement to be executed by certain of the company’s stockholders at signing, including approaches to stockholder outreach regarding the transaction. On February 11, 2026, Kirkland sent Winston minor comments on the stockholder voting agreement, which the parties agreed were in a final form to be sent to stockholders consistent with the previously discussed outreach.
On February 11, 2026, Winston sent Kirkland a revised draft of the merger agreement, which revised Parent’s proposed closing condition to be a net debt condition (outstanding indebtedness under the company’s credit facility minus unrestricted cash prior to closing) with the threshold to be determined following agreement on a closing timeline; provided that outstanding company RSUs, CSRSUs and PBRSUs would be deemed fully vested and entitled to cash at closing; increased the reverse termination fee to $10 million; limited the expense reimbursement if the company’s stockholders did not approve the transaction to $500,000; removed the funding of debt financing as a condition to specific performance; added a cap of the termination fee on the company’s liability for fraud or willful breach; and decreased the minimum interim period to 40 days.
On February 12, 2026, at the board’s regularly scheduled meeting, representatives of Winston and North Point provided the board of directors an update on the status of diligence and the revised merger agreement sent to Kirkland. Later that same day, Kirkland sent Winston initial drafts of the equity commitment letter and limited guarantee.
On February 13, 2026, after market close, the company announced its earnings for the second fiscal quarter ended December 31, 2025. The following trading day, the company’s stock price was $1.47 per share, a decline of approximately 4.5% from the prior day’s closing price of $1.54 per share.

On February 17, 2026, Kirkland sent Winston a revised draft of the merger agreement that noted the per share merger consideration of $1.70 would be reduced dollar-for-dollar for transaction expenses (including all liabilities related to the strategic alternatives process whether or not previously paid); provided that outstanding company RSUs, CSRSUs and PBRSUs would be replaced with cash-based awards rather than fully vested and entitled to cash at closing; amended the reverse termination fee to 8.0% of equity value; increased expense reimbursement to $3 million if the company’s stockholders did not approve the transaction; reinserted specific performance subject to funding of debt financing; removed the cap on the company’s liability for fraud and willful breach; and increased the minimum interim period to 60 days.
On February 18, 2026, the board of directors met with senior management and the company’s advisors to evaluate the draft of the merger agreement received from Kirkland. The board discussed that the expected reduction to the $1.70 per share purchase price for transaction expenses that include all liabilities related to the strategic alternatives process, whether or not previously paid, would result in an estimated per share price of $1.35 per share, which represented a decline of approximately 10% from the previously estimated per share price of $1.50 per share when the revised letter of intent was signed on January 27, 2026. In addition, the board discussed the treatment of the outstanding equity awards, including vesting conditions of the replacement awards and the resulting reduction to the equity value of the company and reverse termination fee if outstanding equity awards were not cashed out at closing. Representatives of North Point and Mr. Moore described discussions with representatives of Braemont on these points, noting that Braemont indicated that its positions were consistent with Braemont’s understanding of the revised letter of intent, whereas the company believed that the revised draft reflected a reduction in the value previously understood to have been agreed, particularly because Braemont’s original and revised letters of intent had estimated equity value using both outstanding shares and outstanding equity awards. The directors also discussed with their advisors the other open items in the merger agreement and the expected timeline to signing once the open items had been resolved.
Following robust discussion, and after receiving the advice of its financial and legal advisors, the board of directors instructed Winston to revise the merger agreement to (i) limit transaction expenses to the following specified items provided by North Point to Braemont on December 9, 2025 in connection with execution of the original letter of intent: (A) North Point fees, (B) legal fees, (C) public company expenses (e.g., proxy solicitation and press release fees), (D) data room fees, (E) fees related to the quality of earnings review, and (F) directors’ and officers’ insurance policy run-off; (ii) provide that outstanding company RSUs, CSRSUs and PBRSUs would be deemed fully vested and entitled to cash at closing; (iii) increase the reverse termination fee to $8 million; (iv) limit the expense reimbursement if the company’s stockholders did not approve the transaction to 2% of equity value; (v) add a cap of the termination fee on the company’s liability for fraud or willful breach; and (vi) accept limited specific performance and a minimum interim period of 60 days. In addition, the directors instructed Mr. Moore to discuss the company’s position on the open points in the merger agreement directly with representatives of Braemont, including noting that the company viewed price as the principal remaining open item and believed that signing could be completed before exclusivity expired on February 26, 2026.
On February 19, 2026, Winston sent Kirkland revised drafts of the merger agreement, equity commitment letter and limited guarantee.
On February 20, 2026, representatives of Winston had a call with representatives of Kirkland to discuss the merger agreement. Also on February 20, 2026, Mr. Moore sent representatives of Braemont an email outlining the key open items and the company’s position on such open items.
On February 23, 2026, Braemont (together with Royal Cup) delivered a revised letter of intent to the company for the acquisition of certain assets and liabilities of the company for an aggregate amount of $75 million in cash, subject to customary post-closing adjustments. In addition, Braemont sent an issues list overview with their positions on the key open items in the merger agreement outlined in Mr. Moore’s February 20, 2026 email.
Later that day, the board of directors met to consider Braemont’s revised offer and issues list overview. North Point described its discussion with representatives of Braemont earlier that day, including that Braemont’s rationale for the asset purchase proposal was that Braemont did not want to acquire certain contracts of the company. After discussion with its advisors of the advantages and disadvantages of an asset deal compared to the merger — including the additional length of time and expense that would be required to negotiate and document an asset deal, and the potential implications for stockholders of an alternative transaction structure — the board determined to reject Braemont’s proposal for an asset deal and to continue to pursue the merger with Braemont.
Representatives of Winston discussed the issues list overview on the merger agreement, including Braemont’s position to (i) add transaction bonuses (including bonuses already paid and not contingent on closing), costs of the company’s advisor on Section 280G of the Internal Revenue Code, and transfer agent costs as transaction expenses; (ii) replace outstanding company RSUs, CSRSUs and PBRSUs with cash-based awards instead of deeming them fully vested and entitled to cash at closing; (iii) remove the exclusion of net cash from the net debt condition; (iv) reduce the reverse termination fee to $5 million; and (v) accept a limit on expense reimbursement if the company’s stockholders did not approve the transaction of 2% of equity value. Following discussion, the board of directors directed Mr. Moore to relay their decision to continue with the merger to representatives of Braemont and to request a fixed per share price (taking into account the reduction for the company’s transaction expenses), which Mr. Moore did later that day. That same day, North Point also communicated this decision to Braemont and Stephens.
On February 24, 2026, Kirkland sent Winston a revised draft of the merger agreement consistent with Braemont’s positions in the issues list overview and removing the debt commitment letter as the Parent would be using its existing delayed-draw term loan facility as debt financing unless alternative debt financing was secured during the interim period. Kirkland also sent Winston revised drafts of the equity commitment letter and limited guarantee.
On February 25, 2026, Winston sent Kirkland a revised draft of the merger agreement consistent with the board of directors’ responses to the issues list overview discussed at the meeting on February 23, 2026, including (i) limiting transaction expenses as unpaid expenses specified at closing listed on a to-be-agreed schedule; (ii) accepting that outstanding company RSUs, CSRSUs and PBRSUs will be replaced with cash-based awards instead of deeming them fully vested and entitled to cash at closing; (iii) re-adding the exclusion of net cash from the net debt condition and increasing the condition to $33.6 million; and (iv) accepting the reverse termination fee of $5 million. Winston also sent Kirkland revised drafts of the equity commitment letter and limited guarantee.
On February 27, 2026, Braemont sent North Point revised drafts of the merger agreement, equity commitment letter and limited guarantee and communicated a per share offer price of $1.29 per share based on dollar-for-dollar reductions of the $1.70 per share price in the revised letter of intent for its expanded definition of transaction expenses and the expected payment of eleven months of short-term incentive bonuses in connection with closing. In addition, the draft merger agreement (i) agreed to the inclusion of net cash and a threshold of $32.6 million in the net debt condition; (ii) added a termination fee payable by the company of $1,684,000, calculated as 4% of the equity value of the company at the original $1.70 per share purchase price in the amended letter of intent and based on fully diluted shares outstanding; and (iii) added expense reimbursement if the company’s stockholders did not approve the transaction of $842,000, calculated as 2% of the equity value of the company at the original $1.70 per share purchase price in the amended letter of intent and based on fully diluted shares outstanding. Braemont indicated that $1.29 per share was its best and final offer and that it would not proceed to execution of the merger agreement without voting agreements executed by the supporting stockholders.
North Point promptly communicated this price to the board of directors and the Strategy Committee met that afternoon to consider Braemont’s offer and discuss engagement with the supporting stockholders.
Following the Strategy Committee meeting, representatives of Winston discussed with representatives of Kirkland that, given the communicated price and the dollar-for-dollar reductions, the merger agreement should clarify that cash annual or short-term bonuses paid would be the greater of pro-rata and eleven months and that the net debt condition should be increased to $33.7 million as a result of the increased transaction expenses. In addition, Winston noted the termination fee should be calculated as 4% of an equity value based on the per share offer price of $1.29.
From February 27, 2026 to March 3, 2026, senior management and certain members of the board of directors discussed the transaction, including the revised offer price, with the supporting stockholders in connection with Braemont’s request for voting agreements and the board’s assessment of the likelihood of obtaining the requisite stockholder approval.
During that time, Braemont agreed to a payment of the cash annual or short-term bonuses at the greater of pro-rata and eleven months but did not agree to increase the net debt condition or reduce the termination fee.
On March 2, 2026, Kirkland sent Winston final forms of the equity commitment letter and limited guarantee. Winston agreed that the agreements were in final form.
On March 3, 2026, Winston sent Kirkland a proposed final form of merger agreement that was consistent with Braemont’s best and final offer. Kirkland agreed that the merger agreement and company disclosure letter were in final form. In addition, the supporting stockholders sent comments to the voting agreement to Winston, which were reviewed and agreed to by Kirkland.
On the evening of March 3, 2026, the board of directors met with representatives of North Point and Winston in attendance. Representatives of North Point reviewed the company’s recent business and operations, historical trends, current outlook and prospects on a standalone basis, including changes over the prior five years and declining financial performance and negative operating cash flow due to several headwinds, including customer churn, elevated green coffee pricing and limited ability to implement additional price increases across the company’s customer base. Representatives of North Point also reviewed the marketing process, including that a total of 52 potential buyers (including strategic and financial buyers and inbound contacts) had been contacted, 31 potential buyers had received information about the company, five indications of interest had been received and three letters of intent had been received.
North Point then reviewed the principal economic terms of the proposed transaction, the relationship of the merger consideration to historical and recent trading prices of the company’s common stock, and the valuation methodologies North Point used in its analysis of the company — a standalone company analysis, a selected public companies analysis, a selected precedent transactions analysis, and a liquidation analysis. North Point noted, among other things, that (A) the $1.29 per share offer price implied an enterprise value for the company on a fully diluted basis of approximately $61.2 million; (B) the $1.29 per share offer price represented a 14.0% discount to the closing price of the company’s common stock on February 27, 2026 of $1.50 and a 14.6% discount to the closing price of the company’s common stock on March 3, 2026 (the last trading day before public announcement of the merger agreement); and (C) the $1.29 per share price reflected the gross per share amount of $1.70 negotiated in the amended letter of intent, less the agreed transaction expenses and bonus adjustments. North Point also discussed the absence of any other actionable superior proposal and the company’s deteriorating performance, negative operating cash flow, increasing indebtedness and likely financing needs, which the board considered together with the trading data and other valuation analyses. North Point then delivered North Point’s oral opinion to the board of directors, later confirmed in a written opinion of the same date, that, as of March 3, 2026 and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the written opinion and based upon such other factors as North Point considered relevant, the $1.29 per share offer price was fair, from a financial point of view, to the stockholders of the company.
Representatives of Winston then discussed: (i) the directors’ fiduciary duties in considering the proposed transaction with Braemont; (ii) the changes to the merger agreement since the February 23, 2026 meeting of the board of directors, including the termination fee of $1,684,000, calculated as 4% of the equity value of the company at the original $1.70 per share purchase price in the amended letter of intent and based on fully diluted shares outstanding; (iii) the equity commitment letter and limited guarantee; (iv) the company disclosure letter and the surviving corporation’s certificate of incorporation; and (v) the execution in escrow of voting agreements by the supporting stockholders.
The directors discussed the merger agreement and the transactions contemplated therein, including the factors described under the section of this proxy statement entitled “Reasons for Our Board’s Recommendation in Favor of the Merger,” amongst each other and with their advisors and, following extensive discussion, unanimously (i) determined and declared that the merger agreement and the transactions contemplated thereby are fair to the company’s stockholders, advisable and in the best interests of the company and its stockholders; (ii) approved the merger agreement and the transactions contemplated thereby; (iii) authorized and approved the execution, delivery and performance of the merger agreement by the company and the consummation of the transactions contemplated by the merger agreement; (iv) resolved to recommend that the company’s stockholders vote to approve the transactions contemplated by the merger agreement; and (v) directed that the merger agreement be submitted to a vote of the company’s stockholders for the purpose of obtaining the required stockholder approval.
Subsequently, on March 3, 2026, following the close of trading, the company, Royal Cup and Merger Sub entered into the merger agreement, concurrently with delivery of the equity financing commitment and the limited guarantee and the execution of voting agreements by certain stockholders of the company in support of the transaction. At or around signing, the company also entered into letter agreements with each of Messrs. Moore, Fisher and Vitemb and one-year non-competition agreements with Messrs. Fisher and Vitemb. The material terms of those arrangements are described elsewhere in this proxy statement under the section entitled “Interests of Our Directors and Executive Officers in the Merger.” On March 4, 2026, before the open of trading, the company issued a press release announcing the execution of the merger agreement, and, after the close of trading, the company filed a Current Report on Form 8-K with the SEC attaching copies of the merger agreement, the form of voting agreement, the form of letter agreement and the press release as exhibits.
REASONS FOR OUR BOARD’S RECOMMENDATION IN FAVOR OF THE MERGER
On March 3, 2026, after considering the information described in “Background of the Merger,” the merger agreement and the transactions contemplated thereby, and various other factors (including the non-exhaustive list of factors described below), and after consulting with its independent legal and financial advisors and company management, the board of directors unanimously took the following actions: (i) determined and declared that the merger agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of the company and its stockholders; (ii) approved the merger agreement and the transactions contemplated thereby; (iii) authorized and approved the execution, delivery and performance of the merger agreement by the company and the consummation of the transactions contemplated thereby; (iv) resolved to recommend that the company’s stockholders vote to approve the transactions contemplated by the merger agreement; and (v) directed that the merger agreement be submitted to a vote of the company’s stockholders for the purpose of obtaining the required stockholder approval.
The board of directors recommends that you vote (i) “FOR” the merger proposal, (ii) “FOR” the advisory compensation proposal and (iii) “FOR” the adjournment proposal.
In evaluating the terms of the merger agreement and the transactions contemplated thereby, and after careful deliberation in consultation with its independent legal and financial advisors and company management, the board of directors considered numerous factors that it believed supported its decision to approve the merger agreement and recommend that the company’s stockholders vote to approve the merger. The following discussion summarizes the principal positive factors (not necessarily in order of relative importance) that the board viewed as supporting its determination:
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Opinion of North Point (Financial Advisor).   The financial analyses that North Point (the company’s independent financial advisor) conducted and reviewed with the board of directors, and North Point’s opinion that, as of March 3, 2026, and based upon and subject to the assumptions, procedures, considerations and limitations set forth in its opinion, the $1.29 per share merger consideration is fair to the holders of our common stock from a financial point of view. This opinion and the underlying analyses are described in detail below in the section entitled “Opinion of Our Financial Advisor” beginning on page 44. The board considered North Point’s financial analyses and opinion, together with the other information before it, as supporting its conclusion that the merger consideration is fair from a financial point of view.

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Value Relative to Standalone Prospects.   The board of directors’ belief, after reviewing the company’s current and historical financial condition, results of operations, prospects, business strategy, competitive position and the broader industry outlook (including the potential impact of these factors on the trading price of our common stock, which the board noted could not be precisely quantified), and in light of North Point’s standalone company analysis, that the company would likely continue to face significant headwinds and have negative operating cash flow and is unlikely to have sufficient cash to satisfy its obligations and fund operating activities during fiscal year 2027 without additional capital. The board also considered that any effort to obtain additional capital through alternative strategies would involve additional execution risk and uncertainty. Against that backdrop, the board believed that the value being offered to stockholders under the merger agreement is greater and more certain than the value stockholders might reasonably be expected to achieve through continued execution of the company’s standalone strategic plan as an independent public company.
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Results of Extensive Sale Process.   The extensive, board-supervised process that the board, with the assistance of the Strategy Committee and the company’s independent financial advisor, conducted to explore strategic alternatives and contact parties that might have interest in and the ability to pursue an acquisition of the company, with the objective of maximizing the value reasonably available to stockholders. In particular, the board noted that:

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a total of 52 potential counterparties were contacted or solicited during the company’s strategic review process between March 2025 and December 2025, in an effort to identify parties most likely to be willing and able to pay the highest price for the company;

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of those parties, 31 executed confidentiality agreements and were provided with detailed information regarding the company’s business and finances;

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four parties that engaged in discussions about a potential acquisition of the company submitted non-binding indications of interest with respect to acquiring all of the outstanding shares of the company’s common stock;

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three of those parties proceeded to submit letters of intent outlining proposed terms for the acquisition of the company;

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one additional party (referred to as Party D) submitted a non-binding indication of interest reflecting an enterprise value of approximately $100 million (implying a price of approximately $3.05 per share before transaction expenses, which would reduce the per share price dollar-for-dollar), but Party D had not commenced due diligence, had not obtained internal approval for such a transaction and indicated that it would require a number of weeks even to establish a timeline for submitting a binding offer and completing its due diligence and approval process;

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the merger agreement permits the company’s board of directors, prior to obtaining stockholder approval, to consider and respond to unsolicited acquisition proposals under specified circumstances, and no confidentiality agreement entered into during the process precluded any party from making an unsolicited proposal directly to the board of directors for its consideration; and

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the company’s potential receptiveness to a strategic transaction had been well publicized by the company for over seven months prior to the execution of the merger agreement, affording potentially interested parties other than Braemont and the 51 other third parties that the company contacted or actively solicited an opportunity to engage with the company about a possible acquisition of the company.

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Value Relative to Other Strategic Alternatives.   The board of directors’ assessment that the $1.29 per share cash merger consideration likely delivers greater value to the company’s stockholders, on a risk-adjusted basis, than any other strategic, financial or operational alternative that was reasonably available and actionable for the company. In making this assessment, the board considered the potential risks and uncertainties associated with possible alternatives (such as continuing to operate independently or pursuing other transactions), including the anticipated timing and likelihood of actually achieving any such alternative, and whether any such alternative could reasonably be expected to create value for stockholders equal to or exceeding the value offered by the merger within a similar timeframe.

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Current Challenges, Risks and Uncertainties Facing the Company.   The challenges and risks that the company has faced and would likely continue to face if it remained an independent public company, particularly given the company’s relatively small size and the difficulty of achieving greater scale and financial flexibility on a standalone basis. These challenges include, among other things, the substantial costs and regulatory burdens of being a public company; ongoing macroeconomic and industry pressures (such as customer churn, elevated green coffee pricing and limited ability to push additional price increases across its customer base); the execution risks associated with the company’s strategic plan; the need for additional capital through alternative strategies if the merger is not completed; and other risks identified in the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. The board considered that these company-specific and market risks made it reasonably possible that, even if the company obtained financing, it might thereafter need to consider other strategic alternatives, including the sale of assets, delisting from Nasdaq or otherwise liquidating, any of which might not result in value to stockholders at a level comparable to the merger consideration in the foreseeable future.
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History of Negotiations with Braemont (Merger Partner).   The fact that the $1.29 per share merger consideration and the other terms of the merger agreement were the result of repeated, arm’s-length negotiations with Braemont. Through these negotiations, the board (with the assistance of its financial advisor and outside legal counsel) sought to improve the price and other terms of the transaction for the benefit of the company’s stockholders. Based on those negotiations and the information available to it regarding Braemont and the other parties that had expressed interest, the board believed that the final price and overall transaction package represented the most attractive actionable proposal that was reasonably likely to be available and consummated on acceptable terms and within the company’s required timeframe.

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Form of Consideration — All Cash Transaction.   The board considered that the merger consideration is 100% cash, which provides the company’s stockholders with immediate liquidity and certainty of value for their shares. An all-cash transaction eliminates the long-term business, execution and market risks that stockholders would bear if they continued as investors in the company (or if they received stock of the acquirer), and allows stockholders to realize prompt value for their investment in Farmer Bros.

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Risk of Losing the Offer/Opportunity if Not Accepted.   The possibility that, if the board of directors declined to approve the merger agreement or delayed acting on Braemont’s proposal, the company might lose the opportunity to consummate a transaction that provides current cash value and liquidity to stockholders, and that no other proposal with comparable value, timing and certainty might emerge, particularly in light of the company’s standalone challenges, negative operating cash flow, increasing indebtedness and anticipated need for additional capital.

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Current Macroeconomic and Market Conditions.   The uncertain and volatile state of the U.S. and global economies and financial markets, including increased volatility in credit and equity markets, rising interest rates, inflationary pressures, tariff and trade-related uncertainties, and various geopolitical risks. The board considered the potential impact of these macroeconomic conditions on the company’s business and the trading price of the company’s stock in both the near term and long term and viewed the certainty of the all-cash merger consideration against the backdrop of these broader economic uncertainties.

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Likelihood of Closing the Transaction.   The board’s assessment that the transactions contemplated by the merger agreement, including the merger, have a favorable likelihood of being completed in accordance with their terms, based on, among other things, the following deal terms and circumstances:

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Committed Financing:   Braemont and its affiliates have secured committed financing for the transaction, including access to an existing delayed-draw term loan facility and committed equity financing supported by a limited guarantee from certain funds of Braemont, with the financing commitments containing only limited conditions.

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No Financing Condition:   The merger agreement does not contain any financing condition to closing. In other words, Braemont’s obligation to consummate the merger is not conditional on the availability of debt or equity financing.

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Buyer’s Payment Obligations (Reverse Termination Fee):   The merger agreement requires Braemont (or its affiliate) to pay the company a reverse termination fee of $5 million in specified circumstances involving certain failures by Parent to consummate the merger. The board viewed this provision as providing a measure of protection and recourse for the company if the merger were not completed in those circumstances.
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Limited Closing Conditions:   The conditions to Parent’s obligation to close the merger are specific and limited in scope, and the definition of “material adverse effect” applicable to the company in the merger agreement includes certain customary carve-outs. These terms make it less likely that routine developments or modest adverse changes in the company’s business between signing and closing of the merger would permit Parent to terminate the merger agreement or refuse to complete the transaction.

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Merger Agreement Terms (Including Ability to Respond to Alternative Proposals).   The board of directors considered that the terms of the definitive merger agreement, which were reviewed by the board with the assistance of the company’s outside legal counsel and financial advisor and negotiated on an arm’s-length basis with Braemont, provided Braemont with a level of transaction certainty sufficient to induce it to enter into the merger agreement while preserving the board’s ability, in specified circumstances, to respond to unsolicited alternative proposals and other developments in a manner consistent with its fiduciary duties. These provisions included:

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Ability to Consider Superior Proposals:   The company’s ability, under certain circumstances prior to obtaining stockholder approval of the merger, to provide information to and engage in negotiations or discussions with a third party that makes an unsolicited, written and bona fide acquisition proposal if the board of directors determines in good faith (based on the information then available, after consultation with its independent financial advisor and outside legal counsel) that such proposal either constitutes or is reasonably expected to result in a “Superior Proposal” (as defined in the merger agreement), and that failing to engage with such third party would be inconsistent with the directors’ fiduciary duties under applicable law. This provision helps ensure that the board can respond to a potentially higher offer in accordance with its fiduciary duties and the DGCL, as more fully described in the section entitled “The Merger Agreement — No Solicitation” beginning on page 79.

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Right to Change Recommendation:   The board’s ability, under specified circumstances, to change or withdraw its recommendation in favor of the merger if the board determines in good faith that failure to take such action would be inconsistent with its fiduciary duties (for example, in response to a Superior Proposal or an intervening event, as defined in the merger agreement).

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Right to Terminate for Superior Proposal:   The board’s ability, under certain circumstances and subject to compliance with the merger agreement’s procedures, to terminate the merger agreement in order to accept a Superior Proposal from a third party. This right to terminate is subject to Parent’s customary “matching right” (that is, the right to negotiate with the company to amend its offer) and the company’s payment of a contractually agreed termination fee to Parent (as described immediately below).

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Termination Fee as Part of Overall Deal Protection Package:   The board considered that the termination fee payable by the company to Parent in specified circumstances ($1,684,000) represents approximately 5.3% of the fully diluted equity value implied by the merger consideration and approximately 5.9% of the equity value of the outstanding common stock to be cashed out in the merger. The board also considered, however, that the fee was negotiated as part of the overall transaction package, that its absolute dollar amount was modest, that the company had already conducted an extensive pre-signing strategic review, and that the merger agreement preserves the board’s ability to respond to unsolicited bona fide acquisition proposals and, if warranted, terminate the merger agreement to accept a Superior Proposal. In light of these circumstances, the board did not believe the termination fee, when considered together with the other deal protection provisions, was reasonably likely to preclude a bona fide superior proposal from emerging.

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Required Stockholder Approval:   The board considered that the merger would be completed only if the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of company common stock entitled to vote thereon.

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Voting Agreements Increasing Closing Certainty.   The fact that certain significant stockholders of the company (specifically, 22NW, LP, JDB Investment Consulting, LLC and JCP Investment Management, LLC), who collectively hold approximately 22.1% of the voting power of the company as of the record date, have entered into voting agreements with Parent. Under the voting agreements, those stockholders agreed to vote all of their shares of Farmer Bros. common stock (together representing approximately 22.1% of the company’s outstanding shares as of the record date) in favor of the approval and adoption of the merger agreement and the merger, subject to the terms and conditions of the voting agreements. This voting commitment from a large stockholder bloc provides additional assurance regarding the likelihood of obtaining the requisite stockholder approval for the merger.

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Active Involvement of Independent Advisors.   The fact that the company’s outside legal counsel and independent financial advisor were actively involved throughout the strategic review, negotiation and due diligence process and provided regular advice and updates directly to the board and the Strategy Committee. The board considered that these advisors provided perspectives independent of management, helped the board oversee the process, evaluate alternatives, test assumptions and assess the legal and financial terms of the proposed transaction.

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Unanimous Board Approval.   The board noted that all members of the board of directors voted in favor of approving the merger agreement and the merger, and unanimously determined that the merger is advisable and in the best interests of the company and its stockholders. The unanimity of the board’s approval, after the board had received advice from its independent legal and financial advisors and considered the factors described above, underscored the directors’ collective judgment that the transaction is advisable and in the best interests of the company and its stockholders.

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Appraisal Rights for Dissenting Stockholders.   The availability of statutory appraisal rights under Delaware law for stockholders who do not vote in favor of adopting the merger agreement and who properly comply with all requirements of Section 262 of the Delaware General Corporation Law (DGCL). These appraisal rights give any stockholder who believes the merger consideration is inadequate an opportunity to seek a judicial determination of the fair value of their shares. For a detailed discussion of stockholders’ appraisal rights and the procedures for exercising them, see “The Merger — Appraisal Rights” beginning on page 65 of this proxy statement.

In the course of its deliberations, the board of directors also considered various uncertainties, risks and other countervailing factors relating to the merger agreement and the proposed transaction, including (not necessarily in order of relative importance) the following:
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Discount to Market Price.   The fact that the $1.29 per share cash merger consideration represents:

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a discount of approximately 14.6% relative to the closing price of our common stock on March 3, 2026 (the last trading day before public announcement of the merger agreement); and

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a discount of approximately 5.1% relative to the closing price of our common stock on July 21, 2025 (the last trading day before the company announced it was evaluating strategic alternatives).

However, the board of directors also considered that the company’s stock price had declined significantly over the prior six years and had declined following each earnings release during the period that the company was evaluating strategic alternatives, and that the trading price of the company’s common stock did not yet reflect that Farmer Bros. was expecting to have negative adjusted EBITDA (as defined in “— Certain Unaudited Prospective Financial Information” beginning on page 54) for fiscal year 2026 and would require additional capital through alternative strategies in the near future if the merger is not completed. The board also considered that public trading prices do not necessarily represent the value that could be realized by stockholders in a negotiated change-of-control transaction or the value of the company if it were to remain independent in light of the risks and uncertainties it faced. Certain historical market prices of our common stock are set forth in the table in the section entitled “Market Prices and Dividend Data” beginning on page 101.
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Closing Uncertainty.   The risk that completion of the merger may be subject to factors outside the company’s or Parent’s control, such as the need to obtain stockholder approval and satisfy other closing conditions, and the possibility that the merger might not be completed in a timely manner or at all.

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No Further Participation in the Company’s Upside.   The fact that, following the merger, the company’s current stockholders will no longer have any equity interest in the company and, therefore, will not participate in any future earnings, growth or appreciation in the value of the company’s business. If the company does not complete the merger and instead pursues a strategic alternative that allows it to continue as a standalone company, current stockholders could retain the opportunity to participate in any future upside.

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Reduction in the Initial Offer Price.   The fact that, during the course of negotiations, Braemont decreased its highest proposal from $2.00 per share (before transaction expenses) (which would equate to approximately $1.59 after dollar-for-dollar reductions of the $2.00 per share price for the final definition of transaction expenses and the expected payment of eleven months of short-term incentive bonuses in connection with closing) to a final price of $1.29 per share (after transaction expenses), and Braemont did not agree to cover the company’s transaction costs. However, the board of directors also considered that the $1.29 per share price was the result of extensive negotiations with Braemont and followed Braemont’s extensive confirmatory due diligence review of non-publicly available information which identified certain matters (described under “Background of the Merger’’ beginning on page 24) that Braemont cited as a basis for revised pricing. After considering the results of the broader strategic review and the company’s circumstances and alternatives, the board believed the final price and other terms represented the most attractive actionable transaction reasonably available to the company.

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Higher Indication of Interest from Party D.   The fact that Party D had submitted a non-binding indication of interest for an acquisition of the company at an implied valuation higher than the valuation reflected in the merger agreement, which, if it could have been translated into a definitive proposal and consummated on a similar timeline as the merger with Braemont, might have delivered greater value to the company’s stockholders. However, the board of directors also considered several factors that mitigated the significance of Party D’s proposal: (i) Party D’s indication of interest was non-binding and subject to substantial due diligence and internal approval requirements, (ii) Party D indicated that it would need a number of weeks even to provide a timeline for submitting a binding offer and completing its due diligence and approvals and (iii) given Party D’s lack of diligence, Party D’s offer may not have considered certain matters (described under “Background of the Merger’’ beginning on page 24) that Braemont cited as a basis for revised pricing. In light of these uncertainties, the board believed there was significant risk that Party D’s interest might never result in a definitive, actionable proposal. The board also noted that the merger agreement preserves the company’s ability to continue to entertain, and for the board to respond to, unsolicited bona fide acquisition proposals from Party D or any other third party (pursuant to the “fiduciary out” provisions described above) prior to stockholder approval of the merger.

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Taxable Transaction for Stockholders.   The fact that stockholders will be receiving cash for their shares in the merger, which will generally be a taxable event for stockholders who are U.S. holders for U.S. federal income tax purposes. Stockholders will likely recognize taxable gain or loss on the exchange of their shares for cash, whereas no taxable event would occur, for example, if the stockholders simply continued to hold their shares or if they received stock of another corporation in a tax-deferred transaction. The board considered that this tax impact will reduce the net after-tax value that stockholders receive from the merger, particularly for stockholders with a low tax basis in their shares.

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No-Shop Restrictions on Seeking Other Offers.   The restrictions imposed by the merger agreement on the company’s ability to actively solicit alternative acquisition proposals from third parties. While the merger agreement permits the board to consider unsolicited proposals as described above, the company is not permitted to initiate new discussions or seek out other bidders once the merger agreement is signed. The board recognized that these “no-shop” provisions, together with Parent’s matching right, might discourage some potential acquirers from coming forward with a competing offer for the company, even though the board concluded that these provisions were a necessary part of the negotiated transaction and were reasonable in scope.

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Termination Fee Payable by the Company.   The possibility that the obligation to pay a termination fee to Parent under certain circumstances could discourage some other potential acquirers from making a competing bid for the company. Under the merger agreement, if the company terminates the merger agreement to accept a Superior Proposal (or if certain other triggering events occur, such as the company entering into and consummating an alternative acquisition agreement within 12 months after terminating the merger agreement under certain circumstances), the company must pay Parent a termination fee of $1,684,000. Although the board considered the factors described above regarding that termination fee, the requirement to pay a fee to the current bidder could make it more costly or less appealing for another party to pursue an acquisition of the company during the term of the merger agreement.
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Limits of Reverse Termination Fee; Cap on Buyer Liability.   The negotiated limitations on the company’s remedies against Parent and the guarantors if the merger is not consummated, including that the reverse termination fee is payable only in specified circumstances and that Parent’s monetary liability is capped at agreed levels under the merger agreement. The board recognized that these limitations could restrict the company’s recourse in the event Parent fails to consummate the merger when required.

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Interim Operating Covenants.   The restrictions placed on the company’s conduct of business prior to closing of the merger, as agreed in the merger agreement. These interim operating covenants restrict the company from engaging in certain transactions or business actions outside the ordinary course without Parent’s consent (such as issuing new equity, making significant capital expenditures beyond budgeted amounts, entering new lines of business and certain other actions). As a result, during the period between signing and closing, the company might be delayed or prevented from pursuing certain business opportunities or strategic initiatives that could arise, or from taking other actions it would otherwise consider in the absence of a pending merger. The board considered that these limitations, while customary in mergers to preserve the status quo of the business, could have adverse effects if the merger were significantly delayed or ultimately not completed.

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Significant Transaction Expenses.   The substantial transaction-related expenses that will be incurred by the company in connection with the negotiation and completion of the merger, including fees payable to the company’s financial advisor, legal counsel, accountants and other professional advisors, as well as other costs such as printing and filing fees. These transaction expenses will be paid by the company regardless of whether the merger is ultimately completed. If the merger is not consummated, the company will have borne a significant one-time expense that will reduce its cash reserves and worsen the company’s liquidity issues.

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Potential Litigation.   The risk of litigation brought by the company’s stockholders in connection with the merger. The board recognized that public company mergers are frequently subject to stockholder lawsuits (for example, alleging breaches of fiduciary duty by directors or claiming disclosure deficiencies in the proxy statement), and that defending against such litigation, even if the claims are without merit, could impose financial costs on the company and divert management’s attention away from running the business.

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Impact on Existing Business.   The announcement and pendency of the transactions contemplated by the merger agreement, the failure to complete the merger or actions that the company may be required, or Parent may be permitted, to take under the merger agreement could have an adverse impact on existing and prospective business relationships with customers, suppliers, employees, labor unions, financing sources, partners or other business relationships, including the risk that key members of company management might choose not to remain employed with the company prior to the completion of the merger, regardless of whether or not the merger is completed.

After discussing and weighing the foregoing factors, the board of directors unanimously concluded that the expected benefits of the merger and the other transactions contemplated by the merger agreement outweigh the associated uncertainties, risks and potentially negative factors.
In addition, the board of directors was aware of, and considered, the fact that some of the company’s directors and executive officers have interests in the merger that differ from, or are in addition to, the interests of the company’s stockholders generally. These interests include, among other things, the treatment of equity awards, payments and benefits triggered by a change in control, and potential post-closing employment or service arrangements with the surviving company. The board considered these potential conflicts of interest in the context of its decision-making process. For more information, see the section entitled “Interests of Our Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.
The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive. The board considered all of the above-mentioned factors, among others, in reaching its decision to approve the merger agreement and recommend the merger, and the board did not attempt to quantify or assign any specific weight to any one factor or group of factors. Individual directors may have given different weight to different factors. Rather, the board made its recommendation based on the totality of the information and factors presented to it and in the context of the board’s fiduciary duties. Throughout its deliberative process, the board held multiple meetings, engaged in extensive discussions, and questioned company management and its independent legal and financial advisors to ensure that it had carefully considered the material information then available.
Certain statements in the above discussion of the board’s reasons for the merger and other information presented in this section are forward-looking in nature. These forward-looking statements should be read in conjunction with the cautionary statements regarding forward-looking information set forth in the section entitled “Forward-Looking Statements” beginning on page 104 of this proxy statement.
OPINION OF OUR FINANCIAL ADVISOR
Pursuant to an engagement letter that was executed on March 5, 2025, the company’s board of directors retained North Point to provide it with financial advisory services and a financial opinion in connection with the possible sale of the company. With respect to this engagement, the board of directors requested that North Point evaluate whether the consideration to be received by the stockholders pursuant to the merger agreement is fair, from a financial point of view, to such stockholders. At the meeting of the board of directors on March 3, 2026, North Point rendered to the board its oral opinion, confirmed by delivery of its written opinion dated the same date, that as of March 3, 2026 and based on and subject to the assumptions made, procedures followed, factors considered and qualifications and limitations on the scope of review undertaken by North Point set forth in the written opinion, the per share merger consideration is fair, from a financial point of view, to the stockholders of the company.
The full text of the written opinion of North Point, dated as of March 3, 2026, is attached as Appendix B. You are encouraged to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of the review undertaken by North Point in rendering its opinion. North Point’s opinion was directed to the board of directors, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of the company’s common stock, pursuant to the merger agreement and as of the date of the opinion. It did not address any other aspects or implications of the merger and does not constitute an opinion or a recommendation as to how the stockholders of the company should act or vote in connection with any of the transactions contemplated by the merger agreement. The summary of the opinion of North Point set forth below is qualified in its entirety by reference to the full text of the opinion.
In arriving at its opinion, North Point, among other things:
•
Reviewed and analyzed the terms of the draft Agreement and Plan of Merger dated March 3, 2026;

•
Reviewed and analyzed certain financial and other data with respect to the company, which was publicly available

•
Reviewed and analyzed certain information, including financial statements and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, projected operations and prospects of the company, that were publicly available as well as those that were furnished to it by the company;

•
Reviewed a quality of earnings performed by Alvarez & Marsal;

•
Held discussions with members of the board of directors, senior management, and representatives of the company concerning the matters described above, as well as its business and prospects on a standalone basis;

•
Reviewed the current and historical reported prices and trading activity of the company’s common stock and of certain publicly traded companies deemed by it to be comparable to the company;

•
Compared the financial performance of the company with that of certain other publicly traded companies that it deemed relevant; and

•
Reviewed the terms, to the extent publicly available, of certain business combination transactions that it deemed relevant.

In addition, North Point conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion.
Summary of Financial Analyses
The following is a summary of the material financial analyses prepared by North Point and reviewed with the board of directors in connection with North Point’s opinion. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, or underlying the opinion of, North Point, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by North Point. North Point may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be North Point’s view of the actual value of the company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the accompanying explanatory text to each table, as the tables alone do not constitute a complete description of the financial analyses performed by North Point. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying North Point’s financial analyses and its opinion. In performing its analyses, North Point made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the company or any other parties to the merger. None of the company, Parent or North Point or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the company do not purport to be appraisals or reflect the prices at which the company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 27, 2026 and is not necessarily indicative of current market conditions.
North Point performed the following financial analyses in connection with rendering its opinion to the board of directors:
•
Standalone Company Analysis

•
Comparable Public Companies Analysis

•
Comparable Precedent Transaction Analysis; and

•
Liquidation Value Analysis

Each of these analyses is summarized below.
Standalone Company Analysis
North Point reviewed the prospects of the company as a standalone entity.
The company has undergone a number of changes in last five years, including the sale of its direct ship business, changeover of the management team and the execution of several turnaround initiatives.
Despite the successful sale of the direct ship business and the implementation of several turnaround initiatives, the company is still facing declining financial performance and negative operating cash flow due to several headwinds, including, but not limited to, customer churn, elevated green coffee pricing and limited wherewithal to push additional price increases across its customer base given a number of price increases taken in the fiscal years ended June 30, 2024 and June 30, 2025.
See below for a summary of company management’s budget for the fiscal year ended June 30, 2026 (“FY2026B”) as compared to actual results for the fiscal year ended June 30, 2025 (“FY2025A”). The FY2026B financial information is unaudited prospective financial information that should be reviewed in connection with the summary of such prospective financial information below under “— Certain Unaudited Prospective Financial Information”.
•
FY2026B Revenue: The company is projecting $322 million in FY2026B revenue, marking a 5.9% decrease from the $342 million revenue generated in FY2025A.

•
FY2026B Gross Profit: The company is projecting $135 million in FY 2026B gross profit, marking a 15.0% decrease from the $159 million gross profit generated in FY2025A.

•
The company’s gross margin profile is projected to decrease 4.5% from 46.4% in FY2025A to 41.9% in FY2026B.

•
FY2026B Adjusted EBITDA: The company is projecting negative $2.9 million in FY2026B adjusted EBITDA, marking a 114.0% decrease from the $20.7 million adjusted EBITDA generated in FY2025A.

As outlined in the chart below, the company has been consistently churning customers at approximately 1.8% per quarter, resulting in significant decrease in customers serviced over the last two fiscal years:
(Customers in Thousand
For its standalone company analysis, North Point assessed customer count through fiscal year ended June 30, 2028 based on customer churn in a range of 1.6% to 2.0% per quarter (see Exhibit A below). Based on that analysis, North Point projected revenue ranges of the company based upon a range of assumed revenue per customer (see Exhibit B below). In the second fiscal quarter ended December 31, 2025, the company generated an average revenue per customer of $3.25 thousand, which served as the mid-point for the analysis. North Point then assessed projected Adjusted EBITDA ranges based on such projected revenues and fixed selling, general and administrative expenses of $130 million a year, which was estimated based on actual historical selling, general and administrative expenses (see Exhibit C below). North Point evaluated gross margins ranging from 35.0% to 45.0% and the resulting range of Adjusted EBITDA demonstrated the company’s need to generate at least $325 million in revenue and at least 40.0% gross margins in order to achieve positive Adjusted EBITDA and support the company’s fixed cost structure.

Per conversations with management, the customer churn is expected to continue and there will be limited ability to pass through additional pricing to generate at least $325 million in revenue and at least 40.0% gross margins in the fiscal year ended June 30, 2027. Revenue levels below $325 million would likely result in additional cash losses in the fiscal year ended June 30, 2027, which could result in potential liquidity and credit default concerns. As a result, North Point does not view the company’s continued operations as a standalone company to be sustainable in the short- or long-term without additional financing or the completion of a strategic alternative.
Comparable Public Companies Analysis
North Point performed a comparable public companies analysis, which attempts to provide an implied value of a company by comparing selected historical financial data of the company and estimated financial data of the company based on prospective financial information provided by management against corresponding financial data for similar publicly traded companies. North Point selected the following publicly traded companies that North Point, based on its experience and professional judgment, deemed relevant to consider in relation to the company based on information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and press reports, databases and other sources:
Pure-Play Coffee
BRC Inc.
WestRock Coffee Company, LLC
Diversified CPG with Coffee
B&G Foods, Inc.
The Campbell’s Company
The Coca Cola Company
General Mills, Inc.
The J.M. Smucker Company
Keurig Dr Pepper Inc.
The Kraft Heinz Company
PepsiCo, Inc.
Post Holdings, Inc.

Route-Based Food & Beverage
The Chef’s Warehouse, Inc.
Performance Food Group Company
Primo Brands Corporation
Sysco Corporation
United Natural Foods, Inc.
Although most of the selected companies are not directly comparable to the company, and most are substantially larger than the company, the companies included were chosen because they are publicly traded companies with operations in industries that for purposes of analysis may be considered similar to the company.
North Point calculated various financial multiples for such comparable companies based on the ratio of such companies’ operating data (obtained from SEC filings and industry database estimates as of February 27, 2026) to the equity value per share of such companies. North Point reviewed the average and median statistics for the comparable companies’ grouping to determine appropriate high and low multiples for each statistic.
North Point then compared the average and median of such multiples with the multiples obtained for the company. The company’s multiples were calculated based on the ratio of the company’s operating data (provided by management) to an implied enterprise value of $61.2 million (based on the $1.29 per share merger consideration) and then taking into account the company’s estimated net debt as of April 30, 2026 of $32.9M (including accrued post-retirement benefits as debt). With respect to the comparable companies, North Point calculated:
•
enterprise value (which is the market value of common equity plus the book value of debt, less cash) as a multiple of consensus estimates for revenue for the calendar year ended December 31, 2026 (“CY2026E” or “CY26E”); and

•
enterprise value as a multiple of consensus estimates for CY2026 earnings before interest, taxes and depreciation and amortization (also referred to as “EBITDA”).

The table below shows the results of North Point’s analyses of the selected comparable companies:
CY26E Enterprise Value /
	Rev.	EBITDA
Pure-Play Coffee
Westrock Coffee	1.0x	12.9x
BRC	0.3x	4.8x
Diversified CPG
The Coca-Cola	7.9x	22.0x
PepsiCo	2.8x	14.1x
Keurig Dr Pepper	2.3x	9.4x
The Kraft Heinz	1.9x	9.4x
General Mills	2.0x	11.1x
The J. M. Smucker	2.1x	9.2x
The Campbell’s	1.5x	8.8x
Post Holdings	1.5x	7.9x
B&G Foods	1.4x	9.2x

CY26E Enterprise Value /
	Rev.	EBITDA
Route-Based Food & Beverage
Sysco	0.7x	12.5x
Performance Food Group	0.3x	11.4x
Primo Brands	2.0x	9.1x
The Chefs’ Warehouse	0.8x	13.2x
United Natural Foods	0.2x	8.3x
Overall Median	1.5x	9.4x
Overall Mean	1.8x	10.8x
Farmer Brothers	0.2x	N/A
	Low	Mean	Median	Max	Merger Consideration Multiple
Multiple of:
2026E EBITDA	4.8x	10.8x	9.4x	22.0x	N/A
Given the negative Adjusted EBITDA budgeted for the company for the fiscal year ended June 30, 2026, North Point determined this analysis had limited value as the resulting implied enterprise value of the company would also be negative. Further, North Point did not place an emphasis on the revenue multiple analysis due to the company’s deteriorating revenue base and lack of profitability.
No company utilized in the public trading comparables analysis is identical to the company. In evaluating comparable companies, North Point made judgments and assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the company, such as the impact of competition on the businesses of the company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the company or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data. North Point considered a number of factors in analyzing the per share merger consideration.
Comparable Precedent Transaction Analysis
North Point reviewed the terms of certain recent merger and acquisition transactions reported in SEC filings, public company disclosures, press releases, industry and press reports, databases and other sources relating to the selected transactions (listed by target/acquiror) announced since 2007. Listed below are representative transactions listed by target and acquiror:
Target	Acquiror
JDE Peet’s N.V. (ENXTAM:JDEP)	Keurig Dr Pepper Inc. (NasdaqGS:KDP)
Cheney Bros., Inc.	Performance Food Group Company
Britvic plc (LSE:BVIC)	Carlsberg UK Holdings
Riverview Acquisition Corp. (NasdaqGS:RVAC)	WestRock Coffee Company, LLC
C.J. Vitner Company, Inc. (Certain Assets)	Utz Quality Foods, LLC
S&D Coffee, Inc.	WestRock Coffee Company, LLC
Primo Water Corporation (NasdaqGS:PRMW)	Cott Corporation (TSX:BCB)
Reinhart FoodService L.L.C. (Certain Assets)	Performance Food Group Company
Costa Limited	The Coca Cola Company (NYSE:KO)
Services Group of America, Inc. (Certain Assets)	US Foods, Inc. (NYSE:USFD)
Pinnacle Foods Inc.	Conagra Brands, Inc. (NYSE:CAG)

Target	Acquiror
S&D Coffee, Inc.	Cott Corporation (TSX:BCB)
Caribou Coffee Company, Inc.	BDT Capital Partners LLC; JAB Beech Inc.
Teavana Holdings, Inc. (NYSE:TEA)	Starbucks Corporation (NasdaqGS:SBUX)
Peet’s Coffee & Tea, Inc. (NasdaqGS:PEET)	JAB Holdings B.V.; BDT Capital Partners, LLC
LJVH Holdings Inc. (Van Houtte Inc.)	Green Mountain Coffee Roasters Inc. (NasdaqGS:GMCR)
Timothy’s Coffees of the World, Inc.	Green Mountain Coffee Roasters Inc. (NasdaqGS:GMCR)
Van Houtte Inc. (TSX:VH)	Littlejohn Fund III, L.P.; Fonds de solidarité FTQ
For each of the selected transactions, North Point calculated and compared multiples for the target companies based on the ratio of the enterprise value to the target’s EBITDA over the last twelve months prior to closing of the applicable transaction. North Point reviewed average and median statistics for the precedent transactions grouping to determine appropriate multiples for each statistic.
The results of these analyses are summarized in the table below.
Effective	Target	Acquiror	Ent. Value / EBITDA
Coffee Distribution
Aug-25	JDE Peet’s N.V. (ENXT AM:JDEP)	Keurig Dr Pepper (NasdaqGS:KDP)	16.6x
Apr-22	Riverview Acquisition Corp (NasdaqGS:RVAC)	Westrock Coffee Company	14.5x
Jan-20	Primo Water (NasdaqGS:PRMW)	Cott Corporation (T SX:BCB)	15.6x
Aug-16	S&D Coffee	Cott Corporation (T SX:BCB)	7.0x
Sep-10	LJVH Holdings (Van Houtte)	Green Mountain Coffee Roasters (NasdaqGS:GMCR)	11.3x
Nov-09	Timothy’s Coffees of the World	Green Mountain Coffee Roasters (NasdaqGS:GMCR)	14.6x
May-07	Van Houtte (T SX:VH)	Littlejohn Fund III; Fonds de solidarité	8.1x
Broader Coffee
Jun-24	Britvic plc (LSE:BVIC)	Carlsberg UK Holdings	13.1x
Aug-18	Costa Limited	The Coca-Cola Company (NYSE:KO)	16.4x
Dec-12	Caribou Coffee Company	BDT Capital Partners; JAB Beech	11.3x
Nov-12	T eavana Holdings (NYSE:T EA)	Starbucks Corporation (NasdaqGS:SBUX)	17.9x
Jul-12	Peet’s Coffee & Tea (NasdaqGS:PEET)	JAB Holdings; BDT Capital Partners	22.1x

Effective	Target	Acquiror	Ent. Value / EBITDA
Broader DSD
Aug-24	Cheney Bros.	Performance Food Group	9.9x
Jan-21	C.J. Vitner Company (Certain Assets)	Utz Quality Foods	5.9x
Jul-19	Reinhart FoodService	Performance Food Group	8.1x
Jul-18	Services Group of America (Certain Assets)	US Foods (NYSE:USFD)	8.6x
Jun-18	Pinnacle Foods	Conagra Brands (NYSE:CAG)	16.5x
Overall Median			13.1x
Overall Mean			12.8x
Farmer Brothers (NasdaqGS: FARM)			N/A
Given the negative Adjusted EBITDA budgeted for the company for the fiscal year ended June 30, 2026, North Point determined this analysis had limited value as the resulting implied enterprise value of the company would also be negative.
No company or transaction utilized in the precedent transactions is identical to the company or to the merger. In evaluating the precedent transactions, North Point made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of the company, such as the impact of competition on the business of the company or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the enterprise value of the transactions to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using precedent transactions. North Point considered a number of factors in analyzing the per share merger consideration.
Liquidation Value Analysis
Given the likelihood of liquidity concerns in the fiscal year ended June 30, 2027 under the standalone company analysis and the limited value of the public comparable company and precedent transaction analyses, North Point completed a liquidation analysis. The analysis determined, in a “best-case” scenario, that the company would have a liquidation value of $26.3 million to be distributed to shareholders. The “best-case” scenario assumed 100% recovery of the book value, excluding prepaid expenses and intangible assets, and the extinguishment of all outstanding liabilities as of December 31, 2025. In addition, the analysis did not contemplate wind-down costs associated with ceasing operations, which would further reduce the equity value available to be distributed to shareholders, and assumed that all equity awards would be forfeited to demonstrate the highest per share value for stockholders of $1.20 per share. The best-case scenario liquidation value is lower than the equity value contemplated in the proposed merger and the per share liquidation value for stockholders is lower than the proposed per share merger consideration. Given this, North Point did not analyze a range of outcomes regarding realized value for the assets even though North Point would not expect full recovery of book value for all the assets.

See the liquidation analysis below:
($ in millions)	Dec-25 Book Value
Assets
Cash & Cash Equivalents	$4.4
Accounts Receivable, Net	25.4
Inventories, Net	49.4
Prepaid Expenses	4.4
Buildings & Factory	2.1
Machinery & Equipment	20.7
Furniture & Information Systems	0.5
Software / Implementation Equipment	1.5
Land	0.9
Intangible Assets, Net	7.9
Book Value of Assets	$117.1
Less: Prepaid Expenses	4.4
Less: Intangibles Assets, Net	7.9
Liquidation Value of Assets	$104.8
Liabilities
Accounts Payable	$38.7
Accrued Payroll	8.2
Other Accruals	3.8
Long-Term Debt	21.3
Accrued Post-Retirement Benefits	6.5
Book Value of Liabilities	$78.6
Liquidation Value	$26.3
Liquidation Value / Common Shares Outstanding	$1.20
In North Point’s opinion, pursuing a liquidation event is less attractive than the proposed merger and should not be considered as the optimal path forward.
Limitations on North Point’s Analyses and Opinion
The summary of North Point’s analyses set forth above does not contain a complete description of these analyses, but does summarize the material analyses performed by North Point in rendering its opinion. The above summary is qualified in its entirety by reference to the written opinion of North Point attached as Appendix B to this proxy statement. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. North Point believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the North Point’s written opinion. In arriving at its opinion, North Point considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, North Point made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. No company or transaction used in the above analyses as a comparison is directly comparable to the company or the transactions contemplated by the merger agreement.
North Point performed its analyses solely for purposes of providing its opinion to the board of directors. In performing its analyses, North Point made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by North Point are based upon forecasts of future results furnished to North Point by management under certain assumptions, plans and scenarios, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. North Point does not assume responsibility if future results are materially different from forecasted results.
In its analysis and rendering its opinion, North Point has relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to it or discussed with or reviewed by it. North Point has further relied upon the assurances of management that the financial information provided has been prepared on a reasonable basis in accordance with industry practice and that management is not aware of any information or facts that would make any information provided to North Point incomplete or misleading in any material respect. Without limiting the generality of the foregoing, for the purpose of its opinion, North Point has assumed that with respect to financial estimates and other forward-looking information reviewed by it, such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of management as to the expected future results of the company’s operations and financial condition to which such financial estimates and other forward-looking information relate. North Point expresses no opinion as to any such financial estimates or forward-looking information or the assumptions on which they were based.
North Point assumed that the merger would be completed on the terms set forth in the merger agreement reviewed by North Point, without amendments and with full satisfaction of all covenants and conditions without any waiver. North Point expressed no opinion regarding whether the necessary approvals or other conditions to the consummation of the merger will be obtained or satisfied.
North Point conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the company’s stockholders pursuant to the merger agreement and in connection with the delivery of its opinion, dated March 3, 2026, to the board of directors. These analyses do not purport to be appraisals or to reflect the prices at which the company’s common stock might actually trade.
North Point did not assume responsibility for performing, and did not perform, any appraisals of specific assets or liabilities of the company. North Point expresses no opinion regarding the solvency of any entity. North Point did not undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the company, or any of its affiliates, are a party or may be subject. At the direction of the board of directors, and with its consent, North Point’s opinion made no assumption concerning, and, therefore, did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
North Point’s opinion was necessarily based on the information available to it and the facts and circumstances as they existed and were subject to evaluation as of the date of the opinion. Events occurring after the date of the opinion could materially affect the assumptions used by North Point in preparing its opinion. North Point has not undertaken and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was rendered.
North Point was not requested to opine as to, and the opinion does not address, the basic business decision to vote or otherwise act with respect to the proposal to adopt the merger agreement or the transactions contemplated by the merger agreement, the pre-signing process conducted by the company, the merits of the transaction compared to any alternative business strategy or transaction that may be available to the company, any other terms contemplated by the merger agreement or the fairness of the amount or nature of the compensation to the company’s officers, directors or employees, or any class of such persons, relative to the compensation to be received by holders of the company’s common stock. North Point did not express any opinion as to whether any alternative transaction might produce consideration for the company’s stockholders in excess of the per share merger consideration.
The per share merger consideration to be received by the company’s stockholders (other than excluded shares) pursuant to the merger agreement was determined through arm’s-length negotiations between the company and Parent and was recommended and approved by the board of directors. North Point’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. North Point’s opinion was not intended to, and does not, constitute an opinion or recommendation as to whether the stockholders of the company should vote with respect to the proposal to adopt the merger agreement, or take any other action in connection with the merger.
Consequently, the analyses as described above should not be viewed as determinative of the opinion of the board of directors with respect to the consideration pursuant to the merger agreement or of whether the board of directors would have been willing to agree to different consideration. North Point’s opinion was approved by a committee of North Point investment banking and other professionals in accordance with North Point’s customary practice.
Miscellaneous
In the ordinary course of its business, North Point and its affiliates may actively trade securities of the company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. The board of directors selected North Point to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of North Point’s extensive qualifications and experience (including transactional advisory experience) in the food and beverage industry and its independence.
Under the terms of its engagement letter, North Point provided the board of directors with a fairness opinion, described in this section and attached to this proxy statement as Appendix B, in connection with the merger. The company has agreed to pay North Point a fee, currently estimated to be approximately $1.6 million. A significant portion of North Point’s fee is contingent upon completion of the merger, and $250,000 of such fee has been earned by North Point for rendering its fairness opinion. The opinion fee was not contingent upon closing of the merger or the conclusions reached in North Point’s opinion. In addition, the company agreed to indemnify North Point and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling North Point or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with North Point’s engagement and to reimburse certain expenses in connection with its services.
Please be advised that during the two years preceding the date of its opinion, neither North Point nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the company or Parent. In the ordinary course of its business, North Point may, in the future, provide investment banking and financial advisory services to the surviving corporation or the Parent or entities that are affiliated with the Parent or the surviving corporation for which North Point would expect to receive compensation.
CERTAIN UNAUDITED PROSPECTIVE FINANCIAL INFORMATION
While the company has from time to time provided certain targets and financial objectives, the company historically has not made public projections of revenues, earnings or other prospective financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates and the likelihood that the underlying assumptions and estimates may not be realized. In the ordinary course of business, the company’s management prepared an annual budget for the fiscal year ending June 30, 2026, which was provided to and discussed with the board of directors and, at the direction of the board, with the financial advisor to the company and with potential buyers that executed confidentiality agreements with the company, including Braemont and Parent. The annual budget for the fiscal year ending June 30, 2026 was not updated to incorporate actual or preliminary actual results for the first half of fiscal year 2026 (consisting of the first and second fiscal quarters ended September 30, 2025 and December 31, 2025, respectively) or company management’s expectations for the actual results for the second half of fiscal year 2026 (consisting of the third and fourth fiscal quarters ending March 31, 2026 and June 30, 2026).

The following table presents a summary of this prospective financial information for the company prepared by Company management for the following fiscal year ending June 30, 2026:
	Actual	Actual	Budget
($ in millions)	2025A	LTM Dec-25	2026B
Net Sales	$342.3	$337.7	$322.1
Cost of Goods Sold	183.6	192.9	187.2
Gross Profit	$158.7	$144.8	$134.9
Selling Expenses	104.2	103.5	105.4
General & Administrative Expenses	33.7	31.1	32.3
Adjusted EBITDA	$20.7	$10.2	$(2.9)
The prospective financial information includes Adjusted EBITDA which is determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”) because company management believed such measure would be useful to the board of directors in evaluating the prospects of the company. Company management believes Adjusted EBITDA is a useful measure to assess the company’s operating performance and the company’s operating performance against its peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income and income from operations. The company’s calculations of these non-GAAP measures may differ from calculations of such measures by others in the company’s industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.
Adjusted EBITDA.   Adjusted EBITDA is defined as net (loss) income before interest, taxes, depreciation and amortization excluding the impact of: income tax (benefit) expense, interest expense, depreciation and amortization expense, share-based compensation expense, net losses on disposal of assets, pension settlement charge, severance costs, strategic initiative costs and other adjustments identified by A&M in the quality of earnings. A reconciliation of Adjusted EBITDA to net income is provided below:
	Actual	Actual	Budget
($ in millions)	2025A	LTM Dec-25	2026B
Net Income (Loss)	$(14.3)	$(18.4)	$(23.6)
Interest Expense	2.6	2.5	2.4
Income Tax Expense	(0.1)	(0.1)	—
Depreciation & Amortization Expense	11.4	10.8	11.5
Share-Based Compensation Expense	2.4	2.0	2.4
Net Losses (Gains) on Disposal of Assets	3.3	2.1	4.2
Pension Settlement Charge	7.7	7.7	—
Severance Costs	1.6	1.0	0.1
Strategic Initiatives Costs	0.3	1.7	—
Other Adjustments(1)	5.7	0.9	0.1
Adjusted EBITDA	$20.7	$10.2	$(2.9)

(1)
Includes adjustments identified in the third-party quality of earnings report to further adjust the company’s Adjusted EBITDA to remove net losses on financial derivatives, gains on sales of facilities, compensation of terminated employees, costs associated with a cyberattack and debt refinancing and to adjust bad debt expense to equal actual write-offs incurred.

The prospective financial information is not being included in this proxy statement to influence any stockholder to make any decision about the proposal to adopt the merger agreement or for any other purpose but because this information was made available to the board of directors, the company’s financial advisor and potential buyers that executed confidentiality agreements with the company, including

Braemont and Parent. The prospective financial information provided was not prepared with a view toward public disclosure, and the summary disclosure of this information in this proxy statement should not be regarded as an indication that the company or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Accordingly, readers of this proxy statement should not place undue reliance on the prospective financial information contained herein, including as part of any decision about the proposal to adopt the merger agreement.
The prospective financial information was not prepared with a view toward complying with GAAP, the published Commission guidelines regarding projections and non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the prospective financial information is unaudited and neither the company’s independent registered public accounting firm, nor any other independent accountants, compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
The prospective financial information prepared by company management was based on a number of variables, assumptions and estimates made by company management at the time it was prepared with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the business of the company. The company believes that the assumptions its management used in formulating its prospective financial information were reasonable at the time the prospective financial information was prepared, taking into account the relevant information available to company management at the time. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in the prospective financial information, including, but not limited to, the risk and uncertainties described in the company’s reports filed with the SEC. See also the section captioned “Miscellaneous — Forward-Looking Statements” beginning on page 104.
The inclusion of the prospective financial information should not be regarded as an admission, representation, or indication that any of the board of directors, the company, the company’s management, North Point, any of their respective advisors or any other person considered, or now considers, the forecasts to be material or a reliable prediction of future results, and the prospective financial information should not be relied upon as such.
The prospective financial information does not take into account:
•
any circumstances or events occurring after the date it was prepared, including the transactions contemplated by the merger agreement;

•
other matters related to the merger, including the expenses incurred in connection with negotiating and completing the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decision or action that would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the merger; and

•
the effect of any failure of the merger to occur.

Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts may have changed since the date the prospective financial information was prepared. Except as required by applicable law, the company does not intend to update or otherwise revise the prospective financial information to reflect any condition, circumstance, or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the prospective financial information are in error or are no longer appropriate. In light of the foregoing factors and uncertainties inherent in the prospective financial information, readers of this proxy statement are cautioned not to place any reliance on the portions of the prospective financial information.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
When considering the recommendation of our board of directors that you vote for the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of the company. As described in more detail below, these interests include:

•
The conversion of outstanding RSUs, PBRSUs, and CSRSUs into a contingent right to receive a cash payment, as applicable, for each of our directors and executive officers;

•
Potential receipt of certain severance payments in the event of a qualifying termination of employment under existing agreements between our executive officers and the company;

•
Potential receipt of certain transaction bonus payments in the event of the consummation of the merger within certain time requirements; and

•
The entitlement to indemnification benefits in favor of our directors and executive officers.

These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.
Our current executive officers are:
•
John Moore, President and Chief Executive Officer

•
Vance Fisher, Chief Financial Officer

•
Jared Vitemb, Vice President, General Counsel and Chief Compliance Officer

•
Brian Miller, Vice President, Sales

For purposes of determining merger-related compensation, our “named executive officers” are:
•
John Moore, President and Chief Executive Officer

•
Vance Fisher, Chief Financial Officer

•
Jared Vitemb, Vice President, General Counsel and Chief Compliance Officer

The compensation that may be paid or become payable to our named executive officers in connection with the merger is subject to a non-binding, advisory vote of the company’s stockholders, as described in “The Advisory Compensation Proposal (Proposal #2)” beginning on page 95.
Employment or Other Agreements with Royal Cup
As of the date of this proxy statement, no executive officer of the company has entered into an agreement with Royal Cup or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or any of its affiliates. Prior to or following the closing of the merger, however, these executive officers may discuss or enter into new employment or equity agreements with Royal Cup, Merger Sub, and/or any of their respective affiliates.
Treatment of Outstanding Company Equity Awards
Under the merger agreement, equity-based awards outstanding under our equity incentive plans immediately prior to the effective time will be treated as summarized below and further described in “The Merger Agreement — Treatment of Farmer Bros. Equity Awards” beginning on page 72:
Stock Options.   Each option (whether vested and exercisable or unvested) to purchase shares of our common stock outstanding and unexercised will be automatically converted into the right to receive from Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of $1.29 over the per share exercise price of such option by (2) the aggregate number of shares of our common stock that were issuable upon exercise of such option immediately prior to the effective time, less any applicable withholding taxes.
RSUs and CSRSUs.   Each then-outstanding RSU and CSRSU will be cancelled and terminated and converted into the contingent right to receive from the surviving corporation an amount in cash (without interest) equal to the product obtained by multiplying (1) the number of shares of our common stock subject to such RSU or CSRSU, as applicable, by (2) $1.29, plus any plus any dividend equivalent rights accrued and unpaid thereon, less any applicable withholding taxes. Following the effective time, the converted RSU and CSRSU awards will be subject to the same terms and conditions applicable to the corresponding RSU or CSRSU award, including time-based vesting conditions and terms related to the treatment of the award upon a termination of employment.
PBRSUs.   Each then-outstanding PBRSU will be cancelled and terminated and converted into the contingent right to receive from the surviving corporation a payment amount in cash equal to the product obtained by multiplying (1) the number of shares of our common stock subject to such PBRSU, as determined assuming that the applicable performance metrics have been achieved at the greater of the target level or actual performance, by (2) $1.29, plus any dividend equivalent rights accrued and unpaid thereon, less any applicable withholding taxes. Following the effective time, the converted awards will no longer be subject to performance-based vesting conditions and will instead be subject solely to time-based vesting conditions, consistent with the remaining time-based vesting terms in effect immediately prior to the conversion. All other terms of the converted awards will remain substantially the same as applied to the corresponding PBRSU award immediately prior to the effective time, including terms related to the treatment of the award upon a termination of employment.
Mr. Fisher’s 2024 Awards
In connection with his hiring on June 10, 2026, Mr. Fisher was granted 100,000 RSUs (the “Fisher 2024 RSUs”) that have certain single-trigger protections set forth in an award agreement granted under the company’s Amended and Restated 2017 Long-Term Incentive Plan (the “Fisher 2024 RSU Agreement”). Pursuant to this award agreement, any unvested Fisher 2024 RSUs, together with any dividend equivalents attributable thereto, would vest in full upon a “qualifying resignation”. For the purposes of the Fisher 2024 RSUs, a “qualifying resignation” means Mr. Fisher’s voluntary resignation that occurs on or after the second anniversary of his hire date (i.e., on or after June 10, 2026), provided that (i) Farmer Bros has achieved positive free cash flow in each of the four quarters completed immediately prior to the resignation, as determined by the Board in its sole discretion, (ii) Farmer Bros. has a well-qualified internal successor for the position of Chief Financial Officer; as determined by the Board in its sole discretion, and (iii) no facts or circumstances exist that would entitle Farmer Bros. to terminate Mr. Fisher for “cause,” as such term is defined under Mr. Fisher’s severance agreement (as defined below). The Fisher 2024 RSU Agreement further provides that any unvested Fisher 2024 RSUs, together with any dividend equivalents attributable thereto, would vest in full upon the consummation of a change in control, subject to Mr. Fisher’s continued employment through the date of such consummation. Accordingly, Mr. Fisher will fully vest in the unvested portion of the Fisher 2024 RSUs upon the consummation of the merger if he remains employed through the closing date. The estimated amount that Mr. Fisher will receive in respect of the unvested portion of the Fisher 2024 RSUs in connection with a hypothetical closing of the merger on March 27, 2026 is $86,000.
Mr. Fisher was also granted 120,000 PBRSUs in connection with his hiring (the “Fisher 2024 PBRSUs”) pursuant to an award agreement granted under the 2020 Inducement Incentive Plan (the “Fisher 2024 PBRSU Agreement”) that vest as follows upon a termination of employment due to death, disability, or a qualifying resignation:
•
In the event that Mr. Fisher’s employment is terminated due to death or disability prior to the end of the performance period for the Fisher 2024 PBRSUs, such PBRSUs would remain outstanding and Mr. Fisher would be eligible to earn a pro-rated number of the PBRSUs that would have been earned based on actual performance through the end of the performance period had Mr. Fisher remained employed, with such pro-rated amount to be based on the number of days that Mr. Fisher was employed during the performance period over the total number of days in such period.

•
In the event that Mr. Fisher incurs a qualifying resignation, the Fisher 2024 PBRSUs would remain outstanding, and Mr. Fisher would be eligible to earn the number of PBRSUs that would have been earned based on actual performance through the end of the performance period had Mr. Fisher remained employed.

For purposes of the Fisher 2024 PBRSU Agreement, a “qualifying resignation” has the same meaning as the Fisher 2024 RSU Agreement.
As noted above, the merger agreement provides that any PBRSU outstanding as of the effective time will convert into a contingent right to receive a cash payment from the surviving corporation in connection with the merger, and such converted awards will be subject to same terms and conditions applicable to the corresponding PBRSU award, including terms related to the treatment of the award upon a termination of employment. Accordingly, pursuant to the Fisher 2024 PBRSU Agreement and the merger agreement, Mr. Fisher will fully vest in the unvested portion of the converted award that relates to the Fisher 2024 PBRSUs upon a qualifying resignation following the consummation of the merger. Mr. Fisher will also vest pro-rata in the unvested portion of such converted award upon a termination due to death or disability following the consummation of the merger based on the number of days that Mr. Fisher was employed between the grant date of the Fisher 2024 PBRSUs and Mr. Fisher’s termination date. The Fisher 2024 PBRSUs are also subject to certain double-trigger protections as described immediately below.
Double-Trigger Protection
Other than the Fisher 2024 RSUs, any outstanding RSU, CSRSU, and PBRSU awards held by our executive officers have certain double-trigger protections set forth in the award agreements granted under the company’s Amended and Restated 2017 Long-Term Incentive Plan or 2020 Inducement Incentive Plan (the “equity plans”). Pursuant to these award agreements, any RSUs, CSRSUs, and PBRSUs held by our executive officers (other than the Fisher 2024 RSUs) would vest as follows upon an involuntary termination of employment without “cause” or a resignation for “good reason” (each, a “qualifying termination”) that, in each case, occurs within the twenty-four (24) month period following a change in control:
•
Unvested RSUs and CSRSUs, together with any dividend equivalents attributable thereto, would vest in full; and

•
A “target number” of unvested PBRSUs would vest in full, with any unvested PBRSUs in excess of the target number being forfeited.

As noted above, the merger agreement provides that any RSU, CSRSU and PBRSU outstanding as of the effective time will convert into a contingent right to receive a cash payment from the surviving corporation in connection with the merger, and such converted awards will be subject to same terms and conditions applicable to the corresponding RSU, CSRSU and PBRSU award, including terms related to the treatment of the award upon a termination of employment. Accordingly, pursuant to the award agreements and the merger agreement, our executive officers will fully vest in the unvested portion of any such converted award upon a qualifying termination that occurs within the twenty-four (24) month period following the consummation of the merger.
Quantification of Equity Awards
For an estimate of the amounts that our named executive officers could receive in respect of their outstanding and unvested equity awards if each named executive officer experiences a qualifying termination in connection with a hypothetical closing of the merger on March 27, 2026, see the “Equity” column in the “Quantification of Payments and Benefits to Named Executive Officers” table beginning on page 62. An estimate of the amount that Brian Miller, an executive officer who is not a named executive officer, could receive in respect of the unvested portion of his equity awards assuming Mr. Miller experiences a qualifying termination in connection with a hypothetical closing of the merger on March 27, 2026 is approximately $116,000, calculated by reference to 45,000 RSUs, 25,000 CSRSUs and 20,000 PBRSUs (as determined with the applicable performance metrics at the target level).
No non-employee director holds any RSUs as of the record date, and no non-employee director will receive any RSUs or other equity-based compensation upon the merger closing. Pursuant to the terms of the merger agreement, non-employee directors are eligible to receive a payment roughly equivalent to the RSU grant they otherwise would have received but for the merger prior to closing of the merger.
Change in Control and Severance Benefits
Severance Agreements
Farmer Bros. is party to a Second Amended and Restated Severance Agreement with each of the executive officers (collectively, as amended, the “severance agreements”) that provides for severance and change in control benefits, subject to the executive’s timely execution and non-revocation of a separation agreement and general release of claims in favor of the company (except if the termination was a result of death or disability). The severance agreements include a successor clause requiring that any successor of the company expressly assume and agree to perform all obligations thereunder in the same manner and to the same extent as the company and will continue to be applicable following the closing of the merger.
Each severance agreement provides for the following severance benefits if an executive officer experiences a qualifying termination:
•
Certain “accrued benefits”, including earned based salary and the bonus that the executive would have received under the company’s short-term incentive plan (the “STIP”) for the previous fiscal year in the event that the qualifying termination occurs after the end of such fiscal year and before STIP bonuses are paid, which are payable in a lump sum on the first regular pay date following a qualifying termination other than the STIP bonuses which are payable on the date the bonuses would have been made to the executive officers but for the qualifying termination;

•
An amount equal to the executive officer’s “annual compensation,” which is payable in installments and consists of (i) one year of the executive’s base salary at the highest salary rate paid to the executive in the 12 months prior to the qualifying termination plus (i) an amount equal to what the executive officer would pay annually for COBRA continuation coverage for that executive and his covered dependents; and

•
A pro-rated portion of the STIP bonus that the executive officer would have received for the year in which the qualifying termination occurs, based on actual performance and payable in a lump sum when such payments are made to similarly situated employees, but in no event later than September 15th of the year following such termination.

The severance agreements also provide for severance benefits upon a termination of employment due to death or disability, which consist of (i) accrued benefits and (ii) a payment equal to one-year of the employee portion of COBRA continuation payments. These severance benefits are payable in a lump sum on the 60th day after the executive’s termination of employment.
The executive officers are eligible to receive certain “enhanced severance benefits” upon a qualifying termination that occurs on or prior to the one-year anniversary of a “change in control” (as defined therein), as follows:
•
Accrued benefits;

•
An amount equal to two times the executive’s annual compensation, which is payable in a lump sum within 15 days following the termination;

•
An amount equal to two times the executive’s annual target STIP bonus for the year in which the qualifying termination occurs, which is payable in a lump sum within 15 days following the termination; and

•
Reimbursement for up to $20,000 in outplacement services, which expenses must be incurred no later than December 31 of the second calendar year following the calendar year in which the termination occurs with such expenses to be paid no later than the last day of the third fiscal year following the fiscal year in which the termination occurred.

The severance agreements further provide that if any severance benefits provided thereunder or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of

Section 280G of the Tax Code and are subject to excise taxes under Section 4999 of the Tax Code, then such executive will be entitled to receive either full payment of the severance benefits or such lesser amount which would result in no portion of the benefits being subject to any excise taxes under Section 4999 of the Tax Code, whichever results in the greater amount of aftertax benefits to such executive (the “better of provision”). None of the executive officers are eligible for an excise tax gross-up.
Letter and Employment Agreements
Farmer Bros. is party to a Letter Agreement with each of the executive officers (collectively, the “letter agreements”), which provide that the closing of the merger will constitute “good reason” for purposes of each executive officer’s severance agreement and any award agreement under the equity plans. The letter agreements with Mr. Vitemb, Mr. Fisher and Mr. Miller also include a one-year noncompetition covenant and provide for repayment of any severance benefits received by such executive officer under his severance agreement, less $1,000, in the event that he breaches the non-competition covenant set forth in his letter agreement.
Mr. Moore is party to an employment agreement with the company pursuant to which the company may cease providing any of the severance payments and benefits, including the enhanced severance benefits described above, if Mr. Moore breaches any of the restrictive covenants set forth in his employment agreement, which provides for (i) an indefinite confidentiality covenant, (ii) an agreement that the company owns any intellectual property created or developed by Mr. Moore and which is related to his employment, (iii) a non-competition covenant that applies during employment and for 12 months post-employment (or 24 months post-employment if Mr. Moore receives benefits under the severance agreement), and (iv) a non-solicitation covenant that applies during employment and for 24 months post-employment. The employment agreement further provides for repayment of any severance benefits (other than accrued benefits) received by Mr. Moore under his severance agreement, less $1,000, in the event that he breaches any restrictive covenant set forth in his employment agreement.
For an estimate of the value of the severance payments and benefits described above that would become payable to each of our named executive officers upon a qualifying termination, see “Quantification of Payments and Benefits to Named Executive Officers” below. The estimated aggregate severance payments and benefits that Brian Miller, an executive officer who is not a named executive officer, would receive upon a qualifying termination is $870,000 based on his compensation level as of March 27, 2026 and subject to the assumptions described below in “Quantification of Payments and Benefits to Named Executive Officers”.
Change in Control Bonuses
Farmer Bros. is party to a Bonus Opportunities Letter Agreement with each named executive officer that was originally entered into on August 12, 2025 and subsequently amended on December 8, 2025 and February 16, 2026 (collectively, the “transaction bonus agreements”). The transaction bonus agreements provide for the following bonuses and PBRSU awards:
•
The named executive officers received a one-time lump sum cash bonus payment equal to $100,000 for Mr. Vitemb, $175,000 for Mr. Fisher, and $200,000 for Mr. Moore, which was paid on the first payroll date following January 1, 2026;

•
In the event that Farmer Bros. closes a change in control transaction (the “performance target”) after January 1, 2026 and on or before June 29, 2026, the named executive officers are eligible to receive an additional lump sum cash bonus payment equal to $100,000 for Mr. Vitemb, $175,000 for Mr. Fisher, and $200,000 for Mr. Moore that is payable at the closing; and

•
If the performance target is not met by June 29, 2026, then the named executive officers are eligible to receive an award of PBRSUs with an aggregate value equal to $37,500 for Mr. Vitemb, $75,000 for Mr. Fisher, and $300,000 for Mr. Moore, which will be granted on June 30, 2026.

All bonus opportunities under the transaction bonus agreements are contingent on the applicable named executive officer’s continued employment through the date that the performance target is achieved or June 30, 2026, as applicable.

Quantification of Payments and Benefits to Named Executive Officers
As required by Item 402(t) of Regulation S-K, the table below and its footnotes show the estimated payments and benefits that each named executive officer could receive if the individual experiences a qualifying termination in connection with a hypothetical closing of the merger on March 27, 2026, which is the assumed effective time solely for purposes of the disclosure in this section, based on each individual’s compensation levels and outstanding equity awards as of March 27, 2026. The table also shows the estimated payment that Mr. Fisher could receive with respect to the unvested Fisher 2024 RSUs, which will vest in full upon the closing of the merger subject to his continued employment through such date.
The amounts reflected in the table and the footnotes with respect to the value of the vesting acceleration of each named executive officer’s outstanding equity awards are determined using a per share price for the company’s common stock of $1.29, which is the per share merger consideration as specified in the merger agreement.
The compensation summarized in the table and footnotes below in respect of the named executive officers is subject to a non-binding, advisory vote of the company’s stockholders, as described in “The Advisory Compensation Proposal (Proposal #2)” beginning on page 95.
The calculations in the tables below do not include amounts the named executive officers were already entitled to receive or that were vested as of March 27, 2026, or amounts under contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of a named executive officer and that are available generally to all of our salaried employees. No potential reductions have been applied pursuant to the better of provision in the severance agreements with respect to the calculations below. The estimated amounts below are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, certain amounts will vary depending on the actual date of closing of the merger, which is presently expected to occur in the company’s fiscal fourth quarter ending June 30, 2026. As a result, the actual amounts, if any, to be received by an applicable individual may materially differ from the amounts set forth in the following table and accompanying footnotes.
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits (#)(3)	Total ($)
John Moore	$2,060,130	$1,173,187	$20,000	$3,253,317
Vance Fisher	$1,490,937	$575,866	$20,000	$2,086,803
Jared Vitemb	$1,276,430	$284,338	$20,000	$1,580,768

(1)
The amounts in this column represent the estimated “double-trigger” enhanced severance benefits payable to each named executive officer under their respective severance agreement upon a qualifying termination that occurs on March 27, 2026 based on the amounts set forth in the table below. Under the severance agreements, cash severance is payable in a lump sum within 15 days following the qualifying termination for each named executive officer other than accrued benefits which are paid on the first regular pay date following termination. Amounts in this column also include the transaction bonuses payable to each named executive officer under their respective transaction bonus agreement if the merger closes by June 29, 2026. Such transaction bonus amounts are “single-trigger” benefits.

Named Executive Officer(a)	Base Salary Severance ($)(b)	Target Bonus Severance ($)(c)	COBRA Payment ($)(d)	Transaction Bonus ($)(e)	Total ($)
John Moore	$900,000	$900,000	$60,130	$200,000	$2,060,130
Vance Fisher	$800,000	$480,000	$35,937	$175,000	$1,490,937
Jared Vitemb	$700,000	$420,000	$56,430	$100,000	$1,276,430

(a)
If base salary levels or cash incentive arrangements change before the closing of the merger occurs, then actual payments may differ materially from those provided in this table.

(b)
The amounts in this column represent a cash severance amount equal to 2.0 times the named executive officer’s base salary pursuant to their respective severance agreement.

(c)
The amounts in this column represent a cash severance amount equal to 2.0 times the named executive officer’s target annual STIP bonus opportunity for the year in which the qualifying termination occurs pursuant to their respective severance agreement.

(d)
The amounts in this column represent a cash severance amount equal to two times the amount that the named executive officer would pay annually for COBRA continuation coverage for the executive and his covered dependents pursuant to their respective severance agreement.

(e)
The amounts in this column represent the one-time cash bonus that the named executive officer will be eligible to receive if the merger closes by June 29, 2026.

(2)
The amounts in this column represent (i) for Mr. Fisher, the estimated “single-trigger” value of the unvested Fisher 2024 RSUs that would vest in full upon a change in control (which would include the consummation of the merger) using a per share price for the company’s common stock of $1.29, the per share merger consideration as specified in the merger agreement and (ii) for each named executive officer, the estimated “double-trigger” value of the unvested RSUs (other than the Fisher 2024 RSUs) and PBRSUs held by each named executive officer that would vest in full upon a termination of employment without “cause” or resignation for “good reason” within 24 months following a change of control (which would include the consummation of the merger) using a per share price for the company’s common stock of $1.29, the per share merger consideration as specified in the merger agreement, and in the case of PBRSUs, with the applicable performance metrics at the greater of the target level or actual performance. Because stockholder approval is a closing condition for the merger, it is not possible for a closing to occur before the date of the meeting to which this proxy statement relates. Depending on when the closing date of the merger actually occurs, additional RSUs and PBRSUs that are currently outstanding may vest in accordance with their terms prior to the closing of the merger.

	Unvested RSU Awards		Unvested PBRSU Awards
Named Executive Officer	Number (#)(a)	Value ($)	Number (#)(b)	Value ($)
John Moore	449,871	$580,334	459,576	$592,853
Vance Fisher	191,667	$247,250	254,741	$328,616
Jared Vitemb	120,417	$155,338	100,000	$129,000

(a)
The amounts in this column represent (i) the number of unvested Fisher 2024 RSUs that Mr. Fisher will vest in upon the closing of the merger, subject to his continued employment through such date and (ii) the number of unvested RSUs for each named executive officer that would vest as a result of a qualifying termination that occurs on March 27, 2026.

(b)
The amounts in this column represent the number of unvested PBRSUs that would vest as a result of a qualifying termination that occurs on March 27, 2026 with the applicable performance metrics at the target level.

(3)
The amounts in this column represent up to $20,000 in outplacement services for each named executive officer. Such benefits are “double-trigger” and part of the enhanced severance benefits payable under each named executive officer’s respective severance agreement in connection with a qualifying termination that occurs on March 27, 2026.

Indemnification and Insurance of Directors and Executive Officers
See “The Merger Agreement — Indemnification and Insurance” beginning on page 84, for a summary of the obligations of Royal Cup and the surviving corporation with respect to indemnification and directors’ and officers’ liability insurance of directors and executive officers after the effective time.
Benefit Arrangements
See “The Merger Agreement — Employee Matters,” beginning on page 83, for a summary of certain post-closing covenants related to employee benefit arrangements.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders of our common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Tax Code,” applicable U.S. Treasury Regulations promulgated under the Tax Code, judicial opinions and administrative rulings and published positions of the Internal Revenue Service, which we refer to as the “IRS,” each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation (such as the Medicare tax on “net investment income”) that may be relevant to a holder of shares of our common stock in light of such holder’s particular circumstances, nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. We have not sought any ruling, and no ruling will be sought from the IRS with respect to the merger. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of our common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Tax Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or non-U.S. currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, U.S. expatriates or former citizens or long term residents of the United States, S corporations or other pass-through entities (or investors in such S corporations or other pass-through entities), real estate investment trusts, regulated investment companies, U.S. holders who hold shares of our common stock as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction, U.S. holders who will hold (actually or constructively) an equity interest in Royal Cup immediately after the merger, U.S. holders who acquired their shares of our common stock through the exercise of employee stock options, through a tax qualified retirement plan or other compensation arrangements, and stockholders who have properly exercised appraisal rights).
If a partnership (including for this purpose any entity or arrangement treated as a partnership or flow-through entity for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partner and the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of our common stock, you should consult your tax advisor.

This summary of U.S. federal income tax consequences is intended only as a general summary of certain material U.S. federal income tax consequences of the merger to U.S. holders and is not tax advice. Holders of our common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including federal estate, gift and other non-income tax consequences, the applicability and effect of the alternative minimum tax, the Medicare tax on net investment income and any other U.S. federal tax, and tax consequences under state, local, non-U.S., or other tax laws, including tax treaties.
Tax Consequences of the Merger
The receipt of cash by U.S. holders in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received plus the amount withheld (if any) to satisfy any applicable withholding taxes and (2) the U.S. holder’s adjusted tax basis in such shares. Any such gain or loss will generally be long-term capital gain or loss if a U.S. holder’s holding period in the shares of our common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of our common stock.
Information Reporting and Backup Withholding
Payments made in exchange for shares of our common stock pursuant to the merger generally will be subject to information reporting and backup withholding at the applicable rate. A U.S. holder can avoid backup withholding if it provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding.
Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
APPRAISAL RIGHTS
The following is a summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Appendix D to this proxy statement, which we refer to as “Section 262.” The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
If the merger is completed, the company’s stockholders (including “beneficial owners” of shares of common stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand an appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective time; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions and procedures set forth in Section 262, seek appraisal of their shares in connection with the merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary to a “beneficial owner” means a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

Under Section 262, if the merger is completed, holders of record of shares of common stock or beneficial owners who (1) submit a written demand for appraisal of such stockholder’s shares of common stock to the company prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously hold of record (or beneficially own, as the case may be) such shares on the date of making the demand for appraisal through the effective time; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the per share merger consideration, for the “fair value” of their shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (A) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262; or (B) the value of the per share merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of common stock are listed on Nasdaq (and assuming such shares remain so listed up until the closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective time through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the company’s notice to the company’s stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 appears in Appendix D. In connection with the merger, any holder of record of shares of common stock or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or beneficial owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her, or its appraisal rights will be entitled to receive the per share merger consideration less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, the company believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:
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such person must not vote such shares in favor of the proposal to adopt the merger agreement;

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such person must deliver to the company a written demand for appraisal before the vote on the merger agreement at the special meeting;

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such person must continuously hold of record or beneficially own the shares of the common stock from the date of making the demand through the effective time (a person demanding appraisal will lose appraisal rights if after demanding appraisal and before the effective time, in the case of a record holder transfers, or in the case of a beneficial owner ceases to beneficially own, such shares);

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such person (or any other person duly demanding appraisal) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the company stock of all such stockholders within 120 days after the effective time (the surviving corporation is under no obligation to file any petition and has no present intention to do so); and

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such person must otherwise comply with the applicable procedures and requirements set forth in Section 262.

If such person fails to comply with any of these conditions and the merger is completed, such person will be entitled to receive the per share merger consideration, but will have no appraisal rights with respect to such person’s shares of common stock.
In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of common stock unless one of the ownership thresholds is met.
Because a proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to the company, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s common stock. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement will constitute a waiver of your appraisal rights in respect of the shares of common stock so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold or own, as applicable, of record or beneficially, the shares of common stock on the date the written demand for appraisal is made and must continue to hold or own, as applicable, the common stock through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s and beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal with respect to such shares. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform the company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s common stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Farmer Bros. Co.
14501 N Fwy,
Fort Worth, Texas, 76177
Attention: General Counsel, Chief Compliance Officer and Secretary
At any time within 60 days after the effective time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the per share merger consideration, less any applicable withholding taxes, by delivering to company, as the surviving corporation, a written withdrawal of the demand for appraisal. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the per share merger consideration within 60 days after the effective time. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share merger consideration.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each stockholder (including any beneficial owner, as the case may be) who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective time thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time, but not thereafter, either the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the common stock held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any persons who desire to have their common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective time, any person who has complied with the requirements for an appraisal of such person’s common stock pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of common stock not voted in favor of the adoption of the merger agreement and with respect to which the company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such common stock (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such common stock shall not be considered a separate stockholder holding such common stock for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the

“verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. If the petition is filed by the surviving corporation, the petition must be accompanied by the verified list. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Given that the shares of common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal and that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest accrued before such voluntary cash payment, unless paid at that time.
In determining “fair value,” the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In Dell, Inc. v. Magnetar Global Event Driven Master Fund Ltd., and DFC Global Corp. v. Muirfield Value Partners, L.P., the Delaware Supreme Court indicated, without establishing a presumption, that in a merger resulting from arm’s-length negotiations and a sale process reasonably designed to maximize stockholder value, the agreed-upon deal price less synergies expected from the merger may be the best indicator of fair value.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the per share merger consideration if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH THE COMPANY BELIEVES THAT THE PER SHARE MERGER CONSIDERATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE MERGER CONSIDERATION. Neither the company nor Royal Cup anticipates offering more than the per share merger consideration to any persons exercising appraisal rights, and each of the company and Royal Cup reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed or, with respect to common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.
The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, SECTION 262 WILL GOVERN.

THE MERGER AGREEMENT
The following is a summary of certain material terms of the merger agreement. The summary is not complete and must be read together with the actual merger agreement, a copy of which is attached as Appendix A. We encourage you to read the merger agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the merger agreement that is important to you.
Please note that the representations, warranties, covenants, and agreements in the merger agreement were made only for purposes of the merger agreement and may not represent the actual state of facts. See “Miscellaneous — Legal and Cautionary Disclosures — Context for Assertions Embodied in Agreements” beginning on page 104.
STRUCTURE AND CORPORATE EFFECTS OF THE MERGER
At the effective time, Merger Sub will merge with and into Farmer Bros., and the separate corporate existence of Merger Sub will cease to exist. Farmer Bros. will be the surviving corporation of the merger and will continue its corporate existence as a Delaware corporation and a wholly-owned subsidiary of Royal Cup.
As of the effective time, the certificate of incorporation of the surviving corporation will be amended and restated so as to read in its entirety as set forth in the applicable exhibit to the merger agreement, and the bylaws of the surviving corporation will be amended and restated to be the same as the bylaws of Merger Sub in effect immediately before the effective time (except that any references to Merger Sub’s name will be replaced by references to the surviving corporation), and for at least six years following the effective time, such certificate of incorporation and bylaws will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods at or prior to the effective time than are currently set forth in the company’s governing documents.
At the effective time, by virtue of the merger, the individuals holding positions as directors and officers of Merger Sub immediately before the effective time will become the directors and officers of the surviving corporation in each case until their earlier death, resignation or removal or their respective successors are duly elected and qualified.
TIMING OF THE MERGER
The closing of the merger is to take place at 9:00 a.m. Eastern Time, on a date that is no later than three business days after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions), provided that the closing of the merger may not occur before May 2, 2026 without the prior written consent of Parent. We and Royal Cup may mutually agree upon another date or time for the closing to take place. The date on which the closing occurs is sometimes referred to as the “closing date.”
At the closing, we will file a certificate merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger is filed or at such later date or time as may be agreed by us and Royal Cup and specified in the certificate of merger.
As of the date of the filing of this proxy statement, we expect to complete the merger in the company’s fiscal fourth quarter ending June 30, 2026. However, completion of the merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the merger, and factors outside of our control or the control of Royal Cup may delay the completion of the merger or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.
EFFECT OF THE MERGER ON OUR COMMON STOCK
Each share of our common stock that is issued and outstanding immediately prior to the effective time will be automatically canceled and converted into the right to receive $1.29 in cash without interest, except for (1) any shares that are owned or held in treasury by the company, (2) any shares that are owned by Royal Cup or Merger Sub (or any of their respective affiliates), and (3) any dissenting shares.
At the effective time, each share owned or held in treasury by the company, or owned by Royal Cup or Merger Sub (or their respective affiliates), will automatically be canceled and cease to exist, and no consideration will be delivered in exchange for such cancellation.
In this proxy statement, we use the term “dissenting shares” to describe shares of our common stock issued and outstanding immediately prior to the effective time that are held by a holder who (1) has not voted in favor of the adoption of the merger agreement, (2) is entitled to appraisal under the DGCL, and (3) has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL. At the effective time, any dissenting shares will not be converted into or represent the right to receive the per share merger consideration, but instead will be entitled to payment for such dissenting shares determined in accordance with Section 262 of the DGCL following which such shares will automatically be canceled and will cease to exist. However, if, after the effective time, any such holder fails to perfect, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such dissenting shares will be treated as if they had converted as of the effective time into the right to receive the per share merger consideration without interest thereon. For more information regarding appraisal rights, see “Appraisal Rights” beginning on page 65.
At the effective time, each share of common stock of Merger Sub outstanding immediately prior to the effective time will automatically be converted into and become one fully paid, nonassessable share of common stock of the surviving corporation.
TREATMENT OF FARMER BROS. EQUITY AWARDS
Stock Options.   Immediately prior to the effective time, except as may otherwise be agreed in writing by Parent, the company, and the holder thereof, by virtue of the merger and without any action on the part of Parent, the company or the holders thereof, each option, whether or not vested and exercisable, that is then outstanding and unexercised, will be automatically converted solely into the right to receive from Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of $1.29 over the per share exercise price of such option by (2) the aggregate number of shares of our common stock that were issuable upon exercise of such option immediately prior to the effective time, less any applicable withholding taxes.
Restricted Stock Units.   At the effective time, except as may otherwise be agreed in writing by Parent, the company and the holder thereof, by virtue of the merger and without any action on the part of Parent, the company or the holders thereof, each RSU, PBRSU and CSRSU that is then outstanding will be cancelled and terminated and converted into the contingent right to receive from the surviving corporation an amount in cash (without interest) equal to the product obtained by multiplying (1) the number of shares of common stock subject to such RSU, PBRSU (determined assuming that the applicable performance goals have been achieved at the greater of target and actual performance as of the last trading day immediately prior to the closing date as determined in accordance with the terms of the PBRSU) or CSRSU, as applicable, by (2) $1.29, plus any accrued and unpaid dividend equivalent rights, less any applicable withholding taxes. The cash-based award will be subject to the same terms and conditions as are applicable to the corresponding RSU, PBRSU or CSRSU, as applicable (including time-based vesting conditions and terms related to the treatment upon termination of employment, with PBRSUs having a time-based vesting date of the last day of the performance period applicable to the corresponding PBRSU).
PAYMENT FOR COMMON STOCK IN THE MERGER
At or prior to the effective time, Royal Cup will deposit the aggregate per share merger consideration with Equiniti Trust Company, LLC (or another nationally recognized paying agent designated by Parent and approved in writing by us), which we refer to as the “paying agent.”
Promptly after the effective time, and in any event no later than three business days after the effective time, Royal Cup will send or cause the paying agent to send to each record holder of shares of our common stock immediately prior to the effective time whose shares were converted into the right to receive the per share merger consideration a letter of transmittal and instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the per share merger consideration. Upon (1) surrender of certificates to the paying agent together with duly completed and validly executed letters of transmittal or (2) in the case of a book-entry transfer of shares of our common stock, receipt of a customary “agent’s message” by the paying agent, and in each case, such other documents as may reasonably be requested by the paying agent, the holders of such certificates or book-entry shares will be entitled to receive the per share merger consideration for all such shares.
REPRESENTATIONS AND WARRANTIES; MATERIAL ADVERSE EFFECT
The merger agreement contains representations and warranties of ours, subject to certain exceptions in the merger agreement, in the disclosure letter delivered by the company to Royal Cup and Merger Sub in connection with the merger agreement and in certain of our public filings, as to, among other things:
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organization, good standing, and qualification to do business with respect to us and our subsidiaries in each of their jurisdictions of organization;

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corporate authority to enter into the merger agreement and the enforceability of the merger agreement against us;

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resolutions adopted by our board of directors declaring the merger agreement, the merger, and the transactions contemplated by the merger agreement to be fair to, advisable, and in the best interests of the company and its stockholders, approving the merger agreement, the merger, and the transactions contemplated by the merger agreement and declaring them advisable, authorizing and approving the execution, delivery and performance of the merger agreement and consummation of the merger and the transactions contemplated by the merger agreement, recommending that our stockholders approve the merger and adopt the merger agreement and directing that the merger agreement be submitted to our stockholders for purposes of obtaining the company stockholder approval;

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the receipt by our board of directors of an opinion from North Point;

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the inapplicability of anti-takeover statutes;

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absence of violations or conflicts with our or any of our subsidiaries’ governing documents, contracts or governmental authorizations;

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governmental consents, and other governmental filings and approvals relating to the execution, delivery, and performance of the merger agreement;

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capitalization and ownership of our subsidiaries;

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capital structure, including shares issued and outstanding and obligations pursuant to equity awards;

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absence of preemptive or similar rights;

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our SEC filings, financial statements, and the absence of undisclosed liabilities or obligations;

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disclosure controls and procedures and internal control over financial reporting;

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the absence of certain events, including changes having, or which would reasonably be expected to have, a material adverse effect, since June 30, 2025 and actions that are restricted during the interim period since November 30, 2025;

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material contracts;

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real property matters;

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environmental matters;

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intellectual property matters;

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data privacy and security matters;

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tax matters;

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employee benefit matters;

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labor matters;

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compliance with applicable laws, including anti-corruption laws;

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litigation matters and investigations;

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insurance policies and coverage;

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economic sanctions and export controls laws;

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top customers and suppliers;

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product liability and recall;

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related party transactions;

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broker’s fees;

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food regulatory matters; and

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transportation matters.

The merger agreement also contains representations and warranties of Royal Cup and Merger Sub, subject to certain exceptions in the merger agreement, as to, among other things:
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organization and good standing with respect to Royal Cup and Merger Sub;

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corporate authority to enter into the merger agreement and the enforceability of the merger agreement against Royal Cup and Merger Sub;

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absence of violations or conflicts with Royal Cup or Merger Sub’s governing documents, contracts and governmental authorizations;

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governmental consents, and other governmental filings and approvals relating to the execution, delivery, and performance of the merger agreement;

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affirmation that Merger Sub has been formed solely for the purposes of the merger and has not engaged in any business activities other than pursuant to the merger agreement;

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affirmation that no vote or consent of any stockholders of Royal Cup is necessary to adopt and approve the merger agreement and affirmation that the consent of Royal Cup, as the sole stockholder of Merger Sub, is the only vote or consent required of Merger Sub to adopt and approve the merger agreement;

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litigation matters;

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that Royal Cup, Merger Sub and their affiliates are not “interested stockholders” of the company as described in the DGCL;

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financing matters, including Royal Cup and its guarantors executing the equity commitment letter and any related agreements;

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the availability of funds, taking into account funds available to Royal Cup under the equity commitment letter, to complete the merger and make all cash payments contemplated to be made by Parent and Merger Sub under the merger agreement;

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the delivery of the guaranty in favor of the company;

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solvency of the surviving corporation and its subsidiaries;

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broker’s fees; and

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non-reliance on estimates, projections, forecasts and other forward looking information provided by us.

Some of the representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification.

For purposes of the merger agreement, a “material adverse effect” with respect to us means any change, event, effect, development, condition, occurrence, or circumstance that, individually or in the aggregate, (x) has or would reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of us and our subsidiaries, taken as a whole or (y) would reasonably be expected to prevent, materially delay or materially impair the ability of the company to consummate the merger and the other transactions contemplated by the merger agreement. However, solely with respect to the preceding clause (x), none of the following will be deemed to be or constitute a material adverse effect or be taken into account when determining whether a material adverse effect has occurred or would reasonably be expected to occur (except, in certain circumstances, if any such change, event, effect, development, condition, occurrence or circumstance has had, or would reasonably be expected to have, a disproportionate adverse effect on the company and its subsidiaries taken as a whole relative to other companies of a similar size operating in the same segment of the foodservice industry in the United States, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a material adverse effect has occurred):
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changes in conditions generally affecting general economic conditions, or changes in conditions in the global, international or United States economy generally;

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changes in conditions generally affecting conditions in the financial markets, credit markets, or capital markets, including changes in interest rates or credit ratings, changes in exchange rates for the currencies of any country, or any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

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changes in conditions and trends in the industries in which we and our subsidiaries conduct business (including supply chain delays and increases in raw material prices);

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changes in tariff rates, including the imposition of new tariffs or the modification, increase, reduction, or elimination of existing tariffs, or any change in the interpretation or enforcement thereof;

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changes in regulatory, legislative, or political conditions (including civil unrest, protests and public demonstrations, any government responses thereto (e.g., curfews), and any escalation or worsening thereof);

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any geopolitical or social conditions (or changes in such conditions), outbreak of hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions);

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earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, or other natural disasters, weather conditions, and any act of God or other force majeure events;

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any epidemic, pandemic or disease outbreak, human health crises or other force majeure events, in each case including any worsening thereof, or law, mandate, directive, pronouncement, guideline or recommendation issued by a governmental authority, the Center for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic, or disease outbreak, or any change in such law or directive, pronouncement or guideline or interpretation thereof, or any material worsening of such conditions;

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changes in GAAP or other accounting standards or applicable laws (or official interpretation of any of the foregoing);

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the negotiation, execution, delivery, or performance of the merger agreement;

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the announcement of the merger agreement and the pendency or performance of the transactions contemplated thereby, including the impact thereof on the commercial relationships, contractual or otherwise, of us and our subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, governmental authorities, or vendors;

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compliance by us, Royal Cup, or Merger Sub with the express terms of the merger agreement, including any action required to be taken or refrained from being taken pursuant to or in accordance with the express terms of the merger agreement;

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any action taken or refrained from being taken, in each case to which Royal Cup has expressly approved, consented to, or requested in writing;

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changes in the market price or trading volume of the company’s common stock, in and of itself; provided that the underlying cause may be taken into consideration when determining whether a material adverse effect has occurred in some circumstances;

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any failure, in and of itself, by us and our subsidiaries to meet any public estimates or expectations of our revenue, earnings, or other financial performance or results of operations for any period, any budgets, plans, projections or forecasts of our revenues, earnings, or other financial performance or results of operations; provided that the underlying cause of any such failure may be taken into consideration when determining whether a material adverse effect has occurred in some circumstances;

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identity of, or any facts or circumstances relating to, Royal Cup, Merger Sub, or their respective affiliates or their respective plans or intentions of the foregoing, with respect to us, our subsidiaries, or our business; or

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any proceeding commenced or threatened against us, Royal Cup, or Merger Sub, any of our or their respective affiliates or our or their respective directors or officers or otherwise relating to, involving or affecting such party or its affiliates or such directors or officers, in each case in connection with, arising from or otherwise relating to the merger agreement or the transactions contemplated thereby, other than a proceeding solely among us, Royal Cup and Merger Sub related to the merger agreement or among persons committed or proposing to provide debt financing, which we refer to as “transaction litigation.”

CONDUCT OF THE BUSINESS PENDING THE MERGER
The merger agreement provides that, during the period from the date of the merger agreement to the closing date, except as approved by Royal Cup in writing, as expressly contemplated by the merger agreement, as set forth in the disclosure letter, or required by applicable law, we will and cause each of our subsidiaries to:
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conduct our businesses in all material respects in the ordinary course of business consistent with past practices; and

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use commercially reasonable efforts to preserve intact our current business organization, goodwill, ongoing businesses and significant relationships with our officers, employees, suppliers, customers, distributors, licensors, lenders, governmental authorities and other persons with whom we or our subsidiaries have material business dealings.

The merger agreement also provides that, during the period from the date of the merger agreement to the closing date, except as approved by Royal Cup in writing, as expressly contemplated by the merger agreement, as set forth in the disclosure letter or as required by applicable law, we will not, and will not permit any of our subsidiaries to, among other things (subject to certain specified exceptions):
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amend, modify or otherwise change our organizational documents or the organizational documents of our subsidiaries;

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propose, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization with respect to us or our subsidiaries;

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issue, sell, deliver, grant, pledge, transfer, renew, extend, modify any rights with respect to, dispose of or encumber, or agree or commit to issue, sell, deliver, grant, pledge, transfer, renew, extend, modify any rights with respect to, dispose of or encumber any shares of the company’s or its subsidiaries’ capital stock, other voting securities or equity interests, or any securities convertible or exchangeable into shares of capital stock, voting securities or equity interests of the company or its subsidiaries (other than the issuance of common stock pursuant to the terms of an equity award agreement outstanding prior to the date of the merger agreement);

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adopt a rights plan;

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reclassify, split, combine, subdivide, or redeem, repurchase, purchase, or otherwise acquire or amend the terms of, directly or indirectly, any shares of our or any of our subsidiaries’ capital stock or other equity or voting interest, other than (1) the withholding of shares of our common stock to satisfy the exercise price or tax obligations incurred in connection with the settlement of awards granted pursuant to our stock plans, or (2) our acquiring stock options, RSUs, PBRSUs or CSRSUs in connection with the forfeiture of such awards;

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establish a record date for, declare, set aside, make or pay any dividends on, or make any other distributions in respect of our capital stock, except for cash dividends made by any direct or indirect wholly-owned subsidiary to us or one of our other wholly-owned subsidiaries;

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incur, issue, create, guarantee, endorse, renew, replace, extend, assume, suffer to exist or otherwise become liable or responsible for any indebtedness, material obligations or guarantees thereof, supplement, amend, modify or refinance any indebtedness, forgive any indebtedness or guarantees thereof owing to us or any of our subsidiaries, in each case, whether or not evidenced by a note, bond, debenture or similar instrument, and including any letters of credit, surety bonds, performance bonds or other credit support, or enter into any “keep well” or other agreement to maintain the financial condition of another person or make any loans, or advances of borrowed money to any other person or issue or sell any debt securities, except for (1) trade payables incurred in the ordinary course of business consistent with past practice (2) loans advanced to our wholly-owned subsidiaries in the ordinary course of business consistent with past practice, or (3) indebtedness incurred under the company credit facility (as defined under “Conditions to Completion of the Merger”) in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed (together with the transaction expenses (defined under “Conditions to Completion of the Merger”) and net of unrestricted cash of the company) $32.6 million at any time;

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mortgage or pledge any assets, tangible or intangible, or incur, assume, permit, allow, create or suffer to exist any lien thereupon, except for certain permitted liens;

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enter into, adopt, amend, modify, or terminate any employee benefit plan, other than (1) modifications of health or welfare plans in connection with annual renewals in the ordinary course of business that do not result in a material cost increase to us or any of our subsidiaries or (2) the entrance into, or termination of, any employment or consulting contract with an employee or other individual services provider that would not be a material contract and that do not provide for annualized compensation opportunities that exceed $200,000;

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withdraw from any multiemployer plan, in a “complete withdrawal” or “partial withdrawal” as defined in Section 4203 and 4205 of the Employee Retirement Income Security Act of 1974, respectively;

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increase the compensation, bonus, severance, retention, or termination pay payable or that could become payable to any current or former directors, officers or employees;

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pay any benefit not required to be paid by any employee benefit plan;

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grant, amend or modify any equity awards;

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grant amend, or modify any severance or other new compensatory award or entitlement;

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take any action to accelerate the time of vesting, funding or payment of any compensation, benefit, equity or equity-based award;

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waive, release, assign, compromise or settle any pending or threatened proceeding (including with any person or governmental authority) or any claims, liabilities or obligations arising out of, related to, or in connection with any litigation or proceeding, except for the settlement of any proceeding that (A) is for solely monetary payments by us or our subsidiaries of no more than $100,000 individually or $250,000 in the aggregate and does not impose any material non-monetary obligations on us or our subsidiaries, or (B) is paid entirely by an insurer on behalf of us or our subsidiaries without any material increase in the premiums due under such policies;

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change our or our subsidiaries’ methods, principles or practices of financial accounting or annual accounting period except as required by GAAP, or applicable law (or any interpretation thereof) or any governmental authority;

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make inconsistent with past practice, revoke or change any tax election, change any method of tax accounting, file any amended tax return, enter into any closing agreement relating to any tax, take action to surrender any claim for a refund of taxes, fail to pay any tax when due and payable (including estimated taxes), incur any taxes with respect to us or any of our subsidiaries outside of the ordinary course of business, file any tax return inconsistent with past practice, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment (other than any automatic extension of time in which to file a tax return) that, in each case, individually or in the aggregate, could have the effect of increasing, in any material respect, the tax liability of the company or any subsidiary;

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change the entity classification of any subsidiary;

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make, incur, enter into or commit to make, incur, or enter into any capital expenditures in excess of $100,000 individually and $250,000 in the aggregate, other than (A) consistent with the capital expenditure budget for the fiscal year 2026, or (B) emergency capital expenditures necessary to maintain the operations of our business and properties as currently conducted;

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enter into, modify in any material respect, amend in any material respect, terminate (other than any material contact or real property lease or other lease that has expired in accordance with its terms), release, assign or waive any material rights or material claims under or with respect to any material contract or real property lease except, in each case, for renewals of any material contract on substantially similar terms in the ordinary course of business;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any of our affiliates or other related person that would require disclosure pursuant to applicable SEC rules;

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acquire (including by merger, consolidation or acquisition of stock or assets) any other person or any division, equity interest therein or assets thereof in any one transaction or series of related transactions, other than acquisitions (A) of raw materials, supplies, equipment or inventory from vendors or suppliers for consumption or use in the ordinary course of business consistent with past practice or (B) that do not exceed $100,000 in the aggregate;

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lease, acquire or sell, or enter into any contract to lease, acquire or sell, any real property or any interest therein outside the ordinary course of business consistent with past practice;

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sell, assign, license, lease, transfer, mortgage, pledge, surrender, encumber, divest, cancel, allow to lapse or expire, abandon or otherwise dispose of, or create any lien on (other than a permitted lien), or otherwise dispose of or create any lien on (other than a permitted lien), or otherwise dispose of (whether by merger, consolidation, disposition of stock or assets or otherwise), directly or indirectly, any of our or our subsidiaries’ assets (excluding intellectual property), businesses or equity interests other than (i) such sales, assignments, licenses, leases, transfers, or other dispositions of equipment, inventory and supplies in the ordinary course of business consistent with past practice, and (ii) disposals of property at the end of its useful life or disposal of obsolete or expired property;

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sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse, or otherwise transfer or dispose of, or create or incur any lien, other than certain permitted liens, on or grant any interest in or rights with respect to, any intellectual property, except for non-exclusive licenses granted by us or any of our subsidiaries in the ordinary course of business consistent with past practice;

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fail to maintain in full force and effect insurance policies covering us and our subsidiaries and our and their respective directors, officers, properties, assets, and businesses in a form and amount in all material respects;

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establish, adopt, enter into, amend, extend or terminate any collective bargaining agreement (or recognize or certify any labor union, labor organization, works council, other employee representative organization or group of employees as the bargaining representative for any employees of us or our subsidiaries);

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grant any material refunds, credits, rebates or allowances to customers, other than refunds, credits, rebates or allowances granted in the ordinary course of business consistent with past practices;

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make any material changes or modifications to our cash management practices, including payment terms offered to counterparties;

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adopt or implement any shareholder rights agreement, “poison pill” or similar antitakeover agreement or plan;

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waive or release any noncompetition, non-solicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of us or our subsidiaries;

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enter into a new line of business or abandon or discontinue any existing line of business;

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implement or announce any employee layoffs, furloughs, reduction in force, plant closings, material reductions in compensation or other similar actions that would trigger the Worker Adjustment and Retraining Notification Act of 1988; or

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agree or commit to take any of the foregoing actions.

NO SOLICITATION
For purposes of the merger agreement:
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“acceptable confidentiality agreement” means a confidentiality agreement entered into after the execution of the merger agreement between us and any third party containing terms no less favorable, in the aggregate, to us than the terms of the confidentiality agreement between us and Braemont Capital Management LLC; provided, however, that such confidentiality agreement (i) may contain provisions that permit us to comply with the merger agreement, (ii) shall not in any way restrict us or our representatives from complying with our and their respective obligations under the merger agreement, (iii) need not contain any “standstill” or similar provisions or otherwise prohibit the making of any acquisition proposal, and (iv) shall not require us or any of our subsidiaries to reimburse the costs or expenses of any person.

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“acquisition proposal” means any indication of interest, offer or proposal from any third party relating to any transaction or series of related transactions involving any:

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direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any third party, whether from us or any other person(s), of shares of our common stock representing more than 20% of our common stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any third party that, if consummated in accordance with its terms, would result in a third party beneficially owning more than 20% of our common stock outstanding after giving effect to the consummation of such tender or exchange offer;

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direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any third party, or stockholders or other equity holders of any such third party, of more than 20% of our and our subsidiaries’ consolidated assets, net revenue or net income taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

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merger, amalgamation, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving us or any of our subsidiaries pursuant to which any third party, or stockholders or equity holders of any third party, would hold shares of our common stock representing more than 20% of our common stock outstanding or obtain more than 20% of our and our subsidiaries’ consolidated assets, net revenue or net income taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), in each case, after giving effect to the consummation of such transaction.

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“alternative acquisition agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (but excluding an acceptable confidentiality agreement) relating to an acquisition proposal.

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“inquiry” means any inquiry, discussion, offer, request, negotiation or proposal that could reasonably be expected to result in an acquisition proposal.

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“superior proposal” means any unsolicited, bona fide written acquisition proposal (with all references to 20% in the definition of acquisition proposal being deemed to be references to 50%) on terms that our board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account the changes, if any, to the merger agreement proposed by Royal Cup pursuant to its matching right, (1) if consummated, would be more favorable, from a financial point of view, to our stockholders (in their capacity as such) than the merger (taking into account all relevant legal, regulatory, financial, timing, financing, certainty of financing, conditionality and other aspects of such acquisition proposal, including the identity of the party making the proposal) and (2) is reasonably likely to be consummated in accordance with its terms.

Until the earlier of the termination of the merger agreement and the effective time, we agreed that we will not and will cause each of our subsidiaries and our and their officers and directors not to, and will not authorize and will direct and use commercially reasonable efforts to cause our or their representatives not to, directly or indirectly:
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solicit, initiate, encourage or facilitate any acquisition proposal or inquiry, including by providing information (including non-public information and data) relating to us or any of our subsidiaries or affording access to the business, properties, assets, books, records or personnel of us or our subsidiaries to any third party (or such third party’s representatives);

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engage in, enter into, or otherwise participate in any discussions or negotiations with any third party (or such third party’s representatives) with respect to an acquisition proposal or inquiry;

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approve or recommend an acquisition proposal or inquiry;

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enter into any alternative acquisition agreement;

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fail to enforce, or grant any waiver or amendment or release under, any standstill or similar provision that prohibits a proposal being made to the company unless (and only to the extent) our board of directors has determined in good faith, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties; or

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propose or agree to do any of the foregoing.

Furthermore, until the earlier of the termination of the merger agreement and the effective time, we agreed to, and to cause each of our subsidiaries and our and their officers and directors to, and to direct our and their other representatives to, immediately:
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cease any solicitations, discussions, negotiations, or communications with any third party with respect to any acquisition proposal or inquiry;

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request the prompt return or destruction of all non-public information and data concerning us or our subsidiaries previously furnished to any such third party (or such third party’s representatives, including potential financing sources) with whom a confidentiality agreement was entered into within the one year period immediately preceding the execution of the merger agreement in connection with our consideration of any acquisition proposal or inquiry;

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cease providing any further information or access with respect to us and our subsidiaries or otherwise in connection with any acquisition proposal or any inquiry to any such third party (or such third party’s representatives, including potential financing sources); and

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terminate all access granted to any such third party (or such third party’s representatives, including potential financing sources) to any physical or electronic data room.

Notwithstanding these restrictions, which we refer to as the “no-solicitation restrictions,” prior to the time the requisite stockholder vote is obtained, we, our subsidiaries and our representatives may engage or otherwise participate in discussions or negotiations with such third party (and such third party’s representatives, including potential financing sources) in response to an unsolicited written bona fide acquisition proposal from a third party that did not result from a breach (other than a de minimis breach) of the no-solicitation restrictions, and may furnish information to such third party if (1) our board of directors has determined in good faith, based on the information then available after consultation with the company’s independent financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably expected to result in a superior proposal and failure to take such action would be inconsistent with the board of directors’ fiduciary duties under applicable law, (2) we enter into an acceptable confidentiality agreement with such third party, (3) any non-public information that is provided to such third party not previously provided to Royal Cup is promptly provided to Royal Cup, and (4) any completely sensitive information or data provided to any such third party who is, or whose affiliates include, a competitor, supplier or customer of us or our subsidiaries will be provided in a separate “clean data room” and subject to the customary “clean team” arrangements regarding access to such information or data and upon request we will provide Royal Cup with evidence of such arrangements.
We are also required to notify Royal Cup promptly (but in no event later than 36 hours after the occurrence thereof) of the receipt of any acquisition proposal or any request for non-public information or data regarding us or any of our subsidiaries or for access to the business, properties, personnel, assets, books or records of us or any of our subsidiaries by any third party that informs us that it is making, has made or is considering making, an acquisition proposal or any other inquiry or request from any third party seeking non-public information or to have discussions or negotiations with us or our representatives regarding a possible acquisition proposal or that we determine would be reasonably expected to lead to an acquisition proposal. We will also promptly (and in any event within 36 hours) notify Royal Cup in writing if we enter into discussions or negotiations concerning any acquisition proposal or provide non-public information or data to any third party, of any change to the financial and other material terms and conditions of any such acquisition proposal and otherwise keep Royal Cup reasonably informed of the status and terms of any such acquisition proposal or any inquiry, discussion, offer, request, negotiation or proposal that could reasonably be expected to result in, an acquisition proposal on a reasonably current basis, including by providing reasonable summaries of all oral communications and an unredacted copy of all written proposals, counter-proposals, written offers, drafts of proposed agreements and material correspondence relating.
CHANGE IN BOARD RECOMMENDATION
As described under “The Merger — Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 37, and subject to the provisions described below, our board of directors has unanimously recommended that our stockholders vote “FOR” the proposal to adopt the merger agreement.
The merger agreement provides that, except as described below, our board of directors may not (any of the following, an “adverse recommendation change”):
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change, withhold, withdraw, or modify or qualify in any manner adverse to Royal Cup or Merger Sub, or resolve to or publicly propose or announce its intention to change, withhold, withdraw, modify or qualify in a manner adverse to Royal Cup or Merger Sub, the board recommendation;

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approve, adopt, or recommend or resolve to or publicly propose or announce its intention to approve, adopt or recommend or otherwise declare advisable any acquisition proposal or any inquiry;

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fail to include the board recommendation in this proxy statement;

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within 10 business days of Royal Cup’s written request, fail to make or reaffirm the board recommendation following the date any acquisition proposal or any material modification thereto is first disclosed or given to the company’s stockholders (and no more than once in connection with any such modification) (or, with respect to any acquisition proposal or material modification of any such previously publicly disclosed acquisition proposal that are publicly disclosed within the last 10 business days prior to the then-scheduled stockholders’ meeting, fail to make or reaffirm the board recommendation, within three business days of Royal Cup’s written request);

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fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 business days after the commencement of such tender offer or exchange offer or take any public position in connection with a tender or exchange offer or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (or similar communication by our board of directors); or

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publicly propose or agree to any of the foregoing.

Notwithstanding the no-solicitation restrictions, at any time prior to the time the company stockholder approval is obtained, our board of directors may, (x) effect an adverse recommendation change in response to an intervening event or if the company has received a written bona fide acquisition proposal that did not result from a breach (other than a de minimis breach) of the no-solicitation restrictions and that the board of directors has determined, based on the information then available after consultation with the company’s outside legal counsel and independent financial advisors, constitutes a superior proposal and/or (y) terminate the merger agreement in order to enter into an alternative acquisition agreement providing for such superior proposal. Our board of directors is permitted to take these actions if and only if:
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we have complied in all material respects with the no-solicitation restrictions;

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the board of directors has determined, after consultation with the company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable law;

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we have provided prior written notice to Royal Cup stating that the board of directors intends to take such action and the basis therefor, which notice shall describe the intervening event in reasonable detail or identify the third party making the superior proposal, describe the material terms and conditions of such superior proposal and include, to the extent applicable, unredacted copies of all relevant documents relating to such superior proposal (including any proposed merger or other agreement, financing documents and commitment letters);

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during the five business days following Royal Cup’s receipt of such notice, we will, and will use commercially reasonably efforts to cause our representatives to (A) negotiate with Royal Cup (to the extent Royal Cup desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement and the agreements contemplated thereby so that, (x) in the case of an intervening event, the failure to effect such adverse recommendation change would no longer reasonably be expected to be inconsistent with the directors’ duties under applicable law and (y) in the case of a superior proposal, such acquisition proposal ceases to constitute a superior proposal and (B) permit Royal Cup and its representatives to make a presentation to the board regarding the merger agreement and any proposed adjustments with respect thereto; and

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following such five business day period, our board of directors has determined based on the information then available, after consultation with the company’s outside legal counsel and independent financial advisors, and taking into account any changes to the merger agreement, the agreements, documents and instruments contemplated thereby or the transactions contemplated therein proposed by Royal Cup in response to the notice or otherwise, that the failure of the board of directors to effect an adverse recommendation change and/or terminate the merger agreement would reasonably be expected to be inconsistent with the directors’ duties under applicable law and, with respect to a superior proposal, that such acquisition proposal continues to constitute a superior proposal.

As used in the merger agreement, “intervening event” means a material change, event, effect, development, condition, occurrence or circumstance that was not known to or reasonably foreseeable by (or if known or reasonably foreseeable, the magnitude or material consequences of which were unknown and not reasonably foreseeable) by our board of directors as of the date of the merger agreement, and which change, event, effect, development, condition, occurrence or circumstance (or consequences thereof) becomes known to our board of directors after the date of the merger agreement and prior to obtaining the company stockholder approval; provided, however, that the following shall not constitute an intervening event: (A) the receipt, existence or terms of any acquisition proposal, (B) the fact, in and of itself, that we meet or exceed any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the execution of the merger agreement (provided that this exception shall not prevent or otherwise affect any such development or change underlying us meeting or exceeding such metrics from being taken into account in determining whether an intervening event has occurred), or (C) any changes after the execution of the merger agreement in the market price or trading volume of our common stock (provided that this exception shall not prevent or otherwise affect any such development or change underlying such change in market price or trading value from being taken into account in determining whether an intervening event occurred).

COMPANY STOCKHOLDERS’ MEETING
Subject to the relevant provisions of the merger agreement, including our board of directors’ right to change its recommendation in favor of the merger and our right to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, as described in the section entitled “Change in Board Recommendation” beginning on page 81, we have agreed to (1) duly call, convene and hold the special meeting as promptly as reasonably practicable after the expiration of the SEC’s 10-day waiting period or the date the company learns the SEC has no further comments, and in no event will the meeting be held later than 40 days following the date the proxy statement is mailed to stockholders, (2) recommend that our stockholders vote to adopt the merger agreement, and (3) use our commercially reasonable efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement and, in any event, shall ensure that all proxies solicited by or on behalf of the company in connection with the special meeting are solicited in compliance, in all material respects, with all applicable laws and all rules of Nasdaq.
EMPLOYEE MATTERS
For the period commencing at the effective time and ending on the earlier of (x) the end of the calendar year in which the effective time occurs and (y) the date on which the employment of the applicable continuing employee terminates (the “continuation period”), Royal Cup shall, or shall cause its subsidiaries (including the surviving corporation following the effective time) to, provide each of our and our subsidiaries’ employees immediately prior to the effective time who continues to be an employee of Royal Cup or one of its subsidiaries (including the surviving corporation) immediately following the effective time (each a “continuing employee”), (1) a base salary or base wage rate, as applicable, that is no less than the base salary or base wage rate in effect for such continuing employee immediately prior to the effective time, (2) target annual or short term cash incentive compensation opportunities that are no less favorable than the cash incentive compensation opportunities in effect for such continuing employee immediately prior to the effective time (excluding any long-term incentive or equity or equity-based compensation or any transaction or retention bonus or other special or non-recurring compensation), and (3) employee benefits (excluding any equity or equity-based arrangements, non-qualified deferred compensation, severance, retention, incentive and bonus opportunities (other than those provided in item (2) directly above), change in control or transaction compensation or arrangements, defined benefit pension, stock purchase plans and post-employment welfare benefits (collectively, “excluded benefits”)) that are either, in the sole discretion of Royal Cup (A) substantially comparable in the aggregate to the employee benefits provided to such continuing employee immediately prior to the effective time under the Farmer Bros. employee benefit plans immediately prior to the effective time, (B) no less favorable than the employee benefits (other than the excluded benefits) in effect for similarly situated employees of Royal Cup or its subsidiaries, or (C) a combination of (A) or (B). Notwithstanding the foregoing, with respect to any continuing employee whose employment is terminated by Royal Cup or any of its affiliates (including the surviving corporation following the effective time) during the continuation period, Royal Cup shall, or shall cause its affiliate to, provide such continuing employee with severance benefits that are consistent with the greater of (1) the severance benefits offered to such continuing employee immediately prior to the effective time under specified severance agreements and our 2020 Severance Pay Plan, as amended and in effect on the date of the merger and (2) the severance benefits offered by Royal Cup and its affiliates to their similarly situated employees.
At or prior to the effective time, we will pay or cause our applicable affiliates to pay the greater of (i) the pro-rata cash annual or short-term cash incentive bonuses or (ii) a cash annual or short-term incentive bonus for eleven months to our and our subsidiaries’ employees that are employed immediately prior to the effective time for our fiscal year in which the effective time occurs and, if pro rata, based on the number of days from July 1 of such fiscal year through the effective time, which such bonuses shall be deemed earned at the target level for any applicable performance metrics.
The merger agreement provides that for purposes of eligibility to participate, vesting of defined contribution retirement benefits, and, solely for paid time off and severance, level of benefits (but not benefit accrual) under the employee benefit plans, programs and arrangements established or maintained by Royal Cup or its subsidiaries (including the surviving corporation following the effective time) in which continuing employees are eligible to participate after the effective time, other than the excluded benefits (the “Parent plans”), each continuing employee will receive full credit for any service prior to the effective time with Farmer Bros. and its subsidiaries to the same extent and for the same purpose as such service was credited under the comparable Farmer Bros. employee benefit plan immediately prior to the effective time; provided, that no such service shall be recognized to the extent that such recognition would result in a duplication of benefits or compensation for the same period of service.
In addition, for the year in which the effective time occurs, Royal Cup will use commercially reasonable efforts to (i) cause each continuing employee to be immediately eligible to participate in the Parent plans, without any waiting time, to the extent coverage under the applicable Parent plan replaces coverage under a similar or comparable Farmer Bros. employee benefit plan in which such continuing employee was eligible to participate immediately prior to the effective time, (ii) for purposes of each Parent plan providing medical, dental, pharmaceutical, or vision benefits to any continuing employee (and their covered dependents), cause all pre-existing condition exclusions, actively-at-work, and similar requirements of such Parent plan to be waived for such continuing employee and his or her covered dependents, to the extent any such exclusions or requirements were waived, satisfied, or inapplicable under any analogous Farmer Bros. employee benefit plan immediately prior to the effective time, and (iii) cause any eligible expenses incurred by any continuing employee and his or her covered dependents during the portion of the plan year that ends on the effective time and credited to such person under the Farmer Bros. employee benefits plans that provide medical, dental, pharmaceutical, or vision benefits to be taken into account under the comparable Parent plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with the Parent plan.
At the written request of Royal Cup provided no later than 10 days prior to the closing date, we and our Subsidiaries shall, at least one business day prior to the closing date, adopt written resolutions (or take other necessary and appropriate action) (i) to terminate the our 401(k) plan, (ii) to cease contributions to our 401(k) plan, and (iii) to fully vest all participants under our 401(k) plan, such termination, cessation, and vesting to be effective no later than the business day preceding the closing date. In the event that our 401(k) plan is terminated, Royal Cup will use commercially reasonable efforts to ensure that any Parent plan that is a “defined contribution plan” (within the meaning of Section 414(i) of the Tax Code) intended to be a qualified retirement plan under Section 401(a) of the Tax Code shall accept “direct rollovers” (within the meaning of Section 401(a)(31) of the Tax Code) of distributions from our 401(k) plan, including the amount of any outstanding and unpaid participant loan under our 401(k) plan, if such rollovers are elected by any continuing employee in accordance with the terms of our 401(k) plan and applicable law and permitted under the terms of the Parent plan. Royal Cup will also use, or cause to be used, commercially reasonable efforts to ensure that each continuing employee is eligible to participate in the Parent plan as soon as practicable following the closing.
Prior to making any written (or prepared broad-based) communications our or our subsidiaries’ officers or employees pertaining to compensation or benefit matters that are affected by the transactions as contemplated by the merger agreement or compensation or benefits that are payable or to be provided following the effective time, we shall provide Royal Cup with a copy of the intended communication (or written summary of any prepared broad-based oral communication) and we will provide Royal Cup a reasonable period of time to review and comment on the communication, and we shall consider any timely comments in good faith.
INDEMNIFICATION AND INSURANCE
Effective as of the effective time, we shall purchase, after prior consultation in good faith with Royal Cup, including with respect to the selection of the broker, available policy price and coverage options, and at a price not to exceed 300% of the amount per annum the company paid for such insurance in its last full fiscal year prior to the date of the merger agreement, a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six years after the effective time with respect to wrongful acts and/or omissions committed or allegedly committed by covered persons at or prior to the effective time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the company’s and its subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage.

From and after the effective time through the sixth anniversary thereof, Royal Cup will cause the surviving corporation to honor and perform all of the obligations of the company, to the fullest extent permissible under applicable law, under the company’s organizational documents and the organizational documents of the company’s subsidiaries in effect on the date of the merger agreement, and under any indemnification or other similar agreements in effect on the date of the merger agreement, to indemnify and advance expenses to their respective directors and officers covered by such organizational documents or agreements arising out of or relating to actions or omissions in such capacity at or prior to the effective time, including in connection with the approval of the merger agreement and the transactions contemplated thereby.
From the effective time through the sixth anniversary thereof, the charter documents of the surviving corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods at or prior to the effective time than are currently set forth in the company’s organizational documents and the organizational documents of the company’s subsidiaries, except as otherwise required by applicable law. Any indemnification or other similar agreements in effect on the date of the merger agreement will continue in full force and effect in accordance with their terms for a period no shorter than six years after the effective time.
EFFORTS TO COMPLETE THE MERGER
We and Royal Cup have each agreed to use our respective reasonable best efforts to take, or cause to be taken, all actions, do (or cause to be done) all things and assist and cooperate with the other parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to complete and make effective the merger, as promptly as practicable, and in any event prior to the end date, including by (A) obtaining all consents, licenses, permits, waivers, clearances, approvals, orders and authorizations required to be obtained from any governmental authority, and (B) making all required registrations, declarations and filings with any governmental authority, in each case that are necessary or advisable to complete the transactions contemplated by the merger agreement.
COORDINATION ON LITIGATION
We have agreed to provide Royal Cup with prompt notice of any transaction litigation and keep Royal Cup reasonably informed with respect to the status thereof. We will (1) give Royal Cup the opportunity to be kept reasonably apprised of proposed strategy and other significant decisions with respect to the transaction litigation and offer comments or suggestions with respect to such transaction litigation (which comments and suggestions we shall consider in good faith), at its own expense, in the defense, settlement or prosecution of any transaction litigation, and (2) consult with Royal Cup with respect to the defense, settlement and prosecution of any transaction litigation. We will not compromise, settle, or come to an arrangement regarding, or agree to compromise, settle, or come to an arrangement regarding, any transaction litigation unless Royal Cup has consented thereto in writing (which consent will not be unreasonably withheld, conditioned, or delayed).
FINANCING; FINANCING COOPERATION
Concurrently with the execution of the merger agreement, Royal Cup has delivered to the company the equity commitment letter from the funds pursuant to which, subject to the conditions contained therein, the funds have committed to invest in Parent, directly or indirectly, cash in the aggregate amount of approximately $2.8 million to enable Parent to consummate the merger.
The obligation of the funds to provide the equity financing under the commitment letter is subject to a number of conditions, including (i) the execution and delivery of the merger agreement, (ii) the satisfaction or due waiver in writing by Parent of each of Parent’s obligations to closing in the merger agreement, (iii) either (x) the debt financing under the Parent credit facility (as defined below) has been funded or is able to be funded at closing or (y) each of the company has not materially breached its financing cooperation covenant and the debt financing under the Parent credit facility has not been funded and is not then able to be funded as a result of Parent’s willful breach of any of its obligations under its financing covenant and (iv) the substantially simultaneous consummation, with the funding of the equity financing, of the closing of the merger in accordance with the merger agreement.

The company is an express third-party beneficiary of the equity commitment letter, with the right, on the terms and subject to certain conditions of the merger agreement and the equity commitment letter, to cause Parent to enforce the funds’ obligations under the equity commitment letter.
The obligations of the funds under or in connection with the equity commitment letter will terminate automatically and immediately upon the earliest to occur of: (i) the closing, including the payment of all amounts required to be made at the closing by or on behalf of Parent pursuant to the merger agreement, (ii) the valid termination of the merger agreement and payment of any required fees pursuant to its terms, (iii) the company or any of its respective affiliates claiming by, through or for the benefit of the company, accepting all or any portion of the reverse termination fee or accepting any payment from the guarantors under the limited guarantee in respect of such obligations, (iv) the company or any of its respective affiliates claiming by, through or for the benefit of the company, asserting a claim in writing against the funds or certain specified parties other than retained claims (as defined below) and (v) payment in full of the aggregate amount committed under the equity commitment letter.
Parent has agreed to take all actions that are necessary, proper or advisable to obtain the equity financing contemplated by the equity commitment letter, including (i) maintain in effect the equity commitment letter and limited guarantee, (ii) satisfy on a timely basis all conditions applicable to Parent set forth in the equity commitment letter that are within their control, (iii) consummate the equity financing contemplated by the equity commitment letter and limited guarantee at or prior to the closing and (iv) enforce their rights under the equity commitment letter (provided that, in no event shall Parent have any obligation to sue or otherwise pursue legal claims against the funds). Parent has also agreed not amend, supplement or otherwise modify or waive its rights under the equity commitment letter or limited guarantee if such amendment, supplement, modification or waiver would (1) impose new or additional conditions precedent or otherwise expand upon the conditions precedent to the equity financing as set forth in the existing equity commitment letter in a manner that could prevent or materially delay the closing or (2) reduce the aggregate amount of available equity financing to less than the amount, taking into account the debt financing, required to be paid by Parent and Merger Sub on the closing date. Parent or Merger Sub, as applicable, shall give the Company prompt notice, if and when Parent or Merger Sub, as applicable, becomes aware of the receipt of any written communication from the funds or the guarantors with respect to any (I) actual material breach, material default, material violation, termination or repudiation by any party to the equity commitment letter, limited guarantee or any other definitive documentation entered into in connection therewith of any material provision of the equity commitment letter or such other documents, (II) material dispute or disagreement between or among any parties to the equity commitment letter or such other documents with respect to the obligation to fund the equity financing, or (III) any failure to comply with the material terms and conditions of the equity commitment letter or limited guarantee by any party thereto or the occurrence of any other event or development that would reasonably be expected to result in Parent or Merger Sub, as applicable, not being able to timely obtain the equity financing in an amount required to fund the amounts required to be paid by Parent and Merger Sub on the closing date.
Concurrently with the execution of the merger agreement, Royal Cup has delivered to the company the limited guarantee from the guarantors in favor of the company pursuant to which, subject to the conditions contained in the limited guarantee, the guarantors are guaranteeing payment obligations of Parent and Merger Sub of (i) the reverse termination fee, (ii) collection costs, defined in the merger agreement as reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with a suit which results in a final, non-appealable judgment and (iii) expense reimbursement and indemnification obligations in connection with the company’s financing cooperation covenant described below, which we refer to collectively as the “guaranteed obligations”.
The limited guarantee may not be revoked or terminated until the guaranteed obligations have been indefeasibly paid in full. Notwithstanding the foregoing, the limited guarantee will terminate at the earliest of: (i) the closing, including the payment in full of the amounts required to be paid by Parent under the merger agreement, (ii) the valid termination of the merger agreement by mutual consent or in circumstances in which the reverse termination fee is not payable, (iii) the 90th day after the termination of the merger agreement under circumstances where the reverse termination fee is payable, if the company has not presented a claim for payment of any of the guaranteed obligations to either Parent or the guarantors by such 90th day; (unless, in the case of clauses (i) and (ii) above, the company shall have commenced litigation against the guarantors under and pursuant to the limited guarantee prior to such termination, in which case the limited guarantee shall terminate upon the final, non-appealable resolution of such action and satisfaction by the guarantors of any obligations finally determined or agreed in writing between the guarantors and the company to be owed by the guarantors); (iv) the time at which the guaranteed obligations have been paid in full (whether by the guarantors, Parent or otherwise); and (v) the time at which all guaranteed obligations have been paid (whether by the guarantors, Parent or otherwise) in an amount that is in the aggregate equal to $6 million, which we refer to as the “cap”.
Parent may also incur debt financing under its Revolving Credit, Term Loan and Delayed Draw Term Loan Agreement, dated as of November 26, 2025, by and among the Parent and certain subsidiaries of the Parent named therein, as borrowers, the lenders party thereto from time to time and Alter Domus (US) LLC, as administrative agent and collateral agent, as amended, modified or supplemented from time to time, which we refer to as the “Parent credit facility”. Subject to the satisfaction or waiver of certain customary terms and conditions, the Parent credit facility has a committed aggregate amount of $65 million available to enable Parent to consummate the Merger. In addition, Parent and Merger Sub may incur other debt financing from persons that have committed, or propose, to provide or arrange debt financing in connection with the transactions contemplated by the merger agreement.
Parent has agreed to use reasonable best efforts to (A) satisfy (or obtain the waiver of) on a timely basis all conditions precedent to receipt of the committed amounts under the Parent credit facility, in each case, that are within Parent’s control, (B) maintain in full force and effect the Parent credit facility until the funding of the debt financing and the consummation of the transactions contemplated hereby (subject to any amendment, replacement, supplement, termination, modification or waiver permitted by the merger agreement), and (C) comply with its obligations in all material respects under the Parent credit facility. Parent has also agreed not to amend, supplement or otherwise modify or waive its rights under the Parent credit facility if such amendment, supplement, modification or waiver would (1) impose new or additional conditions precedent or otherwise expand upon the conditions precedent to the debt financing as set forth in the Parent credit facility in a manner that could prevent or materially delay the closing or (2) reduce the aggregate amount of available debt financing to less than the amount, taking into account the equity financing, required to fund the amounts required to be paid by Parent and Merger Sub on the closing date. Parent or Merger Sub, as applicable, shall give the company prompt notice, if and when Parent or Merger Sub, as applicable, becomes aware of the receipt of any written communication from the lenders under the Parent credit facility with respect to any (I) actual material breach, material default, material violation, termination or repudiation by any party to the Parent credit facility or any other definitive documentation entered into in connection therewith of any material provision of the Parent credit facility or such other definitive documents, (II) material dispute or disagreement between or among any parties to the Parent credit facility or such other definitive documents with respect to the obligation to fund the debt financing, or (III) any failure to comply with the material terms and conditions of the Parent credit facility by any party thereto or the occurrence of any other event or development that would reasonably be expected to result in Parent or Merger Sub, as applicable, not being able to timely fund the committed amount under the Parent credit facility in an amount required to fund the amounts required to be paid by Parent and Merger Sub on the closing date.
To the extent reasonably requested by Parent upon reasonable advanced notice and at Parent’s sole cost and expense, the company has agreed to use, and cause each of its subsidiaries and their respective representatives to use, reasonable best efforts to provide to Parent such cooperation as is customary for similar debt financings in connection with arranging and obtaining the debt financing, including: (A) cooperating with the customary marketing efforts of Parent and its debt financing sources for any portion of the debt financing and assisting with the preparation of materials for customary rating agency presentations and bank books, lender and investor presentations, or other similar documents (including the provision of a customary authorization letter, if necessary); (B) furnishing certain information and other financial and other pertinent information reasonably available to the company as is reasonably requested by Parent or its debt financing sources and customarily requested in debt financing of the type contemplated by the definitive documents relating to the debt financing (and, upon the written request of Parent, using reasonable best efforts to periodically supplement or update such information as may be necessary that such information, when taken as a whole, not be materially misleading in light of the circumstances under which and at the time such information was furnished (giving effect to all supplements and updates provided thereto)); (C) instructing the company’s and its subsidiaries’ senior management and other employees and representatives to participate at reasonable times in a reasonable number of calls, meetings, presentations and due diligence sessions (including accounting due diligence sessions) and other customary activities in respect of the debt financing with the debt financing sources, prospective lenders and rating agencies, to the extent reasonably necessary or requested by the debt financing sources; (D) taking corporate actions (which shall not be effective prior to the closing) reasonably necessary to permit the consummation of the debt financing; (E) assisting with the negotiation and preparation of the definitive documentation required or reasonably necessary for the debt financing or otherwise facilitating the debt financing and the establishment of collateral agreements and the pledging of collateral therefor and the direct borrowing or incurrence of all of the proceeds of the debt financing by the surviving corporation and its subsidiaries immediately following the closing, in each case as may be reasonably requested by Parent, provided, that such documents shall be effective no earlier than the effective time; (F) providing reasonable assistance to Parent to facilitate at (but not prior to) the Closing the prepayment, discharge and termination in full on or prior to the closing date of any existing indebtedness of the company or any of its subsidiaries, including (x) preparing and submitting customary notices in respect of any such prepayment; provided that such prepayment shall be contingent upon the occurrence of the closing unless otherwise agreed in writing by the company, (y) preparing and delivering customary lien release and termination documentation in respect of all guaranties and security interests in connection with such indebtedness and (z) the delivery of customary payoff letters for all indebtedness of the company and its subsidiaries, in each case, in form and substance reasonably satisfactory to Parent; and (G) cooperating in Parent’s efforts to satisfy the conditions precedent set forth in any definitive document relating to the debt financing (including cooperating with the due diligence of debt financing sources and their representatives in connection with the debt financing, to the extent customary and reasonable, including the provision of such financial and other pertinent information as is reasonably requested by Parent or the debt financing sources with respect to the company and its subsidiaries).
Parent has agreed to promptly reimburse the company for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorneys’ fees and expenses) to the extent incurred in connection with the company’s financing cooperation covenant (other than expenses incurred in the ordinary course of business or in connection with the preparation of its own historical financial statements). In addition, Parent will indemnify the company and our subsidiaries from, against and in respect of any damages incurred or suffered by any of us, directly or indirectly, arising out of or resulting from the arrangement and preparation of the debt financing and any information used in connection therewith to the fullest extent permitted by applicable law (except in the event such damages arose out of or resulted from the bad faith, gross negligence, or willful misconduct of such person or their respective affiliates or representatives or a material inaccuracy or misstatement in historical financial information or other information furnished in writing by or on behalf of us or our subsidiaries, solely to the extent such inaccuracies would constitute a material breach of our SEC documents representation and warranty).
Notwithstanding the foregoing, Parent’s and Merger Sub’s respective obligations to consummate the merger are not contingent upon or otherwise subject to the receipt or availability of funds to Parent, including the financing.
OTHER COVENANTS AND AGREEMENTS
The merger agreement contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, public announcements relating to the merger, elimination of any applicable takeover statutes, receipt of payoff letters for existing indebtedness and related letters of credit, efforts to obtain specified contractual consents, releases at the United States Patent and Trademark Office and United States Copyright Office and extension of specified insurance coverage and exemptions of dispositions of our securities in connection with the merger under Rule 16b-3 of the Exchange Act.

CONDITIONS TO COMPLETION OF THE MERGER
Each party’s obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:
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obtaining the company stockholder approval of the merger agreement; and

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the absence of any order that is in effect (whether temporary, preliminary, or permanent) issued by any governmental authority having jurisdiction over us, Royal Cup, or Merger Sub or any applicable law adopted and continuing in effect that would restrain, enjoin, or otherwise prevent or prohibit the completion of the merger.

The obligations of Royal Cup and Merger Sub to complete the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the closing of the following additional conditions:
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the accuracy of the representations and warranties of the company, subject to certain materiality qualifiers;

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our having performed and complied in all material respects with all covenants required to be performed or complied with under the merger agreement on or prior to the closing date;

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the absence, since the date of the merger agreement, of the occurrence of a material adverse effect;

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the sum of all outstanding indebtedness under the company credit facility (defined below) plus transaction expenses (defined below) minus unrestricted cash of us and our subsidiaries shall not exceed $32.6 million immediately prior to the closing; and

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our having delivered to Royal Cup a certificate signed on behalf of the company by an authorized officer of the company, certifying to the satisfaction of the foregoing conditions.

In the merger agreement, “company credit facility” means the Credit Agreement, dated as of April 26, 2021, by and among the company and certain subsidiaries of the company named therein, as borrowers, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent and lender, as amended, modified or supplemented from time to time.
In the merger agreement, “transaction expenses” means all fees, expenses, costs or charges (whether or not yet invoiced and whether or not paid as of the date of determination) incurred by, or on behalf of, or to be paid by, the company or its subsidiaries as a result of the contemplation, negotiation, efforts to consummate or consummation of the transactions (including the exploration of strategic alternatives (including in connection with the auction process related to the merger or any other exit strategy considered by the company)).
Our obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior the closing of the following additional conditions:
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the accuracy of the representations and warranties of Royal Cup and Merger Sub, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to prevent, materially delay or materially impede the ability of Royal Cup and Merger Sub to perform their respective obligations under the merger agreement or to complete the merger;

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Royal Cup and Merger Sub having performed and complied in all material respects with all covenants required to be performed or complied with under the merger agreement on or prior to the closing date; and

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Royal Cup has delivered to us a certificate, signed on behalf of Royal Cup and Merger Sub by an authorized officer of Royal Cup, certifying to the satisfaction of the foregoing conditions.

No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the merger.

EXPENSES
In general, all fees and expenses incurred in connection with the merger agreement shall be paid by the party incurring such cost or expenses, whether or not the merger is completed, except:
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as described below, if a failure to obtain stockholder approval termination occurs under circumstances in which the termination fee is not then payable, we will reimburse Royal Cup and its affiliates up to $842,000 for all of their reasonable and documented out-of-pocket fees and expenses (including attorneys’ fees) actually incurred and paid to unaffiliated third parties by Royal Cup or Merger Sub on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the merger agreement and transactions contemplated thereby if; and

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as described above, Parent has agreed to promptly reimburse the company for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorneys’ fees and expenses) to the extent incurred in connection with the company’s financing cooperation covenant.

TERMINATION
The merger agreement may be terminated, whether before or after approval of the merger proposal by our stockholders, at any time prior to the effective time:
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by the mutual written consent of us and Royal Cup.

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by either us or Royal Cup, if:

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the merger is not completed on or before the end date of March 3, 2027;

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any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other final action permanently enjoining, restraining, or otherwise prohibiting the completion of the merger; or

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our stockholders do not approve the merger agreement at the special meeting.

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by us, if:

•
there is a breach by Royal Cup or Merger Sub of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the 30th calendar day following our written notice describing such breach to Royal Cup; or

•
prior to obtaining the company stockholder approval, the board of directors has effected an adverse recommendation change in order to enter into an alternative acquisition agreement providing for a superior proposal and we pay Royal Cup a termination fee.

•
all conditions to closing have been satisfied or waived, Royal Cup or Merger Sub has failed to consummate the merger by the time the closing is required to occur, we have given irrevocable written notice to Royal Cup confirming that we are ready, willing and able to consummate the closing and Royal Cup does not effect the closing within three business days following receipt of such notice.

•
by Royal Cup, if:

•
there is a breach by us of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the 30th calendar day following Royal Cup’s written notice describing such breach to us; or

•
the board of directors has effected an adverse recommendation change, provided that the exercise of such termination right by Royal Cup must occur prior to receipt of the company stockholder approval.

If the merger agreement is terminated as described above, the merger agreement will become void and of no effect, without liability of any party (or any representative of such party) to any other party, except for certain specified provisions of the merger agreement that survive such termination, including, among others, the provisions of the merger agreement related to termination fees. Nothing in the merger agreement will relieve any party from liability for actual fraud or any intentional and material breach or an intentional and material failure to perform, in each case that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would cause a breach of the merger agreement prior to such termination.
TERMINATION FEES
We have agreed to pay Royal Cup the termination fee of $1,684,000 (less any expenses already reimbursed to Royal Cup, if applicable) if:
•
prior to obtaining the company stockholder approval, we terminate the merger agreement to enter into an agreement providing for a superior proposal;

•
prior to obtaining the company stockholder approval, Royal Cup terminates the merger agreement because of an adverse recommendation change or we or Royal Cup terminate the merger agreement because our stockholders do not approve the merger proposal at the special meeting and at the time of termination Royal Cup would have been entitled to terminate the merger agreement because of an adverse recommendation change; or

•
(A)(i) the merger agreement is terminated by us or Royal Cup because of an end date termination, (ii) Royal Cup terminates the merger agreement because of a company breach termination, or (iii) the merger agreement is terminated by us or Royal Cup because of a failure to obtain stockholder approval termination, (B) prior to (i) termination in the case of an end date termination or a company breach termination or (ii) the special meeting in the case of a failure to obtain stockholder approval termination, any acquisition proposal has been made publicly or to the board of directors (and not withdrawn), and (C) within twelve months of the date that the merger agreement is terminated we (1) enter into a definitive agreement with respect to any acquisition proposal which is subsequently consummated (whether or not such consummation occurs during such twelve-month period) or (2) consummate an acquisition proposal;

provided that, in the event that, prior to obtaining the company stockholder approval, we terminate the merger agreement to enter into an agreement providing for a superior proposal, any amounts due to us and our subsidiaries pursuant to expenses incurred by us in relation to debt financing or the debt financing indemnity, the termination fee shall be reduced by such amounts.
Additionally, if a failure to obtain stockholder approval termination occurs under circumstances in which the termination fee is not then payable, the company will reimburse Royal Cup and its affiliates up to $842,000 for their reasonable and documented out-of-pocket fees and expenses incurred and paid to unaffiliated third parties in connection with the merger agreement.
Royal Cup has agreed to pay us a reverse termination fee of $5,000,000 if:
•
we terminate the merger agreement because Royal Cup or Merger Sub breached any representation, warranty, covenant or agreement in the merger agreement and did not timely cure such breach; or

•
we terminate the merger agreement because Royal Cup or Merger Sub fails to consummate the transactions contemplated by the merger agreement within three business days after all conditions to closing have been satisfied or waived and the company has delivered to Parent written notice that it is ready, willing and able to consummate the transactions contemplated by the merger agreement.

SPECIFIC PERFORMANCE
Royal Cup, Merger Sub and we have agreed that if Royal Cup, Merger Sub or we were to breach any of our respective obligations under the merger agreement (including failure to take such actions as are required of them thereunder to consummate the merger and the other transactions contemplated thereby) in accordance with its specified terms or otherwise breach such provision, irreparable damages would occur, for which monetary damages would not be an adequate remedy. The parties will be entitled to (i) an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement by any other party, (ii) enforce specifically the performance of the terms and provisions of the merger agreement and (iii) any further equitable relief in addition to any other remedy to which such party entitled under the terms of the merger agreement at law or in equity.
However, we will be entitled to enforce or seek to enforce specifically Royal Cup’s or Merger Sub’s obligation to cause all or any portion of the equity financing to be funded and the closing to occur if, and only if: (i) with respect to the merger, the payment of the per share merger consideration and the equity financing related thereto, all of the conditions of each party’s obligations to effect the merger have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing and each of which would then be capable of being satisfied), (ii) either (x) the debt financing under the Parent credit facility has been funded or is able to be funded at the closing, as applicable, or (y) each of (I) we have not materially breached any of our financing cooperation covenants and (II) the debt financing under the Parent credit facility has not been funded and is not then able to be funded as a result of Parent then being in willful breach of any of its financing covenant; (iii) Parent or Merger Sub has failed to consummate the merger by the time closing is required to have occurred pursuant to the merger agreement; and (iv) we have irrevocably confirmed in writing to Parent that (A) all of the closing conditions to our obligations have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing and each of which would then be capable of being satisfied) and (B) if specific performance is granted and the equity financing is funded, then we stand ready, willing and able to consummate the merger.
SOLE AND EXCLUSIVE REMEDY
Except in the case of fraud or a willful breach, if a termination fee becomes payable, the payment of the termination fee will be the sole and exclusive remedy of Parent, Merger Sub, any of their respective affiliates or any other person in connection with the merger agreement against us and our subsidiaries as a result of the termination of the merger agreement. Our maximum aggregate liability of for any loss suffered as a result of a breach of the merger agreement (other than fraud or willful breach) or the failure of the merger or any other transaction contemplated by the merger agreement, whether in equity or at law, in contract, in tort or otherwise, will be limited to the amount of the termination fee plus collection costs of up to $1 million. In no event will Parent or Merger Sub be permitted or entitled to receive both (x) a grant of specific performance or other equitable remedies that results in the closing being consummated and (y) the payment of the termination fee (and reimbursement of collection costs of up to $1 million, if applicable) and (ii) we be required to pay, or cause to be paid, (x) any money damages (other than any damages on account of fraud or willful breach) other than the termination fee or reimbursement of Parent expenses plus the collection costs of up to $1 million or (y) the termination fee or collection costs of up to $1 million on more than one occasion.
If the reverse termination fee becomes payable, the payment of such fee will be our sole and exclusive remedy against Royal Cup, Merger Sub, the guarantors, the debt financing sources or any affiliates thereof for all damages, costs, expenses, liabilities or other losses of any kind suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform under the merger agreement or otherwise (including any fraud, breach or willful breach). The maximum aggregate liability of Royal Cup, and the guarantors pursuant to the terms and conditions of the guaranty, whether in equity or at law, in contract, in tort or otherwise, will be limited to the amount of reverse termination fee plus collection costs of up to $1 million, which in the aggregate will not exceed the cap of $6 million, and in no event will we seek to, and will cause its affiliates and its and their direct and indirect stockholders not to seek to, recover any money damages (including consequential, indirect or punitive damages) in excess of such amount. In no event will (i) we be permitted or entitled to receive both (x) a grant of specific performance or other equitable remedies that results in the closing being consummated and (y) the payment of the reverse termination fee (and the collection costs of up to $1 million, as applicable), and (ii) Parent be required to pay, or cause to be paid, (x) any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, breach or a willful breach) other than the reverse termination fee plus the collection costs of up to $1 million, in which the aggregate will not exceed the cap of $6 million or (y) the reverse termination fee or collection costs of up to $1 million on more than one occasion.

ASSIGNMENT
Except as provided in the following sentence, the merger agreement may not be assigned (whether by operation of law or otherwise) by any of the parties to the merger agreement without the prior written consent of the other parties to the merger agreement.
Royal Cup or Merger Sub may transfer or assign its rights and obligations under the merger agreement, in whole or in part from time to time, to (1) one or more of its affiliates at any time, (2) after the effective time, to any debt financing sources, debt financing related parties or agent or collateral trustees thereof or therefor, for purposes of creating a security interest in the merger agreement or otherwise assigning the merger agreement as collateral in respect of such secured debt financing, or (3) after the effective time, to a third party, provided that no such assignment by Royal Cup or Merger Sub shall relieve them of their obligations under the merger agreement.
AMENDMENT AND MODIFICATION
Any provision of the merger agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following receipt of stockholder approval, no amendment may be made that requires the further approval of the company’s stockholders under the DGCL unless the required further approval is obtained.
GOVERNING LAW
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware.

THE MERGER PROPOSAL (PROPOSAL #1)
The information below regarding the merger proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting” beginning on page 18, “The Merger” beginning on page 23, “The Merger Agreement” beginning on page 71, and the copy of the merger agreement attached as Appendix A.
VOTE ON ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve a proposal to adopt the merger agreement. A copy of the merger agreement is attached as Appendix A. For a discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 71. For a discussion of other considerations related to the merger, see the section entitled “The Merger” beginning on page 23.
VOTE REQUIRED FOR APPROVAL
To be approved, the merger proposal requires the affirmative vote of a majority of the outstanding common stock.
Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal.
BOARD RECOMMENDATION
Our board of directors unanimously recommends that you vote “FOR” approval of the merger proposal. For a summary of the reasons for our board of directors’ recommendation, see “The Merger — Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 37.

THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL #2)
The information below regarding the advisory compensation proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting” beginning on page 18, and “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 57.
NON-BINDING, ADVISORY VOTE ON MERGER-RELATED COMPENSATION OF NAMED EXECUTIVE OFFICERS
We seek a non-binding, advisory vote from our stockholders to approve certain compensation that may be paid or become payable to our named executive officers in connection with the merger.
For purposes of this proposal, our named executive officers and their respective merger-related compensation that is the subject of the advisory compensation proposal are set forth in “The Merger — Interests of Our Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to Named Executive Officers” beginning on page 62, including the footnotes to the table and related narrative discussion.
In particular, our stockholders are being asked to consider and vote upon a proposal to approve the following resolution:
RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in our proxy statement for the special meeting.
The vote on this proposal is separate and apart from the vote on the proposal to adopt the merger agreement and is not a condition to completion of the merger. Accordingly, you may vote to adopt the merger agreement and vote not to approve the advisory compensation proposal, or you may vote not to adopt the merger agreement and vote to approve the advisory compensation proposal.
This proposal gives our stockholders the opportunity to express their views on the merger-related compensation of our named executive officers. Because the vote on this proposal is non-binding and advisory only, if the merger agreement is adopted and the merger is completed, the merger-related compensation will be paid to our named executive officers in accordance with the terms of their compensation agreements and arrangements, regardless of the outcome of this non-binding, advisory vote.
The disclosure of the merger-related compensation subject to this proposal is required to be disclosed pursuant to Item 402(t) of Regulation S-K under the Exchange Act. The non-binding, advisory vote on this proposal is required by Section 14A of the Exchange Act and the SEC rules thereunder.
VOTE REQUIRED FOR APPROVAL
To be approved, the advisory compensation proposal requires the affirmative vote of a majority of the votes cast on the subject matter.
Abstentions and broker non-votes will not have an effect on this proposal.
BOARD RECOMMENDATION
Our board of directors unanimously recommends that you vote “FOR” approval of the advisory compensation proposal.

THE ADJOURNMENT PROPOSAL (PROPOSAL #3)
The information below regarding the adjournment proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting — Adjournment” beginning on page 18.
VOTE ON ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES
We are asking our stockholders to approve adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. The adjournment proposal is in addition to, and not in lieu of, the authority of our chairperson to adjourn the meeting without a vote of stockholders in appropriate circumstances.
If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.
VOTE REQUIRED FOR APPROVAL
To be approved, the adjournment proposal requires (1) if a quorum is present, the affirmative vote of a majority of the votes cast and (2) if a quorum is not present, the affirmative vote of holders of a majority of the shares present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereat.
If a quorum is present, an abstention and broker non-votes will not have an effect on this proposal. If a quorum is not present, abstentions will have the same effect as a vote “AGAINST” this proposal and broker non-votes will not have an effect on this proposal.
BOARD RECOMMENDATION
Our board of directors unanimously recommends that you vote “FOR” approval of the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The tables below set forth the beneficial ownership information of our common stock as of March 19, 2026 for:
•
each of our named executive officers;

•
each of our directors;

•
all of our executive officers and directors as a group; and

•
each person known to us to be the beneficial owner of more than 5% of our shares of common stock.

Unless otherwise noted below, the address of the persons and entities listed in the tables is c/o Farmer Bros. Co., 14501 N Fwy, Fort Worth, Texas, 76177. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.
Beneficial ownership and percentage of beneficial ownership is based on 21,944,882 shares of our common stock outstanding as of March 19, 2026. Shares of common stock subject to options or restricted stock units that a person has the right to acquire or receive within 60 days of March 19, 2026 are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
Directors and Named Executive Officers	Number of Shares Beneficially Owned	Percent of Class(1)
Shaun Mara	38,000	*
David A. Pace	105,137	*
Bradley L. Radoff(2)	493,679	2.25%
Waheed Zaman	104,251	*
Terence O’Brien	62,189	*
Vance Fisher	25,228	*
Jared G. Vitemb(3)	80,242	*
John E. Moore III(4)	150,925	*
All Executive Officers and Directors as a Group (9 Persons)	1,063,984	4.85%

*
Less than one percent.

(1)
Based on 21,944,882 shares of our common stock outstanding as of March 19, 2026.

(2)
Includes 368,679 shares of common stock held directly by Mr. Radoff and 125,000 shares of common stock held indirectly by Mr. Radoff through The Radoff Family Foundation. Mr. Radoff has sole voting and dispositive power with respect to the shares held by The Radoff Family Foundation. The principal address of Mr. Radoff and The Radoff Family Foundation is 2727 Kirby Drive, Unit 29L, Houston, Texas 77098.

(3)
Includes 8,543 shares of common stock held indirectly by Mr. Vitemb through the 401(k).

(4)
Includes 1,477 shares of common stock held indirectly by Mr. Moore through the 401(k).

Five Percent Holders
The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the company to beneficially own five percent or more of the company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the SEC by such entity, except that the percentages are based upon the company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on March 19, 2026.
Name or Identity of Group	Number of Shares Beneficially Owned	Percent of Class(1)
Mario J. Gabelli; GAMCO Investors, Inc. and Affiliated Parties(2)	1,346,809	6.14%
Aron R. English, and Affiliated Parties(3)	1,965,797	8.96%
JDB Investment Consulting, LLC(4)	1,905,469	8.68%
Farmer Bros. Co. 401(k) Plan(5)	1,780,029	8.11%

(1)
Based on 21,944,882 shares of our common stock outstanding as of March 19, 2026.

(2)
Based solely on an amendment to Schedule 13D filed on October 24, 2025, (i) Gabelli Funds, LLC may be deemed to beneficially own 273,500 shares and has sole voting and dispositive power with respect to those shares, (ii) GAMCO Asset Management, Inc. may be deemed to beneficially own 779,500 shares and has sole voting and dispositive power with respect to those shares and (iii) Teton Advisors, Inc. may be deemed to beneficially own 293,809 shares and has sole voting and dispositive power with respect to those shares. The principal address of Gabelli Funds, LLC and GAMCO Asset Management, Inc. is One Corporate Center, Rye, New York 10580. The principal address of Teton Advisors, Inc. is 189 Mason Street, Greenwich, CT 06830.

(3)
Based solely on an amendment to Schedule 13D filed on March 5, 2026, (i) Aron R. English may be deemed to beneficially own 1,964,536 shares and has sole voting and dispositive power with respect to those shares, (ii) 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, and 22NW GP, Inc. may each be deemed to beneficially own 1,955,526 shares and has sole voting and dispositive power with respect to those shares, and (iii) Bryson O. Hirai-Hadley may be deemed to beneficially own 1,261 shares and has sole voting and dispositive power with respect to those shares. The principal address of each of Aron R. English, 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc. and Bryson O. Hirai-Hadley is 590 1st Ave. S, Unit C1, Seattle, Washington 98104.

(4)
Based solely on an amendment to Schedule 13G filed on July 30, 2025, JDB Investment Consulting, LLC may be deemed to beneficially own 1,905,469 shares and has sole voting and dispositive power with respect to those shares. The principal address of the aforementioned party is 4850 Tamiami Trail North — Suite 301, Naples, FL 34103.

(5)
This information is based on the company’s records and includes 1,780,029 shares that are held in the 401(k) and allocated to a participant’s account (“allocated shares”) as of March 19, 2026, and includes 9,937 shares beneficially owned by the company’s executive officers. The 401(k) has shared voting and dispositive power with respect to the shares. The 401(k) Trustee votes allocated shares as directed by such participant or beneficiary of the 401(k). The present member of the administrative committee of the Farmer Bros. Co. Qualified Employee Retirement Plans (the “management administrative committee”), which administers the 401(k), is Mr. Vitemb. Each member of the management administrative committee disclaims beneficial ownership of the securities held by the 401(k) except for those, if any, that have been allocated to the member as a participant in the 401(k). The principal address of the 401(k) is c/o Farmer Bros. Co., 1912 Farmer Brothers Drive, Northlake, Texas 76262.

THE VOTING AGREEMENTS
The summary of the material provisions of the voting agreements set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreements, a copy of which is attached as Appendix C. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. We encourage you to read the form voting agreement carefully in entirety, as well as this proxy statement in its entirety, including the appendixes attached to this proxy statement before making any decisions regarding the merger.
In connection with the execution of the merger agreement, the supporting stockholders each entered into separate voting agreements with Parent pursuant to which the supporting stockholders have agreed, among other things and subject to the terms and conditions of the voting agreements, to vote the shares of our common stock owned by them in favor of the merger proposal. The supporting stockholders beneficially own approximately 22.1% of the outstanding shares of our common stock as of the record date. In the event any supporting stockholders acquires record or beneficial ownership of any shares of our common stock after the execution of the voting agreement, such additional shares will automatically become subject to the terms and conditions of the voting agreement.
Voting Provisions
Under the voting agreement, the supporting stockholders agreed during the term of the voting agreements to vote at every meeting of our stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the company’s stockholders by written consent with respect to any of the following matters (a) in favor of (1) the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement, including any amended and restated merger agreement or amendment to the merger agreement that, in any such case, increases the per share merger consideration or otherwise results in the merger agreement being objectively more favorable to the company’s stockholders than the merger agreement in effect as of the date of the voting agreements, (2) any proposal to adjourn a meeting of the stockholders of the company to solicit additional proxies in favor of the approval of the merger agreement, and (3) the approval of any other proposal considered and voted upon by the company’s stockholders necessary for consummation of the merger and the other transactions contemplated by the merger agreement; and (b) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the company’s obligations under the merger agreement not being satisfied and (2) any acquisition proposal, or any agreement, transaction or other matter that is intended to, or could reasonably be expected to, materially and adversely impede, interfere with or adversely affect the consummation of the merger and the other transactions contemplated by the merger agreement.
For the avoidance of doubt, nothing in the voting agreements requires the supporting stockholders to vote in any manner with respect to any amendment to the merger agreement, or the taking of any action that could reasonably be expected to result in an amendment, modification or waiver of the merger agreement, in any such case, in a manner that (a) decreases the per share merger consideration, changes the form, allocation or timing of payment of the per share merger consideration or otherwise materially and adversely affects the consideration payable to the holders our common stock; (b) other than as contemplated by the merger agreement (as it exists on the date of the voting agreement), imposes any material restrictions or any additional material conditions on the consummation of the merger in a manner that adversely affects the company in any material respect; (c) extends the end date; or (d) otherwise materially and adversely affects the stockholders of the company. Except as described above, the supporting stockholders are not restricted from voting in any manner with respect to any other matters presented or submitted to the company’s stockholders.
The supporting stockholders also agreed that, until the expiration of the voting agreement, they will be present in person or by proxy at every meeting of the company’s stockholders (and at every adjournment or postponement thereof) so that all of their shares of our common stock owned at the time of the voting agreement, or at any time after, as of the applicable record date, may be counted as present for purposes of establishing a quorum.

Restrictions on Transfer
Pursuant to the voting agreements, each supporting stockholder agreed that, during the term of the voting agreement, such supporting stockholder will not (a) directly or indirectly offer, sell, assign encumber, pledge, hypothecate, dispose, loan or otherwise transfer (by operation of law or otherwise), either voluntarily or involuntarily, or enter into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of law or otherwise), of such supporting stockholder’s shares of our common stock or any interest in such shares, (b) deposit the supporting stockholder’s shares of our common stock into a voting trust, enter into a voting agreement or arrangement aside from the voting agreements with respect to the shares or grant of any proxy or power of attorney, other than the voting agreements, with respect to such supporting stockholder’s shares of our common stock, or (c) any contract or commitment (whether or not in writing) to take any of the actions referred to in clauses (a) or (b) (collectively, a “transfer”), cause or permit any transfer of such supporting stockholder’s shares of our common stock, except with the prior written consent of Parent or as otherwise permitted under the voting agreements. However, the supporting stockholders may transfer their shares of our common stock (i) to any affiliate, equityholder, partner or member of such stockholder or (ii) for estate planning purposes or to any family member (including a trust for such family member’s benefit) of such stockholder, in each case, only so long as, prior to and as a condition to effectuating any such transfer, the assignee or transferee agrees to be bound by the terms of the voting agreement and executes and delivers a written consent and joinder in form and substance reasonably satisfactory to Parent.
Waiver of Appraisal Rights; Stockholder Litigation
Under the voting agreements, the supporting stockholders irrevocably waived all appraisal rights under Section 262 of the DGCL with respect to their shares of our common stock in connection with the merger and the transactions contemplated by the merger agreement.
The supporting stockholders also agreed not to and to cause their affiliates not to, commence or participate in, and to use commercially reasonable efforts to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the company or any of their respective affiliates or their respective directors, officers or other fiduciaries or agents, relating to the negotiation, execution or delivery of the voting agreement, the merger agreement or the consummation of the transactions contemplated thereby, subject to certain exceptions including the right to enforce the supporting stockholder’s rights under the voting agreement or the merger agreement.
Termination
The voting agreement terminates upon the earliest of: (a) the time that the company stockholder approval has been obtained; (b) the effective time; (c) the valid termination of the merger agreement; (d) any amendment of any term or provision of the merger agreement, without the supporting stockholder’s prior written consent, that (1) reduces the per share merger consideration, changes the form, allocation or timing of payment of consideration payable or otherwise materially and adversely affects the consideration payable to the holders of our common stock, (2) other than as contemplated by the merger agreement (as it exists on the date of the voting agreement), imposes any material restrictions or any additional material conditions on the consummation of the merger in a manner that adversely affects the company in any material respect, (3) extends the end date, or (4) otherwise materially and adversely affects the holders of our common stock; and (e) an adverse recommendation change.

MARKET PRICES AND DIVIDEND DATA
THE MARKET FOR OUR COMMON STOCK
Currently, our shares of common stock are traded on Nasdaq under the symbol “FARM.” As of the close of business on the record date there were 21,944,882 shares of our common stock outstanding, held by 173 stockholders of record.
Following the merger, there will be no further market for our common stock. In particular, if the merger is completed:
•
Our stock will be delisted from Nasdaq and deregistered under the Exchange Act.

•
We will no longer file periodic reports with the SEC.

•
Our stock transfer books will be closed when the merger closes, and there will be no further registration of share transfers on our stock transfer books.

•
Subject to appraisal rights (described above under “The Merger — Appraisal Rights” beginning on page 65), all shares of our common stock outstanding prior to the effective time will be automatically canceled and converted into the right to receive the per share merger consideration.

HISTORICAL MARKET PRICES
The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on Nasdaq during each the quarters indicated.
	Price Range of Common Stock
	High	Low
Fiscal Year Ended June 30, 2024
Quarter Ended September 30, 2023	$3.24	1.80
Quarter Ended December 31, 2023	3.35	2.24
Quarter Ended March 31, 2024	4.04	2.80
Quarter Ended June 30, 2024	3.76	2.63
Fiscal Year Ending June 30, 2025
Quarter Ended September 30, 2024	$3.00	1.89
Quarter Ended December 31, 2024	2.37	1.67
Quarter Ended March 31, 2025	3.29	1.60
Quarter Ended June 30, 2025	2.32	1.34
Fiscal Year Ending June 30, 2026
Quarter Ended September 30, 2025	$2.48	1.36
Quarter Ended December 31, 2025	1.92	1.40
Quarter Ended March 31, 2026 (through March 26, 2026)	1.83	1.21
The closing price of our common stock on Nasdaq on March 3, 2026, the trading day before the public announcement of the merger agreement, was $1.51 per share. On March 26, 2026, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $1.25 per share. You are encouraged to obtain current market quotations for our common stock.
DIVIDEND POLICY
During the fiscal years ended June 30, 2024, and June 30, 2025, we did not declare or pay any dividends on our common stock. We intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and such other factors as our board of directors deems relevant.

MISCELLANEOUS
RECEIVING THE PER SHARE MERGER CONSIDERATION
If the merger is completed, the paying agent will send information to our stockholders of record explaining how to exchange shares of our common stock for the per share merger consideration. You should not send in your Farmer Bros. stock certificates or other evidence of ownership before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank, or other nominee, you may receive instructions from your broker, bank, or other nominee as to what action, if any, you need to take to receive the per share merger consideration. Do not send in your certificates or other evidence of ownership now.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING
This proxy statement and other related proxy materials for the special meeting are available at www.proxyvote.com.
HOUSEHOLDING
We may deliver just one proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. This practice, which is commonly referred to as “householding,” is permitted by Rule 14a‑3(e)(1) under the Exchange Act. It helps to reduce costs and waste for the company and our stockholders.
However, we will promptly deliver a separate copy by written or oral request by any stockholder at a shared address subject to householding. Requests for additional copies of this proxy statement should be directed to our proxy solicitor, Sodali, by telephone at (800) 662-5200, by email at FARM@morrowsodali.com, or by mail to 470 West Avenue, Stamford, Connecticut 06092.
In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy of any future proxy materials by contacting us at Corporate Secretary, at 14501 N Fwy, Fort Worth, Texas, 76177 (if your shares are registered in your own name) or your bank, broker, or other nominee (if your shares are registered in their name).
STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.
We will hold our 2026 Annual Meeting of Stockholders only if the merger has not already been completed.
If we hold a 2026 Annual Meeting of Stockholders, we expect to hold it on or around June 30, 2026.
Because we expect that the date of our 2026 Annual Meeting of Stockholders will have changed by more than 30 days from the date of our 2025 Annual Meeting, in order to be included in the company’s proxy materials for the 2026 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the company at 14501 N Fwy, Fort Worth, Texas, 76177 by May 8, 2026, which we believe is a reasonable time before we expect to print and mail proxy materials, and otherwise comply with all requirements of the SEC for stockholder proposals.
In addition, the company’s Bylaws provide that any stockholder who desires to bring a proposal before an Annual Meeting of Stockholders must give timely written notice of the proposal to the company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the company held the preceding year’s Annual Meeting of Stockholders. In the event the Annual Meeting of Stockholders is called for a date that is not within 30 days before or 60 days after the first anniversary of the prior year’s Annual Meeting of

Stockholders, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting of Stockholders was given or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs. Because we expect that the date of our 2026 Annual Meeting of Stockholders will not be within 30 days before or 60 days after the first anniversary of our 2025 Annual Meeting because we have postponed in light of the merger, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2026 Annual Meeting of Stockholders is given or public disclosure of the date of the 2026 Annual Meeting of Stockholders is made, whichever first occurs. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the company’s Bylaws. A copy of the company’s Bylaws is available upon request from the company’s Secretary.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to the company by the later of 60 calendar days prior to the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the company.
LEGAL AND CAUTIONARY DISCLOSURES
No Determination by Securities Regulators
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.
No Solicitation Where Prohibited
This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction.
Sources of Information
We have supplied all information relating to the company. Royal Cup has supplied, and we have not independently verified, all of the information relating to Royal Cup and Merger Sub.
Other Information Not Authorized by Farmer Bros.
We have not authorized anyone to provide any information other than that which is contained in this proxy statement. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained in this proxy statement is accurate as of any date other than the respective dates thereof.
For your convenience, we have included certain website addresses and other contact information in this proxy statement. However, information obtained from those websites or contacts is not part of this proxy statement.
Subsequent Developments
This proxy statement is dated March 27, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may (and in certain limited circumstances may be legally required to) update this proxy statement prior to the special meeting, including by filing documents with the SEC that supplement or amend this proxy statement without delivering them to our stockholders. Therefore, you should monitor and review our

SEC filings until the special meeting is completed. However, although we may update this proxy statement, we undertake no duty to update the information herein, except as otherwise expressly required by law.
Context for Assertions Embodied in Agreements
The merger agreement and other agreements are being included or incorporated by reference into this proxy statement only to provide our stockholders with information regarding their respective terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in these agreements, or any descriptions of them, as characterizations of any actual state of facts. The representations, warranties, and covenants in each of these agreements (1) were made only for purposes of that agreement and solely for the benefit of the parties to that agreement (and not for the benefit of our stockholders), (2) were made only as of specified dates and do not reflect subsequent information, (3) are subject to limitations agreed upon by the parties to such agreement, including in certain cases being subject to disclosure schedules that modify, qualify, and create exceptions to such representations, warranties, and covenants, (4) may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws, and (5) may have been made for the purposes of allocating risk between the parties to that agreement instead of establishing matters of fact.
FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements, including statements related to our financial projections, the consequences of the outcome of the proposals to be considered and voted upon at the special meeting, the completion of the merger, and the consequences thereof. Forward-looking statements can usually be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “project,” “prospects,” “shall,” “should,” “strategy,” “will,” “would,” and other expressions which indicate future events or trends.
These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including:
•
Risks related to the completion of the merger, including the risks that:

•
The merger may not be completed within the anticipated time period, or at all.

•
Our stockholders may not adopt the merger agreement, which is a condition to the completion of the merger.

•
Other conditions to the completion of the merger under the merger agreement may not be satisfied or waived (to the extent permitted by law).

•
The effects that any termination of the merger agreement may have on us and our business, including the risks that:

•
Our stock price may decline significantly if the merger is not completed.

•
The merger agreement may be terminated in certain circumstances requiring us to pay Royal Cup a termination fee.

•
A 12-month tail period during which the termination fee may be payable in certain circumstances, which could inhibit our ability to pursue alternatives to the merger.

•
We may need to pursue an infusion of capital through alternative strategies, including the offering of Farmer Bros. securities, diluting the existing stockholders of Farmer Bros.

•
We may need to file for protection under the Federal Bankruptcy Code or state insolvency proceedings.

•
Potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including the risks that:

•
Our business, operating results or stock price may suffer.

•
Our current plans and operations may be disrupted.

•
Our ability to retain or recruit key employees may be adversely affected.

•
Our business relationships (including with customers and suppliers) may be adversely affected.

•
Our management’s or other employees’ attention may be diverted from other important matters.

•
Potential litigation relating to the merger that could be instituted against us or our directors or officers, including the effects of any outcomes related thereto.

•
Certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities.

•
The risks described from time to time in our reports filed with the SEC under the heading “Risk Factors,” including Part I, Item 1A of our Annual Report on Form 10-K (as amended by Amendment No. 1 thereto) for the fiscal year ended June 30, 2025, subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC.

All forward-looking statements are qualified by, and should be considered together with, these cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.
Except as required by applicable law, we undertake no obligation to update forward-looking statements (whether as a result of new information, future events or otherwise).

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov.
We also make available a copy of our SEC reports, without charge, on our investor website at www.farmerbros.com as soon as reasonably practicable after we file the reports electronically with the SEC. The information included on our website is not incorporated by reference into this proxy statement.
In addition, you may obtain a copy of the reports, without charge, by writing us at: Farmer Bros. Co., 14501 N Fwy, Fort Worth, Texas, 76177, Attn: Corporate Secretary or by calling us at (682) 549-6600. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to us. We undertake to send any information so requested (other than exhibits to such documents) by first class mail or another equally prompt means within one business day of receiving your request.
If you have questions or need assistance voting your shares, please contact our proxy solicitor:
470 West Avenue
Stamford, Connecticut 06092
Stockholders Call Toll Free: (800) 662-5200 (within the U.S.)
Banks and Brokers Call Collect: (203) 658-9400
FARM@morrowsodali.com

Appendix A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
ROYAL CUP, INC.,
BP I BREW MERGER SUB INC.
and
FARMER BROS. CO.
March 3, 2026

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 3, 2026, is entered into by and among Royal Cup, Inc., a Delaware corporation (“Parent”), BP I Brew Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Farmer Bros. Co., a Delaware corporation (the “Company”).
WHEREAS, subject to the terms and conditions of this Agreement, the parties intend that Merger Sub be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, collectively, the “Transactions”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (as amended, the “DGCL”);
WHEREAS, the Company Board (as defined below) has unanimously (a) approved this Agreement, (b) determined that this Agreement and the Transactions are advisable, and in the best interests of, the Company and its stockholders, (c) directed that this Agreement be submitted to the Company’s stockholders for their approval and (d) resolved, subject to the terms and conditions of this Agreement, to recommend that the Company’s stockholders adopt this Agreement;
WHEREAS, the Parent Board (as defined below) has unanimously (a) approved this Agreement, (b) determined that this Agreement and the Transactions are advisable, and in the best interests of, Parent, and (c) approved the execution and delivery of this Agreement by Parent, the performance by Parent of its covenants and other obligations hereunder and the consummation of the Transactions, subject to the terms and conditions of this Agreement;
WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions as set forth herein;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered (a) a limited guarantee (the “Guaranty”) from Braemont Partners I LP, Braemont Partners I (Offshore) LP and Braemont Partners I (Anchor Parallel) LP (the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain payment obligations of Parent and Merger Sub in connection with this Agreement; and (b) a commitment letter between Parent and the Guarantors, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”); and
WHEREAS, prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have entered into voting agreements (the “Voting Agreements”) in connection with the Merger.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements of the parties set forth below, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01   Definitions.   As used herein, the following terms have the following meanings:
“2017 LTIP” means the Company’s Amended and Restated 2017 Long-Term Incentive Plan.
“2020 Inducement Plan” means the Company’s 2020 Inducement Incentive Plan.
“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof between the Company and any Third Party containing terms no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement (i) may contain provisions that permit the Company to comply with this Agreement, including the provisions of Section 6.02, (ii) shall not in any way restrict the Company or its Representatives from complying with their respective obligations under this Agreement, (iii) need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal, and (iv) shall not require the Company or any of its Subsidiaries to reimburse the costs or expenses of any Person.
“Acquisition Proposal” means any indication of interest, offer or proposal from any Third Party relating to any transaction or series of related transactions involving any (i) direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any Third Party, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than twenty percent (20%) of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Third Party that, if consummated in accordance with its terms, would result in a Third Party beneficially owning more than twenty percent (20%) of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any Third Party, or stockholders or other equity holders of any such Third Party, of more than twenty percent (20%) of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or (iii) merger, amalgamation, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Third Party, or stockholders or equity holders of any Third Party, would hold shares of Company Common Stock representing more than twenty percent (20%) of the Company Common Stock outstanding or obtain more than twenty percent (20%) of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), in each case, after giving effect to the consummation of such transaction.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided that, notwithstanding anything to the contrary in this Agreement, except as otherwise expressly contemplated by this Agreement, the Equity Commitment Letter, the Guaranty, the Voting Agreements, or any other agreement, document or instrument contemplated to be executed and delivered hereunder or thereunder, no covenant or obligation set forth in this Agreement shall be binding upon any direct or indirect portfolio companies of the Guarantor or their Affiliates (other than Parent and Merger Sub).
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.
“Closing Date” means the date on which the Closing occurs.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any collective bargaining agreement or other Contract with a Union.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2025 and the footnotes thereto set forth in the Company’s annual report on Form 10-K for the fiscal year then ended filed by the Company with the SEC on September 11, 2025.
“Company Board” means the board of directors of the Company.
“Company Common Stock” means shares of common stock, par value $1.00 per share, of the Company.
“Company Credit Facility” means the Credit Agreement, dated as of April 26, 2021, by and among the Company and certain Subsidiaries of the Company named therein, as borrowers, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent and lender, as amended, modified or supplemented from time to time.

“Company CSRSUs” means cash-based restricted stock units of the Company granted and outstanding pursuant to a Company Stock Plan.
“Company Equity Awards” means the Company Stock Options, the Company RSUs, the Company PBRSUs, the Company CSRSUs and any other outstanding equity-based award (whether vested or unvested) denominated in, or the value of which is based on, shares of Company Common Stock.
“Company Financial Advisor” means North Point Mergers & Acquisitions, Inc.
“Company Information” means all information, in any form, maintained, owned, processed by or on behalf of, or controlled by the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries is required by Law, Contract or privacy policy to safeguard and/or keep confidential or private.
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any change, event, effect, development, condition, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, (x) has or would reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (y) would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the other Transactions contemplated by this Agreement; provided, that, solely with respect to the preceding clause (x), none of the following will be deemed to be or constitute a Company Material Adverse Effect or be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
(i)   changes in conditions generally affecting general economic conditions, or changes in conditions in the global, international or United States economy generally;
(ii)   changes in conditions generally affecting conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii)   changes in conditions and trends in the industries in which the Company and its Subsidiaries conduct business (including supply chain delays and increases in raw material prices);
(iv)   changes in tariff rates, including the imposition of new tariffs or the modification, increase, reduction or elimination of existing tariffs, or any change in the interpretation or enforcement thereof;
(v)   changes in regulatory, legislative or political conditions (including civil unrest, protests and public demonstrations, any government responses thereto (e.g., curfews) and any escalation or worsening thereof);
(vi)   any geopolitical or social conditions (or changes in such conditions), outbreak of hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions);
(vii)   earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and any act of God or other force majeure events;
(viii)   any (A) epidemic, pandemic or disease outbreak, human health crises or other force majeure events, in each case, including any worsening thereof, or (B) Law or mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any change in such Law or directive, pronouncement or guideline or interpretation thereof, or any material worsening of such conditions;
(ix)   changes in GAAP or other accounting standards or applicable Laws (or official interpretation of any of the foregoing);

(x)   the negotiation, execution, delivery or performance of this Agreement, or the announcement of this Agreement or the pendency or performance of the Transactions, including the impact thereof on the commercial relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, Governmental Authorities or vendors (provided, that the exceptions set forth in this clause (x) shall not apply to any breach of or inaccuracy in any representation or warranty set forth in this Agreement to the extent such representation or warranty expressly addresses the consequences of the negotiation, execution, delivery, performance or announcement of this Agreement or the Transactions);
(xi)   the compliance by any party hereto with the express terms of this Agreement, including any action required to be taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement;
(xii)   any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;
(xiii)   changes in the market price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless otherwise excluded by the exceptions to this definition);
(xiv)   any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure described in the foregoing clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless otherwise excluded by the exceptions to this definition);
(xv)   the identity of, or any facts or circumstances relating to, Parent, Merger Sub, or their respective Affiliates or the respective plans or intentions of the foregoing, with respect to the Company, its Subsidiaries or its business;
(xvi)   any Transaction Litigation or other Proceeding threatened, made or brought against the Company or any of its directors or officers arising out of the Transactions;
provided that, in each case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix), any such Effect shall be taken into account to the extent that such Effect has had, or would reasonably be expected to have, a disproportionate adverse effect on the Company and its Subsidiaries taken as a whole relative to other companies of similar size and operating in the same segment of the foodservice industry in the United States, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.
“Company Organizational Documents” means (i) the amended and restated bylaws of the Company and (ii) the second amended and restated certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware.
“Company PBRSU” means restricted stock units of the Company granted and outstanding pursuant to a Company Stock Plan, subject to performance-based vesting.
“Company Preferred Stock” means shares of preferred stock, par value $1.00 per share, of the Company.
“Company RSU” means restricted stock units of the Company granted and outstanding pursuant to a Company Stock Plan, subject to time-based vesting.
“Company SEC Documents” means, collectively, all registration statements, prospectuses, forms, reports, schedules, statements and other documents (including exhibits and schedules thereto and all other information incorporated by reference) filed or furnished (as applicable) by the Company with the SEC since and including the Lookback Date under the Exchange Act or the Securities Act, including any amendments thereto since the time of their filing.

“Company Stock Option” means each option (whether vested or unvested) to purchase shares of Company Common Stock outstanding under a Company Stock Plan.
“Company Stock Plan” means the Company’s 2017 LTIP and the 2020 Inducement Plan, as applicable.
“Continuing Employee” means an employee of the Company or its Subsidiaries immediately prior to the Effective Time who continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
“Contract” means any written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind that is (or purports to be) legally binding.
“Damages” means damages, civil fines, civil money penalties, losses, costs and expenses (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) in connection with any action, suit or proceeding, whether involving a claim brought by a Governmental Authority, a third-party claim, or a claim solely between parties hereto.
“Debt Financing” means any debt financing incurred, including a public offering or private placement of debt securities or borrowing of loans (including delayed draw term loans), in each case by Parent or any of its Subsidiaries in connection with the Transactions.
“Debt Financing Related Parties” means the Debt Financing Sources, their respective Affiliates and such Persons’ (and their respective Affiliates’) Representatives involved in the Debt Financing and their respective successors and assigns.
“Debt Financing Sources” means the Persons that have committed, or propose, to provide or arrange, or have otherwise entered into agreements in connection with, all or any part of the Debt Financing, in connection with the transactions contemplated by this Agreement.
“Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA whether or not subject to ERISA) and each other bonus, stock option, stock purchase or other equity or equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, employment, individual consulting, individual services, severance, termination, retention, success, change of control, welfare, fringe benefit, and other benefit or compensation plan, program, policy, agreement (including individual agreements) or arrangement sponsored, maintained or contributed to (or required to be contributed to) by the Company or any Subsidiary (or to which the Company or a Subsidiary is a party) with or for the benefit of any current or former employee, officer, director, or other individual service provider of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any liability, other than (i) any of the foregoing that is solely sponsored and maintained by a Governmental Authority, or (ii) any Multiemployer Plan.
“Environmental Law” means any Law relating to pollution (or the cleanup thereof), Releases of Hazardous Substances (or remediation thereof), or protection of public or worker health or safety (with respect to labeling or management of or exposure to Hazardous Substances), or the environment or natural resources.
“Environmental Permits” means any Governmental Authorizations required under Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means each Person, trade or business, whether or not incorporated, that, together with the Company or any of its Subsidiaries, is, has been (at any relevant time) or would be treated as a single employer for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“executive officer” shall be as defined in Rule 16a-1(f) under the Exchange Act.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.
“Food Laws” means the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. § 301 et seq.), the Food Allergen Labeling and Consumer Protection Act of 2004 (Pub. L. 108-282), the U.S. Organic Foods Production Act of 1990 (7 U.S.C. Ch. 94), the U.S. Perishable Agricultural Commodities Act, the U.S. Federal Trade Commission Act (7 U.S.C. §§ 499a-499t), and any other applicable Laws (but, for the sake of clarity, excluding Environmental Laws) relating to the manufacture, processing, preparation, safety, labeling, packaging, repackaging, holding, handling, distribution, storing, warehousing, sanitation, transportation, and delivery of food (including food packaging and food contact materials) as amended and in effect from time to time; and, in respect to all such Laws, all rules, regulations, and orders administered by the Food and Drug Administration, the U.S. Department of Agriculture, the Federal Trade Commission, and any other Governmental Authority with authority over the manufacture, processing, preparation, safety, labeling, packaging, repackaging, holding, handling, distribution, storing, warehousing, sanitation, transportation, and delivery of food.
“GAAP” means generally accepted accounting principles in the United States as in effect at the date of the subject financial statements, consistently applied.
“Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, or judicial body, arbitrator or arbitral body (whether public or private) bureau or commission, public international organization, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational, but excluding any Indian Tribe or any governmental authority, entity or body of, or established by, an Indian Tribe.
“Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with or to, a Governmental Authority.
“Hazardous Substance” means: (i) any material, substance or waste that is listed, defined or regulated as “hazardous” or “toxic,” or as a “pollutant” or “contaminant” under, or for which liability or standards of conduct are imposed pursuant to, Environmental Laws; (ii) petroleum, its derivatives and its by-products; and (iii) asbestos, lead, urea formaldehyde insulation, toxic mold, per- and polyfluoroalkyl substances and polychlorinated biphenyls.
“Indebtedness” means, with respect to the Company and its Subsidiaries, without duplication, (i) any indebtedness for borrowed money, including under the Company Credit Facility (other than between or among the Company and its Subsidiaries), (ii) any obligations evidenced by bonds, debentures, notes or similar instruments (other than between or among the Company and its Subsidiaries), (iii) any obligations or liabilities pursuant to guarantees and arrangements having the economic effect of (A) a guarantee of any Indebtedness or (B) any capital lease obligations, in each case, of any other Person (other than between or among the Company and its Subsidiaries), (iv) any obligations under any swap, forward, futures, warrant, option or other derivative transaction, or interest rate or foreign currency protection agreement, (v) any obligations in respect of letters of credit, bank guarantees, security or performance bonds or similar Contracts or arrangements (other than security or performance bonds entered into in the ordinary course of business consistent with past practice), and (vi) any obligations for guarantees by the Company or one of its Subsidiaries of any Indebtedness described in clauses (i) through (v) of any other Person, other than a wholly owned Subsidiary of the Company; provided, that Indebtedness shall not include (A) accounts receivable and payable in the ordinary course of business, (B) any liability for Taxes or (C) any Indebtedness from the Company to a wholly-owned Subsidiary of the Company (or vice versa) or between wholly-owned Subsidiaries of the Company.
“Indian Tribe” means any Indian tribe, band, nation, or other organized group or community, including any Alaska Native village or regional or village corporation as defined in or established pursuant to the Alaska Native Claims Settlement Act (85 Stat. 688), that is recognized as eligible for the special programs and services provided by the United States to Indians because of their status as Indians, as set forth in 25 U.S.C. § 5304(e), as amended, or any successor statute.

“Information Security Incident” means any (i) unauthorized access to or loss, alteration, destruction, use, disclosure or acquisition of Personal Information, Systems, Company Information, or confidential information or trade secrets included in the Company Intellectual Property or (ii) compromise to the security, confidentiality, integrity or availability of Personal Information, Company Information or Systems.
“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) patents, patent applications, utility models and applications for utility models, and inventor’s certificates and applications for inventor’s certificates, together with all provisionals, reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof (“Patents”); (ii) works of authorship and copyrights (whether registered or unregistered), applications for copyright registration and all moral rights associated with any of the foregoing (“Copyrights”); (iii) trademarks, service marks, trade names, logos, slogans, trade dress and other source indicators and registrations and applications to register any of the foregoing, including intent-to-use registrations or similar pending reservations of marks (as well as all goodwill associated with each of the foregoing) (“Marks”); (iv) internet domain names and social media identifiers and handles; (v) rights in software (including object code or source code), data, data sets, databases, and collections of data; (vi) rights in trade secrets, confidential information, know-how, ideas, methods, recipes, formulae, methodologies, processes, technology, customer lists and inventions; and (vii) any and all rights (created or arising under the Laws of any jurisdiction anywhere in the world, whether statutory or common law) now existing and related to any of clauses (i) – (vi) above (or any other type of intellectual property or industrial property rights recognized under applicable Law).
“Intervening Event” means a material Effect that was not known to or reasonably foreseeable by (or if known or reasonably foreseeable, the magnitude or material consequences of which were unknown and not reasonably foreseeable) by the Company Board as of the date hereof, and which Effect (or consequences thereof) becomes known to the Company Board after the date hereof and prior to obtaining the Company Stockholder Approval; provided, however, that the following shall not constitute an Intervening Event: (A) the receipt, existence or terms of any Acquisition Proposal, (B) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement (provided that the exception in this clause (B) shall not prevent or otherwise affect any such development or change underlying the Company meeting or exceeding such metrics from being taken into account in determining whether an Intervening Event has occurred), or (C) any changes after the date of this Agreement in the market price or trading volume of the Company Common Stock (provided that the exception in this clause (C) shall not prevent or otherwise affect any such development or change underlying such change in market price or trading value from being taken into account in determining whether an Intervening Event occurred).
“Knowledge of the Company” means the actual knowledge of each of John Moore, Vance Fisher, Jared Vitemb, Matt Swenson, Travis Young and Srikanth Katuru after conducting a reasonable inquiry of the appropriate employees of the Company and its Subsidiaries who directly report to such individuals.
“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, Order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Liability” means any debt, loss, damage, adverse claim, fine, penalty, liability or obligation of any kind, whether direct or indirect, known or unknown, asserted or unasserted, accrued or unaccrued, absolute, contingent, matured or unmatured, liquidated or unliquidated, disputed or undisputed, due or to become due and whether in contract, tort, strict liability or otherwise.
“Lien” means any lien, license, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.
“Lookback Date” means July 1, 2023.
“Material Contract” means any of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are legally bound, excluding any Employee Plan, except with respect to subsection (xiv):

(i)   any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K that constitute an Employee Plan) with respect to the Company and its Subsidiaries, taken as whole, or Contract that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
(ii)   any Contract with a Top Customer;
(iii)   any Contract with a Top Supplier;
(iv)   any Contract containing any covenant limiting the right of the Company or any of its Subsidiaries to (A) engage in any line of business, (B) own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses or (C) solicit, hire, engage, retain or employ any Person’s current or former employees or customers, in each case, other than any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less;
(v)   any Contract that limits the ability of the Company or its Subsidiaries to enter into a line of business or operate in any geographic area or market segment (including as a result of restrictions on the use of Company Intellectual Property) or that provides for exclusivity in connection with any of the foregoing;
(vi)   any Contract containing “most favored nation,” “exclusivity” or similar provisions that are material to the Company;
(vii)   any Contract (other than the Confidentiality Agreement) containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person;
(viii)   any Contract (A) containing any “earn-out” provisions or other contingent payment obligations that would reasonably be expected to result in payment obligations by the Company or any of its Subsidiaries after the date of this Agreement, or (B) under which the Company or any of its Subsidiaries has continuing obligations (1) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a fair market value in excess of $350,000 other than in the ordinary course of business consistent with past practice, or (2) pursuant to which the Company or any of its Subsidiaries acquired an ownership interest in any other Person or other business enterprise, other than any Subsidiary of the Company, with such ownership interest having a fair market value in excess of $200,000;
(ix)   any Contract under which the Company or any of its Subsidiaries has continuing obligations and involve payments after the date of this Agreement in excess of $200,000 per annum;
(x)   any Contract (A) relating to, or otherwise evidencing, Indebtedness; (B) relating to intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company; or (C) that creates, grants or otherwise evidences a Lien on any properties, rights or assets of the Company or any of its Subsidiaries other than Permitted Liens;
(xi)   any Contract obligating the Company or any of its Subsidiaries to make any capital commitment or capital expenditure in an amount in excess of $350,000 that may not be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less;
(xii)   any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of capital stock of the Company or any of its Subsidiaries;
(xiii)   any Contract (1) pursuant to which the Company or any of its Subsidiaries grants to a third party a license to any Company Intellectual Property or a third party grants to the Company or any of its Subsidiaries a license to any Intellectual Property (“Licensed Intellectual Property”), in each case, other than (A) licenses with annualized payments of less than $100,000 in the aggregate of unmodified commercially available off-the-shelf software, (B) agreements entered into with its contractors or other service providers for the purpose of providing services to the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, (C) agreements entered into with employees of the Company or any of its Subsidiaries in the ordinary course of business, (D) non-exclusive licenses that are ancillary to, and not the primary purpose of the Contract, and (E) non-exclusive licenses granted to customers, contractors, or other third party service providers in the ordinary course of business consistent with past practice, (2) relating to the ownership, development, or use of any Company Intellectual Property (other than (A) Intellectual Property assignment agreements entered into with employees and independent contractors in the ordinary course of business consistent with past practice, (B) confidentiality agreements entered into in the ordinary course of business consistent with past practice and (C) non-exclusive licenses that are ancillary to, and not the primary purpose of the Contract), and (3) entered into to settle or resolve any Intellectual Property-related dispute or otherwise affecting the Company’s or any of its Subsidiaries’ rights to use or enforce any Company Intellectual Property, including settlement agreements, coexistence agreements, covenant not to sue agreements, and consent to use agreements;
(xiv)   any employment or consulting Contract with an employee or other individual service provider that (A) provides for annual compensation in excess of $300,000; or (B) is not terminable on ninety (90) days or less notice without liability for any penalty or severance payment or similar termination benefits;
(xv)   any Contract providing for indemnification of any officer, director or employee by the Company or any of its Subsidiaries;
(xvi)   any Collective Bargaining Agreement;
(xvii)   any Contract with any Governmental Authority;
(xviii)   any Contract that involves a joint venture or partnership (it being understood that this clause (xviii) does not include commercial arrangements where there is no joint ownership by the Company or any of its Subsidiaries and the counterparty of equity in a Person);
(xix)   any Contract that involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument;
(xx)   any Contract that involves a Real Property Lease;
(xxi)   any Contract that contains a put, call or similar right to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;
(xxii)   any Contract that is a settlement, conciliation or similar pursuant to which the Company or a Subsidiary is a party or is bound, other than any such Contract that (1) involves only the payment of money damages (excluding monetary damages that are fully covered by the insurance policies of the Company and its Subsidiaries) of less than $200,000 in the aggregate that remains unpaid as of the date hereof, and (2) does not involve injunctive or equitable relief that would impose any material restrictions, obligations or changes on the business or operations of the Company or any of its Subsidiaries that, in each case, would be effective after, or not terminate as a result of, the Merger;
(xxiii)   any Contract providing for the provision of private label services; and
(xxiv)   any Contract containing a commitment or agreement to enter into any of the foregoing.
“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 3(37) of ERISA, that the Company or any of its Subsidiaries or any of their respective ERISA Affiliates contributes to, is obligated to contribute to or has any current or contingent liability or obligation under or with respect to.
“NASDAQ” means the Nasdaq Global Select Market.
“Order” means any order, judgment, decision, decree (including any consent decree or similar agreed order or judgment), injunction, ruling, award, settlement, stipulation, writ or verdict, whether civil, criminal or administrative, in each case, that is entered, issued or rendered by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent).

“Organizational Documents” means the certificate or articles of incorporation, bylaws, certificate or articles of formation, partnership agreement, limited liability company agreement, operating agreement, declaration of trust and all other similar documents, instruments or certificates of a Person.
“Parent Board” means the board of directors of Parent.
“Parent Credit Facility” means the Revolving Credit, Term Loan and Delayed Draw Term Loan Agreement, dated as of November 26, 2025, by and among the Parent and certain subsidiaries of the Parent named therein, as borrowers, the lenders party thereto from time to time and Alter Domus (US) LLC, as administrative agent and lender, as amended, modified or supplemented from time to time.
“Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and payable or that are being contested in good faith and by appropriate proceedings set forth on Section 1.01(a) of the Company Disclosure Letter and for which an adequate reserve is reflected in the Company’s financial statements in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which an adequate reserve is reflected in the Company’s financial statements in accordance with GAAP and are in the ordinary course of business consistent with past practice; (iii) Liens imposed by applicable Law (other than Laws in respect of Tax) which are not currently being enforced as a result of a violation by the Company or any of its Subsidiaries; (iv) pledges or deposits in the ordinary course of business consistent with past practice to secure obligations pursuant to workers’ compensation Laws; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (vi) defects or imperfections in title affecting title to the Owned Real Property or the underlying fee interest of any Leased Real Property, that do not impair, in any material respects, the current occupancy and use of the applicable Real Property or any of the other assets to which they relate in the conduct of the business of the Company as conducted as of the date hereof; (vii) zoning, entitlement, building and other generally accepted land use and environmental land use restrictions by a Governmental Authority which are not violated in any material respect by the use or occupancy of the Real Property subject thereto; (viii) any non-exclusive licenses of any Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business; (ix) Liens arising under conditional sales Contracts or equipment leases with third parties entered into in the ordinary course of business consistent with past practice; (x) statutory, common Law or contractual Liens of landlords securing payments not yet due pursuant to the terms of any Real Property Lease or Liens against the interests of the landlord or owner of any Leased Real Property, in each case (I) which are not currently enforceable as a result of a breach or default by Company or any of its Subsidiaries or (II) that do not materially interfere with the conduct of the business of the Company as conducted as of the date hereof; or (xi) Liens (or other encumbrances of any type) reflected in (A) the Company SEC Documents prior to the date hereof or (B) the Company Balance Sheet.
“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
“Personal Information” means any data or other information that (i) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household, or device, including any personally identifiable data, or (ii) that constitutes “personal information”, “personally identifiable information”, “personal data”, or similar term under applicable Law, privacy policy or Contract.
“Privacy Commitments” means all (i) Privacy Laws; (ii) the Company’s privacy policies, notices, or statements published by Company or its Subsidiaries directly related to the processing of Personal Information or security of Systems; (iii) industry standards binding on the Company with respect to the security of Systems and the privacy, security, and other processing of Personal Information (including the Payment Card Industry Data Security Standard); and (iv) provisions of Contracts to which the Company or its Subsidiaries is bound to the extent directly related to the collection, use, disclosure, sale, licensing, transfer, security, storage, retention, disposal or other processing of Personal Information or security of Systems.

“Privacy Laws” means any applicable Laws directly relating to the privacy, confidentiality, protection, transfer, disclosure, processing, sale or security of Personal Information or relating to the protection or security of Systems.
“Proceeding” means any claim, action, cause of action, charge, complaint, lawsuit, litigation, arbitration, mediation, grievance, inquiry, investigation, audit, demand or other similar legal proceeding brought by or before any Governmental Authority or other tribunal.
“Real Property” means the Owned Real Property and the Leased Real Property.
“Registered Intellectual Property” means all Company Intellectual Property that is the subject of a United States, international or foreign (i) Patent or Patent applications (including provisional applications); (ii) registration of a Mark or applications to register a Mark (including intent-to-use applications, or other registrations or applications related to a Mark); (iii) Copyright registration or application for Copyright registration; and (iv) internet domain names.
“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, or disposing into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata).
“Representatives” means, with respect to any Person, any of such Person’s Affiliates, controlling Persons, members, managers, directors, officers, employees, general or limited partners, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives, heirs, executors, administrators, successors or assigns of such Person.
“Required Information” means, at any date of determination, customary authorization letters (including customary representations with respect to accuracy of information and material non-public information) authorizing the distribution of the Company’s and its Subsidiaries’ information, including any financial statements of the Company, to prospective lenders in connection with the Debt Financing or otherwise with respect to any information memoranda, offering memoranda or similar documents, that contain, if requested, a customary 10b-5 representation with respect to only that information provided by the Company and, if requested by Parent or its financing sources (including the Debt Financing Sources), an authorization of a version of a confidential information memorandum which requires a confirmation that the public-side of such memorandum does not contain any private side information for inclusion in any information materials that authorize the distribution of information provided in the Company’s financial statements to prospective lenders.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.
“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent (50%) of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.
“Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”) on terms that the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account the changes, if any, to the terms of this Agreement proposed by Parent pursuant to Section 6.02(f), (i) if consummated, would be more favorable, from a financial point of view, to the Company’s stockholders (in their capacity as such) than the Transactions (taking into account all relevant legal, regulatory, financial, timing, financing, certainty of financing, conditionality and other aspects of such Acquisition Proposal, including the identity of the party making the proposal) and (ii) is reasonably likely to be consummated in accordance with its terms.

“Systems” means all of the following that are owned by, used or relied on by or for the Company and its Subsidiaries: (i) software and software engines, (ii) computer hardware (whether general or special purpose), (iii) websites, website content and links, (iv) equipment used to process, store, maintain and operate data, database operating systems and electronic data processing, record keeping and communications, (v) telecommunications systems, networks, interfaces, platforms, servers, peripherals and computer systems and (vi) other information technology infrastructure, including any outsourced systems and processes.
“Tax” means (i) any U.S. federal, state, local and non-U.S. taxes, assessments and similar governmental charges and impositions in the nature of a tax imposed by a Governmental Authority (including, without limitation, taxes based upon, measured by or in respect of gross receipts, income, profits, gains, sales, use, or occupation, value added, ad valorem, transfer, franchise, wage or other withholding, payroll, estimated, severance, employment, unemployment, social security (or similar), workers’ compensation, excise, property, government pension plan, accumulated earnings, premiums, conveyance, net worth, capital stock, stamp, personal holding company, goods and services, environmental customs duties, registration, alternative, add-on minimum, escheat and unclaimed property obligations), (ii) any interest, penalties and additions to tax imposed thereon, and (iii) any liability in respect of the amounts described in the foregoing clauses payable by reason of Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), transferee or successor liability, assumption, contract, operation of Law or otherwise, in each case, whether disputed or not.
“Tax Return” means any return, declaration, report, statement, or information return filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxing Authority” means the U.S. Internal Revenue Service and any other Governmental Authority responsible for the administration, imposition, or collection of any Tax.
“Termination Fee” means an amount equal to $1,684,000.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than the Company, Parent, Merger Sub or any of their respective Affiliates.
“Transaction Expenses” shall mean all fees, expenses, costs or charges (whether or not yet invoiced and whether or not paid as of the date of determination) incurred by, or on behalf of, or to be paid by, the Company or its Subsidiaries as a result of the contemplation, negotiation, efforts to consummate or consummation of the Transactions (including the exploration of strategic alternatives (including in connection with the auction process related hereto or any other exit strategy considered by the Company)) of the type itemized on Section 4.10(c) of the Company Disclosure Letter.
“Transaction Litigation” means any Proceeding commenced or threatened by and Person against a party hereto, its Subsidiaries, or its or their respective Representatives or otherwise relating to, involving or affecting such party or its Subsidiaries, its Affiliates or its or their respective Representatives, in each case in connection with, arising from or otherwise relating to this Agreement, the Merger or the Transactions, including any Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any other document required to be filed with the SEC in connection with the Merger or any other communications to the stockholders of the Company, other than a Proceeding solely among (i) the parties related to this Agreement, the Equity Financing or the Guaranty, or (ii) the Debt Financing Sources related to this Agreement.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.
“Union” means any labor union, works council, labor organization, or other employee representative organization.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar applicable Law.
“Willful Breach” means an intentional and material breach, or an intentional and material failure to perform, in each case that is the consequence of an act or omission by a party hereto with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	6.02(e)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(b)
Anti-Takeover Laws	4.03(c)
Board Recommendation	4.03(a)
Capitalization Date	4.06(a)
Certificate of Merger	2.02(a)
Certificates	2.03(a)
Closing	2.01
Collection Costs	8.02(h)
Company	Preamble
Company 401(k) Plan	6.06(e)
Company Disclosure Letter	Article 4
Company Products	4.29(a)
Company Securities	4.06(c)
Company Stockholder Approval	4.02
Company Transport Vehicle	4.30(a)
Confidentiality Agreement	6.12
Continuation Period	6.06(a)
Copyrights	1.01(a)
Covered Persons	6.08(a)
Current Premiums	6.08(b)
DGCL	Recitals
Effect	1.01(a)
Effective Time	2.02(b)
End Date	8.01(b)
Enforceability Exceptions	4.02
Equity Commitment Letter	Recitals
Equity Financing	5.09(a)
Equity Financing Documents	6.14(b)(i)
Excluded Benefits	6.06(a)
Indemnification Agreements	6.08(a)
Inquiry	6.02(b)
Leased Real Property	4.13(b)
Licensed Intellectual Property	1.01(a)
Marks	1.01(a)
MEPP Liability	4.18(i)
Merger	Recitals
Merger Sub	Preamble
Multiple Employer Plan	4.18(b)
Multiple Employer Welfare Arrangement	4.18(b)

Term	Section
OPEB Plan	4.18(f)
Non-Party Affiliates	9.16
Notice of Change of Recommendation	6.02(f)(iii)
Notice of Change Period	6.02(f)(iv)
Option Consideration	2.06(a)
Other Anti-Bribery Laws	4.23
Owned Real Property	4.13(a)
Parent	Preamble
Parent Expenses	8.02(d)
Parent Plans	6.06(c)
Parent Related Parties	8.02(g)
Parent Retirement Plan	6.06(e)
Patents	1.01(a)
Paying Agent	2.04(a)
Payment Fund	2.04(a)
Payoff Letters	6.09(c)
PBGC	4.18(g)
Pension Plan	4.18(b)
Per Share Merger Consideration	2.03(a)
Proxy Statement	6.03(a)
Proxy Statement Clearance Date	6.03(c)
Real Property Leases	4.13(b)
Required Amounts	5.10
Reverse Termination Fee	8.02(e)
Sanctions	4.24(a)
Solvent	5.12
Stockholders’ Meeting	6.03(c)
Subsidiary Securities	4.07(c)
Surviving Corporation	2.02(c)
Top Customers	4.25(a)
Top Suppliers	4.25(b)
Transactions	Recitals
Section 1.02   Other Definitional and Interpretative Provisions.   The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term defined in this Agreement shall be deemed also to define the corollary plural definition, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case, as amended from time to time. References to “$” and “Dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. The phrases “made available”, “provided” “furnished” or similar phrases as used in this Agreement shall mean that the subject documents were either posted in the “Project BREW” data room maintained by the Company or delivered to Parent or its accountants, attorneys or other agents, in each case, at least one Business Day prior to the date of this Agreement. If the day by which an action is required or permitted to be taken under the Agreement is a non-Business Day, then such action may be taken on the next succeeding Business Day. References to “ordinary course of business” or “ordinary course” shall mean the ordinary course of business, consistent with past practices of the Company.
ARTICLE 2
THE MERGER
Section 2.01   The Closing.   Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern time, on the date that is as soon as practicable and, in any event, within three (3) Business Days after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto; provided, however, that the Closing shall not occur on any date prior to the date that is sixty (60) days following the date hereof, without the express, prior written consent of Parent. The Closing shall be by the electronic exchange of signatures and documents and, to the extent physical exchange and delivery is required, at the offices of Winston & Strawn LLP, 2121 N. Pearl St., Suite 900, Dallas, Texas 75201, unless another place is agreed to in writing by the parties hereto.
Section 2.02   The Merger.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.
(b)   The Merger shall become effective on such date and at such time when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).
(c)   At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.
Section 2.03   Conversion of Shares.   At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:
(a)   except as otherwise provided in Section 2.03(b), Section 2.03(c) or Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $1.29 in cash without interest (the “Per Share Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate formerly representing any such shares of Company Common Stock (each, a “Certificate”

and collectively, the “Certificates;” provided, however, that any references herein to “Certificate” or “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock) shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration for each share of Company Common Stock upon surrender of such Certificate in accordance with Section 2.04;
(b)   each share of Company Common Stock owned or held in treasury by the Company or any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and
(c)   each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.04   Surrender and Payment.
(a)   Prior to the Effective Time, Parent shall appoint Equiniti Trust Company, LLC as the paying agent (or such other nationally recognized paying agent designated by Parent and approved in writing by the Company) (the “Paying Agent”) to act as agent for the Company’s stockholders who shall become entitled to receive the Per Share Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent the aggregate Per Share Merger Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the aggregate Per Share Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore, or cause to be replaced or restored, the shortfall in such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of the aggregate Per Share Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Paying Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund and shall be paid to the Surviving Corporation on the earlier of twelve (12) months after the Effective Time or the full payment of the aggregate Per Share Merger Consideration. The Payment Fund shall not be used for any purpose other than to make prompt payment of the applicable Per Share Merger Consideration to each holder of shares of Company Common Stock who shall become entitled to receive such funds pursuant to this Agreement. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Per Share Merger Consideration in respect of such shares. Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock immediately prior to the Effective Time whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.10) to the Paying Agent for use in such exchange).
(b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Per Share Merger Consideration shall be entitled to receive the Per Share Merger Consideration in respect of each share of Company Common Stock represented by a Certificate, promptly, upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, or (ii) in the case of a book-entry transfer of shares of Company Common Stock, receipt of a customary “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying

Agent may reasonably request), and, in each case, delivery to the Paying Agent of such other documents as may reasonably be requested by the Paying Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Per Share Merger Consideration. No interest shall be paid or accrued for the benefit of any holder of Company Common Stock on any amount payable upon the surrender or transfer of any Certificate.
(c)   If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable.
(d)   All Per Share Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to Paying Agent or the Surviving Corporation, they shall be canceled and exchanged for the Per Share Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e)   Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock on the date that is twelve (12) months after the Closing Date shall be delivered to Parent or the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Per Share Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Per Share Merger Consideration, without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding anything in this Agreement to the contrary, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Company Common Stock or any Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
Section 2.05   Dissenting Shares.   Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the adoption of this Agreement or consented thereto in writing, who is entitled to appraisal under the DGCL and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL, shall not be converted into a right to receive the Per Share Merger Consideration but instead shall be entitled only to payment for such shares determined in accordance with Section 262 of the DGCL following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.08, less any amounts previously paid to such holder pursuant to Section 262(h) of the DGCL), in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, settle, compromise, or waive any holder’s failure to comply with the DGCL, or offer or agree to do any of the foregoing.

Section 2.06   Company Equity Awards.
(a)   Company Stock Options.   Immediately prior to the Effective Time, except as may otherwise be agreed in writing by Parent, the Company and the holder thereof, by virtue of the Merger and without any action on the part of Parent, the Company or the holders thereof, each Company Stock Option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically converted solely into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time (such product, the “Option Consideration”). From and after the Effective Time, Company Stock Options shall no longer represent the right to purchase shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the Option Consideration, if any. Payments of the Option Consideration shall be paid by the later of (1) the first payroll date after the Effective Time or (2) five (5) Business Days after the Effective Time; provided, however, that such payment shall be made at such other time or times following the Effective Time consistent with the terms of the Company Stock Option to the extent necessary to avoid the imposition of additional income tax under Section 409A of the Code. All payments provided pursuant to this Section 2.06(a) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08. If the exercise price per share of any Company Stock Option equals or exceeds the Per Share Merger Consideration, the Option Consideration therefor shall be zero, such Company Stock Options shall be cancelled and extinguished as of the Effective Time without any action on the part of Parent or the Company and none of Parent, the Surviving Corporation or any of their Affiliates shall have any obligation to make any payments or provide any other consideration to the holders in respect of such Company Stock Options.
(b)   Company RSUs.   At the Effective Time, except as may otherwise be agreed in writing by Parent, the Company and the holder thereof, each Company RSU that is outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holders thereof, be cancelled and terminated and converted into the contingent right to receive from the Surviving Corporation a payment of an amount in cash (without interest) equal to the product obtained by multiplying (i)(A) the aggregate number of shares of Company Common Stock subject to such Company RSU at the Effective Time by (B) the Per Share Merger Consideration, plus (ii) any accrued and unpaid dividend equivalent rights with respect to such Company RSU, in each case, less any applicable withholding Taxes. Except as otherwise provided in this Section 2.06(b), the cash-based award provided for by this Section 2.06(b) shall be subject to the same terms and conditions as are applicable to the corresponding Company RSU (including time-based vesting conditions and terms related to the treatment upon termination of employment).
(c)   Company PBRSUs.   At the Effective Time, except as may otherwise be agreed in writing by Parent, the Company and the holder thereof, each Company PBRSU that is outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holders thereof, cancelled and terminated and converted into the contingent right to receive from the Surviving Corporation a payment of an amount in cash (without interest) equal to the product obtained by multiplying (i)(A) the aggregate number of shares of Company Common Stock subject to such Company PBRSU determined assuming that the applicable performance goals have been achieved at the greater of target and actual level of performance as of the last trading day immediately prior to the Closing Date as determined in accordance with the terms of the applicable Company PBRSU, by (B) the Per Share Merger Consideration, plus (ii) any accrued and unpaid dividend equivalent rights with respect to such Company PBRSU, in each case, less any applicable withholding Taxes. Except as otherwise provided in this Section 2.06(c), the cash-based award provided for by this Section 2.06(c) shall be subject to the same terms and conditions as are applicable to the corresponding Company PBRSU (including terms related to the treatment upon termination of employment, but excluding, for the avoidance of doubt, any performance-based vesting conditions); provided that, notwithstanding the foregoing, the time-based vesting date of such converted cash-based award will deemed to be the last day of the performance period applicable to the corresponding Company PBRSU (otherwise subject to the same continued employment requirements applicable to the Company PBRSU).

(d)   Company CSRSUs.   At the Effective Time, except as may otherwise be agreed in writing by Parent, the Company and the holder thereof, by virtue of the Merger and without any action on the part of Parent, the Company or the holders thereof, each Company CSRSU shall automatically be deemed to have been earned and become fully vested and be converted into the contingent right to receive from Parent or the Surviving Corporation a payment of an amount in cash (without interest) equal to the product obtained by multiplying (i)(A) the aggregate number of shares of Company Common Stock subject to such Company CSRSU at the Effective Time by (B) the Per Share Merger Consideration, plus (ii) any accrued and unpaid dividend equivalent rights with respect to such Company CSRSU, in each case, less any applicable withholding Taxes. Except as otherwise provided in this Section 2.06(d), the cash-based award provided for by this Section 2.06(d) shall be subject to the same terms and conditions as are applicable to the corresponding Company CSRSU (including time-based vesting conditions and terms related to the treatment upon termination of employment).
(e)   Notwithstanding anything in this Section 2.06 to the contrary, to the extent that any Company Equity Award constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payments with respect to any converted cash awards described in this Section 2.06 that become vested shall be made at the earliest time or times permitted under the terms of the corresponding Company Equity Award that would not result in the application of a Tax or penalty under Section 409A of the Code.
(f)   As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering a Company Stock Plan) shall adopt such resolutions and take all actions that are necessary for the treatment of the Company Equity Awards pursuant to this Section 2.06, which resolutions will also provide that such Company Equity Awards and the Company Stock Plans shall terminate conditioned upon, and effective as of, the Effective Time.
Section 2.07   Adjustments.   If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Per Share Merger Consideration and any other amounts payable pursuant to Article 2 of this Agreement shall be adjusted to equitably provide holders of the Company Common Stock the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.07 shall be construed to permit the Company or any of its Subsidiaries to take any action with respect to its securities that is otherwise prohibited or restricted by the terms of this Agreement, including, Section 6.01.
Section 2.08   Withholding Rights.   Each of Parent, Merger Sub, the Company the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the consideration otherwise payable to any Person pursuant to this Agreement (including any holder of Company Common Stock or a Company Equity Award who is entitled to receive a payment pursuant to this Agreement) such amounts as it is required to deduct or withhold with respect to the making of such payment under any provision of any applicable Law in respect of Taxes. To the extent that such amounts are so deducted or withheld and are paid to the applicable Taxing Authority in accordance with applicable Law by Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be (or caused to be so paid), such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
Section 2.09   Non-USRPHC Certification.   At the Closing, the Company shall deliver or cause to be delivered to Parent (a) a properly executed statement drafted in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), dated as of the Closing Date and executed by the Company, certifying that shares of the Company do not constitute “United States real property interests” under Section 897(c) of the Code, and (b) a “FIRPTA Notification Letter,” drafted in accordance with Treasury Regulations Section 1.897-2(h), dated as of the Closing Date and executed by the Company.
Section 2.10   Lost Certificates.   In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, an indemnity bond, the Per Share Merger Consideration payable in respect thereof pursuant to this Article 2.

ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01   Certificate of Incorporation.   By virtue of the Merger, at the Effective Time, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law and the applicable provisions of the articles of incorporation and the bylaws, as applicable.
Section 3.02   Bylaws.   By virtue of the Merger, at the Effective Time, the bylaws of the Company shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time, except the references to Merger Sub’s name shall be replaced by references to “Farmer Bros. Co.”, and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law and the applicable provisions of the articles of incorporation and the bylaws, as applicable.
Section 3.03   Directors and Officers.   The parties hereto shall take all actions reasonably necessary so that, from and after the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, and shall hold such office until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, and (b) the officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, and shall hold such office until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article 4, except (a) as disclosed in the Company SEC Documents filed by the Company with the SEC at least one Business Day prior to the date of this Agreement (other than any disclosures contained under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” that is not factual or historical in nature, disclosures set forth in any “forward-looking statements” disclaimer or any other disclosures that are predictive, cautionary or forward-looking in nature), provided, however, that nothing disclosed in such reports, statements or other documents shall be deemed to qualify or modify the representations and warranties set forth in Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.06, Section 4.11(b) or Section 4.28; or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.01   Organization and Good Standing.
(a)   The Company is a corporation duly organized, validly existing and in good standing pursuant to the DGCL. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company. The Company is duly qualified to do business and is in good standing (to the extent the applicable jurisdiction recognizes such concept) in each jurisdiction where the character of its properties or assets owned or leased by it or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
(b)   The Company has made available to Parent true, correct and complete copies of the Company Organizational Documents, each as in effect on the date of this Agreement.

Section 4.02   Corporate Power; Enforceability.   The Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to obtaining the Company Stockholder Approval. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval. The only vote of holders of any class or series of capital stock of the Company necessary to adopt and approve this Agreement and to consummate the Transactions (under applicable Law, the Company Organizational Documents or otherwise) is the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock, voting as a single class (such vote, the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (a) and (b), the “Enforceability Exceptions”).
Section 4.03   Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a)   Company Board Approval.   The Company Board has unanimously (i) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the stockholders of the Company, (ii) approved this Agreement and the Transactions and declared them advisable, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and consummation of the Transactions, (iv) subject to Section 6.02(f), determined to recommend that the stockholders of the Company approve the Merger and adopt this Agreement (the “Board Recommendation”); and (v) directed that this Agreement be submitted to a vote of the Company’s stockholders for purposes of obtaining the Company Stockholder Approval, which Board Recommendation has not been, as of the date hereof and, subject to Section 6.02(f), as of the Effective Time, subsequently withdrawn or modified.
(b)   Fairness Opinion.   The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration payable to the holders of shares of Company Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A true and complete copy of such opinion will be delivered promptly after the date hereof to Parent solely for informational purposes, and it is understood and agreed that such opinion is provided for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub.
(c)   Anti-Takeover Laws.   Assuming that the representations of Parent and Merger Sub set forth in Section 5.06 are true and correct, the Company Board has taken all necessary actions so that no “fair price,” “moratorium,” “control share acquisition,” “significant stockholder,” “interested stockholder” or other anti-takeover Law, including Section 203 of the DGCL (collectively, “Anti-Takeover Laws”), or any comparable anti-takeover provisions of the Company Organizational Documents, is applicable to or restricts or prohibits this Agreement, or any of the transactions contemplated hereby. The Company does not have in effect any “shareholder rights plan,” “poison pill” or similar arrangement that would restrict, prohibit or otherwise affect the consummation of this Agreement, or any of the transactions contemplated hereby.
Section 4.04   Non-Contravention.   Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of (i) the Company Organizational Documents or (ii) the Organizational Documents of any Subsidiary of the Company; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, give rise to any payment obligation under, result in the termination of, accelerate the performance required by, or result in a right of termination, amendment, acceleration or cancellation of any (i) Contract to which the Company or any of its Subsidiaries is a party or will be a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or (ii) Governmental Authorization; (c) do not, assuming the Governmental Authorizations referred to in Section 4.05 are made and obtained, violate or conflict with any Order or Law or Privacy Commitment applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) will not result in the creation of any Lien (other than Permitted Liens) upon the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.
Section 4.05   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NASDAQ; and (iv) such other Governmental Authorizations the failure of which to obtain have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.
Section 4.06   Company Capitalization.
(a)   Capital Stock.   The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock; and (ii) 500,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on February 27, 2026 (such time and date, the “Capitalization Date”), (A) 21,940,347 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, and (C) no shares of Company Common Stock were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date to the date of this Agreement, neither the Company nor any Subsidiary of the Company has (1) issued or granted any Company Securities (other than pursuant to vesting and settlement of Company Stock Options, Company RSUs, Company PBRSUs and Company CSRSUs, in each case, which were granted prior to the Capitalization Date) or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities.
(b)   Stock Reservation and Awards.
(i)   As of the Capitalization Date, there were (i) 510,592 shares of Company Common Stock reserved and available for issuance pursuant to the 2017 LTIP, (ii) 6,246 shares of Company Common Stock reserved and available for issuance pursuant to the 2020 Inducement Plan, (iii) 13,245 shares of Company Common Stock subject to outstanding Company Stock Options (assuming all Company Stock Options are exercisable in full), (iv) 829,847 shares of Company Common Stock subject to outstanding Company RSUs, (v) 834,317 shares of Company Common Stock subject to outstanding Company PBRSUs (assuming all Company PBRSUs vest in a number of shares of Company Common Stock equal to the greater of target level and actual performance through the latest practicable date prior to the Effective Time), and (vi) 1,159,332 shares of Company Common Stock subject to outstanding Company CSRSUs. Section 4.06(b)(i) of the Company Disclosure Letter sets forth a complete and correct list of (1) all outstanding Company Stock Options, (2) all outstanding Company RSUs, (3) all outstanding Company PBRSUs and (4) all outstanding Company CSRSUs including, in each case, the number of shares of Company Common Stock underlying such Company Equity Awards (at target and maximum performance, if applicable), the name of the holder, the applicable grant date, the vesting schedule and current vesting status (including any accelerating vesting terms), the exercise price per share of each such Company Stock Option, the expiration date, and whether such Company Stock Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. The Company Stock Options, Company RSUs, Company PBRSUs and Company CSRSUs set

forth in Section 4.06(b)(i) of the Company Disclosure Letter constitute all of the equity-based awards of the Company or any of its Subsidiaries outstanding as of the Capitalization Date and each was granted in accordance with the terms of the applicable Company Stock Plan and applicable Law. No Company Stock Option has had its exercise date or grant date “back-dated” or materially delayed.
(ii)   All Company Stock Options, Company RSUs, Company PBRSUs and Company CSRSUs may, by their terms or the terms of the Company Stock Plans, be treated in accordance with Section 2.06. All shares of Company Common Stock that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.
(c)   Company Securities.   Except as set forth on Section 4.06(b)(i) of the Company Disclosure Letter and for changes since the Capitalization Date pursuant to the vesting and settlement of Company Stock Options, Company RSUs, Company PBRSUs and Company CSRSUs, in each case, that were granted and outstanding prior to the Capitalization Date or on or following the date hereof as permitted under Section 6.01, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants, calls or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, call, restricted stock, restricted stock unit, phantom stock, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; and (v) no outstanding restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other equity or voting interest in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively, the “Company Securities”).
(d)   Company Stock Plans and Award Agreements.   The Company Stock Plans are the only plans or programs the Company or any of its Subsidiaries sponsors or maintains under which stock options, warrants, restricted stock awards, restricted stock units, phantom stock, stock appreciation rights or other equity or equity-based awards or profit participation or similar rights are outstanding. No grant under the Company Stock Plans was granted with an exercise price below the fair market value on the date of the grant, and all grants under the Company Stock Plans were validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance in all material respects with all applicable Laws and the terms of the applicable Company Stock Plan.
(e)   Other Rights.   Except as set forth on Section 4.06(e) of the Company Disclosure Letter and except for the Voting Agreements, there are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is or they are bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not, and none of its Subsidiaries is, a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends or other distributions with respect to any outstanding shares of Company Common Stock or other Company Securities.
Section 4.07   Subsidiaries.
(a)   Organization.   Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate or similar power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased by it or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Power and Enforceability.   Section 4.07(b) of the Company Disclosure Letter sets forth each of the Subsidiaries of the Company existing as of the date of this Agreement, the direct owner of each such Subsidiary and the jurisdiction of organization of each such Subsidiary. Each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens). Each outstanding share, limited liability company interest, partnership interest or other equity interest or any interest convertible into, exercisable or exchangeable for any of the foregoing, of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable (to the extent applicable) and was issued free and clear of preemptive (or similar) rights. The Company does not own, directly or indirectly, any capital stock or other equity or voting interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity or voting interest, or any interest convertible into, exercisable or exchangeable for any of the foregoing, of any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any Company Securities. Neither the Company nor its Subsidiaries is a party to any Contract pursuant to which it is obligated to make any investment (in the form of a subscription obligation, loan, capital contribution, credit enhancement, capital account funding obligation, assumption of Indebtedness or otherwise) in any Person (other than the Company with respect to its Subsidiaries).
(c)   Subsidiary Securities.   There are: (i) no outstanding securities of any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any such Subsidiary; (ii) no outstanding options, calls, subscriptions, warrants or other rights or binding arrangements to acquire from any Subsidiary of the Company, or that obligate any such Subsidiary to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any such Subsidiary; (iii) no obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, call, restricted stock, restricted stock unit, phantom stock, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any such Subsidiary; and (iv) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other equity or voting interest in, any Subsidiary of the Company (the outstanding shares, limited liability company interests, partnership interests or other equity interests of each Subsidiary of the Company and the items in clauses (i), (ii), (iii) and (iv), collectively, the “Subsidiary Securities”).
(d)   Other Rights.   There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (ii) obligations or binding commitments of any character to which the Company or any Subsidiary of the Company is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Subsidiary Securities.
(e)   Organizational Documents of Subsidiaries.   The Company has made available to Parent a true and complete copy of the Organizational Documents of each Subsidiary of the Company, each as in effect as of the date of this Agreement. Each such Organizational Document of such Subsidiary is in full force and effect. No Subsidiary is in violation of any of the provisions of its Organizational Documents, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.

Section 4.08   Company SEC Documents.   Since the Lookback Date, and through the date of this Agreement, the Company has timely filed or furnished, as applicable, all Company SEC Documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws prior to the date of this Agreement. As of their respective filing or furnishing dates or, if amended or superseded by a subsequent filing or furnishing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing each of the Company SEC Documents complied (and each Company SEC Documents filed after the date of this Agreement will comply) in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, each as in effect on the date that such Company SEC Documents was or will be filed or furnished. As of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseded filing or furnishing), each Company SEC Documents did not contain (and with respect to each Company SEC Document filed after the date of this Agreement, will not contain) any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were or are made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. The Company is in compliance in all material respects with (a) all applicable rules and all current listing and corporate governance requirements of NASDAQ and (b) all applicable rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.
Section 4.09   Company Financial Statements; Internal Controls.
(a)   Company Financial Statements.   The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with the Company SEC Documents (i) were prepared from, and are in accordance with, the books and records of the Company, (ii) complied in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, as may be permitted by the SEC for quarterly reports on Form 10-Q), and (iv) fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof for the periods referred to therein, subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments.
(b)   Off Balance Sheet Arrangements.   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership, or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose, or limited purpose entity or Person, on the other hand, or similar “off-balance sheet arrangements”), where the result, purpose, or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated by the SEC.
(c)   Disclosure Controls and Procedures.   The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case, as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company’s disclosure controls and procedures are reasonably designed and maintained to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or submits pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the

Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes Oxley Act. Since the Lookback Date, through the date of this Agreement, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act when next due, and conclude, after such assessment, that such system was effective. Since the Lookback Date, through the date of this Agreement, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. Since the Lookback Date, through the date of this Agreement, the Company has not identified or been made aware of (A) any significant deficiencies or material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. Since the Lookback Date, through the date of this Agreement no written or, to the Knowledge of the Company, threatened bona fide complaints from any source regarding a material violation of accounting procedures, internal accounting controls or auditing matters, including from employees of the Company or its Subsidiaries, regarding questionable accounting, auditing or legal compliance matters have been received by the Company. Since the Lookback Date, to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer, chief financial officer or general counsel of the Company.
Section 4.10   No Undisclosed Liabilities.
(a)   Neither the Company nor any of its Subsidiaries has any liabilities or obligations of a nature, whether or not accrued, contingent or otherwise, and whether due or to become due, required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, except for liabilities or obligations: (i) specifically reflected and adequately reserved against in the Company Balance Sheet included in the Company SEC Documents filed prior to the date hereof; (ii) that were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice (none of which relate to breach of Contract, breach of warranty, tort, misappropriation, infringement or violation of applicable Laws); (iii) arising pursuant to this Agreement or incurred in connection with the negotiation of this Agreement and the Transactions; or (iv) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Section 4.10(b) of the Company Disclosure Letter sets forth all outstanding Indebtedness for borrowed money (along with the aggregate value (in U.S. dollars) of principal outstanding as of the date hereof) of the Company and any of its Subsidiaries. Except as set forth, on Section 4.10(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any outstanding Indebtedness for borrowed money as of the date hereof and, subject to Section 6.01(b), as of the Effective Time.
(c)   Section 4.10(c) of the Company Disclosure Letter sets forth the Company’s good faith estimate of an itemized list of all Transaction Expenses incurred or reasonably expected to be incurred by the Company or its Subsidiaries. The Company has provided Parent with all Contracts and other reasonable supporting details with respect to all such Transaction Expenses. Except as set forth, on Section 4.10(c) of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any Transaction Expenses that may be incurred by the Company or its Subsidiaries related to the Transactions.
Section 4.11   Absence of Certain Changes.
(a)   Since the date of the Company Balance Sheet through the date of this Agreement, except for the negotiation, execution and performance of this Agreement and the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice.

(b)   Since the date of the Company Balance Sheet, there has not been any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except as set forth on Section 4.11(c) of the Company Disclosure Letter, since November 30, 2025 through the date of this Agreement, there has not been any event, occurrence or action that, if taken by the Company or any of its Subsidiaries after the execution and delivery of this Agreement without Parent’s consent, would constitute a breach of any of the covenants in Section 6.01(b), except as has not had, and would not reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
Section 4.12   Material Contracts.
(a)   List of Material Contracts.   Section 4.12 of the Company Disclosure Letter contains a true and complete list of all Material Contracts, as in effect as of the date of this Agreement.
(b)   Validity.   Each Material Contract (other than any Material Contract that has expired in accordance with its terms after the date of this Agreement) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries and, to the Knowledge of the Company, each other party thereto, has performed all material obligations required to be performed by it under each Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. No condition exists or event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. Since the date of the Company Balance Sheet, none of the Company or any of its Subsidiaries has received written, or to the Knowledge of the Company, oral notice of any violation of or material default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) or intent to terminate or cancel any Material Contract. The Company has made available to Parent at least two Business Days prior to the date of this Agreement complete and correct copies of each Material Contract (including any amendments, modifications or supplements thereof).
Section 4.13   Real Property.
(a)   Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list of all real property and interests in real property owned in fee simple by the Company or any of its Subsidiaries (the “Owned Real Property”), together with the street address of such real property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have good and marketable title (or good and indefeasible title with respect to Owned Real Property in Texas), in fee simple, free and clear of all Liens other than Permitted Liens, to the Owned Real Property (including the buildings, structures and other improvements thereon and fixtures thereto), (ii) the Company and its Subsidiaries are not in default under any material affirmative or restrictive covenant encumbering any Owned Real Property, (iii) the Company and its Subsidiaries have not leased or otherwise granted to any Person the right to use or occupy any Owned Real Property or any portion thereof, and (iv) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.
(b)   Section 4.13(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all leases, licenses, subleases and occupancy agreements, including all amendments thereto (the “Real Property Leases”), with respect to all real property leased, licensed, subleased or otherwise used or occupied by the Company or its Subsidiaries (the “Leased Real Property”), together with the street address of such real property. The Company has made available to Parent true and complete copies of all Real Property Leases. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold estate in the Leased Real Property, free and clear of all Liens, except for Permitted Liens, (ii) the Real Property Leases are legal, valid, binding and in full force and effect, subject to proper authorization and execution of such lease by the other party thereto and the Enforceability Exceptions, (iii) neither the Company nor any of its Subsidiaries, has received written notice that it is in default, or is in default, under any Real Property Lease and, to the Knowledge of the Company, no event or condition has occurred since the Lookback Date, or currently exists, which constitutes or would constitute (with or without notice, the happening of any event and/or the passage of time) a default or breach under any Real Property Lease on the part of the Company or its applicable Subsidiary or, to the Knowledge of the Company, the other party thereto, (iv) to the Knowledge of the Company, no counterparty to any Real Property Lease is in breach or default under such Real Property Lease, and (v) the Company and its Subsidiaries have not, except as set forth in Section 4.13(b) of the Company Disclosure Letter, (1) subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof, or (2) collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein.
(c)   The Real Property constitutes all of the material real property used in the business and operations of the Company and its Subsidiaries. (i) All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Real Property are in good condition and repair, subject to ordinary wear and tear, and sufficient for the operation of the business of the Company and its Subsidiaries, and (ii) there is no condemnation, expropriation or other proceeding in eminent domain pending or threatened, affecting any Real Property or any portion thereof or interest therein, in each case, except as would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.
Section 4.14   Environmental Matters.   Except as set forth in Section 4.14 of the Company Disclosure Letter: (a) the Company and its Subsidiaries are, and since the Lookback Date have been, in compliance in all material respects with all applicable Environmental Laws and Environmental Permits that are required for the Company and its Subsidiaries to conduct the business or operations of the Company and its Subsidiaries; (b) since the Lookback Date (or earlier to the extent unresolved), no written notice of violation or demand related to any material violation of, or material liability under, Environmental Law has been received by the Company or any of its Subsidiaries; (c) no Proceeding is pending or threatened in writing or, to the Knowledge of the Company, threatened orally against the Company or any of its Subsidiaries under, or alleging that the Company or any of its Subsidiaries is in material violation of, or has any material liability with respect to, any Environmental Law; (d) neither the Company nor any of its Subsidiaries has Released, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or exposed any Person to, any Hazardous Substance, including on or under any real property owned, leased or operated by the Company or any of its Subsidiaries, in each case in quantities or under conditions that require remediation by the Company or any of its Subsidiaries or as has given or would reasonably be expected to give rise to material liability to the Company or any of its Subsidiaries pursuant to any Environmental Law; and (e) neither the Company nor any Subsidiary has expressly assumed by Contract, or provided any indemnity to a third party for, any outstanding material liability or obligation of a third party under Environmental Law. The Company and its Subsidiaries have made available to Parent copies of all environmental compliance audits prepared since the Lookback Date related to the Company’s or its Subsidiaries current real property, and Phase I environmental site assessment reports, Phase II reports and material documents relating to a pending or threatened claim related to Environmental Laws or Environmental Permits, in each case, related to the Company’s and its Subsidiaries’ past or current real properties or operations that are in their possession or under their reasonable control.
Section 4.15   Intellectual Property.
(a)   Section 4.15(a) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all Registered Intellectual Property. The Company has maintained all Registered Intellectual Property listed on Section 4.15(a) of the Company Disclosure Letter in the ordinary course consistent with reasonable business and commercial practices.

(b)   The Company or one of its Subsidiaries: (i) is the owner of all right, title and interest in and to each item of Company Intellectual Property free and clear of all Liens (other than Permitted Liens), (ii) is entitled to use and exploit each item of Licensed Intellectual Property used in, material to, or necessary for the operation of the business of the Company and its Subsidiaries, and (iii) has the valid, sufficient and enforceable right to use all Intellectual Property used in, material to, or necessary for the operation of the business of the Company and its Subsidiaries. All Registered Intellectual Property, including each item set forth on Section 4.15(a) of the Company Disclosure Letter, is subsisting and valid and enforceable. Immediately after the Closing, subject to obtaining any consents set forth on Section 4.04 of the Company Disclosure Letter, all Licensed Intellectual Property, Company Intellectual Property and Systems used by, owned by, licensed to or available for use by the Company or its Subsidiaries will remain owned by, licensed to or available for use by the Company and its Subsidiaries on the same or substantially the same terms and conditions in all material respects as in effect immediately prior to the Closing without payment of any additional amounts or consideration.
(c)   There are no, and since the Lookback Date there have been no, Proceedings pending to which the Company or any Subsidiary is bound or threatened in writing or, to the Knowledge of the Company, threatened orally or otherwise (including notices that the Company or any Subsidiary requires a license to any third party Intellectual Property or cease and desist letters) by any Person against the Company or any of its Subsidiaries or by the Company or any of its Subsidiaries against any Person alleging infringement, misappropriation, dilution or other violation of any Company Intellectual Property or challenging the ownership, validity or enforceability of any Intellectual Property.
(d)   (i) The conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate, dilute or violate and, in the last six (6) years, has not infringed, misappropriated, diluted or violated any Intellectual Property of any Person and (ii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting or violating or, since the Lookback Date, has infringed, misappropriated, diluted or violated any Company Intellectual Property.
(e)   The Company and its Subsidiaries take (and since the Lookback Date have taken) commercially reasonable actions to protect its ownership in and the confidentiality of the material Company Intellectual Property and material Company Information, including such commercially reasonable actions as are necessary to maintain the confidentiality of the material trade secrets forming a part of the Company Intellectual Property. No material trade secrets, Company Information, or confidential information of the Company and Subsidiaries have been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to an enforceable written confidentiality and non-disclosure agreement. All material Intellectual Property developed by past or current employees, consultants, or independent contractors of the Company or any of its Subsidiaries in the scope of their employment or engagement either vested in the Company or one of its Subsidiaries by operation of Law or has been assigned to the Company or one of its Subsidiaries under a written agreement and all Persons with access to material trade secrets or confidential information of the Company or any of its Subsidiaries have signed agreements with reasonable confidentiality obligations and use restrictions or are under a legally-binding duty of confidentiality with respect to the same. To the Knowledge of the Company, no current or former employee, consultant, or independent contractor is in violation of such agreement or duty.
Section 4.16   Data Privacy and Security.
(a)   The Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with all applicable Privacy Commitments in all material respects. All Personal Information collected, processed, transferred, disclosed, shared, stored, protected or used by the Company or its Subsidiaries, or shared with a third party, in connection with the operation of their respective businesses is, and since the Lookback Date has been, collected, processed, transferred, disclosed, shared, stored, protected and used by the Company and its Subsidiaries in accordance with all applicable Privacy Commitments in all material respects. Since the Lookback Date, the Company has not sold, licensed or rented any Personal Information to a third party for monetary or other valuable consideration. Except as set forth on Section 4.16(a) of the Company Disclosure Letter, the Company and its Subsidiaries are not, and since the Lookback Date have not been, (i) to the Knowledge of the Company, under audit or investigation by any Governmental Authority regarding the Company’s compliance with applicable Privacy Commitments or any Information Security Incident (ii) subject to any third-party notification, claim, demand, audit or action in relation to the Company’s collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Information, the Company’s compliance with applicable Privacy Commitments or any Information Security Incident, or (iii) required to notify any Person of any Information Security Incident or non-compliance with any Privacy Commitments.
(b)   The Company and its Subsidiaries (i) have implemented and maintain commercially reasonable technical, physical, and organizational measures intended to protect against and identify anticipated threats or hazards to, the security, confidentiality, integrity and availability of Personal Information, Company Information and Systems, and (ii) have commercially reasonable procedures in place designed to remediate (A) Information Security Incidents and (B) audit or security assessment findings deemed to be a material, critical or high risk to the effectiveness of the Systems. There are no viruses, trojan horses, backdoors, malicious code, or material, critical, or high-risk vulnerabilities or deficiencies existing in Systems. The Systems are functional and operate and run in a reasonable and efficient business manner in all material respects. Since the Lookback Date, there has been no failure, breakdown or other material substandard performance of the Systems which has caused any material disruption or interruption in or to the use of the Systems or to the business of the Company and its Subsidiaries.
(c)   Except as set forth on Section 4.16(c) of the Company Disclosure Letter, since the Lookback Date, the Company and its Subsidiaries have not experienced any Information Security Incident involving the Company or any of its Subsidiaries or any Company Information, confidential information or trade secrets included in the Company Intellectual Property on behalf of the Company or its Subsidiaries.
Section 4.17   Tax Matters.
(a)   Each of the Company and its Subsidiaries has timely filed or caused to be timely filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by it and each such Tax Return is true, correct and complete in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Returns (other than automatic extensions requested and obtained in the ordinary course of business).
(b)   The Company and each of its Subsidiaries has timely paid all income and other material Taxes that are required to be paid by it (whether or not shown on any Tax Return).
(c)   All material amounts required to have been collected or withheld by the Company or any of its Subsidiaries for the payment of Taxes have been timely remitted to the Taxing Authority to whom such payment is due, and each of the Company and its Subsidiaries has (i) withheld all material Taxes required to have been withheld by it and (ii) complied with all material information reporting and record keeping requirements under all applicable Laws with respect thereto.
(d)   Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations for, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired, and no requests for any such waivers have been made that are still pending.
(e)   Neither the Company nor any of its Subsidiaries has received written notice of any actual or proposed deficiencies or assessments for material Taxes that have not since been paid in full or otherwise resolved with no further liability to the Company or any of its Subsidiaries.
(f)   No claim has been made by any Governmental Authority in a jurisdiction in where any of the Company or its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to Tax by or required to file Tax Returns in that jurisdiction.
(g)   Except as set forth on Section 4.17(g) of the Company Disclosure Letter, no audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing.
(h)   No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.
(i)   Neither the Company nor any of its Subsidiaries will be required to include any item of income or gain in, or exclude any item of deduction, loss or other Tax benefit from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in or use of an improper method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non-United States Law) for a taxable period ending on or prior to the Closing Date, (ii) closing agreement as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into on or prior to the Closing Date, (iii) intercompany transaction, installment sale or open transaction made on or prior to the Closing Date, (iv) prepaid amounts or deferred revenue received or accrued prior to the Closing or (v) deferred intercompany gain or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).
(j)   Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement (1) solely between or among the Company and its Subsidiaries or (2) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (B) has any liability for the Taxes of any Person, other than the Company and its Subsidiaries, pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract, operation of Law or otherwise. Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group for any period (other than a group the common parent of which is or was the Company or one of its Subsidiaries).
(k)   Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” as set forth in Treasury Regulation § 1.6011-4(b).
(l)   Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.
(m)   Neither the Company nor any of its Subsidiaries has requested, is the subject of, or is bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any Governmental Authority with respect to any Taxes.
(n)   Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of any applicable Tax treaty or convention) or an office or fixed place of business in a country other than the country in which such entity is organized.
(o)   Within the past two (2) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.
(p)   The Company and each of its Subsidiaries has collected all sales and use, value added, goods and services and other similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations.
(q)   The Company is and has been since the Lookback Date properly treated as a corporation for U.S. federal (and applicable state and local) Tax purposes. The U.S. federal income Tax classification of each Subsidiary of the Company since such Subsidiary’s formation is set forth in Section 4.17(q) of the Company Disclosure Letter.
(r)   The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws regarding escheat and/or unclaimed property.
Section 4.18   Employee Benefits.
(a)   Section 4.18(a) of the Company Disclosure Letter sets forth a true and complete list of all material Employee Plans. The Company has made available to Parent and Merger Sub true and complete copies (to the extent applicable) of: (i) each material Employee Plan document and any amendments thereto (or, in the case of any such Employee Plan that is unwritten, a description of the material terms thereof); (ii) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each material Employee Plan; (iii) if any Employee Plan is funded, the most recent financial statements required to be prepared under applicable Law; (iv) the current summary plan description and any summaries of material modifications thereto; (v) each administrative service agreement, trust agreement and insurance or group annuity contract or other funding arrangement relating to any material Employee Plan; (vi) the most recent IRS determination letter (or opinion or advisory letter upon which the Company is entitled to rely); (vii) all non-routine correspondence to or from any Governmental Authority received in the last three (3) years with respect to any material Employee Plan; and (viii) the most recently completed non-discrimination testing result for each Employee Plan for which such test is required.
(b)   Except as set forth on Section 4.18(b) of the Company Disclosure Letter, no Employee Plan is and neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, contributes to, or is required to contribute to or has any current or contingent liability or obligation under or with respect to (including on account of an ERISA Affiliate): (i) a “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code); (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was covered by Section 412 of the Code or Title IV of ERISA, other than a Multiemployer Plan (a “Pension Plan”).
(c)   Each Employee Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter, or is entitled to rely on a favorable opinion letter, as to its qualified status issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no event, condition or circumstance has occurred that could reasonably be expected to adversely affect the qualified status of any such Employee Plan. With respect to each Employee Plan, all contributions, premiums and benefit payments due have been timely paid and all such amounts for any period ending on or before the Closing Date that are not yet due under the terms of the Employee Plans or applicable Laws have been timely made or properly accrued on the financial statements of the Company or a Subsidiary thereof, as applicable.
(d)   There are no Proceedings, claims, examinations or audits pending or, to the Knowledge of the Company threatened on behalf of or relating to any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan, other than routine claims for benefits.
(e)   None of the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents or, to the Knowledge of the Company, any other Person has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Sections 406 and 407 of ERISA) and there has been no breach of fiduciary duty (as determined under ERISA) with respect to any Employee Plan that could, in either case, reasonably be expected to result in the imposition of a material Tax or material penalty.
(f)   Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Employee Plan provides post-termination or retiree life insurance, health or other welfare-type benefits (an “OPEB Plan”) to any person, except as required by Section 4980B of the Code or any similar state Law (and for which the covered individual pays the full cost of coverage). The termination of any OPEB Plan has been performed in accordance with the terms of such plan and applicable Law and no liability to the Company or any of its Subsidiaries remains with respect to any OPEB Plan.
(g)   With respect to each Pension Plan, within the last six (6) years, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event for which the reporting requirements have been waived by regulations) has occurred or is expected to occur, including in connection with the Transactions, (ii) none of the Company or any of its Subsidiaries or any ERISA Affiliate has failed to make any contributions required under Sections 412 and 430 of the Code and Section 302 of ERISA on a timely basis, and no lien on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate has arisen under ERISA or Section 430(k) of the Code, (iii) none of the Company or any of its Subsidiaries or any ERISA Affiliate is required to provide security under Section 436(f) of the Code, (iv) all premiums (and interest charges and penalties for late payment, if applicable) have been paid when due to the Pension Benefit

Guaranty Corporation (“PBGC”), (v) no filing has been made with the PBGC and no proceeding has been commenced by the PBGC to terminate any such Pension Plan and no condition exists which would be reasonably expected to constitute grounds for the termination of any such Pension Plan by the PBGC, and (vi) no liability has been incurred under Section 4062(e) of ERISA. With respect to each Pension Plan (x) timely notice required under Section 204(h) of ERISA was delivered to participants and beneficiaries affected by a Pension Plan amendment resulting in a cessation or significant reduction of the rate of future benefit accruals and (y) there have been no violations of the applicable benefits restrictions under Section 436 of the Code.
(h)   Except as set forth on Section 4.18(h) of the Company Disclosure Letter, none of the execution and delivery of this Agreement or the consummation of the Transactions, either alone or in combination with another event, could (i) entitle any current or former employee, officer, or director of the Company (or any dependent or beneficiary thereof) to any compensation or benefit (whether in cash, property, the vesting of property, forgiveness of indebtedness or otherwise); (ii) accelerate the time of payment or vesting, trigger any payment or funding, or increase the amount of any compensation, equity award or benefits payable to any such person set forth in the preceding clause (i); (iii) result in any payment or benefit (whether in cash, property, the vesting of property, forgiveness of indebtedness or otherwise) that, individually or together with any other payment or benefit, could reasonably be expected to constitute a parachute payment within the meaning of Section 280G of the Code or require the Company or its Subsidiaries to make any “gross up” or similar payment in connection therewith; (iv) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Employee Plan; or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Plan at or following the Effective Time. Neither the Company nor any of its Subsidiaries is obligated to pay a Tax gross-up or reimbursement payment to any current or former employee, director, or other service provider of the Company or any of its Subsidiaries.
(i)   Section 4.18(i) of the Company Disclosure Letter sets forth a complete and correct list of each Multiemployer Plan. With respect to each Multiemployer Plan: (i) no unsatisfied withdrawal liability within the meaning of Title IV of ERISA (whether or not asserted by such Multiemployer Plan and whether for a partial or complete withdrawal (as defined in Section 4203 or 4205 of ERISA, respectively)) has been incurred by or assessed against the Company or any of its Subsidiaries, or any ERISA Affiliate (collectively, “MEPP Liability”) and no circumstances exist that would reasonably be expected to result in any MEPP Liability (including as a result of the transactions contemplated by this Agreement); (ii) none of the Company or any of its Subsidiaries, or any ERISA Affiliates has received notice from any Multiemployer Plan that such Multiemployer Plan has undergone or is expected to undergo a mass withdrawal or termination (or treatment of a plan amendment as termination); and (iii) neither the Company nor any ERISA Affiliate thereof has received written notice from a Multiemployer Plan that such Multiemployer Plan has been terminated, has been or is expected to become insolvent (within the meaning of Section 4245 of ERISA), or is in “endangered,” “critical,” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); and (iv) all required contributions, withdrawal liability payments and other payments that the Company or any of its Subsidiaries or any ERISA Affiliate has been obligated to make to any Multiemployer Plan have been timely made. Neither the Company nor any of its Subsidiaries is bound by any contract addressing, and does not have any liability described in, Section 4204 of ERISA. With respect to each Multiemployer Plan, the Company has delivered to Parent true and complete copies of all material documents in connection with each such Multiemployer Plan in its possession including: (i) any statements received by the Company or any of its Subsidiaries from any Multiemployer Plan of any actual, potential or estimated withdrawal liability; (ii) any participation agreement and/or rehabilitation or funding improvement plan in effect as of the date hereof; and (iii) any material correspondence relating to the Multiemployer Plan’s funded status for the current or immediately preceding plan year, relating to or describing the existence of any minimum funding violation or application for waiver of a minimum funding violation, or containing any reference to or description of any rehabilitation plan or default plan in effect as of the date hereof that was adopted under applicable Laws.
(j)   No event has occurred, and no conditions or circumstance exists, that could reasonably be expected to subject the Company, any of its Subsidiaries or an Employee Plan to material penalties, excise Taxes or assessments under Sections 6055, 6056, 4980B, 4980D or 4980H of the Code or any provision of the

Patient Protection and the Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (and the regulations and other guidance issued thereunder).
(k)   Each Employee Plan that constitutes in any party a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been established and administered in all material respects in operational and documentary compliance with the requirements of Section 409A of the Code and the regulations and other guidance thereunder and no amount under any such Employee Plan is, has been or would reasonably be expected to be subject to any Tax under Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).
Section 4.19   Labor Matters.
(a)   Except as set forth on Section 4.19(a) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, bound by, otherwise subject to, or currently negotiating any Collective Bargaining Agreement, and other than under any Collective Bargaining Agreement set forth on Section 4.19(a) of the Company Disclosure Letter, no employee of the Company or any of its Subsidiaries is represented by any Union or group of employees with respect to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, there are, and since the Lookback Date there have been, no efforts or Proceedings of any Union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries, and no such efforts or Proceedings have been threatened. As of the date of this Agreement, there is, and since the Lookback Date there has been, no strike, lockout, work slowdown, work stoppage, picketing, hand billing, unfair labor practice charge, material labor grievance, material labor arbitration or other material labor dispute against the Company or any of its Subsidiaries pending or to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no labor organizational or decertification activities underway or threatened by, or on behalf of, or against any Union with respect to employees of the Company or any of its Subsidiaries, and no such activities have occurred since the Lookback Date.
(b)   The Company and its Subsidiaries are, and since the Lookback Date have been, in compliance in all material respects with applicable Laws respecting labor, employment and employment practices, including employee wage and hour requirements (including the classification of independent contractors and exempt and non-exempt employees), employee immigration status (including with respect to their employees’ lawful right to work in the United States, the proper confirmation of employee visas and retaining Forms I-9 of their applicable employees), discrimination in employment, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, employee leave issues, employee trainings and notices, affirmative action, unemployment insurance, automated employment decision tools, other artificial intelligence, employee health and safety, and collective bargaining. Neither the Company nor any of its Subsidiaries have taken any action that would result in any material liability under the WARN Act during the three-year period prior to the date of this Agreement.
(c)   No employee with annualized cash compensation at or above $300,000, (i) has provided the Company or its applicable Subsidiary of written notice of such employee’s intent to terminate his or her employment with the Company or its applicable Subsidiary prior to the one-year anniversary of the Closing Date, (ii) is employed pursuant to a non-immigrant work visa or work permit that is limited in duration, or (iii) to the Knowledge of the Company, is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation owed to: (A) the Company or any of its Subsidiaries; or (B) any third party with respect to such person’s right to be employed as an employee of the Company or any of its Subsidiaries.
(d)   Except as would not result in material liability: (i) the Company and its Subsidiaries have fully and timely paid all wages, salaries, overtime, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to any employee or individual independent contractor of the Company or any of its Subsidiaries as of the date hereof under applicable Laws, Contract or policy; and (ii) each individual who is providing, or who in the past three years has provided, services to the Company or any of its Subsidiaries and who is or was classified and treated as an exempt employee or an independent contractor, has been properly classified and treated as such for all applicable purposes.
(e)   Except as set forth on Section 4.19(e) of the Company Disclosure Letter, there are no Proceedings pending as of the date of this Agreement, nor have there been any since the Lookback Date, to the Knowledge of the Company, threatened, related to any sexual, racial or other harassment or discrimination or unlawful retaliation by any employee of the Company or its Subsidiaries. Since the Lookback Date, there have been no investigations by or reports made to the Company’s audit committee related to any allegations of sexual, racial or other harassment or discrimination or unlawful retaliation by any executive officer, director or supervisory employee of the Company or its Subsidiaries. To the Knowledge of the Company, there are no allegations of, and no investigations by Third Parties pending or threatened in writing relating to allegations of, sexual, racial or other harassment or discrimination, unlawful retaliation, or other types of misconduct by any executive officer, director or supervisory employee of the Company or any of its Subsidiaries in such individual’s role as an executive officer, director or supervisory employee of the Company or any of its Subsidiaries that would be material to the business of the Company and its Subsidiaries, taken as a whole.
Section 4.20   Compliance with Laws.
(a)   The Company and each of its Subsidiaries are, and since the Lookback Date have been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations, properties or assets of the Company and its Subsidiaries, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Lookback Date, no written notice, charge, Order or assertion has been received by the Company or, threatened in writing or, to the Knowledge of the Company, threatened orally against the Company or any of its Subsidiaries, alleging any violation of any Laws other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and from the Lookback Date have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.
Section 4.21   Proceedings; Orders.
(a)   Other than as set forth on Section 4.21(a) of the Company Disclosure Letter, there are no material Proceedings pending or, to the Knowledge of the Company, threatened, or, any material investigations, examinations or audits pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective properties or assets, or any of their respective officers or directors (in their capacity as officers or directors of the Company or any of its Subsidiaries).
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is subject to any Order that is in effect.
Section 4.22   Insurance.   The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, cybersecurity, products liability, directors’ and officers’ liability, fiduciary and other casualty and liability insurance (but excluding any insurance policies underlying an Employee Plan set forth on Section 4.18(a) of the Company Disclosure Letter), that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries, a true and complete list of which, as of the date of this Agreement, is set forth on Section 4.22 of the Company Disclosure Letter. The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the insurance policies maintained by the Company or any of its Subsidiaries are in full force and effect, (b) all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet due but may be required to be paid with respect to a period ending prior to the Effective Time), (c) no notice of cancellation or termination has been received or threatened in writing or, to the Knowledge of the Company, threatened orally with respect to any such policy other than ordinary renewals, (d) neither the Company nor any of its Subsidiaries is in breach of, or default under any such insurance policy, (e) there are no material claims under any of the insurance policies for which coverage has been denied or disputed by the applicable insurance carrier, (f) the Company and its Subsidiaries maintain insurance underwritten by financially reputable insurance companies, in such amounts and against such risks as is sufficient to comply with applicable Law and all Material Contracts, and (g) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute a breach or default, or permit termination or modification, of any of such insurance policies.
Section 4.23   Anti-Corruption Compliance.   Except as would not be material to the Company and its Subsidiaries, taken individually and as a whole, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any officer, director, employee or agent of the Company or any of its Subsidiaries has (in each case acting on behalf of the Company or its Subsidiaries), in the last five (5) years, directly or knowingly indirectly, taken any action that would cause any of the foregoing to be in material violation of any provision of the FCPA or any other applicable anti-bribery, anti-corruption and anti-money laundering Laws of any jurisdiction in which the Company or any of its Subsidiaries operate or in which any agent thereof is conducting or has conducted business on behalf of the Company or any of its Subsidiaries (collectively, the “Other Anti-Bribery Laws”). The Company and its Subsidiaries have instituted policies and procedures as required by, and designed to require compliance with, the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect in all material respects.
Section 4.24   Economic Sanctions & Export Controls Compliance.
(a)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are, and in the last five (5) years have been, in material compliance with all applicable economic sanctions Laws or trade restrictions and export control Laws administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”).
(b)   None of the Company, any of its Subsidiaries or any of their respective directors or officers is a Person (i) that is organized or ordinarily resident in a country or territory with which dealings are broadly prohibited under comprehensive U.S. Sanctions, or (ii) with whom dealings are restricted or prohibited under any Sanctions.
Section 4.25   Top Customers and Suppliers.
(a)   Section 4.25(a)(i) of the Company Disclosure Letter sets forth a true and complete list of the fifteen (15) largest customers (the “Top Customers”) of the Company and its Subsidiaries based on the consolidated purchase volume, measured by the gross amount invoiced to such Persons by the Company or its Subsidiaries for the twelve (12) consecutive calendar months ended November 30, 2025. Since the date of the Company Balance Sheet, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any Top Customer, and, neither the Company nor any of its Subsidiaries has received any written communication or notice from any Top Customer to the effect that any such customer (a) except as set forth on Section 4.25(a)(ii) of the Company Disclosure Letter, has terminated or materially changed, modified, amended or reduced, or intends to terminate or materially change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner inconsistent with the ordinary course of business, or (b) has or will fail to perform in any material respect, or intends to fail to perform in any material respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries.
(b)   Section 4.25(b) of the Company Disclosure Letter sets forth a true and complete list of the fifteen (15) largest suppliers or vendors (the “Top Suppliers”) to the Company and its Subsidiaries based on the consolidated cost of goods and services paid to such Persons by the Company or its Subsidiaries for the twelve (12) consecutive calendar months ended November 30, 2025. Since the date of the Company Balance Sheet, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any Top Supplier, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any Top Supplier to the effect that any such supplier (a) has terminated or materially changed, modified, amended or reduced, or intends to terminate or materially change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner inconsistent with the ordinary course of business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries.
Section 4.26   Product Liability and Recall.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, currently and since the Lookback Date, (i) none of the Company’s or any of its Subsidiaries’ products have been or, have been threatened in writing to be, seized, withdrawn, recalled, detained or subject to a suspension of manufacturing, distribution, or commercialization activity by a Governmental Authority, (ii) except as set forth on Section 4.26 of the Company Disclosure Letter, no Proceedings seeking the withdrawal, recall, revocation, suspension, import refusal, or seizure of any of the Company’s or any of its Subsidiaries’ products are pending or, have been threatened in writing or, to the Knowledge of the Company, threatened orally against the Company or any of its Subsidiaries, (iii) each product of the Company and its Subsidiaries has (x) been manufactured, processed, prepared, held, handled, labeled, packaged, repackaged, stored, warehoused, delivered, transported or distributed in accordance with Food Laws and current Good Manufacturing Practices as implemented in 21 C.F.R. Parts 110 and 117, as applicable, and (y) been labeled, promoted, and advertised in compliance with Food Laws or otherwise as permitted by Governmental Authority and applicable Law, (iv) none of the products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or posed an inappropriate threat to the health or safety of a consumer when consumed in the intended manner; and (v) there is no pending or, to the Knowledge of the Company, threatened involuntary or compulsory recall, market withdrawal, safety alert, investigation or any other similar notice or action relating to any alleged defect, violation, or lack of safety or efficacy of any products or good of any direct or indirect customer of the Company and its Subsidiaries.
Section 4.27   Related Party Transactions.   Except for compensation, indemnification or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (including but not limited to any director or officer thereof, but not including any wholly owned Subsidiary of the Company), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders. Except as set forth in Section 4.27 of the Company Disclosure Letter, no executive officer or director of the Company or any of its Subsidiaries owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer, vendor or other independent contractor of the Company or its Subsidiaries, or any Person which is party to a Material Contract.
Section 4.28   Brokers.   Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has disclosed to Parent on Section 4.28 of the Company Disclosure Letter the reasonably estimated fee paid or to be paid by the Company in connection with its engagement of the Company Financial Advisor. The Company has made available solely to Parent’s counsel a true, correct and complete copy of the Company Financial Advisor engagement letter.

Section 4.29   Food Regulatory Matters.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all products sold or otherwise distributed by or on behalf of the Company or any of its Subsidiaries, and all products currently in inventory, including all packaging and food contact substances used in or with such products (“Company Products”), are not and were not “adulterated,” “misbranded,” or otherwise materially violative within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act or other applicable Food Laws; (ii) the products, facilities, services and operations of the Company its Subsidiaries are and since the Lookback Date have been in compliance in all material respects with all Food Laws; (iii) neither the Company nor any of its Subsidiaries has since the Lookback Date (or earlier to the extent unresolved) received any adverse notification or inquiry from any Governmental Authority (including any inspectional observations on FDA Form 483s, untitled or warning letters from the FDA, facility suspensions, FDA regulatory meetings, import refusals or other enforcement actions) or third party alleging any material violation by the Company or any of its Subsidiaries or any of the Company Products of any Food Law; (iv) there are no investigations, audits or other Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging a material violation of a Food Law nor any ongoing obligations required from the prior resolution of any alleged or actual material violation of Food Laws; and (v) all registrations, reports, documents, process filings, permits, notifications, petitions or notices required to be filed, maintained or furnished to any Governmental Authority with respect to the Company and its Subsidiaries or any Company Products have been so filed, maintained or furnished in a timely manner.
(b)   The Company and its Subsidiaries have made available to the Parent true and correct copies of all material reports, audits, data, investigations, correspondence or other documents related to compliance with Food Laws that are in the possession or control of the Company and its Subsidiaries.
Section 4.30   Transportation.
(a)   To the Knowledge of the Company, all individuals who drive and operate one or more of the trucks, trailers or other vehicles that are owned by the Company of any of its Subsidiaries and that are used to transport cargo (any such vehicle, a “Company Transport Vehicle”), in each case, on behalf of the Company or any of its Subsidiaries, are, in all material respects, properly classified under applicable Laws as employees of the Company or the applicable Subsidiary of the Company or as independent contractors, leased employees or agency drivers, in each case to the extent such classifications are permitted under applicable Law. Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has, since the Lookback Date (or earlier to the extent unresolved), received written notice alleging misclassification of any such individuals.
(b)   The Company and its Subsidiaries: (i) conduct their transportation operations primarily as a private carriage in their business, and not as a for-hire carrier in any manner that would reasonably be expected to result in material liability or regulatory enforcement; (ii) hold, to the extent required by applicable Law, a U.S. DOT number registration from the Federal Motor Carrier Safety Administration and any required Governmental Authorizations, registrations or carrier authority from any applicable state Governmental Authority with regulatory authority over carriers that conduct intrastate operations in any such state; (iii) do not have and have not since the Lookback Date (or earlier to the extent unresolved) received any written notice of an “unsatisfactory” safety rating from the Federal Motor Carrier Safety Administration or from any applicable state Governmental Authority with regulatory authority over carriers that conduct intrastate operations in any such state; and (iv) are and have been since the Lookback Date in compliance in all material respects with all applicable local, state and federal Laws and Orders with respect to (A) the Federal Motor Carrier Safety Regulations and state carrier safety regulations, (B) state and federal fuel taxes and highway use taxes, subject to good-faith contests, (C) the payment of personal property taxes on all Company Transport Vehicles, subject to good-faith contests, (D) sales and use taxes on the purchase or lease of Company Transport Vehicles, and (E) food safety transportation, except, in each case, where the failure to be so in compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)   The Company and its Subsidiaries have vetted all third party for-hire carriers, transportation brokers and logistics providers with whom the Company or any of its Subsidiaries contracts or uses to transport cargo, in each case in accordance with commercially reasonable industry standards, to ensure material compliance with applicable Laws and Orders.
Section 4.31   No Other Representations or Warranties.   Except for the representations and warranties made by the Company in this Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to this Article 4) or any other agreement contemplated to be executed and delivered hereunder, neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Without limiting the generality of the foregoing, the Company and its Subsidiaries expressly disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub in Article 5 or under any other agreement, document or instrument contemplated hereby, none of Parent, Merger Sub, or any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub, or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent or Merger Sub or their respective Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. The representations and warranties made by Parent and Merger Sub in Article 5 and under any other agreement, document or instrument contemplated hereby constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with this Agreement or the transactions contemplated hereby. The Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person or the accuracy or completeness of any information regarding Parent or its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, and acknowledges and agrees that Parent and its Affiliates (including Merger Sub) have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties or the accuracy or completeness of any information regarding Parent and its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
Section 5.01   Corporate Existence and Power.   Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of incorporation, and (b) has the requisite corporate or similar entity power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL, and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

Section 5.02   Corporate Power; Enforceability.   Each of Parent and Merger Sub have all requisite corporate power and authority to enter into, deliver and perform its respective obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each agreement, document and instrument contemplated to be executed and delivered hereby and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate or similar entity action on the part of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or any of the other agreements, documents or instruments contemplated to be executed and delivered hereby by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and thereunder, and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution, and delivery hereof by the Company, this Agreement constitutes legal, valid and binding obligations of each of Parent and Merger Sub, as applicable, enforceable against each such Person in accordance with its terms, subject to the Enforceability Exceptions.
Section 5.03   Non-Contravention.   The execution and delivery of this Agreement and each agreement, document or instrument contemplated to be executed and delivered hereby by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder and thereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, give rise to any payment obligation under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract, Governmental Authorization or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 5.04 are made and obtained, violate or conflict with any Order or Law applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound; or (d) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or to consummate the Transactions.
Section 5.04   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of Parent or Merger Sub in connection with (a) the execution and delivery of this Agreement or the other agreements, documents or instruments contemplated hereby by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement or the other agreements, documents or instruments contemplated hereby; or (c) the consummation of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; and (iii) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or any other agreement, document or instrument contemplated hereby or to consummate the Transactions.
Section 5.05   Operation of Merger Sub.   All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned indirectly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, and as of the date of this Agreement will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the Transactions or incidental to its formation.
Section 5.06   No Vote of Parent Stockholders; Required Approval.   No vote or consent of the holders of any class or series of capital stock of Parent is necessary to adopt or approve this Agreement or the Transactions. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt or approve the Agreement or the Transactions.

Section 5.07   Proceedings; Orders.   There is no Proceeding pending or, to the knowledge of Parent or Merger Sub as of the date of this Agreement, threatened against or affecting, Parent, Merger Sub or any of its other Subsidiaries that would, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or have a material adverse effect on the ability of Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or to consummate the Transactions. None of Parent, Merger Sub or any of its other Subsidiaries is subject to any Order that is in effect and that would prevent or materially delay the consummation of the Transactions or negatively affect to a material extent the ability of Parent or Merger Sub to fully perform their respective covenants and obligations under this Agreement or to consummate the Transactions.
Section 5.08   Stock Ownership.   None of Parent, Merger Sub or any of their respective Subsidiaries, or any Affiliate of Parent is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.
Section 5.09   Financing.
(a)   Parent has delivered to the Company true, correct and complete copies of the executed Equity Commitment Letter, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest the cash amounts set forth therein in the manner set forth therein (the “Equity Financing”).
(b)   As of the date of this Agreement, (i) neither the Equity Commitment Letter nor the Parent Credit Facility has been amended, modified, withdrawn, terminated or rescinded in any respect, and the commitments set forth in the Equity Commitment Letter and the Parent Credit Facility have not been withdrawn or rescinded in any respect, (ii) the Equity Commitment Letter and the Parent Credit Facility are in full force and effect and are valid, binding and enforceable (in accordance with its terms) obligations of Parent and, to the knowledge of Parent, the other parties thereto, subject to the Enforceability Exceptions, and (iii) no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to the knowledge of Parent, any other party thereto under the Equity Commitment Letter or the Parent Credit Facility that could reasonably be expected to result in the failure of the funding conditions thereunder. There are no conditions precedent related to the Equity Financing, other than as set forth in the Equity Commitment Letter. There are no conditions precedent related to the Parent Credit Facility other than as previously provided to the Company. Parent has fully paid, or caused to be fully paid, any and all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Equity Commitment Letter and the Parent Credit Facility. As of the date of this Agreement, there are no side letters or other agreements to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the Equity Financing or the Parent Credit Facility that would adversely impact the availability of the Equity Financing or the Parent Credit Facility, respectively, and the funding of the full amount thereof.
(c)   Parent understands and acknowledges that Parent and Merger Sub’s obligation to consummate the Transactions is not in any way contingent upon or otherwise subject to the receipt by, or availability of funds or financing to, Parent or any of its Affiliates (including the Equity Financing). As of the date hereof, assuming satisfaction of the conditions contained in Section 7.02, Parent does not have any reason to believe that any of the conditions to the Equity Financing as set forth in the Equity Commitment Letter or any of the conditions to the Parent Credit Facility (which have been previously provided to the Company) will not be satisfied on a timely basis or that the Required Amounts (as defined below) will not be available to Parent and Merger Sub on or prior to the Closing Date.
Section 5.10   Sufficient Funds.   Assuming the satisfaction or waiver of the conditions contained in Article 7, the aggregate proceeds of the Equity Financing and other sources of immediately available funds will be sufficient for Parent and Merger Sub to make all cash payments contemplated to be made by Parent and/or Merger Sub under this Agreement that are required to be paid on the Closing Date (such amount, the “Required Amounts”).
Section 5.11   Guaranty.   Concurrently with the execution of this Agreement, the Guarantors have executed and delivered to the Company the Guaranty of the Guarantors, dated as of the date of this Agreement, in favor of the Company. The Guaranty is in full force and effect and is a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms (subject to the Enforceability Exceptions). As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under the Guaranty.
Section 5.12   Solvency.   As of the Closing, immediately after giving effect to the transactions contemplated by this Agreement (including any financings to be undertaken in connection therewith) (including the Equity Financing and the payment of the Required Amounts), assuming the accuracy in all material respects of the representations and warranties of the Company and its Subsidiaries set forth in Article 4, the satisfaction of the conditions set forth in Section 7.03, and compliance by the Company and its Subsidiaries of their covenants and agreements in this Agreement, and that the Company and its Subsidiaries, taken as a whole, are Solvent, the Surviving Corporation and its Subsidiaries will, on a consolidated basis, (i) own assets with a then present fair saleable value in excess of their liabilities (ii) be able to pay their respective debts as they become absolute and matured, and (iii) not have unreasonably small capital to carry on its respective businesses (the satisfaction of the conditions described in the foregoing clauses (i) through (iii), mutatis mutandis, with respect to a particular Person or Persons, “Solvent”).
Section 5.13   Brokers’ Fees.   Other than the engagement of Stephens Inc. by Parent to act as its financial advisor, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent in connection with the Transactions and no such Person is entitled to any fee or commission or like payment from Parent in respect thereof.
Section 5.14   Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.   In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that Parent and Merger Sub have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement or any other agreement, document or instrument contemplated hereby, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein or therein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions) except as expressly included in this Agreement or any other agreement, document or instrument contemplated hereby.
Section 5.15   No Other Representations and Warranties.   Except for the express representations and warranties made by Parent and Merger Sub in this Article 5 or under any other agreement, document or instrument contemplated hereby, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent or its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Without limiting the generality of the foregoing, Parent and its Subsidiaries (including Merger Sub) expressly disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries (including Merger Sub) or any of their respective Affiliates or Representatives. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties made by the Company in Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to Article 4) or any other agreement, document or instrument contemplated hereby, neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The representations and warranties made by the Company in Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to Article 4) or any other agreement, document or instrument contemplated hereby constitute the sole and exclusive representations and warranties of the Company in connection with this Agreement or the Transactions. Each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions.
ARTICLE 6
COVENANTS
Section 6.01   Conduct of the Company.
(a)   Except (i) as expressly required by this Agreement, (ii) as set forth in Section 6.01(a) of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) as approved by Parent in writing, with email being sufficient, the Company covenants and agrees that, during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (A) conduct its business in all material respects in the ordinary course of business consistent with past practice and (B) use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with its officers, employees, suppliers, customers, distributors, licensors, lenders, Governmental Authorities and other Persons with whom the Company or its Subsidiaries have material business dealings; provided, that the failure by the Company or its Subsidiaries to take any action prohibited by any provision of Section 6.01(b) shall not be deemed to be a breach of the covenants contained in this Section 6.01(a) (unless Parent has given its written consent to take such action hereunder).
(b)   Except (i) as expressly required by this Agreement, (ii) as set forth in Section 6.01(b) of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) as approved by Parent in writing, with email being sufficient, during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:
(i)   amend, modify or otherwise change the Organizational Documents of the Company or any of its Subsidiaries;
(ii)   propose, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(iii)   (A) issue, sell, deliver, grant, pledge, transfer, renew, extend, modify any rights with respect to, dispose of or encumber, or agree or commit to issue, sell, deliver, grant, pledge, transfer, renew, extend, modify any rights with respect to, dispose of or encumber, (1) any Company Securities (other than the issuance of Company Common Stock in accordance with the terms of any award agreements (or similar agreements) with respect to, and upon the exercise or settlement of, Company Stock Options, Company RSUs, Company PBRSUs or Company CSRSUs outstanding prior to the date hereof) or (2) any Subsidiary Securities; or (B) adopt a rights plan;
(iv)   reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interest, other than (A) the withholding of shares of Company Common Stock to satisfy the exercise price or Tax obligations incurred in connection with the settlement of Company Stock Options, Company RSUs, Company PBRSUs and Company CSRSUs outstanding prior to the date hereof or (B) the acquisition by the Company of Company Stock Options, Company RSUs, Company PBRSUs and Company CSRSUs outstanding prior to the date hereof in connection with the forfeiture of such awards, in each case, in accordance with their respective terms as in effect as of the date hereof;
(v)   establish a record date for, declare, set aside, make or pay any dividends on, or make any other distribution (whether in cash, shares or other equity or property, including any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries;
(vi)   (A) incur, issue, create, guarantee, endorse, renew, replace, extend, assume, suffer to exist or otherwise become liable or responsible for any indebtedness, material obligations or guarantees thereof, supplement, amend, modify or refinance any indebtedness, forgive any indebtedness or guarantees thereof owing to any of the Company or its Subsidiaries, in each case, whether or not evidenced by a note, bond, debenture or similar instrument, and including any letters of credit, surety bonds, performance bonds or other credit support, or enter into any “keep well” or other agreement to maintain the financial condition of another Person or make any loans, or advances of borrowed money to any other Person or issue or sell any debt securities, except for (1) trade payables incurred in the ordinary course of business consistent with past practice, (2) loans advanced to wholly owned Subsidiaries of the Company in the ordinary course of business consistent with past practice, or (3) Indebtedness incurred under the Company Credit Facility in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed (together with Transaction Expenses and net of unrestricted cash of the Company) $32.6 million at any time; or (B) mortgage or pledge any assets, tangible or intangible, or incur, assume, permit, allow, create or suffer to exist any Lien thereupon, except for any Permitted Liens;
(vii)   except to the extent required by applicable Law, by any Employee Plan disclosed on Section 4.18(a) of the Company Disclosure Letter, or Collective Bargaining Agreement in effect on the date of this Agreement, (A) enter into, adopt, amend, modify or terminate any Employee Plan (or any other benefit or compensation plan, policy, arrangement or agreement that would be an Employee Plan if in existence on the date hereof), other than (1) modifications of health or welfare plans in connection with annual renewals in the ordinary course of business that do not result in a material cost increase to the Company or any of its Subsidiaries or (2) the entrance into, or termination of, any employment or consulting Contract with an employee or other individual service provider that would not be a Material Contract and that do not provide for annualized compensation opportunities that exceed $200,000, (B) withdraw from any Multiemployer Plan, in a “complete withdrawal” or a “partial withdrawal” as defined in Section 4203 and 4205 of ERISA, respectively, (C) increase the compensation, bonus, severance, retention or termination pay payable or that could become payable to any current or former directors, officers or employees or pay any benefit not required to be paid by any Employee Plan in effect as of the date of this Agreement, or (D) grant, amend or modify any Company Equity Awards or other equity or equity-based awards, severance or other new compensatory award or entitlement, or take any action to accelerate the time of vesting, funding or payment of any compensation, benefit, equity or equity-based award;

(viii)   waive, release, assign, compromise or settle any pending or threatened Proceeding (including with any Person or Governmental Authority) or any claims, liabilities or obligations arising out of, related to or in connection with any litigation or Proceeding, except for the settlement of any Proceeding that (A) is for solely monetary payments by the Company or its Subsidiaries of no more than $100,000 individually or $250,000 in the aggregate and does not impose any material non-monetary obligations on the Company or its Subsidiaries, or (B) is paid entirely by an insurer on behalf of the Company or its Subsidiaries without any material increase in the premiums due under such policies;
(ix)   change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof) or by any Governmental Authority;
(x)   (A) make inconsistent with past practice, revoke or change any Tax election, change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, take action to surrender any claim for a refund of Taxes, fail to pay any Tax when due and payable (including estimated Taxes), incur any Taxes with respect to the Company or any of its Subsidiaries outside of the ordinary course of business, file any Tax Return inconsistent with past practice, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than any automatic extension of time in which to file a Tax Return) that, in each case, individually or in the aggregate, could have the effect of increasing, in any material respect, the Tax liability of the Company or any Subsidiary; or (B) change the entity classification of any Subsidiary of the Company;
(xi)   make, incur, enter into or commit to make, incur or enter into any capital expenditures in excess of $100,000 individually and $250,000 in the aggregate, other than (A) consistent with the capital expenditure budget for the fiscal year 2026 set forth in Section 6.01(b)(xi) of the Company Disclosure Letter, or (B) emergency capital expenditures that are necessary to maintain the operations of the Company’s business and properties as currently conducted; provided, that the Company shall consult with Parent prior to incurring any emergency capital expenditures in excess of $100,000, individually and $250,000 in the aggregate;
(xii)   enter into any Contract that if in effect on the date of this Agreement would be a Material Contract or modify in any material respect, amend in any material respect, terminate (other than any Material Contract, Real Property Lease or other lease that has expired in accordance with its terms), release, assign or waive any material rights or material claims under or with respect to any Material Contract or Real Property Lease except, in each case, for renewals of any Material Contract on substantially similar terms in the ordinary course of business;
(xiii)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(xiv)   acquire (including by merger, consolidation or acquisition of stock or assets) any other Person or any division, equity interest therein or assets thereof in any one transaction or series of related transactions, other than acquisitions (A) of raw materials, supplies, equipment or inventory from vendors or suppliers for consumption or use in the ordinary course of business consistent with past practice or (B) that do not exceed $100,000 in the aggregate;
(xv)   lease, acquire or sell, or enter into any Contract to lease, acquire or sell, any real property or any interest therein outside the ordinary course of business consistent with past practice;
(xvi)   sell, assign, license, lease, transfer, mortgage, pledge, surrender, encumber, divest, cancel, allow to lapse or expire, abandon or otherwise dispose of or create any Lien on (other than any Permitted Lien), or otherwise dispose of (whether by merger, consolidation, disposition of stock or assets or otherwise), directly or indirectly, any of the Company’s or its Subsidiaries’ assets (excluding Intellectual Property), businesses or equity interests of the Company or any of its Subsidiaries, other than (i) such sales, assignments, licenses, leases, transfers or other dispositions of equipment, inventory and supplies in the ordinary course of business consistent with past practice, and (ii) disposals of property at the end of its useful life or disposals of obsolete or expired property;

(xvii)   sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse or otherwise transfer or dispose of, or create or incur any Lien (other than Permitted Liens) on or grant any interest in or rights with respect to, any Company Intellectual Property (except for non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice);
(xviii)   fail to maintain in full force and effect insurance policies covering the Company and its Subsidiaries and their respective directors, officers, properties, assets and businesses in a form and amount in all material respects;
(xix)   establish, adopt, enter into, amend, extend or terminate any Collective Bargaining Agreement (or recognize or certify any Union or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries);
(xx)   (A) grant any material refunds, credits, rebates or allowances to customers, other than refunds, credits, rebates or allowances granted in the ordinary course of business consistent with past practices or (B) make any material changes or modifications to its cash management methods or practices, including payment terms offered to counterparties;
(xxi)   adopt or implement any shareholder rights agreement, “poison pill” or similar antitakeover agreement or plan;
(xxii)   waive or release any noncompetition, non-solicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;
(xxiii)   (A) enter into a new line of business or (B) abandon or discontinue any existing line of business;
(xxiv)   implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that would trigger the WARN Act; or
(xxv)   agree or commit to take any of the actions prohibited by this Section 6.01(b).
Section 6.02   Acquisition Proposals; Adverse Recommendation Change.
(a)   [RESERVED].
(b)   Subject to the other provisions of this Section 6.02, from and after the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company agrees that it shall, and it shall cause each of its Subsidiaries and its and their officers and directors to, and shall direct its and their other Representatives to, immediately: (i) cease any solicitations, discussions, negotiations or communications with any Third Party with respect to any Acquisition Proposal or any inquiry, discussion, offer, request, negotiation or proposal that could reasonably be expected to result in an Acquisition Proposal (an “Inquiry”) that would be prohibited by this Section 6.02(b); (ii) request the prompt return or destruction of all non-public information and data concerning the Company or its Subsidiaries previously furnished to any such Third Party (or such Third Party’s Representatives, including potential financing sources) with whom a confidentiality agreement was entered into within the one year period immediately preceding the date of this Agreement in connection with its consideration of any Acquisition Proposal or Inquiry; (iii) cease providing any further information or access with respect to the Company and its Subsidiaries or otherwise in connection with any Acquisition Proposal or Inquiry to any such Third Party (or such Third Party’s Representatives, including potential financing sources); and (iv) terminate all access granted to any such Third Party (or such Third Party’s Representatives, including potential financing sources) to any physical or electronic data room. Subject to the other provisions of this Section 6.02, from and after the date of this Agreement, the Company shall not, and it shall cause each of its Subsidiaries and its and their officers and directors not to, and shall not authorize and shall direct and shall use commercially reasonable efforts to cause its and their other Representatives not to, directly or indirectly, (A) solicit, initiate, encourage or facilitate any Acquisition Proposal or Inquiry, including by providing information (including non-public information and data) relating to the Company or any of its Subsidiaries or affording access to the business, properties, assets, books, records or personnel of the Company or its Subsidiaries to any Third Party (or such Third Party’s Representatives), (B) engage in, enter into or otherwise participate in any discussions or negotiations with any Third Party (or such Third Party’s Representatives) with respect to an Acquisition Proposal or Inquiry, (C) approve or recommend an Acquisition Proposal or Inquiry, (D) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (but excluding an Acceptable Confidentiality Agreement entered into pursuant to Section 6.02(c)) relating to an Acquisition Proposal (any of the foregoing, an “Alternative Acquisition Agreement”) or requiring the Company to abandon, terminate or fail to consummate the Transactions, (E) fail to enforce, or grant any waiver or amendment or release under, any standstill or similar provision that prohibits a proposal being made to the Company unless (and only to the extent) the Company Board has determined in good faith, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, or (F) propose or agree to do any of the foregoing.
(c)   Notwithstanding anything to the contrary in Section 6.02(b), if after the date of this Agreement and prior to obtaining the Company Stockholder Approval the Company receives an unsolicited written bona fide Acquisition Proposal from a Third Party that did not result from a breach (other than a de minimis breach) of Section 6.02(b) and the Company Board has determined in good faith, based on the information then available, after consultation with the Company’s independent financial advisors and outside legal counsel, that (x) such Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal and (y) the failure to take the actions set forth in clauses (i) and (ii) of this paragraph would be inconsistent with its fiduciary duties under applicable Law, the Company and its Subsidiaries and Representatives may, in response to such Acquisition Proposal, (i) furnish information (including non-public information and data) relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books, records and personnel of the Company or its Subsidiaries to such Third Party (and such Third Party’s Representatives, including potential financing sources) making such Acquisition Proposal (provided, however, that (A) prior to so furnishing such information or data, the Company receives from the Third Party an executed Acceptable Confidentiality Agreement to the extent such Third Party did not previously enter into an Acceptable Confidentiality Agreement, (B) any non-public information concerning the Company or its Subsidiaries that is provided to such Third Party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such Third Party or its Representatives (and in any event within thirty-six (36) hours thereafter) and (C) any competitively sensitive information or data provided to any such Third Party in accordance with this Section 6.02 who is, or whose Affiliates include, a competitor, supplier or customer of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data and upon request the Company will provide Parent with evidence of such arrangements), and (ii) engage or otherwise participate in discussions or negotiations with such Third Party (and such Third Party’s Representatives, including potential financing sources) with respect to such Acquisition Proposal.
(d)   From and after the date of this Agreement, the Company shall notify Parent promptly (but in no event later than thirty-six (36) hours) after receipt of any Acquisition Proposal or any request for non-public information or data regarding the Company or any of its Subsidiaries or for access to the business, properties, personnel, assets, books or records of the Company or any of its Subsidiaries by any Third Party that informs the Company that it is making, has made or is considering making, an Acquisition Proposal, or any other Inquiry or request from any Third Party seeking non-public information or to have discussions or negotiations with the Company or its Representatives regarding a possible Acquisition Proposal or that the Company determines would be reasonably expected to lead to an Acquisition Proposal. Such notice shall be made in writing and shall identify the Third Party making such Acquisition Proposal, Inquiry or request and indicate the material terms and conditions of any such Acquisition Proposal or Inquiry, to the extent known (including, if applicable, providing unredacted copies of any written Acquisition Proposal or Inquiry and any proposed agreements related thereto (including all financing commitments and other documents relating to the financing)). The Company shall also promptly (and in any event within thirty-six (36) hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides non-public information or data to any Third Party as permitted by Section 6.02(c), promptly notify Parent of any change to the financial and other material terms and conditions of any such

Acquisition Proposal and otherwise keep Parent reasonably informed of the status and terms of any such Acquisition Proposal or Inquiry on a reasonably current basis, including by providing summaries of all oral communications and an unredacted copy of all written proposals, counter-proposals, written offers, drafts of proposed agreements and material correspondence relating thereto. Neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent or otherwise complying with its obligations under this Agreement. The Company shall provide Parent with twenty-four (24) hours prior written notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board (or committee thereof) at which it would reasonably be expected to determine whether an Acquisition Proposal constitutes a Superior Proposal.
(e)   Except as permitted by Section 6.02(f), neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw, modify or qualify in any manner adverse to Parent or Merger Sub or resolve to or publicly propose or announce its intention to change, withhold, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, the Board Recommendation, (B) approve, adopt or recommend or resolve to or publicly propose or announce its intention to approve, adopt or recommend or otherwise declare advisable any Acquisition Proposal or Inquiry, (C) fail to include the Board Recommendation in the Proxy Statement, (D) within ten (10) Business Days of Parent’s written request, fail to make or reaffirm the Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first disclosed or given to stockholders of the Company (and no more than once in connection with any such modification) (or, with respect to any Acquisition Proposal or material modification of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last ten (10) Business Days prior to the then-scheduled Stockholders’ Meeting, fail to take the actions referred to in this clause (D), with references to the ten (10) Business Day period being replaced with three (3) Business Days), (E) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) by the Company Board, which, for the avoidance of doubt, shall not be deemed to constitute an Adverse Recommendation Change, or (F) publicly propose or agree to any of the foregoing (any of the actions described in clauses (A) through (F) of this Section 6.02(e), an “Adverse Recommendation Change”), or (ii) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company or any of its Subsidiaries to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.02) or publicly propose or announce its intention to do any of the foregoing.
(f)   At any time after the date hereof and prior to obtaining the Company Stockholder Approval, the Company Board may (A) effect an Adverse Recommendation Change pursuant to clause (A) or (C) thereof in response to an Intervening Event; or (B) if the Company has received a written bona fide Acquisition Proposal that did not result from a breach (other than a de minimis breach) of this Section 6.02 and that the Company Board has determined, based on the information then available after consultation with the Company’s outside legal counsel and independent financial advisors, constitutes a Superior Proposal, effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) with respect to such Superior Proposal (and in the case of a termination, pay, or cause to be paid, to Parent the Termination Fee payable pursuant to Section 8.02(b) prior to or concurrently with such termination), in each of clause (A) or (B), if and only if:
(i)   the Company has complied in all material respects with its obligations under this Section 6.02;
(ii)   the Company Board has determined, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable Law;

(iii)   the Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent stating that the Company Board intends to take such action and the basis therefor, which notice shall (x) in the case of an Intervening Event, describe such Intervening Event in reasonable detail and (y) in the case of a Superior Proposal, identify the Third Party making the Superior Proposal, describe the material terms and conditions of such Superior Proposal and include, to the extent applicable, unredacted copies of all relevant documents relating to such Superior Proposal (including any proposed merger or other agreement, financing documents and commitment letters);
(iv)   during the five (5) Business Day period following Parent’s receipt of the Notice of Change of Recommendation (a “Notice of Change Period”), the Company shall, and shall use commercially reasonable efforts to cause its Representatives to, (A) negotiate with Parent (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the agreements contemplated hereby so that, (x) in the case of an Intervening Event, the failure to effect such Adverse Recommendation Change would no longer reasonably be expected to be inconsistent with the directors’ duties under applicable Law and (y) in the case of a Superior Proposal and (B) permit Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any proposed adjustments with respect thereto, such Acquisition Proposal ceases to constitute a Superior Proposal; and
(v)   following such Notice of Change Period, the Company Board has determined based on the information then available, after consultation with the Company’s outside legal counsel and independent financial advisors, and taking into account any changes to this Agreement, the agreements, documents and instruments contemplated hereby or the transactions contemplated herein or therein proposed by Parent in response to the Notice of Change of Recommendation or otherwise, that the failure of the Company Board to effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h), as applicable, would reasonably be expected to be inconsistent with the directors’ duties under applicable Law and, with respect to a Superior Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal.
(g)   Any amendment to the financial terms (including the form, amount or timing of payment of consideration) or any other material amendment of a Superior Proposal will require a new Notice of Change of Recommendation, and the Company will be required to comply again with the requirements of Section 6.02(f); provided, however, that the Notice of Change Period will be reduced to three (3) Business Days following receipt by Parent of such new Notice of Change of Recommendation. The parties agree that the delivery of the Notice of Change of Recommendation by the Company will not, in and of itself, constitute an Adverse Recommendation Change.
(h)   Nothing contained in this Agreement will prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law (it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act will not constitute an Adverse Recommendation Change); provided, however, that neither the Company nor the Company Board or any committee thereof will be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or otherwise effect an Adverse Recommendation Change, except in accordance with the other provisions of this Section 6.02.
(i)   The Company agrees (i) that it will promptly instruct its and its Subsidiaries’ respective Representatives of the obligations undertaken in this Section 6.02 and (ii) any violation or breach of the restrictions set forth in this Section 6.02 by any Subsidiary of the Company or any Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach or violation of this Section 6.02 by the Company for all purposes of this Agreement.
Section 6.03   Approval of Merger
(a)   The Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”) as promptly as reasonably practicable following the date of this Agreement (and in any event no later than twenty (20) Business Days after the date of this Agreement). The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement. The Company will cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of NASDAQ. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Merger Sub with copies of all correspondence between the Company or its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and Merger Sub and their respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the Company’s stockholders, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Merger Sub and their Representatives a reasonable opportunity to review and to propose comments on such document or response and shall consider in good faith any comments so proposed.
(b)   Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement. Parent will cause the information relating to Parent or Merger Sub supplied by it in writing expressly for inclusion in the Proxy Statement, at the time the Proxy Statement is first mailed to stockholders of the Company or of any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following request therefor from the Company.
(c)   The Company shall cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s stockholders as promptly as practicable, and in no event more than five (5) Business Days, after the later of (i) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or (ii) the date on which the Company learns the SEC staff has no further comments on the Proxy Statement (the “Proxy Statement Clearance Date”). The Company will take, in accordance with applicable Law and the Company Organizational Documents, all reasonable action necessary to establish a record date for and give notice of a meeting of its stockholders, for the purpose of obtaining the Company Stockholder Approval (the “Stockholders’ Meeting”). The Company shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Statement Clearance Date; provided, however, that in no event shall such meeting be held later than forty (40) calendar days following the date the Proxy Statement is mailed to the Company’s stockholders without Parent’s prior written consent. Except to the extent an Adverse Recommendation Change has been made in accordance with Section 6.02(f) and not thereafter withdrawn by the Company Board, the Proxy Statement shall include the Board Recommendation and the Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and, in any event, shall ensure that all proxies solicited by or on behalf of the Company in connection with the Stockholders’ Meeting are solicited in compliance, in all material respects, with all applicable Laws and all rules of NASDAQ.
(d)   The Company may, and at Parent’s request shall, adjourn the Stockholders’ Meeting in one or more successive adjournments to a date that is no later than thirty (30) days after the date on which the Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) (i) if a quorum has not been established, (ii) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (iii) after consultation with Parent, to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary or advisable under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting. The Company shall keep Parent reasonably informed with respect to the number of proxies received and its preliminary vote tabulation prior to and at the Stockholders’ Meeting.
(e)   If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to applicable Law, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall cause all documents to be filed with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 6.04   Access to Information.   From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall, upon reasonable prior notice, give Parent and Merger Sub, their officers and employees and their authorized Representatives, reasonable access during normal business hours to the contracts, books, records, analyses, projections, financial and operating data, plans, systems, senior management, employees, other Representatives, offices and other facilities and properties of the Company as Parent or Merger Sub or their respective Representatives may from time to time reasonably request in writing. The terms of the Confidentiality Agreement shall apply to any information provided to Parent or Merger Sub pursuant to this Section 6.04. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would, as advised by outside counsel, (a) jeopardize the attorney-client privilege of the Company or (b) contravene any Laws or any applicable antitrust principles or contractual restriction; provided, that the Company shall in such event use commercially reasonable efforts to make reasonable alternative arrangements to permit such access or disclosure in a way that does not violate such obligations or applicable Laws or would not result in the loss of such legal protections, including entering into a joint defense agreement in customary form. Nothing in this Section 6.04 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any analyses, appraisals or opinions. Any investigation conducted pursuant to the access contemplated by this Section 6.04 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries (1) shall be subject to the Company’s reasonable safety and security measures and insurance requirements and (2) shall not include any testing, sampling, monitoring or invasive analysis of soil, groundwater, building materials, indoor or ambient air, or other environmental media without the written consent of the Company. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, the Company shall (A) promptly furnish to Parent (and, in any event, no later than fourteen (14) Business Days after the end of each calendar month) (i) monthly consolidated financial statements of the Company and its Subsidiaries, including an unaudited balance sheet, income statement and statement of cash flows, for each calendar month through the Closing Date, (ii) the consolidated cash balance of the Company and its Subsidiaries as of the end of each calendar month, and (iii) a rolling three month forward forecast of the unrestricted cash, consolidated outstanding debt and unfunded pension liability of the Company and its Subsidiaries updated as of the end of each calendar month, and (B) promptly furnish to Parent (and, in any event, within five (5) days after delivery of such reports to any lenders or financing sources of the Company or its Subsidiaries) any monthly reporting package prepared for or provided to any lenders or financing sources of the Company or its Subsidiaries and all other communications or reports prepared for or provided to any lenders or financing sources of the Company or its Subsidiaries (which materials shall be in substantially the same form and substance as provided to any lenders or financing sources of the Company or its Subsidiaries).

Section 6.05   Notice of Certain Events.   The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt written notice to the Company of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be likely to cause any condition to Closing set forth in Article 7 to not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto. Furthermore, the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the other agreements, documents or instruments contemplated hereby or the transactions contemplated hereby or thereby, or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby or thereby.
Section 6.06   Employee Benefit Plan Matters.
(a)   For the period commencing at the Effective Time and ending on the earlier of (x) the end of the calendar year in which the Effective Time occurs and (y) the date on which the employment of the applicable Continuing Employee terminates (the “Continuation Period”), Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation following the Effective Time) to, provide the Continuing Employees with (i) a base salary or base wage rate, as applicable, that is no less than the base salary or base wage rate as in effect for such Continuing Employee immediately prior to the Effective Time, (ii) target annual or short term cash incentive compensation opportunities that are no less favorable than the cash incentive compensation opportunities in effect for such Continuing Employee immediately prior to the Effective Time (excluding any long-term incentive or equity or equity-based compensation or any transaction or retention bonus or other special or non-recurring compensation), and (iii) employee benefits (excluding any equity or equity-based arrangements, non-qualified deferred compensation, severance, retention, incentive and bonus opportunities (other than those provided in item (ii) directly above), change in control or transaction compensation or arrangements, defined benefit pension, stock purchase plans and post-employment welfare benefits (collectively, “Excluded Benefits”)) that are either, in the sole discretion of Parent, (A) substantially comparable in the aggregate to the employee benefits provided to such Continuing Employee immediately prior to the Effective Time under the Employee Plans (other than the Excluded Benefits) set forth on Section 4.18(a) of the Company Disclosure Letter, (B) no less favorable than the employee benefits (other than the Excluded Benefits) in effect for similarly situated employees of Parent or its Subsidiaries, or (C) a combination of (A) or (B). Notwithstanding the foregoing, with respect to any Continuing Employee whose employment is terminated by Parent or any of its Affiliates (including the Surviving Corporation following the Effective Time) during the Continuation Period, Parent shall, or shall cause its Affiliate to, provide such Continuing Employee with severance benefits that are consistent with the greater of the severance benefits offered to such Continuing Employee immediately prior to the Effective Time (as limited to those severance agreements set forth on Section 6.06(a) of the Company Disclosure Letter and application of the Company’s 2020 Severance Pay Plan as in effect on the date hereof) and (ii) the severance benefits offered by Parent and its Affiliates to their similarly situated employees.
(b)   At or prior to the Effective Time, the Company shall pay or shall cause its applicable Affiliates to pay the greater of (i) the pro-rata cash annual or short-term cash incentive bonuses or (ii) a cash annual or short-term incentive bonus for eleven months to employees of the Company and its Subsidiaries that are employed immediately prior to the Effective Time for the Company fiscal year in which the Effective Time occurs and, if pro rata, based on the number of days from July 1 of such Company fiscal year through the Effective Time, which such bonuses shall be deemed earned at the target level for any applicable performance metrics.
(c)   For purposes of eligibility to participate, vesting of defined contribution retirement benefits, and, solely for paid time off and severance, level of benefits (but not benefit accrual) under the employee benefit plans, programs and arrangements established or maintained by Parent or its Subsidiaries (including the Surviving Corporation following the Effective Time) in which Continuing Employees are eligible to participate after the Effective Time, other than the Excluded Benefits (the “Parent Plans”), each Continuing Employee shall receive full credit for any pre-Effective Time service with the Company and its Subsidiaries to the same extent and for the same purpose as such service was credited under the comparable Employee Plan immediately prior to the Effective Time; provided, that no such service shall be recognized to the extent that such recognition would result in a duplication of benefits or compensation for the same period of service.
(d)   For the year in which the Effective Time occurs, Parent shall use commercially reasonable efforts to (i) cause each Continuing Employee to be immediately eligible to participate in the Parent Plans, without any waiting time, to the extent coverage under the applicable Parent Plan replaces coverage under a similar or comparable Employee Plan in which such Continuing Employee was eligible to participate immediately prior to the Effective Time, (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical, or vision benefits to any Continuing Employee (and their covered dependents), cause all pre-existing condition exclusions, actively-at-work, and similar requirements of such Parent Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived, satisfied or inapplicable under any analogous Employee Plan immediately prior to the Effective Time, and (iii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year that ends on the Effective Time and credited to such Person under the Employee Plans that provide medical, dental, pharmaceutical, or vision benefits to be taken into account under the comparable Parent Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent Plan.
(e)   The Company shall, as promptly as practicable after the date hereof and in any event prior to taking the actions specified in the following sentence, take the actions set forth on Section 6.06(e) of the Company Disclosure Letter. At the written request of Parent provided no later than ten (10) days prior to the Closing Date, the Company and its Subsidiaries shall, at least one (1) Business Day prior to the Closing Date, adopt written resolutions (or take other necessary and appropriate action) (i) to terminate the Farmer Bros. Co. 401(k) Plan (the “Company 401(k) Plan”), (ii) to cease contributions to the Company 401(k) Plan, and (iii) to fully vest all participants under the Company 401(k) Plan, such termination, cessation, and vesting to be effective no later than the Business Day preceding the Closing Date. The Company shall provide Parent with an advance copy of such proposed resolutions (and any related documents) and a reasonable opportunity to comment thereon prior to adoption or execution. In the event that the Company 401(k) Plan is terminated in accordance with this Section 6.06(e), Parent shall use commercially reasonable efforts to ensure that any Parent Plan that is a “defined contribution plan” (within the meaning of Section 414(i) of the Code) intended to be a qualified retirement plan under Section 401(a) of the Code (a “Parent Retirement Plan”) shall accept “direct rollovers” (within the meaning of Section 401(a)(31) of the Code) of distributions from the Company 401(k) Plan, including the amount of any outstanding and unpaid participant loan under the Company 401(k) Plan, if such rollovers are elected by any Continuing Employee in accordance with the terms of the Company 401(k) Plan and applicable Law and permitted under the terms of the Parent Retirement Plan. Parent shall also use, or cause to be used, commercially reasonable efforts to ensure that each Continuing Employee is eligible to participate in the Parent Retirement Plan as soon as practicable following the Closing.
(f)   Prior to making any written (or prepared broad-based) communications to the officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the Transactions as contemplated by this Agreement or compensation or benefits that are payable or to be provided following the Effective Time, the Company shall provide Parent with a copy of the intended communication (or written summary of any prepared broad-based oral communication) and the Company shall provide Parent a reasonable period of time to review and comment on the communication, and the Company shall consider any timely comments in good faith.
(g)   The provisions of this Section 6.06 are for the sole benefit of the parties to this Agreement and nothing in this Section 6.06, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Company or any of its Subsidiaries), other than the parties hereto, any legal or equitable or other rights or remedies with respect to the matters provided for in this Section 6.06. Nothing in this Section 6.06 or this Agreement shall: (i) constitute or be deemed to constitute the establishment, termination, adoption or amendment of any Employee Plan or any other benefit or compensation plan, program, agreement or other arrangement, or (ii) prevent or limit the ability of Parent or any of its Affiliates to establish, terminate, adopt or amend any Employee Plan or any other benefit or compensation plan, program, agreement or other arrangement. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such Collective Bargaining Agreement in accordance with its terms or applicable Law.
Section 6.07   State Takeover Laws.   If any Anti-Takeover Law is, becomes or is deemed to become applicable to the Company or the Transactions, then the Company, the Company Board, an appropriate committee thereof, as applicable, shall, in each case, grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use its reasonable best efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing.
Section 6.08   Director and Officer Liability.
(a)   From and after Closing and for a period of six (6) years thereafter, Parent shall cause the Surviving Corporation to honor and perform all of the obligations of the Company, to the fullest extent permissible under applicable Law, under the Company Organizational Documents and the Organizational Documents of the Company’s Subsidiaries in effect on the date hereof, and under any indemnification or other similar agreements in effect on the date hereof that have been made available to Parent prior to the date hereof (the “Indemnification Agreements”), to indemnify and advance expenses to their respective directors and officers covered by such Company Organizational Documents, the Organizational Documents of the Company’s Subsidiaries or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in such capacity at or prior to the Effective Time, including in connection with the approval of this Agreement and the Transactions.
(b)   Effective as of the Effective Time, the Company shall purchase, after prior consultation in good faith with Parent, including with respect to the selection of the broker, available policy price and coverage options, and at a price not to exceed three hundred percent (300%) of the amount per annum the Company paid for such insurance in its last full fiscal year prior to the date of this Agreement (the “Current Premiums”), a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed by Covered Persons at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company’s and its Subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage). If the Company fails to timely purchase such prepaid “tail” or “runoff” policy on behalf of the Company or the Surviving Corporation, then either (i) Parent may purchase such “tail” or “runoff” policy or (ii) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.08(b) more than an amount per year equal to three hundred percent (300%) of the Current Premiums and if such premiums for such insurance would at any time exceed three hundred percent (300%) of the Current Premiums of such insurance programs, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance that, in Parent’s or the Surviving Corporation’s good faith judgement, provide the maximum coverage available at an annual premium equal to three hundred percent (300%) of the Current Premiums.
(c)   In the event, during the period six (6) years after the Effective Time, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, Parent shall cause such continuing or surviving corporation or entity or transferee of such assets, as the case may be, to assume all of the applicable obligations set forth in this Section 6.08.
(d)   For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company Organizational Documents and the Organizational Documents of

the Company’s Subsidiaries, except as otherwise required by applicable Law. The Indemnification Agreements with Covered Persons shall continue in full force and effect in accordance with their terms for a period no shorter than six (6) years after the Effective Time.
(e)   The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.08, and this Section 6.08 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.
Section 6.09   Consents and Approvals.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, and subject to any different standard set forth herein with respect to any covenant or obligation, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to, if applicable), on the other hand, use their respective reasonable best efforts to: (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective the Transactions, as promptly as practicable, and in any event prior to the End Date, including by (A) obtaining all consents, licenses, permits, waivers, clearances, approvals, Orders and authorizations required to be obtained from any Governmental Authority (including as set forth on Section 4.04 of the Company Disclosure Letter), and (B) making all required registrations, declarations and filings with any Governmental Authority, in each case that are necessary or advisable to consummate the Transactions.
(b)   If consent of, approval from or notice to the counterparty to a Material Contract is required under the terms thereof in connection with the Transactions, then as promptly as practicable after the date hereof, the Company shall give any notices to such counterparties and shall use its reasonable efforts to obtain such consents, approvals or waivers with respect to Material Contracts to which the Company or any of its Subsidiaries is a party (which the parties acknowledge may or may not be obtained); provided, however, that (i) in no event will Parent or Merger Sub be required to, and in no event shall the Company prior to the Effective Time, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), pay any fee, penalty or other consideration or make any accommodation to any Third Party to obtain any consent, approval or waiver required with respect to any such Material Contract, or (ii) neither the Company nor any of its Subsidiaries shall enter into any Contract, amend or terminate any Contract, or grant any concession, in each case, for the purpose of obtaining any consent, approval or waiver with respect to any such Contract in connection with the consummation of the transactions contemplated by this Agreement unless directed by Parent.
(c)   On or prior to the Closing Date, the Company shall provide to Parent fully executed copies of, with respect to all Indebtedness of the Company and its Subsidiaries listed on Section 4.07(b) of the Company Disclosure Letter, including, for the avoidance of doubt, the Company Credit Facility, customary pay-off letters (each such letter, a “Payoff Letter” and, collectively, the “Payoff Letters”) in form and substance reasonably satisfactory to Parent, in its sole discretion, and substantially identical to drafts thereof delivered to Parent at least five (5) Business Days prior to the Closing Date, which letters (A) reflect the amounts required in order to pay in full such Indebtedness as of the Closing, (B) provide and otherwise evidence that, upon payment in full of the amounts indicated, all Liens with respect to the assets of the Company and its Subsidiaries securing such Indebtedness shall be unconditionally, irrevocably and forever terminated and cancelled and all obligations, duties, commitments or responsibilities with respect to such Indebtedness and the Liens related thereto shall be forever discharged and satisfied in full and be of no further force and effect, (C) expressly provide for the return of any possessory collateral related to such Indebtedness and (D) expressly authorize Parent (or its designee, including its counsel) to file and/or deliver all necessary UCC termination statements and Lien terminations and other notices and instruments and/or take any other action required to release such Liens as of or following the Closing Date and, to the extent not satisfied by the authorization provided by the preceding clause (D), duly executed, acknowledged and recordable copies of the releases of all Liens under any trust, mortgage, fixture filing, security interests and financing statements made by or with respect to any Indebtedness, including UCC termination statements, lien terminations, instruments of discharge and any other documents necessary to effectuate such releases, in each case in form and substance satisfactory to Parent.

(d)   The Company shall, at Parent’s request, use commercially reasonable efforts to obtain releases of security interests and Liens with respect to Company Intellectual Property (in form and substance necessary for recordation in the United States Patent and Trademark Office, United States Copyright Office, or any other similar domestic or foreign office, department or agency, in each case, in a form reasonably satisfactory to Parent).
(e)   If any Proceeding is instituted (or threatened to be instituted) by a Governmental Authority challenging the Transactions as violative of any applicable Law, each of the parties hereto shall, and shall cause their respective Affiliates to, cooperate and use their reasonable best efforts to contest and resist any such Proceeding, including any Proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Transactions.
(f)   Parent shall cause its applicable Subsidiary to vote (or act by written consent with respect to) all of the shares of capital stock of Merger Sub owned by such Subsidiary in favor of the adoption of this Agreement in accordance with applicable Law.
(g)   The Company shall, as promptly as practicable after the date hereof and in any event prior to the Closing, use commercially reasonable efforts to extend coverage under the insurance policies listed on Section 6.09(g) of the Company Disclosure Letter to July 1, 2026.
Section 6.10   Public Announcements.   Neither the Company nor Parent, nor any of their respective controlled Affiliates, shall issue or cause the publication of any press release or other announcement or make any other broad-based communications directed at employees, suppliers, vendors or customers with respect to the Transactions or this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such party determines, after consultation with counsel, that it is required by applicable Law, Proceeding, or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the Transactions or this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide an opportunity to the other party to review and comment upon such press release or other announcement; provided, however, that notwithstanding the foregoing, the requirements of this Section 6.10 shall not apply to any press release or making any other public statement with respect to an Adverse Recommendation Change effected in accordance with Section 6.02(f) or with respect to the Company’s receipt and consideration of any Acquisition Proposal except as required by Section 6.02(f) or in connection with the Company, on the one hand, or Parent or Merger Sub, on the other hand, issuing any press release or making any other public statement with respect to the termination of this Agreement or the effects thereof or any Proceeding between the parties hereto; provided, further, each party hereto and their respective controlled Affiliates may make disclosures or statements that are substantially the same as previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.10 and do not contain any information relating to the Company, Parent or the Transactions that has not been previously announced or made public in accordance with the terms of this Section 6.10; provided, further, subject to Section 6.14(b), Parent will not be required to consult with the Company or obtain the Company’s consent to (x) engage in communications and negotiations with prospective financing sources in respect of the Debt Financing (but subject to customary confidentiality and use restrictions), in each case with respect to the transactions contemplated by this Agreement or (y) disclose the terms and the existence of this Agreement and the transactions contemplated hereby to its Affiliates and its or their respective equityholders, accountants, auditors, advisors and other Representatives, or their respective current, future or potential investors or otherwise in connection with their customary fund raising, marketing, informational or reporting activities, in each case who are subject to confidentiality restrictions consistent with customary practice in the private equity industry. Following the date of this Agreement, the Company shall use commercially reasonable efforts to facilitate a reasonable number of meetings, at reasonable times and upon reasonable advance notice, between Parent and the employees of the Company or any of its Subsidiaries as Parent may request from time to time for purposes of discussing matters related to post-Closing employment of such employees.
Section 6.11   Section 16 Matters.   Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, prior to and after the

Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the Transactions and, for that compensatory and retentive purpose, agree to the provisions of this Section 6.11. Accordingly, promptly after the date hereof, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
Section 6.12   Confidentiality.   Parent and the Company hereby acknowledge and agree to continue to be bound by the letter agreement dated as of August 19, 2025, between Braemont Capital Management LLC and the Company (the “Confidentiality Agreement”); provided, that the confidentiality, non-disclosure and use restrictions on Parent and its Affiliates and Representatives under the Confidentiality Agreement shall terminate upon the Closing. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, Parent shall be permitted to (a) disclose any information to Parent’s or its Affiliates’ Debt Financing Sources, rating agencies and prospective lenders and investors in connection with the arrangement and/or syndication of the Debt Financing subject to each prospective recipient’s either (i) agreeing to be bound by the Confidentiality Agreement as a representative of Parent or (ii) entering into customary confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary with respect to such information and (b) contact any customers, potential customers, suppliers, distributors, licensors or other Persons having a business relationship with the Company or its Subsidiaries in the course of conducting customary diligence activities. In furtherance of the foregoing, the Company agrees to use commercially reasonable efforts, as promptly as practicable following the date hereof, and in any event prior to the Closing, to facilitate customary diligence calls between Parent and each customer of the Company and its Subsidiaries who, as of the date hereof, represents $1,000,000 or more in annualized revenue.
Section 6.13   Transaction Litigation.   Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings, demand letters and other correspondence with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate, at its own expense, in the defense, settlement or prosecution of any Transaction Litigation, and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. For purposes of this Section 6.13, “participate” means that (i) Parent shall be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation, and (ii) Parent may offer comments or suggestions with respect to such Transaction Litigation (which comments and suggestions shall be considered in good faith by the Company). The Company shall not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).
Section 6.14   Financing Matters.
(a)   Company Cooperation.
(i)   After the date hereof and in any event prior to the Closing, to the extent reasonably requested by Parent upon reasonable advance notice and at Parent’s sole cost and expense, the Company shall use, and shall cause each of its Subsidiaries and their respective representatives to use, reasonable best efforts to provide to Parent such cooperation as is customary for similar debt financings in connection with arranging and obtaining the Debt Financing, including: (A) cooperating with the customary marketing efforts of Parent and its Debt Financing Sources (and the Debt Financing Related Parties, as applicable) for any portion of the Debt Financing and assisting with the preparation of materials for customary rating agency presentations and bank books, lender and investor presentations, or other similar documents (including the provision of a customary authorization letter, if necessary); (B) furnishing the Required Information and other financial and other pertinent information reasonably available to the Company as is reasonably requested by Parent or the Debt Financing Sources and customarily requested in debt financing of the type contemplated by the definitive documents relating to the Debt Financing (and, upon the written request of Parent, using reasonable best efforts to periodically supplement or update such information as may be necessary that such information, when taken as a whole, not be materially misleading in light of the circumstances under which and at the time such information was furnished (giving effect to all supplements and updates provided thereto)); (C) instructing the Company’s and its Subsidiaries’ senior management and other employees and representatives to participate at reasonable times in a reasonable number of calls, meetings, presentations and due diligence sessions (including accounting due diligence sessions) and other customary activities in respect of the Debt Financing with the Debt Financing Sources, prospective lenders and rating agencies, to the extent reasonably necessary or requested by the Debt Financing Sources; (D) taking corporate actions (which shall not be effective prior to the Closing) reasonably necessary to permit the consummation of the Debt Financing; (E) assisting with the negotiation and preparation of the definitive documentation required or reasonably necessary for the Debt Financing or otherwise facilitating the Debt Financing and the establishment of collateral agreements and the pledging of collateral therefor and the direct borrowing or incurrence of all of the proceeds of the Debt Financing by the Surviving Corporation and its Subsidiaries immediately following the Closing, in each case as may be reasonably requested by Parent, provided, that such documents shall be effective no earlier than the Effective Time; (F) providing reasonable assistance to Parent to facilitate at (but not prior to) the Closing the prepayment, discharge and termination in full on or prior to the Closing Date of any existing Indebtedness of the Company or any of its Subsidiaries pursuant to Section 6.09(c), including (x) preparing and submitting customary notices in respect of any such prepayment; provided that such prepayment shall be contingent upon the occurrence of the Closing unless otherwise agreed in writing by the Company, (y) preparing and delivering customary lien release and termination documentation in respect of all guaranties and security interests in connection with such Indebtedness and (z) the delivery of customary payoff letters for all Indebtedness of the Company and its Subsidiaries listed on Section 4.07(b) of the Company Disclosure Letter, in each case, in form and substance reasonably satisfactory to Parent; and (G) cooperating in Parent’s efforts to satisfy the conditions precedent set forth in any definitive document relating to the Debt Financing (including cooperating with the due diligence of Debt Financing Sources and their representatives in connection with the Debt Financing, to the extent customary and reasonable, including the provision of such financial and other pertinent information as is reasonably requested by Parent or the Debt Financing Sources with respect to the Company and its Subsidiaries; provided, that, for the avoidance of doubt, the Company shall not be required to provide, and Parent and its Affiliates shall be solely responsible for, (I) the preparation of any pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information or (II) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing), and by providing to counsel of Parent and the Debt Financing Sources, as reasonably requested, customary back-up certificates and factual information to support any legal opinion that such counsel is required to deliver in connection with the Debt Financing; provided, that nothing in this Section 6.14(a) shall (A) require the Company or any of its Subsidiaries to (x) take any action that would unreasonably interfere with the ongoing business operations of the Company or any of its Subsidiaries or (y) incur any Liability (including the payment any fees or expenses) prior to the Closing for which they have not received prior reimbursement by or on behalf of Parent or any payment to obtain consent or incur any Liability with respect to (except in the event such fee, payment or other Liability arose out of or results from (I) the bad faith, gross negligence or willful misconduct of the Company or its Subsidiaries or their respective Representatives or (II) any material inaccuracy of, or misstatement in, any information furnished by or on behalf of the Company, its Subsidiaries or their respective Affiliates or Representatives in connection with the Company’s obligations under this Section 6.14), (B) require the Company or any of its Subsidiaries or representatives to execute any definitive financing documents that will be effective prior to the Closing, other than customary authorization letters, except to the extent executed by a representative continuing in such role after Closing, and then solely with respect to agreements contingent on the Closing and that would not be effective prior to the Closing, (C) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be expected to jeopardize attorney-client privilege or contravene any applicable Law, or (D) subject any of Company’s or its Subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal Liability, except to the extent such Person is continuing in such role following the Closing, and then solely with respect to agreements contingent upon the Closing and that would not be effective prior to the Closing (or if such Liability arose out of or results from (I) the bad faith, gross negligence or willful misconduct of such Person or Persons or (II) any material inaccuracy of, or misstatement in, any information furnished by or on behalf of such Person or Persons in connection with the Company’s obligations under this Section 6.14). The Company hereby consents to the use of the Company’s and any of its Subsidiaries’ logos by Parent, the Debt Financing Sources and their applicable Representatives in connection with the Debt Financing in a manner customary for such financing transactions; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the business, reputation or goodwill of the Company or any such Subsidiary.
(ii)   Parent shall promptly reimburse the Company for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorneys’ fees and expenses) to the extent incurred by the Company in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.14 (other than expenses incurred in the ordinary course of business or in connection with the preparation of its own historical financial statements).
(iii)   Parent shall indemnify the Company and its Subsidiaries from, against and in respect of any Damages incurred or suffered by any of them, directly or indirectly, arising out of or resulting from the arrangement and preparation of the Debt Financing and any information used in connection therewith to the fullest extent permitted by applicable Law (except in the event such Damages arose out of or resulted from (A) the bad faith, gross negligence or willful misconduct of such Person or their respective Affiliates or Representatives or (B) a material inaccuracy or misstatement in historical financial information or other information furnished in writing by or on behalf of the Company or its Subsidiaries, solely to the extent such inaccuracies would constitute a material breach of Section 4.08). The foregoing obligations shall survive termination of this Agreement.
(iv)   All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 6.14 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to any financing sources, other potential sources of capital, ratings agencies and prospective lenders during syndication of the Debt Financing (if any) or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and investors each either (i) agreeing to be bound by the Confidentiality Agreement as if parties thereto or (ii) entering into customary confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary with respect to such information.
(v)   Parent and Merger Sub expressly acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the obligations of Parent and Merger Sub to perform their respective obligations hereunder, including to consummate the Closing subject to the terms and conditions hereof, are not conditioned on obtaining of the Debt Financing or on the performance of any party to any definitive documentation relating thereto.
(vi)   Notwithstanding anything to the contrary in this Agreement, for all purposes of this Agreement as it applies to the Company’s obligations under this Section 6.14, the Company’s obligations under this Section 6.14 shall be deemed satisfied unless (A) the Company has materially breached its obligations under this Section 6.14, (B) Parent has provided the Company with notice in writing of such breach (with reasonably specificity as to the basis for any such breach) and the Company has failed to cure such breach within three (3) Business Days thereof, and (C) such material breach was a proximate cause of Parent’s failure to receive any material portion of the proceeds of the Debt Financing.
(b)   Parent’s Obligations.
(i)   Parent shall use reasonable best efforts to: (A) satisfy (or obtain the waiver of) on a timely basis all conditions precedent to receipt of the committed amounts under the Parent Credit Facility, in each case, that are within Parent’s control, (B) maintain in full force and effect the Parent Credit Facility until the funding of the Debt Financing and the consummation of the transactions contemplated hereby (subject to any amendment, replacement, supplement, termination, modification or waiver permitted herein), and (C) comply with its obligations in all material respects under the Parent Credit Facility. Parent shall not amend, supplement or otherwise modify or waive its rights under the Parent Credit Facility if such amendment, supplement, modification or waiver would (1) impose new or additional conditions precedent or otherwise expand upon the conditions precedent to the Debt Financing as set forth in the existing Parent Credit Facility in a manner that could prevent or materially delay the Closing or (2) reduce the aggregate amount of available Debt Financing to less than the amount, taking into account the Equity Financing, required to fund the Required Amounts. Parent or Merger Sub, as applicable, shall give the Company prompt notice, if and when Parent or Merger Sub, as applicable, becomes aware of the receipt of any written communication from the lenders under the Parent Credit Facility with respect to any (I) actual material breach, material default, material violation, termination or repudiation by any party to the Parent Credit Facility or any other definitive documentation entered into in connection therewith of any material provision of the Parent Credit Facility or such other definitive documents, (II) material dispute or disagreement between or among any parties to the Parent Credit Facility or such other definitive documents with respect to the obligation to fund the Debt Financing, or (III) any failure to comply with the material terms and conditions of the Parent Credit Facility by any party thereto or the occurrence of any other event or development that would reasonably be expected to result in Parent or Merger Sub, as applicable, not being able to timely fund the committed amount under the Parent Credit Facility in an amount required to fund the Required Amounts.
(ii)   Parent shall take all actions that are necessary, proper or advisable to obtain the Equity Financing contemplated by the Equity Commitment Letter, including taking all actions that are necessary, proper or advisable to (A) maintain in effect the Equity Commitment Letter and Guaranty, (B) satisfy on a timely basis all conditions applicable to Parent set forth in the Equity Commitment Letter that are within their control, (C) consummate the Equity Financing contemplated by the Equity Commitment Letter and Guaranty at or prior to the Closing and (D) enforce their rights under the Equity Commitment Letter (provided that, notwithstanding anything to the contrary herein, in no event shall Parent have any obligation to sue or otherwise pursue legal claims against the Guarantors). Parent shall not amend, supplement or otherwise modify or waive its rights under the Equity Commitment Letter or Guaranty if such amendment, supplement, modification or waiver would (1) impose new or additional conditions precedent or otherwise expand upon the conditions precedent to the Equity Financing as set forth in the existing Equity Commitment Letter in a manner that could prevent or materially delay the Closing or (2) reduce the aggregate amount of available Equity Financing to less than the amount, taking into account the Debt Financing, required to fund the Required Amounts. Parent or Merger Sub, as applicable, shall give the Company prompt notice, if and when Parent or Merger Sub, as applicable, becomes aware of the receipt of any written communication from the Guarantors with respect to any (I) actual material breach, material default, material violation, termination or repudiation by any party to the Equity Commitment Letter, Guaranty or any other definitive documentation entered into in connection therewith (the “Equity Financing Documents”) of any material provision of the Equity Commitment Letter or the Equity Financing Documents, (II) material dispute or disagreement between or among any parties to the Equity Commitment Letter or equity Financing Documents with respect to the obligation to fund the Equity Financing (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Equity Financing or the Equity Financing Documents), or (III) any failure to comply with the material terms and conditions of the Equity Commitment Letter or Guaranty by any party thereto or the occurrence of any other event or development that would reasonably be expected to result in Parent or Merger Sub, as applicable, not being able to timely obtain the Equity Financing in an amount required to fund the Required Amounts.
Section 6.15   Letters of Credit.   Prior to Closing, the Company and its Subsidiaries shall arrange for all existing letters of credit, surety bonds, guarantees and other obligations of the Company and its Subsidiaries set forth on Section 6.15 of the Company Disclosure Letter, including any such letters of credit, surety bonds, guarantees and other obligations entered into by or on behalf of the Company and its Subsidiaries in the ordinary course of business during the period from the date hereof through the Closing Date with Parent’s prior written consent, to be returned to the applicable issuing bank with all necessary documentation to cancel such letters of credit, surety bonds, guarantees and other obligations, and appropriate arrangements to be made to replace such letters of credit, surety bonds, guarantees and any other obligations of the Company and its Subsidiaries with new letters of credit, surety bonds, guarantees and other obligations issued under the Debt Financing (or other arrangements satisfactory to the issuing banks (and, if applicable, the applicable beneficiaries) have been made to provide adequate credit support (including by back-to-back letters of credit or cash collateralization) in respect to such letters of credit, surety bonds, guarantees and other obligations), in each case, in the manner prescribed in the relevant Payoff Letter and in form and substance reasonably acceptable to Parent and the applicable bank, Governmental Authority or applicable Contract counterparty.
Section 6.16   Stock Exchange Delisting.   The Company shall cooperate with any reasonable request of Parent, and in respect thereof use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NASDAQ to enable delisting by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time (and, in any event, within ten (10) days after the Closing Date).
Section 6.17   No Control of the Other Party’s Business.   The parties acknowledge and agree that nothing contained in this Agreement is intended to give Parent or Merger Sub, on the one hand, or the Company or its Subsidiaries, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company and its Subsidiaries shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own respective business and operations.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01   Conditions to the Obligations of Each Party.   The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, waiver of, at or prior to the Closing, of the following conditions:
(a)   the Company Stockholder Approval shall have been obtained; and
(b)   no Governmental Authority having jurisdiction over any party hereto shall have issued any Order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no applicable Law shall have been adopted and be continuing in effect that makes consummation of the Merger illegal or otherwise prohibited.
Section 7.02   Conditions to the Obligations of Parent and Merger Sub.   The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or, to the extent permitted by Law, waiver by Parent of, at or prior to the Closing, of the following conditions:
(a)   the representations and warranties of the Company set forth in:
(i)   Section 4.01 (other than the third sentence of clause (a) thereof) (Organization and Good Standing), Section 4.02 (Corporate Power; Enforceability), Section 4.03 (Company Board Approval; Fairness Opinion; Anti-Takeover Laws), Section 4.06(b)(ii) (Stock Reservation and Awards), the first sentence of Section 4.06(d) (Company Stock Plans and Award Agreements), Section 4.06(e) (Other Rights), Section 4.07(a) (Organization), Section 4.07(b) (Power and Enforceability), Section 4.07(c) (Subsidiary Securities) and Section 4.28 (Brokers) (A) that are not qualified by “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct in all material respects only on and as of such specified date), and (B) that are qualified by “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein shall be true and correct in all respects (without disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specified date);
(ii)   Section 4.06(a) (Capital Stock), the first sentence of Section 4.06(b)(i) (Stock Reservation and Awards), and Section 4.06(c) (Company Securities) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specific date, in which case such representation or warranty shall be so true and correct only on and as of such specified date), except in the case of this clause (ii) only, for such failures to be true and correct that are de minimis; and
(iii)   Article 4 (other than the representations and warranties referred to in the foregoing clauses (i) and (ii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specified date), except in the case of this clause (iii) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b)   the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date;
(c)   since the date of this Agreement, no Company Material Adverse Effect shall have occurred;
(d)   (i) the sum of all outstanding Indebtedness under the Company Credit Facility plus Transaction Expenses minus unrestricted cash of the Company and its Subsidiaries shall not exceed $32.6 million immediately prior to the Closing; and
(e)   Parent shall have received at the Closing a certificate signed on behalf of the Company by an authorized officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b), Section 7.02(c) and Section 7.02(d) have been satisfied.
Section 7.03   Conditions to the Obligations of the Company.   The obligation of the Company to consummate the Merger is subject to the satisfaction, or, to the extent permitted by Law, waiver by the Company of, at or prior to the Closing, of the following conditions:
(a)   the representations and warranties of Parent and Merger Sub set forth in Article 5 (disregarding all qualifications or limitations as to “materiality,” “material adverse effect” and words of similar import set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent any such representation or warranty expressly speaks as of a specified date, in which case such representation or warranty shall be true and correct only on and as of such specific date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to prevent, materially delay or materially impede the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or to consummate the Transactions;
(b)   Parent and Merger Sub shall have performed and complied in all material respects with all covenants required to be performed or complied with by Parent or Merger Sub under this Agreement on or prior to the Closing Date; and
(c)   the Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by any authorized officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
ARTICLE 8
TERMINATION
Section 8.01   Termination.   This Agreement may be validly terminated and the Merger may be abandoned, whether before or after the Company Stockholder Approval has been obtained, at any time prior to the Effective Time:

(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company, upon written notice to the other party, if the Merger has not been consummated on or before March 3, 2027 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has primarily caused the failure to consummate the Transactions on or prior to the End Date;
(c)   by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other final action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have been the primary cause of such Order or other action due to failure to perform any such obligations;
(d)   by either Parent or the Company, upon written notice to the other party, if the Stockholders’ Meeting shall have concluded (including after any postponement, recess or adjournment thereof taken in accordance with this Agreement) and the Company Stockholder Approval shall not have been obtained thereat;
(e)   by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02(a) or Section 7.02(b) not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following Parent’s delivery of written notice of such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent of Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement such that a condition set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied;
(f)   by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement such that a condition set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied;
(g)   by Parent, upon written notice to the Company, if, the Company Board or any committee thereof shall have effected an Adverse Recommendation Change; provided, however, that the exercise of such termination right by Parent must occur prior to receipt of the Company Stockholder Approval;
(h)   by the Company, upon written notice to Parent, if prior to obtaining the Company Stockholder Approval, (i) the Company Board shall have effected an Adverse Recommendation Change in order to enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with, and subject to compliance with the terms and conditions of, Section 6.02(f) and (ii) concurrently with such termination, the Company (x) enters into an Alternative Acquisition Agreement with respect to a Superior Proposal and (y) pays, or causes to be paid, to Parent the Termination Fee in accordance with Section 8.02(b); or
(i)   by the Company, upon written notice to Parent, if (A) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived on the date the Closing should have occurred pursuant to Section 2.02 (other than those conditions that by their terms are to be satisfied at the Closing and which were, as of such date, capable of being satisfied), (B) Parent or Merger Sub has failed to consummate the Merger by the time the Closing is required to have occurred pursuant to Section 2.01, (C) following such failure by Parent or Merger Sub to consummate the Merger in accordance with Section 2.01, the Company has given irrevocable written notice to Parent that the Company is ready, willing and able to consummate the Closing on the date irrevocable written notice is delivered and through the end of the next three (3) Business Days following receipt of such irrevocable written notice described in this clause (C) and (D) Parent does not effect the Closing within three (3) Business Days following receipt of such irrevocable written notice described in the foregoing clause (C).
Section 8.02   Effect of Termination; Payment of Termination Fee.
(a)   If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the Confidentiality Agreement, the provisions of Section 6.10, Section 6.12, Section 6.14(a)(iii), this Section 8.02 and Article 9 (other than Section 9.09 with respect to the ability of the Company to obtain an injunction, specific performance or other equitable relief to cause Parent and Merger Sub to cause the Equity Financing to be funded and the Closing to occur) shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 8.02(a), nothing shall relieve the Company from liability for actual fraud or a Willful Breach prior to such termination.
(b)   In the event that this Agreement is terminated by the Company pursuant to Section 8.01(h) (Superior Proposal), then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds to an account designated by Parent, immediately prior to or substantially concurrently with such termination.
(c)   In the event that:
(i)   this Agreement is terminated (A) by Parent pursuant to Section 8.01(g) (Adverse Recommendation Change) or (B) by Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval) if, at the time of such termination pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval), Parent would have been entitled to terminate this Agreement pursuant to Section 8.01(g) (Adverse Recommendation Change); or
(ii)   (A) this Agreement is terminated by (1) Parent or the Company pursuant to Section 8.01(b) (End Date) or (2) Parent pursuant to Section 8.01(e) (Company Breach), or (3) Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval); (B) prior to (1) such termination, in the case of a termination pursuant to Section 8.01(b) (End Date) or Section 8.01(e) (Company Breach), or (2) the Stockholders’ Meeting, in the case of a termination pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval), any Acquisition Proposal shall have been made publicly or to the Company Board; and (C) within twelve (12) months of the date this Agreement is terminated the Company (1) enters into a definitive agreement with respect to any Acquisition Proposal which is subsequently consummated (whether or not such consummation occurs during such twelve (12) month period) or (2) consummates an Acquisition Proposal; provided, that, for purposes of this Section 8.02(c)(ii), all percentages in the definition of Acquisition Proposal shall be replaced with fifty percent (50%);
then the Company shall pay Parent the Termination Fee (less the amount of Parent Expenses previously paid to Parent (if any) pursuant to Section 8.02(d)) by wire transfer of same-day funds to an account designated by Parent (A) in the case of Section 8.02(c)(i), within two (2) Business Days after such termination or (B) in the case of Section 8.02(c)(ii), on the date that the Company consummates the Acquisition Proposal.
(d)   In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.01(d) (Failure to Obtain Stockholder Approval) under circumstances in which the Termination Fee is not then payable pursuant to Section 8.02(c), then the Company shall reimburse Parent and its Affiliates for all of their reasonable and documented out-of-pocket fees and expenses (including attorneys’ fees) actually incurred and paid to unaffiliated third parties by Parent or Merger Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Parent Expenses”), up to a maximum amount of $842,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 8.02(d) shall not relieve the Company of any subsequent obligation to pay the Termination Fee to the extent required by Section 8.02(c). Payment of the Parent Expenses shall be made by wire transfer of same-day funds to the accounts designated by Parent within two (2) Business Days after the Company’s having received notice and documentation with respect to amounts validly due under this Section 8.02(d).

(e)   In the event that the Company shall terminate this Agreement in accordance with Section 8.01(f) (Parent Breach) or Section 8.01(i) (Parent Failure to Consummate Merger), then, in each case, Parent shall pay, or cause to be paid, to the Company an amount equal to $5,000,000 (the “Reverse Termination Fee”) by wire transfer of same-day funds to an account designated by the Company within two (2) Business Days after such termination.
(f)   Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.09, Parent’s right to receive payment of the Termination Fee pursuant to Section 8.02(b) or Section 8.02(c) or Parent Expenses pursuant to Section 8.02(d) shall constitute the sole and exclusive remedy of Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement against the Company and its Subsidiaries for all damages, costs, expenses, liabilities or other losses of any kind suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise (other than any fraud or Willful Breach), and upon payment of such amount, none of the Company or its Subsidiaries shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and in such event, none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Proceeding against the Company, any of its Affiliates or any of their respective directors, officers, employees or other Representatives for damages (other than any damages on account of fraud or Willful Breach) or any equitable relief arising out of or in connection with this Agreement (other than equitable relief brought against the Company to require payment of the Termination Fee), any of the Transactions or any matters forming the basis for such termination, except that the Company shall also be obligated with respect to Section 8.02(h). Without limiting the right of Parent or Merger Sub to seek specific performance in accordance with Section 9.09 or to bring an action under the Confidentiality Agreement (whether for specific performance, damages or otherwise), the maximum aggregate liability of the Company and its Subsidiaries for any loss suffered as a result of any breach of this Agreement (other than any fraud or Willful Breach), or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, shall be limited to the amount of the Termination Fee (if due and payable pursuant to Section 8.02(b) or Section 8.02(c)) plus the Collection Costs (to the extent due and payable pursuant to Section 8.02(h)), and in no event shall Parent or Merger Sub seek to, and each of Parent and Merger Sub shall cause their respective Affiliates and their direct and indirect stockholders not to seek to, recover any money damages (including consequential, indirect or punitive damages) in excess of such amount. In furtherance of the foregoing, it is agreed and understood, in no event shall (i) Parent or Merger Sub be permitted or entitled to receive both (x) a grant of specific performance or other equitable remedies in accordance with the terms and conditions set forth in Section 9.09 that results in the Closing being consummated and (y) the payment of the Termination Fee (and reimbursement of the Collection Costs, if applicable), and (ii) the Company or its Subsidiaries be required to pay, or cause to be paid, (x) any money damages (other than any damages on account of fraud or a Willful Breach) other than the Termination Fee (if due and payable pursuant to Section 8.02(b) or Section 8.02(c)) or the Parent Expenses (if due and payable pursuant to Section 8.02(d)) plus the Collection Costs (to the extent due and payable pursuant to Section 8.02(h)), or (y) the Termination Fee or Collection Costs on more than one occasion. Each of Parent and Merger Sub hereby irrevocably waives its right to any amounts due and owing under this Section 8.02 in excess of the Termination Fee, and none of the Company or any of its Subsidiaries shall have any payment obligations in respect of the Termination Fee, the Collection Costs and any amounts due in respect of any expense reimbursement or indemnification obligations contained in this Agreement in excess of the Termination Fee, except, in each case, to the extent any termination of this Agreement resulted, directly or indirectly, from fraud or Willful Breach of this Agreement by the Company, in which case Parent shall be entitled to both the payment of the Termination Fee (to the extent owed pursuant to this Section 8.02) and to any Damages, to the extent proven, in respect of such fraud or Willful Breach. For the avoidance of doubt, the Company shall not be required to pay the Termination Fee on more than one occasion.
(g)   Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.09, the Company’s right to receive payment of the Reverse Termination Fee pursuant to Section 8.02(e) plus amounts due to the Company and its Subsidiaries under Section 6.14(a)(ii) and Section 6.14(a)(iii) shall constitute the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub, the Guarantors, the Debt Financing Sources or any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (collectively, the “Parent Related Parties”) for all damages, costs, expenses, liabilities or other losses of any kind suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise (including any fraud, breach or Willful Breach), and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and in such event, the Company shall not seek to recover any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, breach or Willful Breach) or obtain any equitable relief from any Parent Related Parties, except that Parent (and the Guarantors pursuant to the terms and conditions of the Guaranty) shall also be obligated with respect to Section 8.02(h), which in the aggregate with the Reverse Termination Fee plus amounts due to the Company and its Subsidiaries under Section 6.14(a)(ii) and Section 6.14(a)(iii) shall not exceed the Cap (as defined in the Guaranty). Without limiting the right of the Company to seek specific performance in accordance with Section 9.09 or to bring an action under the Confidentiality Agreement (whether for specific performance, damages or otherwise), the maximum aggregate liability of Parent, Merger Sub and the Guarantors for any loss suffered as a result of any breach of this Agreement, the Guaranty or the Equity Commitment Letter (including any fraud, breach or Willful Breach), or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, shall be limited to the amount of the Reverse Termination Fee (if due and payable pursuant to Section 8.02(e)) plus the Collection Costs (to the extent due and payable pursuant to Section 8.02(h)), if any, plus amounts due to the Company and its Subsidiaries under Section 6.14(a)(ii) and Section 6.14(a)(iii), which in the aggregate shall not exceed the Cap (as defined in the Guaranty), and in no event shall the Company seek to, and the Company shall cause its Affiliates and its and their direct and indirect stockholders not to seek to, recover any money damages (including consequential, indirect or punitive damages) in excess of such amount. In furtherance of the foregoing, it is agreed and understood, in no event shall (i) the Company be permitted or entitled to receive both (x) a grant of specific performance or other equitable remedies in accordance with the terms and conditions set forth in Section 9.09 that results in the Closing being consummated and (y) the payment of the Reverse Termination Fee (and the Collection Costs, as applicable), and (ii) Parent be required to pay, or cause to be paid, (x) any money damages (including consequential, indirect or punitive damages, or damages on account of fraud, breach or a Willful Breach) other than the Reverse Termination Fee (if due and payable pursuant to Section 8.02(e)) plus the Collection Costs (to the extent due and payable pursuant to Section 8.02(h)), which in the aggregate shall not exceed the Cap (as defined in the Guaranty), or (y) the Reverse Termination Fee or Collection Costs on more than one occasion. The Company hereby irrevocably waives its right to any amounts due and owing under this Section 8.02 in excess of the Cap (as defined in the Guaranty), and none of Parent or the Guarantors shall have any payment obligations in respect of the Reverse Termination Fee, the Collection Costs and any amounts due in respect of any expense reimbursement or indemnification obligations contained in this Agreement in excess of the Cap (as defined in the Guaranty).
(h)   Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.02 are reasonable and an integral part of the Agreement, (ii) without these agreements, the parties would not have entered into this Agreement and (iii) if the Company or the Parent, as the case may be, fails to pay any amount due pursuant to this Section 8.02 as required by this Agreement and the Company or Parent and/or Merger Sub, as the case may be, commences a suit which results in a final, non-appealable judgment against the other party for any amount due pursuant to this Section 8.02, then such paying party shall pay the other party its reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit (such foregoing amounts, “Collection Costs”; provided that in no event shall the Collection Costs exceed $1,000,000). Notwithstanding anything herein, under no circumstances will a party be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing pursuant to Section 9.09 and the Termination Fee, the Reverse Termination Fee or other monetary damages (as applicable).

ARTICLE 9
MISCELLANEOUS
Section 9.01   Notices.   Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by e-mail, provided that the e-mail transmission is sent prior to 5:00 p.m. Central Time or, if after such time, the next day, in each case as follows:
if to Parent, Merger Sub or the Surviving Corporation, to:
c/o Braemont Capital Management LLC
3963 Maple Avenue, Suite 290
Dallas, Texas 75219
Attention:
Stephen Sims; Wangdali Bacdayan; Max Green

Email:
ssims@braemont.com; wbacdayan@braemont.com; mgreen@braemont.com with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
4550 Travis Street
Dallas, TX 75205
Attn:
Thomas Laughlin, P.C.; Jack Shirley

Email:
thomas.laughlin@kirkland.com; jack.shirley@kirkland.com

if to the Company (prior to the Merger) to:
Farmer Bros. Co.
14501 N. Fwy
Fort Worth, Texas 76177
Attn:
John Moore

Email:
LegalDepartment@farmerbros.com

with a copy to (which shall not constitute notice):
Winston & Strawn LLP
2121 North Pearl Street, Suite 900
Dallas, TX 75201
Attn:
Justin Reinus
Charles T. Haag

Email:
jreinus@winston.com
chaag@winston.com

Section 9.02   No Survival.   The covenants, agreements, representations and warranties contained herein or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided, however, that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
Section 9.03   Amendments and Waivers.
(a)   Except as set forth in Section 9.14, any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following receipt of the Company Stockholder Approval, no amendment may be made that requires the further approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.04   Expenses.   Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated, except as otherwise expressly stated in this Agreement.
Section 9.05   Assignment; Benefit.   This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or in part from time to time, to (a) one or more of its Affiliates at any time, (b) after the Effective Time, to any Debt Financing Sources, Debt Financing Related Parties or agents or collateral trustees thereof or therefor, for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing or (c) after the Effective Time, to a third party; provided that no such assignment by Parent or Merger Sub shall relieve them of their obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, this Agreement is intended to be solely for the benefit of the parties hereto and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for, from and after the Effective Time, (i) the rights of the Company’s stockholders to receive the Per Share Merger Consideration pursuant to Article 2, (ii) the rights of the holders of Company Equity Awards to receive the payments in respect thereof, if any, pursuant to Section 2.06, (iii) the rights of the Covered Persons pursuant to Section 6.08, (iv) the rights of the Debt Financing Sources pursuant to Section 8.02(g), Section 9.03, Section 9.05(b), Section 9.06, Section 9.07, Section 9.08 and Section 9.14, (v) the rights of the Non-Party Affiliates pursuant to Section 9.16, and (vi) the rights of the Parent Related Parties with respect to Section 8.02(g). The parties hereto further agree that the rights of third-party beneficiaries under this Section 9.05 shall not arise unless and until the Merger is consummated.
Section 9.06   Governing Law.   Except as set forth in Section 9.14, this Agreement, and all Proceedings, claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, the Merger, the Transactions or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflicts of law provisions or rules that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 9.07   Jurisdiction.   Except as set forth in Section 9.14, the parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, any state or federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.
Section 9.08   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS (INCLUDING ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER SUCH LITIGATION INVOLVING ANY DEBT FINANCING RELATED PARTY). EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

Section 9.09   Specific Performance; Remedies.
(a)   Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(b)   The parties hereto agree that irreparable injury, for which monetary damages would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is agreed that, prior to the valid termination of this Agreement pursuant to Section 8.01, each party hereto shall be entitled to an injunction or injunctions to (i) prevent or remedy any breaches or threatened breaches of this Agreement by any other party, (ii) enforce specifically the performance of the terms and provisions hereof, and (iii) any further equitable relief, this being in addition to any other remedy to which such party entitled under the terms of this Agreement at law or in equity.
(c)   For the avoidance of doubt, in no event shall the exercise of either party’s right to seek specific performance pursuant to this Section 9.09 reduce, restrict or otherwise limit such party’s right to terminate this Agreement pursuant to Article 8 and/or pursue all applicable remedies at law or in equity; provided, however, that under no circumstances shall any party be permitted or entitled to receive both a grant of specific performance of the transactions contemplated hereby pursuant to this Section 9.09 that results in the consummation of the Closing, on the one hand, and the payment of the Reverse Termination Fee or the Termination Fee, as applicable, on the other hand. The parties acknowledge and agree that in the event either party validly terminates this Agreement pursuant to Section 8.01, then, except in respect of the rights of such party that expressly survive such termination pursuant to Section 8.02, the parties shall not thereafter have the right to an injunction, specific performance or other equitable relief under this Agreement, including pursuant to this Section 9.09.
(d)   The parties’ rights in this Section 9.09 are an integral part of the Transactions and each party hereby waives any objections to any remedy referred to in this Section 9.09 (including any objection on the basis that there is an adequate remedy at Law). In the event any party hereto seeks any remedy referred to in this Section 9.09, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
(e)   Notwithstanding the foregoing, it is explicitly agreed that the Company shall be entitled to obtain an injunction, specific performance or other equitable relief, prior to the valid termination of this Agreement in accordance with Article 8, to cause Parent and Merger Sub to cause the Equity Financing to be funded and the Closing to occur (it being understood that the Company’s rights pursuant to this Section 9.09, other than as expressly specified in this sentence, shall not be so conditioned or otherwise limited): if, and only if, each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing and each of which would then be capable of being satisfied); (ii) either (x) the Debt Financing under the Parent Credit Agreement has been funded or is able to be funded at the Closing, as applicable, or (y) each of (I) the Company has not materially breached any of its obligations under Section 6.14(a) and (II) the Debt Financing under the Parent Credit Agreement has not been funded and is not then able to be funded as a result of Parent then being in Willful Breach of any of its obligations under Section 6.14(b); (iii) Parent or Merger Sub has failed to consummate the Merger by the time the Closing is required to have occurred pursuant to Section 2.01; and (iv) the Company has irrevocably confirmed in writing to Parent that (A) all of the conditions set forth in Section 7.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing and each of which would then be capable of being satisfied) and (B) if specific performance is granted and the Equity Financing is funded, then the Company stands ready, willing and able to consummate the Closing.
Section 9.10   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.11   Entire Agreement.   This Agreement, the Company Disclosure Letter, the exhibits and schedules to this Agreement, the Equity Commitment Letter, the Guaranty, the Voting Agreements, the Confidentiality Agreement and any other agreement, document or instrument contemplated to be executed and delivered hereunder or thereunder, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
Section 9.12   Rules of Construction.   Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel jointly cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.
Section 9.13   Company Disclosure Letter.   The parties hereto agree that the disclosure set forth in any particular section or subsection of Article 4 of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of the Company that are set forth in the corresponding Section or subsection of this Agreement and (b) any other representations and warranties of the Company that are set forth in Article 4 of this Agreement (it being agreed that disclosure of any item in any section or subsection of Article 4 of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of Article 4 of this Agreement and the Company Disclosure Letter to the extent the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other section or subsection is reasonably apparent on the face of such disclosure). The inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty of the Company set forth in this Agreement shall not be construed as an admission or indication by the Company to a third-party of any non-compliance with, or breach or violation of, any third-party rights, Contract, Law or Order, such disclosures having been made solely for the purposes of creating exceptions to the representations and warranties of the Company set forth in this Agreement or of disclosing any information required to be disclosed under this Agreement.
Section 9.14   Certain Matters Related to Financing.   Notwithstanding anything herein to the contrary:
(a)   Section 9.03, Section 9.05(b), Section 9.06, Section 9.07, Section 9.08, and this Section 9.14 (and any other provision of this Agreement to the extent that a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in any manner that materially and adversely affects, in any respect, the Debt Financing Related Parties, without the prior written consent of the Debt Financing Related Parties that are so adversely affected.
(b)   The Company, on behalf of themselves and their Representatives, and the other parties agree that the adjudication of any action or claim of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against any Debt Financing Related Parties in connection with this Agreement, the Debt Financing, the transactions contemplated by this Agreement or the transactions contemplated by the Debt Financing or the performance of services hereunder or thereunder shall be governed by and in accordance with the Laws of the State of New York (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction).

(c)   The Company, on behalf of itself and its Representatives, and the other parties (i) agree that any Proceeding of any kind or nature, whether at law or equity, in contract, in tort or otherwise involving any of the Debt Financing Related Parties arising out of or relating to, this Agreement, the Debt Financing, the transactions contemplated by this Agreement or the transactions contemplated by the Debt Financing or the performance of services hereunder or thereunder shall be brought exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) submit for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) agree that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 9.01 shall be effective service of process against it for any such action brought in any such court, (iv) hereby irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, (v) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any proceeding brought against the Debt Financing Related Parties in any way arising out of or relating to this Agreement, the Debt Financing, or any of the transactions contemplated by this Agreement or the transactions contemplated by the Debt Financing or the performance of services hereunder or thereunder, and (vi) agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(d)   Notwithstanding the foregoing, the Company, on behalf of itself and its Representatives, and the other parties (i) agree that none of the Debt Financing Related Parties will have any liability to the Company or their respective Affiliates relating to or arising out of this Agreement, the Debt Financing, or any of the transactions contemplated by this Agreement or the transactions contemplated by the Debt Financing or the performance of services hereunder or thereunder, and that none of the Company or their respective Affiliates shall bring or support any proceeding (including any action, cause of action, claim, cross-claim or third party claim of any kind or description), against any of the Debt Financing Related Parties relating to or in any way arising out of this Agreement, the Debt Financing, or any of the transactions contemplated by this Agreement or the transactions contemplated by the Debt Financing or the performance of services hereunder or thereunder, (ii) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding involving any Debt Financing Related Party or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the courts as described herein for any reason, and (iii) agrees (A) that the Debt Financing Related Parties are express third party beneficiaries of, and may enforce, any of the provisions in this Section 9.14 (or the definitions of any terms used in this Section 9.14) and (B) to the extent any amendments to any provision of this Section 9.14 (or, solely as they relate to such Section, the definitions of any terms used in this Section 9.14) are materially adverse to the Debt Financing Related Parties, such provisions shall not be amended without the prior written consent of the Debt Financing Related Parties. Notwithstanding anything contained herein to the contrary, nothing in this Section 9.14 shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Related Party is a party.
Section 9.15   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 9.16   No Third Party Liability.   Notwithstanding anything in this Agreement to the contrary, all claims or causes of action (whether in contract, in tort, in equity, or otherwise) that could be based upon, arise out of, or relate to this Agreement or any other agreement, document or instrument contemplated hereby, or the negotiation, execution, or performance of such this Agreement or any other agreement, document or instrument contemplated hereby (including any representation or warranty made) or the Transactions, and any remedies in respect thereof, may only be made or pursued against the Persons who are expressly identified as parties hereto or thereto, as applicable. Notwithstanding anything in this Agreement to the contrary, no Person who is not a party to this Agreement or any other agreement, document or instrument contemplated hereby (collectively, “Non-Party Affiliates”) has or will have any Liability (whether in contract, in tort, in equity, or otherwise, or based upon any theory that seeks to impose Liability of any such entity party against its owners or Affiliates) for any Liabilities arising under, in connection with, or related to this Agreement or such other agreement, document or instrument contemplated hereby, as applicable, or the Transactions, and each party hereto hereby waives and releases all such Liabilities, claims, causes of action, and remedies against all such Non-Party Affiliates. Notwithstanding anything in this Agreement to the contrary, Non-Party Affiliates are expressly intended as third-party beneficiaries of this Section 9.16.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
ROYAL CUP, INC.
By:	/s/ William L. Wann, Jr.
	Name:	William L. Wann, Jr.
	Title:	President and CEO
BP I BREW MERGER SUB INC.
By:	/s/ William L. Wann, Jr.
	Name:	William L. Wann, Jr.
	Title:	President and CEO
Signature Page to Merger Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
FARMER BROS. CO.
By:	/s/ John Moore
	Name:	John Moore
	Title:	President and Chief Executive Officer
Signature Page to Merger Agreement

EXHIBIT A
Certificate of Incorporation of the Surviving Corporation
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FARMER BROS. CO.
Farmer Bros. Co. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.   The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 17, 2004. The Amended and Restated Certificate of Incorporation was filed on September 5, 2019, and the Second Amended and Restated Certificate of Incorporation filed on January 12, 2023 (the “Prior Certificate”).
2.   This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which both restates and integrates, and further amends the provisions of the Prior Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Corporation.
3.   The text of the Third Amended and Restated Certificate, is hereby restated and amended in its entirety to read as follows:
ARTICLE ONE
The name of the Corporation is Farmer Bros. Co.
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 108 Lakeland Avenue, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE FOUR
The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $0.01 per share.
ARTICLE FIVE
The Corporation is to have perpetual existence.
ARTICLE SIX
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.
ARTICLE SEVEN
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE EIGHT
No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE NINE
Reference is made to that certain Agreement and Plan of Merger, by and among Royal Cup, Inc., a Delaware corporation (“Parent”), BP I Brew Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Corporation, dated as of March 3, 2026 (the “Merger Agreement”), setting forth, among other things, the terms and conditions of the merger of the Merger Sub with and into the Corporation (the effective time of such merger, the “Effective Time”), with the Corporation continuing as the surviving corporation of the merger as a wholly-owned subsidiary of the Parent.
The provisions in this ARTICLE NINE (i) shall apply to actual or alleged acts, omissions, facts, events or any other matters actually or allegedly occurring at any time at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with or relating to the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement)) with respect to the directors and officers of the Corporation, (ii) shall supersede provisions in the Bylaws of the Corporation to the extent such provisions in the Bylaws of the Corporation are less favorable to the directors and officers of the Corporation and (iii) are without limitation to, and not in lieu of, the separate and independent right and benefits of the directors and officers of the Corporation under Section 6.08 of the Merger Agreement:
The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this ARTICLE NINE shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this ARTICLE NINE to directors and officers of the Corporation.
The rights to indemnification and to the advance of expenses conferred in this ARTICLE NINE shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal or modification of this ARTICLE NINE shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE TEN
The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE ELEVEN
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE TWELVE
To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE TWELVE shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.
*      *      *      *      *

IN WITNESS WHEREOF, the undersigned does hereby certify under the penalties of perjury that this Third Amended and Restated Certificate of Incorporation is the act and deed of the Corporation, and the facts stated herein are true, and accordingly has executed this Third Amended and Restated Certificate of Incorporation as of               , 2026.
FARMER BROS. CO.
By:
Name:
Title:

Appendix B

580 California Street, Suite 2200, San Francisco, CA 94104    Tel: 415.358.3500    Fax: 415.358.3555
March 03, 2026
The Board of Directors
Farmer Bros. Co.
14501 N Fwy
Fort Worth, TX 76177
Gentlemen:
The Board of Directors (the “Board”) of Farmer Bros. Co, a Delaware corporation (the “Company”), has requested our opinion as to the fairness, from a financial point of view, to the stockholders of the Company of the consideration that such stockholders will receive pursuant to the Agreement and Plan of Merger, dated as of March 3, 2026 (the “Agreement”), by and among the Company, Royal Cup, Inc. (“Parent”) and BP I Brew Merger Sub Inc (“Merger Sub”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.
The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury of the Company, owned by Parent or Merger Sub or owned by a stockholder who has properly exercised statutory appraisal rights under Delaware law in respect of such shares (collectively, the “Excluded Shares”), will be converted into the right to receive $1.29 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion, as a financial advisor, as to the fairness of the Merger Consideration, from a financial point of view, to the stockholders of the Company.
In arriving at our opinion, we have: (i) reviewed a draft dated March 3, 2026 of the Agreement; (ii) reviewed and analyzed certain financial and other data with respect to the Company, which was publicly available, (iii) reviewed and analyzed certain information, including financial statements and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, projected operations and prospects of the Company, that were publicly available as well as those that were furnished to us by the Company; (iv) reviewed a quality of earnings performed by Alvarez & Marsal; (v) held discussions with members of the Board, senior management and representatives of the Company concerning the matters described in clauses (ii), (iii) and (iv) above, as well as its business and prospects on a standalone basis; (vi) reviewed the current and historical reported prices and trading activity of the Company Common Stock and of certain publicly traded companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant and (vii) reviewed the terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion. We believe such areas of investigation are sufficient and reasonable as a basis for rendering this opinion. In conducting our review and analysis, and as a basis for arriving at our opinion, we have utilized generally accepted valuation and analytical techniques, methodologies, procedures and considerations reasonably deemed relevant and customary under the circumstances.
In arriving at our opinion, we have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared by the Company on a reasonable basis in accordance with industry practice, and that the Company is not aware of any information or facts that would make incomplete or misleading any information provided to us by it. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed, without independent verification, that with respect to financial forecasts, estimates and other forward looking information reviewed by us, that such information has been reasonably prepared based upon assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates, judgments or forward-looking information or the assumptions upon which they were based. Although we have not independently verified the accuracy and completeness of the information we considered, we advise you that nothing has come to our attention during the course of this engagement that has caused us to believe that it was unreasonable for us to utilize and rely on the information we have reviewed. We are not legal, tax or regulatory advisors. We are financial advisors only and we have relied, with your consent and without independent verification, on the advice of the outside counsel and the independent registered public accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.
In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in accordance with the provisions thereof, (iii) the Merger will be completed pursuant to the terms of the Agreement, and (iv) all conditions to the completion of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained without any adverse effect on the parties or the contemplated benefits of the Merger.
In arriving at our opinion, we have not performed any appraisals of any specific assets or liabilities (fixed, contingent or other), and have not been furnished or provided with any such appraisals. The analyses performed by us in connection with this opinion were primarily going concern analyses, except for a liquidation analysis assessing the value that could be generated if the Company decided to cease operations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, or any of its affiliates is a party or may be subject, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect this opinion and the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have been engaged by the Board to act as financial advisor to the Board in connection with the Merger and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion.. The Company has also agreed to indemnify and hold us harmless against certain liabilities and reimburse us for certain expenses in connection with our services.
Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or Parent. In the ordinary course of our business, we may, in the future, provide investment banking and financial advisory services to the surviving corporation or the Parent or entities that are affiliated with the Parent or the surviving corporation for which we would expect to receive compensation.

B-2

This opinion is provided to the Board in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should act or vote with respect to the Merger or any other matter. It is understood that this opinion will be relied upon by the Board in connection with the Merger. This opinion may not be disclosed, referred to, published or otherwise used (in whole or in part), nor may any public references to us be made, without our prior written consent. Notwithstanding the foregoing, this opinion may be reproduced in full in any proxy or information statement or Schedule 14D-9 relating to the Merger. This opinion has been approved for issuance by the Opinion Committee of North Point Advisors LLC.
This opinion addresses solely the fairness, from a financial point of view, to the stockholders of the Company of the Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, or any other terms contemplated by the Agreement.
Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.
Very truly yours,
/s/ North Point Mergers & Acquisitions, Inc.
NORTH POINT MERGERS &
ACQUISITIONS, INC.

B-3

Appendix C
Execution Version
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 3, 2026 (the “Agreement Date”), by and among Royal Cup, Inc., a Delaware corporation (“Parent”), and the stockholder[s] of Farmer Bros. Co., a Delaware corporation (the “Company”), listed on the signature pages hereto (the “Stockholder”). Each of Parent and the Stockholder are sometimes referred to as a “Party.”
RECITALS
A.   Concurrently with the execution and delivery of this Agreement, Parent, BP I Brew Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).
B.   As of the Agreement Date, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) set forth on the Stockholder’s signature page hereto, such shares being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the Agreement Date (the “Owned Shares”, and the Owned Shares together with any additional shares of Company Common Stock that the Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (including, for the avoidance of doubt, as a result of the settlement or exercise of any Company Equity Awards), the “Covered Shares”).
C.   As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholder has agreed to enter into this Agreement with respect to the Covered Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement, provided that, for purposes of this Agreement none of the Company or any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholder, and the Stockholder shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
1.1.   “Expiration Time” shall mean the earlier to occur of (a) the time that the Company Stockholder Approval has been obtained, (b) the Effective Time, (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 8 thereof, (d) any amendment of any term or provision of the Merger Agreement, dated as of the Agreement Date, without the Stockholder’s prior written consent that (1) reduces the Per Share Merger Consideration, changes the form, allocation or timing of payment of consideration payable to the Stockholder pursuant to Section 2.03(a) of Merger Agreement or otherwise materially and adversely affects the consideration payable to the holders of Company Common Stock, (2) other than as contemplated by the Merger Agreement (as it exists on the date of this Agreement), imposes any material restrictions or any additional material conditions on the consummation of the Merger in a manner that adversely affects the Company in any material respect, (3) extends the End Date or (4) otherwise materially and adversely affects the holders of Company Common Stock, and (e) an Adverse Recommendation Change.

1.2.   “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of the Covered Shares or any interest in the Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b).
2.   Agreement to Not Transfer the Covered Shares.
2.1    No Transfer of Covered Shares.   From the date of this Agreement until the Expiration Time, the Stockholder agrees not to Transfer or cause or permit the Transfer of any of the Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever. For the avoidance of doubt, the fact, in and of itself, that any Covered Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed to be a Transfer or a breach or violation of any representation, warranty or covenant contained herein; provided that no event has occurred that, with or without notice or lapse of time or both, would result in foreclosure on the Covered Shares.
2.2   Permitted Transfers.   Notwithstanding anything herein to the contrary, the Stockholder may Transfer any Covered Shares (i) to any Affiliate, equityholder, partner, or member of the Stockholder; or (ii) for estate planning purposes or to any family member (including a trust for such family member’s benefit) of the Stockholder; in each case of the foregoing clauses (i) through (ii) only so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any Covered Shares, except as permitted by, and in accordance with, this Section 2.2.
3.   Agreement to Vote the Covered Shares.
3.1   Voting Agreement.   Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, the Stockholder shall vote (including via proxy) all of the Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Covered Shares) (a) in favor of (1) adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Merger Consideration or otherwise results in the Merger Agreement being objectively more favorable to the Company’s shareholders than the Merger Agreement in effect as of the date of this Agreement, (2) any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the approval of the Merger Agreement, and (3) the approval of any other proposal considered and voted upon by the Company’s shareholders necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; and (b) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Section 7.01 or Section 7.03 under the Merger Agreement not being satisfied and (2) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or could reasonably be expected to, materially and adversely impede, interfere with or adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”). For the avoidance of doubt, nothing in this Agreement shall require the Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that could reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (a) decreases the Per Share Merger Consideration, changes the form, allocation or timing of payment of the merger consideration payable to stockholders of the Company or otherwise materially and adversely affects the consideration payable to the holders of Company Common Stock; (b) other than as contemplated by the Merger Agreement (as it exists on the date of this Agreement), imposes any material restrictions or any additional material conditions on the consummation of the Merger in a manner that adversely affects the Company in any material respect; (c) extends the End Date; or (d) otherwise materially and adversely affects the stockholders of the Company. Except as expressly set forth in this Section 3.1, the Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.
3.2   Quorum.   Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
4.   Other Agreements of the Stockholder.
4.1   Waiver of Appraisal Rights.   The Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Covered Shares owned (beneficially or of record) by the Stockholder, a copy of which is attached hereto as Schedule A, with respect to the Merger and the transactions contemplated by the Merger Agreement.
4.2   Stockholder Litigation.   The Stockholder agrees not to, and shall cause its Affiliates not to, commence or participate in, and use commercially reasonable efforts to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of Parent, Merger Sub, the Company or any of their respective Affiliates, any of their respective successors or the directors, officers or other fiduciaries or agents of any of the foregoing, in each case relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement, the other agreements contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, including (i) challenging the validity of, or seeking to enjoin or delay the operation of any provision of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, (ii) alleging a breach of any duty of the Company Board (or any committee thereof) or any member of the Company Board (or any committee thereof) in connection with this Agreement, the Merger Agreement, the other agreements contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, or (iii) making any claim under the U.S. federal securities laws with respect to disclosures to the Company’s stockholders in connection with this Agreement, the Merger Agreement, the other agreements contemplated hereby or thereby or the consummation of the Transactions; provided that the foregoing shall not prevent any claim against any of Parent or Merger Sub to enforce the Stockholder’s rights hereunder or under the Merger Agreement (including to receive the Per Share Merger Consideration on the terms and subject to the conditions therein).
4.3   Proxy Statement; Schedules 13G and 13D.   The Stockholder will use its reasonable best efforts to furnish all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement (consisting of the information set forth in Section 9.8 hereof) and the resolution of any comments thereto received from the SEC. If applicable and to the extent required under applicable Law, each Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13G or Schedule 13D filed with the SEC to disclose this Agreement and shall use its reasonable best efforts to provide Parent with advance notice of all such amendments and an opportunity to review all such amendments and will consider in good faith any reasonable comments thereon made by Parent.
5.   New Shares.   The Stockholder agrees that any shares of Company Common Stock that the Stockholder purchases or with respect to which the Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that the Stockholder acquires pursuant to the exercise or vesting of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.
6.   Fiduciary Duties; Legal Obligations.   The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect any actions taken by the Stockholder, any of the Stockholder’s Representatives or any designee, equityholder, member or partner of the Stockholder or the Stockholder’s Representatives, in its, his or her capacity as a director or officer of the Company or any of its Affiliates, including in complying with its, his or her fiduciary duties or other legal obligations under applicable Law while acting in such capacity as a director or officer of the Company or any of its Affiliates, and no such action taken by such person in his or her capacity as an director or officer of the Company or any of its Affiliates shall violate any of the Stockholder’s agreements or obligations under this Agreement.
7.   Representations and Warranties of the Stockholder.   The Stockholder hereby represents and warrants to Parent that:
7.1   Due Authority.   The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized by the Stockholder, and no other consents or authorizations of such Stockholder are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.
7.2   Ownership of the Covered Shares.   (a) The Stockholder is as of the Agreement Date and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of the Owned Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities or community property laws or (iii) as would not reasonably be expected to prevent or materially impair the Stockholder’s performance of its obligations under this Agreement, and (b) subject to applicable community property laws, the Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares in effect as of the Agreement Date. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any shares of Company Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Common Stock or other voting shares of the Company) other than the Owned Shares and any Company Equity Awards.
7.3   No Conflict; Consents.
a.   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) to the extent the Stockholder is not an individual, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (b) conflict with or violate any Laws applicable to the Stockholder, or (c) except as would not reasonably be expected to materially impair the ability of the Stockholder to perform its obligations under this Agreement, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.
b.   No consent, approval, order, authorization of, registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance of its obligations under this Agreement.
7.4   Absence of Litigation.   As of the Agreement Date, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations under this Agreement.
7.5   Reliance.   The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement. The Stockholder (individually and on behalf of its Affiliates and each of their respective Representatives) hereby agrees and acknowledges that, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby and by the Merger Agreement, the Stockholder, its Affiliates and each of their respective Representatives are relying solely on the representations and warranties of Parent set forth in Section 5 of this Agreement and are not relying on any other representation, warranty, statement or material.
8.   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Stockholder that:
8.1   Due Authority.   Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.
8.2   No Conflict.   The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or similar organizational documents of any of its Subsidiaries, (b) conflict with or violate any laws applicable to Parent, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject, except in the case of clauses (b) and (c) above, any such violation, breach, conflict, default, termination, acceleration, or cancellation that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.
9.   Miscellaneous.
9.1   Other Agreements.   The Stockholder further agrees that, from and after the date hereof until the earlier to occur of the Effective Time and the Expiration Time, the Stockholder will not, and will cause its Affiliates (excluding the Company and its Subsidiaries, if otherwise applicable, or any portfolio company of the Stockholder or its Affiliates) not to, (a) solicit proxies or become a “participant in a solicitation” (as such term is defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal, or (d) take any action that the Company is prohibited from taking pursuant to Section 6.02 or Section 6.10 of the Merger Agreement, except, in the case of this clause (d), as contemplated under Section 6 of this Agreement.
9.2   No Agreement Until Executed; No Ownership Interest.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company Organizational Documents, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement; (b) the Merger Agreement is executed by all parties thereto; and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
9.3   Certain Adjustments.   In the event of any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9.4   Amendments and Modifications.   This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.
9.5   Expenses.   All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.
9.6   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) on the date delivered if sent by email. In each case, the intended recipient is set forth below:
if to Parent, to:
Royal Cup, Inc.
c/o Braemont Capital Management LLC
3963 Maple Avenue, Suite 290
Dallas, Texas 75219
Attn:   Stephen Sims; Wangdali Bacdayan; Max Green
Email: ssims@braemont.com; wbacdayan@braemont.com; mgreen@braemont.com with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
4550 Travis Street
Dallas, TX 75205
Attn:   Thomas Laughlin; Jack Shirley
Email: thomas.laughlin@kirkland.com; jack.shirley@kirkland.com if to Stockholder, to:
[•]
[•]
[•]
Attn:   [•]
Email: [•]
with a copy to (which shall not constitute notice):
[•]
[•]
[•]
Attn:   [•]
Email: [•]
Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.6, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.6 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.6.
9.7   Venue; Waiver of Jury Trial.
a.   Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.6 (other than email) or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.7 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction (but only in such event), the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then any Delaware state court) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each Party agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
b.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY

MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT, OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.
9.8   Documentation and Information.   The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the filing of this Agreement with the SEC or other Governmental Authority in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.
9.9   Further Assurances.   Each Party agrees, from time to time, at the reasonable request of the other Party and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to perform their respective obligations as expressly set forth under this Agreement.
9.10   Stop Transfer Instructions.   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
9.11   Enforcement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof. Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 9.11 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by the Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available for breach of this Agreement.
9.12   Entire Agreement.   This Agreement, including the Schedule hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
9.13   Interpretation.   When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
9.14   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
9.15   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.16   Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.
9.17   Governing Law.   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.18   Non-survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.
9.19   Termination.   This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect upon the earlier of the Expiration Time and the mutual agreement of Parent and the Stockholder; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s fraud or willful breach of any of the terms of this Agreement prior to the date of termination in accordance with Section 9.11.
9.20   No Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any Party or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing shall have any liability for any obligations or liabilities of the Parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. No Stockholder nor any of its Affiliates or Representatives shall be liable in its capacity as a stockholder of the Company (or an Affiliate thereof) or otherwise for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of, or otherwise under, the Merger Agreement. In no event shall the Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other stockholder of the Company, and, notwithstanding anything to the contrary contained herein, each Stockholder’s representations, warranties and covenants are made herein on a several, and not a joint and several, basis.
[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
ROYAL CUP, INC.
By:

Name:
Title:
Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
[STOCKHOLDER]
By:

Name:
Title:
Address:

Owned Shares:*

*
If any additional shares of Company Common Stock are owned by the Stockholder as of the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the number of Owned Shares set forth herein.

Signature Page to Voting Agreement

Schedule A
General Corporation Law of the State of Delaware, Section 262
Section 262. Appraisal rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either. (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)
If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)
Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable;

provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)
Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)
Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)
At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)
After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)
Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)
The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Appendix D
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)
If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)
Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)
Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)
Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)
At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)
Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)
The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

SCAN TOVIEW MATERIALS & VOTE FARMER BROS. CO.14501 N FWYVOTE BY INTERNETFORT WORTH, TEXAS 76177Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on April 30, 2026 for shares held directly and by11:59 p.m. Eastern Time on April 28, 2026 for shares held by the 401(K) Plan. Have yourproxy card in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/FARM2026SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on April 30, 2026 for shares held directly and by 11:59 p.m. Eastern Time onApril 28, 2026 for shares held by the 401(K) Plan. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V90397-S35404KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY FARMER BROS. CO.The Board of Directors recommends you vote FOR the following proposals:1.To adopt the Agreement and Plan of Merger, dated as of March 3, 2026, by and among Farmer Bros. Co., Royal Cup, Inc., and BP I Brew Merger Sub Inc., pursuant to which Farmer Bros. Co. would be acquired by way of a merger and become a wholly-owned subsidiary of Royal Cup, Inc. 2.To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the named executive officers of Farmer Bros. Co. in connection with the merger. 3.To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. For Against Abstain! ! !! ! !! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V90398-S35404FARMER BROS. CO.Special Meeting of StockholdersMay 1, 2026 11:00 AM, CDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) John E. Moore III, Vance Fisher, and Jared Vitemb, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FARMER BROS. CO. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held online at 11:00 AM, CDT on May 1, 2026, at www.virtualshareholdermeeting.com/FARM2026SM, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side